As filed with the Securities and Exchange Commission on October 28, 2015

Investment Company Act of 1940 File No. 811-22705

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 9

SSGA Master Trust

(Exact Name of Registrant as Specified in Charter)

One Lincoln Street

Boston, Massachusetts 02111

(Address of Principal Executive Offices)

Registrant’s Telephone Number: (866) 787-2257

Christopher A. Madden, Esq.

State Street Bank and Trust Company

One Lincoln Street/CPH0326

Boston, Massachusetts 02111

(Name and Address of Agent for Service)

Copies to:

W. John McGuire, Esq.

Morgan, Lewis & Bockius LLP

2020 K Street NW

Washington, DC 20006

Part A
SSGA MULTI-ASSET REAL RETURN PORTFOLIO
SSGA INCOME ALLOCATION PORTFOLIO
SSGA CONSERVATIVE GLOBAL ALLOCATION PORTFOLIO
SSGA GLOBAL ALLOCATION PORTFOLIO
SSGA AGGRESSIVE GLOBAL ALLOCATION PORTFOLIO
BLACKSTONE / GSO SENIOR LOAN PORTFOLIO
SSGA ULTRA SHORT TERM BOND PORTFOLIO
SSGA MFS SYSTEMATIC CORE EQUITY PORTFOLIO
SSGA MFS SYSTEMATIC GROWTH EQUITY PORTFOLIO
SSGA MFS SYSTEMATIC VALUE EQUITY PORTFOLIO
STATE STREET RISK AWARE PORTFOLIO
STATE STREET DOUBLELINE TOTAL RETURN TACTICAL PORTFOLIO
October 31, 2015
Because the SSGA Master Trust (the “Trust”) is only registered under the Investment Company Act of 1940, as amended (the “1940 Act”) responses to Items 1, 2, 3, 4, and 13 of Form N-1A have been omitted.
Introduction
The Trust is an open-end management investment company organized as a business trust under the laws of The Commonwealth of Massachusetts on March 30, 2011.
The Trust offers beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.
Item 5.Management
SSGA Funds Management, Inc. serves as the investment adviser to the Portfolios.
GSO/Blackstone Debt Funds Management LLC serves as sub-adviser to the Blackstone / GSO Senior Loan Portfolio.
Massachusetts Financial Services Company serves as sub-adviser to the MFS Systematic Core Equity Portfolio, MFS Systematic Growth Equity Portfolio and MFS Systematic Value Equity Portfolio.
DoubleLine Capital LP serves as sub-adviser to the State Street DoubleLine Total Return Tactical Portfolio.
Item 6. Purchase and Sale of Portfolio Interests
The minimum initial investment in each Portfolio is $1 million, although each Portfolio may waive the minimum in its discretion. There is no minimum subsequent investment.
Interests in each Portfolio (“Portfolio Interests”) are offered solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a redemption request, in proper form, to the Portfolios.
Item 7. Tax Information
The Portfolios are treated as partnerships for U.S. federal income tax purposes. As a partnership, each Portfolio is not itself subject to U.S. federal income tax. Instead, in computing its income tax liability, each investor in a Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its interestholders. In general, cash distributions by a Portfolio to its investors will be treated as a nontaxable return of capital to investors to the extent of the investor's adjusted tax basis in its Portfolio Interests, and any amounts distributed in excess of basis will generally be treated as capital gain. Investors that intend to be treated as “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), may be required to redeem Portfolio Interests in order to obtain sufficient cash to meet distribution requirements for such treatment and to avoid an entity-level tax.
Item 8. Financial Intermediary Compensation
Not applicable to the registrant.
Item 9. Investment Objective, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings
The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the SSGA Multi-Asset Real Return Portfolio, SSGA Income Allocation Portfolio, SSGA Conservative Global Allocation Portfolio, SSGA Global Allocation Portfolio, SSGA Aggressive Global Allocation Portfolio, Blackstone / GSO Senior Loan Portfolio, SSGA Ultra Short Term Bond Portfolio, SSGA MFS Systematic Core Equity Portfolio, SSGA MFS Systematic Growth Equity Portfolio, SSGA MFS Systematic Value Equity Portfolio, State Street Risk Aware Portfolio and State Street DoubleLine Total Return Tactical Portfolio (each, a “Portfolio” and collectively, the “Portfolios”) are described below. See the Part B for a description of certain fundamental investment restrictions for the Portfolios.

SSGA MULTI-ASSET REAL RETURN PORTFOLIO
Investment Objective
The SSGA Multi-Asset Real Return Portfolio (the “Portfolio”) seeks to achieve real return consisting of capital appreciation and current income.
The Portfolio's Principal Investment Strategy
SSGA Funds Management, Inc. (the “Adviser” or “SSGA FM”) invests the assets of the Portfolio among exchange traded products (“ETPs”) that provide exposure to four primary asset classes: (i) inflation protected securities issued by the United States government, its agencies and/or instrumentalities, as well as inflation protected securities issued by foreign governments, agencies, and/or instrumentalities; (ii) domestic and international real estate securities; (iii) commodities; and (iv) publicly-traded companies in natural resources and/or commodities businesses. The Portfolio's allocation among those asset classes will be in proportions consistent with the Adviser's evaluation of the expected returns and risks of each asset class as well as the allocation that, in the Adviser's view, will best meet the Portfolio's investment objective. The allocations to each asset class will change over time as the Adviser's expectations of each asset class shift. The Portfolio's indirect holdings by virtue of investing in ETPs representing those asset classes will consist of a diversified mix of domestic and international equity securities, government bonds, inflation protected securities, commodities and real estate investment trusts (“REITs”). The Adviser considers real return to be a rate of return above the rate of inflation over a market cycle.
ETPs in which the Portfolio invests include exchange traded funds registered under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Underlying ETFs”), exchange traded commodity trusts; and exchange traded notes (“ETNs”). The Portfolio may invest in ETPs that are qualified publicly traded partnerships (“QPTPs”). In addition, the Portfolio may invest in certain ETPs that pay fees to the Adviser and its affiliates for management, marketing or other services.
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Affiliated ETP Risk: The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.
Agriculture Sector Risk: Economic forces, including forces affecting agricultural markets, as well as government policies and regulations affecting the agricultural sector and related industries, could adversely impact the Portfolio's investments. Agricultural and livestock production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the agricultural sector, such as taxes, tariffs, duties, subsidies and import and export restrictions on agricultural commodities, commodity products and livestock, can influence industry profitability, the planting/raising of certain crops/livestock versus other uses of resources, the location and size of crop and livestock production, whether unprocessed or processed commodity products are traded and the volume and types of imports and exports. In addition, companies in the agriculture sector must comply with a broad range of environmental laws and regulations. Additional or more stringent environmental laws and regulations may be enacted in the future and such changes could have a material adverse effect on the business of such companies. In addition, agricultural and livestock businesses may be significantly affected by adverse weather, pollution and/or disease which could limit or halt production.

Commodities Risk: Commodity prices can have significant volatility, and exposure to commodities can cause the net asset value of Portfolio Interests to decline or fluctuate in a rapid and unpredictable manner. A liquid secondary market may not exist for certain commodity investments, which may make it difficult for the Portfolio to sell them at a desirable price or at the price at which it is carrying them.
Debt Securities Risk: The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply.  The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of the Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk: Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Emerging Markets Risk: Risks of investing in emerging markets include, among others, greater political and economic instability, greater volatility in currency exchange rates, less developed securities markets, possible trade barriers, currency transfer restrictions, a more limited number of potential buyers and issuers, an emerging market country's dependence on revenue from particular commodities or international aid, less governmental supervision and regulation, unavailability of currency hedging techniques, differences in auditing and financial reporting standards, and less developed legal systems. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. These risks are generally greater for investments in frontier market countries, which typically have smaller economies or less developed capital markets than traditional emerging market countries.
Energy Sector Risk: Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. In addition, energy Master Limited Partnerships (“MLPs”) may be subject to regulation by the Federal Energy Regulatory Commission (“FERC”) with respect to tariff rates that these companies may charge for interstate pipeline transportation services. An adverse determination by FERC with respect to tariff rates of a pipeline MLP could have a material adverse effect on the financial condition of that pipeline MLP and its ability to make cash distributions to its equity owners.
Equity Investing Risk: The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer and also may decline due to general industry or market conditions that are not specifically related to a particular company. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time.
Exchange Traded Products Risk: The Portfolio is subject to substantially the same risks as those associated with the direct ownership of the securities represented by the ETPs in which it invests. In addition, the shares of certain ETPs may trade at a premium or discount to their intrinsic value (i.e., the market value may differ from the net asset value of an ETF's shares) for a number of reasons. For example, supply and demand for shares of an Underlying ETF or market disruptions may cause the market price of the Underlying ETF to deviate from the value of the Underlying ETF's investments, which may be exacerbated in less liquid markets. The value of an ETN may also differ from the valuation of its reference market due to changes in the issuer's credit rating. By investing in ETPs, the Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Portfolio interestholders directly bear in connection with the Portfolio's own operations.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates.
Inflation-Indexed Securities Risk: The principal amount of an inflation-indexed security typically increases with inflation and decreases with deflation, as measured by a specified index. It is possible that, in a period of declining inflation rates, the Portfolio could receive at maturity less than the initial principal amount of an inflation-indexed security. Changes in the values of inflation-indexed securities may be difficult to predict, and it is possible that an investment in such securities will have a different effect than anticipated.
Liquidity Risk: Lack of a ready market or restrictions on resale may limit the ability of the Portfolio to sell a security at an advantageous time or price or at all. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. Illiquidity of the Portfolio's holdings may limit the ability of the Portfolio to obtain cash to meet redemptions on a timely basis.
Management Risk: The Portfolio is actively managed. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Metals and Mining Sector Risk: The metals and mining sector can be significantly affected by events relating to international political and economic developments, energy conservation, the success of exploration projects, commodity prices, and tax and other government regulations. Investments in metals and mining industry companies may be speculative and may be subject to greater price volatility than investments in other types of companies. Risks of metals and mining investments include: changes in international monetary policies or economic and political conditions that can affect the supply of precious metals and consequently the value of metals and mining company investments; the United States or foreign governments may pass laws or regulations limiting metals investments for strategic or other policy reasons; and increased environmental or labor costs may depress the value of metals and mining investments.
Non-U.S. Securities Risk: Non-U.S. securities are subject to political, regulatory, and economic risks not present in domestic investments. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, legal, and financial report standards comparable to those in the Unites States. Further, such entities and/or their securities may be subject to risks associated with currency controls; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. Foreign governments may impose restrictions on the repatriation of capital to the U.S. In addition, when the Portfolio buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates and the risk that a foreign government could regulate foreign exchange transactions. In addition, to the extent investments are made in a limited number of countries, events in those countries will have a more significant impact on the Portfolio.
Real Estate Securities Risk: An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, including, by way of example, the possibility of declines in the value of real estate, losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, environmental liability, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Some real property companies have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property.
REIT Risk: In addition to the risks associated with investing in the securities of real property companies, real estate investment trusts (“REITs”) are subject to certain additional risks. REITs are dependent upon specialized management skills, and are also subject to heavy cash flow dependency which makes REITs particularly reliant on the proper functioning of capital markets.  Investments in REITs are also subject to the risks affecting equity markets generally. A variety of economic and other factors may adversely affect a lessee's ability to meet its obligations to a REIT. In the event of a default by a lessee, the REIT may experience delays in enforcing its rights as a lessor and may incur substantial costs associated in protecting its investments. A REIT could fail to qualify for favorable regulatory treatment.
Tax Risk-Qualifying Income: Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code. For purposes of determining whether a fund investing in the Portfolio qualifies for treatment as a regulated investment company, the fund is generally expected to be treated as if it held its share of the Portfolio's investments directly. To enable a fund investing all of its assets in the Portfolio to qualify as a regulated investment company, the Portfolio must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from the Portfolio's investments in certain commodities-related investments may cause a fund investing in the Portfolio not to qualify as a regulated investment company. To the extent the Portfolio invests in exchange traded commodity trusts, or makes other commodities-related investments that may generate income that is not qualifying income, a fund investing in the Portfolio will seek to restrict the resulting income from such investments so that the fund's non-qualifying income does not exceed 10% of its gross income. However, the Portfolio might generate more non-qualifying income than anticipated, might not be able to generate qualifying income in a particular taxable year at levels sufficient to meet the qualifying income test, or might not be able to determine the percentage of qualifying income it derives for a taxable year until after year-end. The Portfolio may also invest up to 25% of its total assets in one or more QPTPs, including ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Although income from QPTPs is generally qualifying income, if an ETP intending to qualify as a QPTP fails to qualify as a QPTP, the income generated from the Portfolio's investment in the ETP may not be qualifying income. There can be no guarantee that any ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of ETPs as QPTPs.
Under certain circumstances, a fund investing in the Portfolio may be able to cure a failure to meet the qualifying income test, but in order to do so, the fund may incur significant fund-level taxes, which would effectively reduce (and could eliminate) the fund's returns. If a fund investing in the Portfolio fails to qualify as a regulated investment company, the fund will be subject to tax, which will reduce returns to the fund's shareholders. Such a failure will also alter the treatment of distributions to the fund‘s shareholders.
Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Principal Strategies
The Adviser, in constructing each portfolio of securities, periodically establishes specific percentage targets for each asset class based on the Adviser's outlook for the economy and the financial markets. The Adviser then selects one or more ETPs for each asset class and allocates Portfolio assets based primarily on those percentage targets. ETPs include exchange traded funds (“ETFs”) registered under the 1940 Act (including actively-managed ETFs and index-based ETFs, which seek to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index), exchange traded commodity trusts, and ETNs. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. The Adviser periodically reallocates Portfolio assets based on its reassessment of the economy and the financial markets. In certain circumstances, a Portfolio may invest in securities other than ETPs, for example, to manage its cash balances.

Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Affiliated ETP Risk. The Adviser may receive management or other fees from Affiliated ETPs, as well as a management fee for managing the Fund. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio and, therefore, the Fund.
Agriculture Sector Risk. Economic forces, including forces affecting agricultural markets, as well as government policies and regulations affecting the agricultural sector and related industries, could adversely impact the Fund's investments. Agricultural and livestock production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the agricultural sector, such as taxes, tariffs, duties, subsidies and import and export restrictions on agricultural commodities, commodity products and livestock, can influence industry profitability, the planting/raising of certain crops/livestock versus other uses of resources, the location and size of crop and livestock production, whether unprocessed or processed commodity products are traded and the volume and types of imports and exports. In addition, companies in the agriculture sector must comply with a broad range of environmental laws and regulations. Additional or more stringent environmental laws and regulations may be enacted in the future and such changes could have a material adverse effect on the business of such companies. In addition, agricultural and livestock businesses may be significantly affected by adverse weather, pollution and/or disease which could limit or halt production.
Call/Prepayment Risk: Call/prepayment risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio earlier than expected or required. This may occur, for example, when there is a decline in interest rates, and an issuer of bonds or preferred stock redeems the bonds or stock in order to replace them with obligations on which it is required to pay a lower interest or dividend rate. It may also occur when there is an unanticipated increase in the rate at which mortgages or other receivables underlying mortgage- or asset-backed securities held by the Portfolio are prepaid. In any such case, the Portfolio may be forced to invest the prepaid amounts in lower-yielding investments, resulting in a decline in the Portfolio's income.
Commodities Risk. Commodity prices can have significant volatility, and exposure to commodities can cause the net asset value of the Fund's shares to decline or fluctuate in a rapid and unpredictable manner. The values of physical commodities or commodity-linked derivative instruments may be affected by changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, international economic, political and regulatory developments, and factors affecting a particular region, industry or commodity, such as drought, floods, or other weather conditions, livestock disease, changes in storage costs, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, and tariffs. Also, a liquid secondary market may not exist for certain commodity investments, which may make it difficult for the Fund to sell them at a desirable price or at the price at which it is carrying them. If the Fund has taken a long or short position in a commodity using futures contracts or other derivatives transactions, it might be required to take or make delivery of the underlying commodities under circumstances where it might not otherwise wish to do so. The Fund would incur a number of related costs and expenses, including, for example, transaction costs, transfer expenses, potentially adverse tax expenses, storage costs, and, in the case of a delivery requirement, the cost of purchasing the commodity for delivery. The commodity markets are subject to temporary distortions or other disruptions due to, among other factors, lack of liquidity, the participation of speculators, and government regulation and other actions. U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits may have the effect of distorting market pricing and limiting liquidity in the market for the contracts in question.
Credit Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by the Portfolio may be unable or unwilling, or may be perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. It includes the risk that the security will be downgraded by a credit rating agency; generally, lower credit quality issuers present higher credit risks. An actual or perceived decline in creditworthiness of an issuer of a fixed-income security held by the Portfolio may result in a decrease in the value of the security. It is possible that the ability of an issuer to meet its obligations will decline substantially during the period when the Portfolio owns securities of the issuer or that the issuer will default on its obligations or that the obligations of the issuer will be limited or restructured.
The credit rating assigned to any particular investment does not necessarily reflect the issuer's current financial condition and does not reflect an assessment of an investment's volatility or liquidity. Securities rated in the lowest category of investment grade are considered to have speculative characteristics. If a security held by the Portfolio loses its rating or its rating is downgraded, the Portfolio may nonetheless continue to hold the security in the discretion of the Adviser. In the case of asset-backed or mortgage-related securities, changes in the actual or perceived ability of the obligors on the underlying assets or mortgages may affect the values of those securities.
Currency Risk. Investments in issuers in different countries are often denominated in currencies different from the Portfolio's base currency. Changes in the values of those currencies relative to the Portfolio's base currency may have a positive or negative effect on the values of the Portfolio's investments denominated in those currencies. The values of other currencies relative to the Portfolio's base currency may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the European Monetary Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio's portfolio investments.
Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of a Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk. American Depositary Receipts (“ADRs”) are typically trust receipts issued by a U.S. bank or trust company that evidence an indirect interest in underlying securities issued by a foreign entity. Global Depositary Receipts (“GDRs”), European Depositary Receipts (“EDRs”), and other types of depositary receipts are typically issued by non-U.S. banks or financial institutions to evidence an interest in underlying securities issued by either a U.S.

or a non-U.S. entity. Investments in non-U.S. issuers through ADRs, GDRs, EDRs, and other types of depositary receipts generally involve risks applicable to other types of investments in non-U.S. issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. There may be less publicly available information regarding the issuer of the securities underlying a depositary receipt than if those securities were traded directly in U.S. securities markets. Depositary receipts may or may not be sponsored by the issuers of the underlying securities, and information regarding issuers of securities underlying unsponsored depositary receipts may be more limited than for sponsored depositary receipts. The values of depositary receipts may decline for a number of reasons relating to the issuers or sponsors of the depositary receipts, including, but not limited to, insolvency of the issuer or sponsor. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Emerging Markets Risk. Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets. This may be due to, among other things, the possibility of greater market volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability, greater reliance on a few industries, international trade or revenue from particular commodities, less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment policy as compared to those typically found in a developed market. In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to the Portfolio's base currency. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements can result in losses. For these and other reasons, investments in emerging markets are often considered speculative.
Energy Sector Risk: Energy companies typically develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Securities prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events, exchange rates and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for energy companies' products or services or for energy products and services in general, as well as negative developments in these other areas, could adversely impact performance of energy sector companies. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims.
Equity Investing Risk. The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer, such as management performance, financial leverage, non-compliance with regulatory requirements, and reduced demand for the issuer's goods or services. The values of equity securities also may decline due to general industry or market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time. The Portfolio may continue to accept purchases in the Portfolio and to make additional investments in equity securities even under general market conditions that the Adviser views as unfavorable for equity securities.
Exchange Traded Products Risk. The Fund is subject to substantially the same risks as those associated with the direct ownership of the securities or other assets represented by the ETPs in which the Fund invests. The shares of certain ETPs may trade at a premium or discount to their net asset values. For example, supply and demand for shares of an underlying ETF or market disruptions may cause the market price of the underlying ETF to deviate from the value of the underlying ETF's investments, which may be exacerbated in less liquid markets. By investing in ETPs, the Fund bears the proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Fund and its shareholders directly bear in connection with the Fund's operations.
Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may increase the period of time during which an investment earns a below-market interest rate, increase the security's duration and reduce the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.
Inflation-Indexed Securities Risk. The principal amount of an inflation-indexed security typically increases with inflation and decreases with deflation, as measured by a specified index. It is possible that, in a period of deflation, the Portfolio would receive at maturity less than the initial principal amount of an inflation-indexed security. Although the holders of U.S. TIPS receive no less than the par value of the security at maturity, if the Portfolio purchases U.S. TIPS in the secondary market whose principal values have previously been adjusted upward, it may receive at maturity less than it invested, if there is a subsequent period of deflation. If inflation is lower than expected during the period the Portfolio holds an inflation-indexed security, then the Portfolio may earn less on the security than on a conventional bond. Changes in the values of inflation-indexed securities may be difficult to predict, and it is possible that an investment in such securities will have an effect different from that anticipated by SSgA. The principal amounts of inflation-indexed securities are typically only adjusted periodically, and their values may fluctuate substantially in response to changes in interest rates between adjustments.
Interest Rate Risk. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in the Portfolio's income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of the Portfolio's investments.
Investments in Exchange Traded Commodity Trusts: An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange. Shares may trade at a discount or premium to the value of the holdings of the trusts. Investments in exchange traded commodity trusts are subject to brokerage and other trading costs. Exchange traded commodity trusts are not investment companies registered under the 1940 Act and are not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, in connection with any such investments, the Portfolio will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA. As with other investments in commodities, investments in exchange traded commodity trusts may increase the risk that investors in the Portfolio may not qualify as “regulated investment companies” under the Internal Revenue Code. If an investment company investing in the Portfolio fails to qualify as a regulated investment company, that investment company may be subject to tax, potentially reducing returns to shareholders. Such a failure will also alter the treatment of distributions to its shareholders. These risks are described more thoroughly under “Tax Risk-Qualifying Income.”

Investments in ETFs: As a shareholder of another investment company, the Portfolio relies on that investment company to achieve its investment objective. If the investment company fails to achieve its objective, the value of the Portfolio's investment could decline, which could adversely affect the Portfolio's performance. By investing in another investment company, Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses of the other investment company, if applicable, in addition to the fees and expenses that the Portfolio and its interestholders directly bear in connection with the Portfolio's operations. The Portfolio may invest in ETFs that are not registered or regulated under the 1940 Act. These instruments typically hold commodities, such as gold or oil, currency or other property that is itself not a security (see also “Investments in Exchange Traded Commodity Trusts” below). Federal securities laws impose limitations on the Portfolio's ability to invest in other investment companies.
Because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, their shares potentially may trade at a discount or premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. In addition, because the value of ETF shares depends on the demand in the market and such value may deviate from the net asset value of the ETF, the Adviser may not be able to liquidate the Portfolio's holdings at the most optimal time, especially times of extreme market stress, which could adversely affect the Portfolio‘s performance.
Investments in ETNs. Exchange traded notes (“ETNs”) generally are senior, unsecured, unsubordinated debt securities issued by a sponsor, such as an investment bank. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political or geographic events that affect the referenced market. Because ETNs are debt securities, they are subject to credit risk. If the issuer has financial difficulties or becomes insolvent or bankrupt, the Portfolio may not receive the return it was promised and could lose its entire investment. If a rating agency lowers the credit rating of the issuer of an ETN, the value of the ETN may decline; a lower credit rating reflects a greater risk that the issuer will default on its obligation. There are typically no periodic interest payments for ETNs, and the amount of principal payable at maturity may decline, depending in part on the performance of an underlying index or asset. As is the case with ETFs, an investor could lose some of or the entire amount invested in ETNs. The Portfolio's decision to sell its ETN holdings may be limited by the availability of a secondary market.
Issuer Risk. The value of a security held by the Portfolio may decline due to a number of factors affecting, or perceived to affect, the issuer of the security, such as, for example, management performance, financial leverage, and reduced demand for the issuer's goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.
Liquidity Risk. Liquidity risk is the risk that the Portfolio may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Portfolio to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. The Portfolio may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Portfolio. In some cases, due to unanticipated levels of illiquidity the Portfolio may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.
Management Risk. The Portfolio is an actively managed investment portfolio. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.

Metals and Mining Sector Risk: The metals and mining sector can be significantly affected by events relating to international political and economic developments, energy conservation, the success of exploration projects, commodity prices, and tax and other government regulations. Investments in metals and mining industry companies may be speculative and may be subject to greater price volatility than investments in other types of companies. Risks of metals and mining investments include: changes in international monetary policies or economic and political conditions that can affect the supply of precious metals and consequently the value of metals and mining company investments; the United States or foreign governments may pass laws or regulations limiting metals investments for strategic or other policy reasons; and increased environmental or labor costs may depress the value of metals and mining investments.
Non-U.S. Securities Risk: Investments in securities of non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in securities of U.S. issuers. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by entities with significant exposure to non-U.S. countries. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. securities are normally denominated and traded in currencies other than the U.S. dollar, the value of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. entities are less liquid and at times more volatile than securities of comparable U.S. entities, and could become subject to sanctions or embargoes that adversely affect the Portfolio's investment. Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Portfolio's investments in certain non-U.S. countries. Investments in securities of non-U.S. issuers also are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters occurring in a country where the Portfolio invests could cause the Portfolio's investments in that country to experience gains or losses.
Real Estate Securities Risk. There are special risks associated with investment in securities of companies engaged in real property markets, including without limitation real estate investment trusts (“REITs”) and real estate operating companies. An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, including, by way of example, the possibility of declines in the value of real estate, losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, environmental liability, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Some real property companies have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property.
REIT Risk. In addition to the risks associated with investing in the securities of real property companies, REITs are subject to certain additional risks. REITs may be affected by changes in the values of the underlying properties that they own or operate. Further, REITs are dependent upon specialized management skills, and their investments may be concentrated in relatively few properties, or in a small geographic area or a single property type. REITs are also subject to heavy cash flow dependency and, as a result, are particularly reliant on the proper functioning of capital markets. A variety of economic and other factors may adversely affect a lessee's ability to meet its obligations to a REIT. In the event of a default by a lessee, the REIT may experience delays in enforcing its rights as a lessor and may incur substantial costs associated in protecting its investments. In addition, a REIT could possibly fail to qualify for tax free pass-through of income under the Internal Revenue Code, or to maintain its exemptions from registration under the U.S. Investment Company Act of 1940, which could have adverse consequences for the Fund. REITs are also subject to heavy cash flow dependency and, as a result, are particularly reliant on capital markets. Investments in REITs are also subject to the risks affecting equity markets generally. There are special risks associated with investment in securities of companies engaged in real property markets, including without limitation REITs and real estate operating companies. An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, as well as additional risks, such as poor performance by the manager of the real property company, adverse changes in tax laws, difficulties in valuing and disposing of real estate, and the effect of general declines in stock prices.

In addition to the risks associated with investing in the securities of real property companies, REITs are subject to certain additional risks. For example, REITs are dependent upon specialized management skills, and their investments may be concentrated in relatively few properties, or in a small geographic area or a single property type. REITs are also subject to heavy cash flow dependency, and, as a result, are particularly reliant on capital markets, as well as defaults by borrowers and self-liquidation.
Reinvestment Risk: Income from the Portfolio's portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio Interests.
Settlement Risk. Markets in different countries have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of transactions. Delays in settlement may increase credit risk to the Portfolio, limit the ability of the Portfolio to reinvest the proceeds of a sale of securities, hinder the ability of the Portfolio to lend its portfolio securities, and potentially subject the Portfolio to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Portfolio was delayed. Delays in the settlement of securities purchased by the Portfolio may limit the ability of the Portfolio to sell those securities at times and prices it considers desirable, and may subject the Portfolio to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Portfolio may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities sold by it, in order to meet its obligations to others.
Tax Risk-Qualifying Income. Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code. To qualify as a regulated investment company, a Fund must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from a Portfolio's investments in certain commodities-related investments may cause the corresponding Fund not to qualify as a regulated investment company. To the extent a Portfolio invests in exchange traded commodity trusts, or makes other commodities-related investments that may generate income that is not qualifying income, the corresponding Fund will seek to restrict the resulting income from such investments so that the Fund's non-qualifying income does not exceed 10% of its gross income. However, a Portfolio might generate more non-qualifying income than anticipated, might not be able to generate qualifying income in a particular taxable year at levels sufficient to meet the qualifying income test, or might not be able to determine the percentage of qualifying income it derives for a taxable year until after year-end. A Portfolio may also invest up to 25% of its total assets in one or more QPTPs, including ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Although income from QPTPs is generally qualifying income, if an ETP intending to qualify as a QPTP fails to qualify as a QPTP, the income generated from a Portfolio's investment in the ETP may not be qualifying income. There can be no guarantee that any ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of ETPs as QPTPs.
Under certain circumstances, a Fund may be able to cure a failure to meet the qualifying income test, but in order to do so the Fund may incur significant Fund-level taxes, which would effectively reduce (and could eliminate) the Fund's returns. If a Fund fails to qualify as a regulated investment company, the Fund will be subject to tax, which will reduce returns to shareholders. Such a failure will also alter the treatment of distributions to shareholders.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.

Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Master-Feeder Structure Risk: The Adviser also serves as investment adviser to a fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund and the Portfolio.
Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

SSGA INCOME ALLOCATION PORTFOLIO
Investment Objective
The SSGA Income Allocation Portfolio (the “Portfolio”) seeks to provide total return by focusing on investments in income and yield-generating assets.
The Portfolio's Principal Investment Strategy
SSGA Funds Management, Inc. (the “Adviser” or “SSGA FM”) invests the assets of the Portfolio among exchange traded products (“ETPs”) that provide exposure to four primary asset classes: (i) domestic and international equity securities; (ii) domestic and international investment grade and high yield debt securities; (iii) hybrid equity/debt securities (such as preferred stock and convertible securities); and (iv) real estate investment trusts (“REITs”). The Portfolio's allocation among those asset classes will be in proportions consistent with the Adviser's evaluation of the expected returns and risks of each asset class as well as the allocation that, in the Adviser's view, will best meet the Portfolio's investment objective. The allocations to each asset class will change over time as the Adviser's expectations of each asset class shift. The Portfolio's indirect holdings by virtue of investing in ETPs representing these asset classes will consist of a diversified mix of domestic and international equity securities, investment grade and high yield government and corporate bonds, hybrid securities such as preferred stock and convertible securities, inflation protected securities, Build America Bonds, and REITs.
ETPs in which the Portfolio invests include exchange traded funds registered under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Underlying ETFs”), and exchange traded notes (“ETNs”). The Portfolio may invest in certain ETPs that pay fees to the Adviser and its affiliates for management, marketing or other services.
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Affiliated ETP Risk: The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.
Below Investment Grade Securities Risk: Lower-quality debt securities (“high yield” or “junk” bonds) are considered predominantly speculative, and can involve a substantially greater risk of default than higher quality debt securities. They can be illiquid, and their values can have significant volatility and may decline significantly over short periods of time. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general.
Build America Bonds Risk: The market for Build America Bonds is smaller and less diverse than the broader municipal securities market. Because Congress did not extend the Build America Bond program, the ability of municipalities to issue Build America Bonds expired on December 31, 2010. As a result, the number of available Build America Bonds is limited, which may negatively affect the value of the Build America Bonds. In addition, it is difficult to predict the extent to which a market for such bonds will continue, meaning that Build America Bonds may experience greater illiquidity than other municipal obligations. Certain aspects of the program may be subject to additional Federal or state level guidance or subsequent legislation. It is not known what additional restrictions, limitations or procedures may be implemented or what possible effect they will have on the market for Build America Bonds. There can be no assurance that Build America Bonds will be actively traded. The Build America Bonds outstanding as of December 31, 2010 will continue to be eligible for the federal interest rate subsidy, which continues for the life of the Build America Bonds; however, no bonds issued following expiration of the Build America Bond program will be eligible for the federal tax subsidy.
Convertible Securities Risk: Convertible securities may be subordinate to other debt securities issued by the same issuer. Issuers of convertible securities are often not as strong financially as issuers with higher credit ratings. Convertible securities typically provide yields lower than comparable non-convertible securities. Their values may be more volatile than those of non-convertible securities, reflecting changes in the values of the securities into which they are convertible.
Debt Securities Risk: The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply.  The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of the Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk: Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Emerging Markets Risk: Risks of investing in emerging markets include, among others, greater political and economic instability, greater volatility in currency exchange rates, less developed securities markets, possible trade barriers, currency transfer restrictions, a more limited number of potential buyers and issuers, an emerging market country's dependence on revenue from particular commodities or international aid, less governmental supervision and regulation, unavailability of currency hedging techniques, differences in auditing and financial reporting standards, and less developed legal systems. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. These risks are generally greater for investments in frontier market countries, which typically have smaller economies or less developed capital markets than traditional emerging market countries.
Equity Investing Risk: The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer and also may decline due to general industry or market conditions that are not specifically related to a particular company. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time.
Exchange Traded Products Risk: The Portfolio is subject to substantially the same risks as those associated with the direct ownership of the securities represented by the ETPs in which it invests. In addition, the shares of certain ETPs may trade at a premium or discount to their intrinsic value (i.e., the market value may differ from the net asset value of an ETF's shares) for a number of reasons. For example, supply and demand for shares of an Underlying ETF or market disruptions may cause the market price of the Underlying ETF to deviate from the value of the Underlying ETF's investments, which may be exacerbated in less liquid markets. The value of an ETN may also differ from the valuation of its reference market due to changes in the issuer's credit rating. By investing in ETPs, the Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses

(e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Portfolio interestholders directly bear in connection with the Portfolio's own operations.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates.
Liquidity Risk: Lack of a ready market or restrictions on resale may limit the ability of the Portfolio to sell a security at an advantageous time or price or at all. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. Illiquidity of the Portfolio's holdings may limit the ability of the Portfolio to obtain cash to meet redemptions on a timely basis.
Management Risk: The Portfolio is actively managed. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Non-U.S. Securities Risk: Non-U.S. securities are subject to political, regulatory, and economic risks not present in domestic investments. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, legal, and financial report standards comparable to those in the Unites States. Further, such entities and/or their securities may be subject to risks associated with currency controls; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. Foreign governments may impose restrictions on the repatriation of capital to the U.S. In addition, when the Portfolio buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates and the risk that a foreign government could regulate foreign exchange transactions. In addition, to the extent investments are made in a limited number of countries, events in those countries will have a more significant impact on the Portfolio.
Preferred Securities Risk: Generally, preferred security holders have limited voting rights. In addition, preferred securities are subordinated to bonds and other debt instruments in a company's capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on a preferred security typically must be declared by the issuer's board of directors. An issuer's board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued). In the event an issuer of preferred securities experiences economic difficulties, the issuer's preferred securities may lose substantial value due to the reduced likelihood that the issuer's board of directors will declare a dividend and the fact that the preferred security may be subordinated to other securities of the same issuer.
Real Estate Securities Risk: An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, including, by way of example, the possibility of declines in the value of real estate, losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, environmental liability, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Some real property companies have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property.
REIT Risk: In addition to the risks associated with investing in the securities of real property companies, real estate investment trusts (“REITs”) are subject to certain additional risks. REITs are dependent upon specialized management skills, and are also subject to heavy cash flow dependency which makes REITs particularly reliant on the proper functioning of capital markets.  Investments in REITs are also subject to the risks affecting equity markets generally. A variety of economic and other factors may adversely affect a lessee's ability to meet its obligations to a REIT. In the event of a default by a lessee, the REIT may experience delays in enforcing its rights as a lessor and may incur substantial costs associated in protecting its investments. A REIT could fail to qualify for favorable regulatory treatment.

Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Principal Strategies
The Adviser, in constructing each portfolio of securities, periodically establishes specific percentage targets for each asset class based on the Adviser's outlook for the economy and the financial markets. The Adviser then selects one or more ETPs for each asset class and allocates Portfolio assets based primarily on those percentage targets. ETPs include exchange traded funds (“ETFs”) registered under the 1940 Act (including actively-managed ETFs and index-based ETFs, which seek to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index), exchange traded commodity trusts, and ETNs. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. The Adviser periodically reallocates Portfolio assets based on its reassessment of the economy and the financial markets. In certain circumstances, a Portfolio may invest in securities other than ETPs, for example, to manage its cash balances.
Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Affiliated ETP Risk. The Adviser may receive management or other fees from Affiliated ETPs, as well as a management fee for managing the Fund. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio and, therefore, the Fund.
Below Investment Grade Securities Risk. Securities rated below investment-grade and unrated securities of comparable credit quality (commonly known as “high-yield bonds” or “junk bonds”) lack strong investment characteristics, are considered predominantly speculative with respect to the issuer's continuing ability to make principal and interest payments, and are subject to greater levels of credit, liquidity and market risk than higher-rated securities. They can involve a substantially greater risk of default than higher-rated securities, and their values can decline significantly over short periods of time. The lower ratings of junk bonds reflect a greater possibility that actual or perceived adverse changes in the financial condition of the issuer or in general economic conditions, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. If this were to occur, the values of such securities held by the Fund may fall substantially and the Fund could lose some or all of the value of its investment. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general, than higher quality debt securities. The market for lower quality debt securities can be less liquid than for higher quality debt securities, especially during periods of recession or general market decline, which could make it difficult at times for the Fund to sell certain securities at prices used in calculating the Fund's net asset value. These securities may have significant volatility.
Build America Bonds Risk. The market for Build America Bonds is smaller and less diverse than the broader municipal securities market. Because Congress did not extend the Build America Bond program, the ability of municipalities to issue Build America Bonds expired on December 31, 2010. As a result, the number of available Build America Bonds is limited, which may negatively affect the value of the Build America Bonds. In addition, it is difficult to predict the extent to which a market for such bonds will continue, meaning that Build America Bonds may experience greater illiquidity than other municipal obligations. Certain aspects of the program may be subject to additional Federal or state level guidance or subsequent legislation. It is not known what additional restrictions, limitations or procedures may be implemented or what possible effect they will have on the market for Build America Bonds. There can be no assurance that Build America Bonds will be actively traded. The Build America Bonds outstanding as of December 31, 2010 will continue to be eligible for the federal interest rate subsidy, which continues for the life of the Build America Bonds; however, no bonds issued following expiration of the Build America Bond program will be eligible for the federal tax subsidy.
Call/Prepayment Risk: Call/prepayment risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio earlier than expected or required. This may occur, for example, when there is a decline in interest rates, and an issuer of bonds or preferred stock redeems the bonds or stock in order to replace them with obligations on which it is required to pay a lower interest or dividend rate. It may also occur when there is an unanticipated increase in the rate at which mortgages or other receivables underlying mortgage- or asset-backed securities held by the Portfolio are prepaid. In any such case, the Portfolio may be forced to invest the prepaid amounts in lower-yielding investments, resulting in a decline in the Portfolio's income.
Convertible Securities Risk. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer, depending on the terms of the securities) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio. Convertible securities may be subordinate to other debt securities issued by the same issuer. Issuers of convertible securities are often not as strong financially as issuers with higher credit ratings. Convertible securities typically provide yields lower than comparable non-convertible securities. Their values may be more volatile than those of non-convertible securities, reflecting changes in the values of the securities into which they are convertible.
Credit Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by the Portfolio may be unable or unwilling, or may be perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. It includes the risk that the security will be downgraded by a credit rating agency; generally, lower credit quality issuers present higher credit risks. An actual or perceived decline in creditworthiness of an issuer of a fixed-income security held by the Portfolio may result in a decrease in the value of the security. It is possible that the ability of an issuer to meet its obligations will decline substantially during the period when the Portfolio owns securities of the issuer or that the issuer will default on its obligations or that the obligations of the issuer will be limited or restructured.
The credit rating assigned to any particular investment does not necessarily reflect the issuer's current financial condition and does not reflect an assessment of an investment's volatility or liquidity. Securities rated in the lowest category of investment grade are considered to have speculative characteristics. If a security held by the Portfolio loses its rating or its rating is downgraded, the Portfolio may nonetheless continue to hold the security in the discretion of the Adviser. In the case of asset-backed or mortgage-related securities, changes in the actual or perceived ability of the obligors on the underlying assets or mortgages may affect the values of those securities.
Currency Risk. Investments in issuers in different countries are often denominated in currencies different from the Portfolio's base currency. Changes in the values of those currencies relative to the Portfolio's base currency may have a positive or negative effect on the values of the Portfolio's investments denominated in those currencies. The values of other currencies relative to the Portfolio's base currency may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the European Monetary Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio's portfolio investments.

Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of a Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk. American Depositary Receipts (“ADRs”) are typically trust receipts issued by a U.S. bank or trust company that evidence an indirect interest in underlying securities issued by a foreign entity. Global Depositary Receipts (“GDRs”), European Depositary Receipts (“EDRs”), and other types of depositary receipts are typically issued by non-U.S. banks or financial institutions to evidence an interest in underlying securities issued by either a U.S. or a non-U.S. entity. Investments in non-U.S. issuers through ADRs, GDRs, EDRs, and other types of depositary receipts generally involve risks applicable to other types of investments in non-U.S. issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. There may be less publicly available information regarding the issuer of the securities underlying a depositary receipt than if those securities were traded directly in U.S. securities markets. Depositary receipts may or may not be sponsored by the issuers of the underlying securities, and information regarding issuers of securities underlying unsponsored depositary receipts may be more limited than for sponsored depositary receipts. The values of depositary receipts may decline for a number of reasons relating to the issuers or sponsors of the depositary receipts, including, but not limited to, insolvency of the issuer or sponsor. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Emerging Markets Risk. Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets. This may be due to, among other things, the possibility of greater market volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability, greater reliance on a few industries, international trade or revenue from particular commodities, less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment policy as compared to those typically found in a developed market. In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to the Portfolio's base currency. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements can result in losses. For these and other reasons, investments in emerging markets are often considered speculative.
Equity Investing Risk. The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer, such as management performance, financial leverage, non-compliance with regulatory requirements, and reduced demand for the issuer's goods or services. The values of equity securities also may decline due to general industry or market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time. The Portfolio may continue to accept purchases in the Portfolio and to make additional investments in equity securities even under general market conditions that the Adviser views as unfavorable for equity securities.
Exchange Traded Products Risk. The Fund is subject to substantially the same risks as those associated with the direct ownership of the securities or other assets represented by the ETPs in which the Fund invests. The shares of certain ETPs may trade at a premium or discount to their net asset values. For example, supply and demand for shares of an underlying ETF or market disruptions may cause the market price of the underlying ETF to deviate from the value of the underlying ETF's investments, which may be exacerbated in less liquid markets. By investing in ETPs, the Fund bears the proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Fund and its shareholders directly bear in connection with the Fund's operations.
Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may increase the period of time during which an investment earns a below-market interest rate, increase the security's duration and reduce the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.
Interest Rate Risk. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in the Portfolio's income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of the Portfolio's investments.
Investments in ETFs: As a shareholder of another investment company, the Portfolio relies on that investment company to achieve its investment objective. If the investment company fails to achieve its objective, the value of the Portfolio's investment could decline, which could adversely affect the Portfolio's performance. By investing in another investment company, Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses of the other investment company, if applicable, in addition to the fees and expenses that the Portfolio and its interestholders directly bear in connection with the Portfolio's operations. The Portfolio may invest in ETFs that are not registered or regulated under the 1940 Act. These instruments typically hold commodities, such as gold or oil, currency or other property that is itself not a security (see also “Investments in Exchange Traded Commodity Trusts” below). Federal securities laws impose limitations on the Portfolio's ability to invest in other investment companies.
Because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, their shares potentially may trade at a discount or premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. In addition, because the value of ETF shares depends on the demand in the market and such value may deviate from the net asset value of the ETF, the Adviser may not be able to liquidate the Portfolio's holdings at the most optimal time, especially times of extreme market stress, which could adversely affect the Portfolio‘s performance.
Investments in ETNs. Exchange traded notes (“ETNs”) generally are senior, unsecured, unsubordinated debt securities issued by a sponsor, such as an investment bank. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political or geographic events that affect the referenced market. Because ETNs are debt securities, they are subject to credit risk. If the issuer has financial difficulties or becomes insolvent or bankrupt, the Portfolio may not receive the return it was promised and could lose its entire investment. If a rating agency lowers the credit rating of the issuer of an ETN, the value of the ETN may decline; a lower credit rating reflects a greater risk that the issuer will default on its obligation. There are typically no periodic interest payments for ETNs, and the amount of principal payable at maturity may decline, depending in part on the performance of an underlying index or asset. As is the case with ETFs, an investor could lose some of or the entire amount invested in ETNs. The Portfolio's decision to sell its ETN holdings may be limited by the availability of a secondary market.
Issuer Risk. The value of a security held by the Portfolio may decline due to a number of factors affecting, or perceived to affect, the issuer of the security, such as, for example, management performance, financial leverage, and reduced demand for the issuer's goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.
Liquidity Risk. Liquidity risk is the risk that the Portfolio may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Portfolio to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. The Portfolio may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Portfolio. In some cases, due to unanticipated levels of illiquidity the Portfolio may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.
Management Risk. The Portfolio is an actively managed investment portfolio. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Non-U.S. Securities Risk: Investments in securities of non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in securities of U.S. issuers. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by entities with significant exposure to non-U.S. countries. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. securities are normally denominated and traded in currencies other than the U.S. dollar, the value of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. entities are less liquid and at times more volatile than securities of comparable U.S. entities, and could become subject to sanctions or embargoes that adversely affect the Portfolio's investment. Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Portfolio's investments in certain non-U.S. countries. Investments in securities of non-U.S. issuers also are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters occurring in a country where the Portfolio invests could cause the Portfolio's investments in that country to experience gains or losses.
Preferred Securities Risk. Generally, preferred security holders have no voting rights with respect to the issuing company unless certain events occur. In addition, preferred securities are subordinated to bonds and other debt instruments in a company's capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on a preferred security typically must be declared by the issuer's board of directors. An issuer's board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued), and may suspend payment of dividends on preferred securities at any time. In the event an issuer of preferred securities experiences economic difficulties, the issuer's preferred securities may lose substantial value due to the reduced likelihood that the issuer's board of directors will declare a dividend and the fact that the preferred security may be subordinated to other securities of the same issuer.
Real Estate Securities Risk. There are special risks associated with investment in securities of companies engaged in real property markets, including without limitation real estate investment trusts (“REITs”) and real estate operating companies. An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, including, by way of example, the possibility of declines in the value of real estate, losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, environmental liability, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Some real property companies have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property.
REIT Risk. In addition to the risks associated with investing in the securities of real property companies, REITs are subject to certain additional risks. REITs may be affected by changes in the values of the underlying properties that they own or operate. Further, REITs are dependent upon specialized management skills, and their investments may be concentrated in relatively few properties, or in a small geographic area or a single property type. REITs are also subject to heavy cash flow dependency and, as a result, are particularly reliant on the proper functioning of capital markets. A variety of economic and other factors may adversely affect a lessee's ability to meet its obligations to a REIT. In the event of a default by a lessee, the REIT may experience delays in enforcing its rights as a lessor and may incur substantial costs associated in protecting its investments. In addition, a REIT could possibly fail to qualify for tax free pass-through of income under the Internal Revenue Code, or to maintain its exemptions from registration under the U.S. Investment Company Act of 1940, which could have adverse consequences for the Fund. REITs are also subject to heavy cash flow dependency and, as a result, are particularly reliant on capital markets. Investments in REITs are also subject to the risks affecting equity markets generally. There are special risks associated with investment in securities of companies engaged in real property markets, including without limitation REITs and real estate operating companies. An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, as well as additional risks, such as poor performance by the manager of the real property company, adverse changes in tax laws, difficulties in valuing and disposing of real estate, and the effect of general declines in stock prices.
In addition to the risks associated with investing in the securities of real property companies, REITs are subject to certain additional risks. For example, REITs are dependent upon specialized management skills, and their investments may be concentrated in relatively few properties, or in a small geographic area or a single property type. REITs are also subject to heavy cash flow dependency, and, as a result, are particularly reliant on capital markets, as well as defaults by borrowers and self-liquidation.
Reinvestment Risk: Income from the Portfolio's portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio Interests.
Settlement Risk. Markets in different countries have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of transactions. Delays in settlement may increase credit risk to the Portfolio, limit the ability of the Portfolio to reinvest the proceeds of a sale of securities, hinder the ability of the Portfolio to lend its portfolio securities, and potentially subject the Portfolio to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Portfolio was delayed. Delays in the settlement of securities purchased by the Portfolio may limit the ability of the Portfolio to sell those securities at times and prices it considers desirable, and may subject the Portfolio to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Portfolio may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities sold by it, in order to meet its obligations to others.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Master-Feeder Structure Risk: The Adviser also serves as investment adviser to a fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund and the Portfolio.
Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

SSGA CONSERVATIVE GLOBAL ALLOCATION PORTFOLIO
Investment Objective
The SSGA Conservative Global Allocation Portfolio (the “Portfolio”) seeks to provide current income, capital preservation and the avoidance of excessive portfolio volatility.
The Portfolio's Principal Investment Strategy
SSGA Funds Management, Inc. (the “Adviser” or “SSGA FM”) invests the assets of the Portfolio among exchange traded products (“ETPs”) that provide exposure to domestic and international debt and equity securities with a larger allocation to debt securities than to other asset classes. These fixed income securities tend to be less volatile than traditional equity securities. The Portfolio typically allocates approximately 60% of its assets to debt related securities, though this percentage can vary based on the Adviser's tactical decisions. The allocations to each asset class will change over time as the Adviser's expectations of each asset class shift. The Portfolio's indirect holdings by virtue of investing in ETPs representing these asset classes consist of a diversified mix of domestic and international, including emerging market, equity securities across all market capitalizations, investment grade and high yield government and corporate bonds, inflation protected securities, mortgage pass through securities, commercial mortgage backed securities, asset backed securities, commodities and real estate investment trusts (“REITs”). The Portfolio, through its investments in ETPs, will generally invest at least 30% of its assets in securities of issuers economically tied to countries other than the U.S. and will generally hold securities of issuers economically tied to at least three countries, including the U.S. In determining if a security is economically tied to a non-U.S. country, the Portfolio generally looks to the country of incorporation of the issuer as listed on Bloomberg L.P., a widely recognized provider of market information. However, the Adviser may determine a security is economically tied to a non-U.S. country based on other factors, such as an issuer's country of domicile, where more than 50% of an issuer's revenues are generated or where an issuer's primary exchange is located. As a result, a security may be economically tied to more than one country.
ETPs in which the Portfolio invests include exchange traded funds registered under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Underlying ETFs”), exchange traded commodity trusts; and exchange traded notes (“ETNs”). The Portfolio may invest in ETPs that are qualified publicly traded partnerships (“QPTPs”). In addition, the Portfolio may invest in certain ETPs that pay fees to the Adviser and its affiliates for management, marketing or other services.
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Affiliated ETP Risk: The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.
Below Investment Grade Securities Risk: Lower-quality debt securities (“high yield” or “junk” bonds) are considered predominantly speculative, and can involve a substantially greater risk of default than higher quality debt securities. They can be illiquid, and their values can have significant volatility and may decline significantly over short periods of time. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general.

Commodities Risk: Commodity prices can have significant volatility, and exposure to commodities can cause the net asset value of Portfolio Interests to decline or fluctuate in a rapid and unpredictable manner. A liquid secondary market may not exist for certain commodity investments, which may make it difficult for the Portfolio to sell them at a desirable price or at the price at which it is carrying them.
Debt Securities Risk: The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply.  The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of the Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk: Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Emerging Markets Risk: Risks of investing in emerging markets include, among others, greater political and economic instability, greater volatility in currency exchange rates, less developed securities markets, possible trade barriers, currency transfer restrictions, a more limited number of potential buyers and issuers, an emerging market country's dependence on revenue from particular commodities or international aid, less governmental supervision and regulation, unavailability of currency hedging techniques, differences in auditing and financial reporting standards, and less developed legal systems. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. These risks are generally greater for investments in frontier market countries, which typically have smaller economies or less developed capital markets than traditional emerging market countries.
Equity Investing Risk: The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer and also may decline due to general industry or market conditions that are not specifically related to a particular company. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time.
Exchange Traded Products Risk: The Portfolio is subject to substantially the same risks as those associated with the direct ownership of the securities represented by the ETPs in which it invests. In addition, the shares of certain ETPs may trade at a premium or discount to their intrinsic value (i.e., the market value may differ from the net asset value of an ETF's shares) for a number of reasons. For example, supply and demand for shares of an Underlying ETF or market disruptions may cause the market price of the Underlying ETF to deviate from the value of the Underlying ETF's investments, which may be exacerbated in less liquid markets. The value of an ETN may also differ from the valuation of its reference market due to changes in the issuer's credit rating. By investing in ETPs, the Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Portfolio interestholders directly bear in connection with the Portfolio's own operations.

Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates.
Liquidity Risk: Lack of a ready market or restrictions on resale may limit the ability of the Portfolio to sell a security at an advantageous time or price or at all. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. Illiquidity of the Portfolio's holdings may limit the ability of the Portfolio to obtain cash to meet redemptions on a timely basis.
Management Risk: The Portfolio is actively managed. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Mortgage-Related and Other Asset-Backed Securities Risk: Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed-income investments. During periods of falling interest rates, mortgage- and asset-backed securities may be called or prepaid, which may result in the Portfolio having to reinvest proceeds in other investments at a lower interest rate. During periods of rising interest rates, the average life of mortgage- and asset-backed securities may extend, which may lock in a below-market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. Enforcing rights against the underlying assets or collateral may be difficult, and the underlying assets or collateral may be insufficient if the issuer defaults.
Non-U.S. Securities Risk: Non-U.S. securities are subject to political, regulatory, and economic risks not present in domestic investments. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, legal, and financial report standards comparable to those in the Unites States. Further, such entities and/or their securities may be subject to risks associated with currency controls; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. Foreign governments may impose restrictions on the repatriation of capital to the U.S. In addition, when the Portfolio buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates and the risk that a foreign government could regulate foreign exchange transactions. In addition, to the extent investments are made in a limited number of countries, events in those countries will have a more significant impact on the Portfolio.
Real Estate Securities Risk: An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, including, by way of example, the possibility of declines in the value of real estate, losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, environmental liability, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Some real property companies have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property.
REIT Risk: In addition to the risks associated with investing in the securities of real property companies, real estate investment trusts (“REITs”) are subject to certain additional risks. REITs are dependent upon specialized management skills, and are also subject to heavy cash flow dependency which makes REITs particularly reliant on the proper functioning of capital markets.  Investments in REITs are also subject to the risks affecting equity markets generally. A variety of economic and other factors may adversely affect a lessee's ability to meet its obligations to a REIT. In the event of a default by a lessee, the REIT may experience delays in enforcing its rights as a lessor and may incur substantial costs associated in protecting its investments. A REIT could fail to qualify for favorable regulatory treatment.

Tax Risk-Qualifying Income: Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code. For purposes of determining whether a fund investing in the Portfolio qualifies for treatment as a regulated investment company, the fund is generally expected to be treated as if it held its share of the Portfolio's investments directly. To enable a fund investing all of its assets in the Portfolio to qualify as a regulated investment company, the Portfolio must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from the Portfolio's investments in certain commodities-related investments may cause a fund investing in the Portfolio not to qualify as a regulated investment company. To the extent the Portfolio invests in exchange traded commodity trusts, or makes other commodities-related investments that may generate income that is not qualifying income, a fund investing in the Portfolio will seek to restrict the resulting income from such investments so that the fund's non-qualifying income does not exceed 10% of its gross income. However, the Portfolio might generate more non-qualifying income than anticipated, might not be able to generate qualifying income in a particular taxable year at levels sufficient to meet the qualifying income test, or might not be able to determine the percentage of qualifying income it derives for a taxable year until after year-end. The Portfolio may also invest up to 25% of its total assets in one or more QPTPs, including ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Although income from QPTPs is generally qualifying income, if an ETP intending to qualify as a QPTP fails to qualify as a QPTP, the income generated from the Portfolio's investment in the ETP may not be qualifying income. There can be no guarantee that any ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of ETPs as QPTPs.
Under certain circumstances, a fund investing in the Portfolio may be able to cure a failure to meet the qualifying income test, but in order to do so, the fund may incur significant fund-level taxes, which would effectively reduce (and could eliminate) the fund's returns. If a fund investing in the Portfolio fails to qualify as a regulated investment company, the fund will be subject to tax, which will reduce returns to the fund's shareholders. Such a failure will also alter the treatment of distributions to the fund‘s shareholders.
U.S. Government Securities Risk: Certain U.S. Government securities are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury, are not supported by the full faith and credit of the U.S. Government, and involve increased credit risks.
When-Issued, TBA and Delayed Delivery Securities Risk: The Portfolio may purchase securities on a when-issued, to-be-announced (“TBA”) or delayed delivery basis and may purchase securities on a forward commitment basis. The purchase price of the securities is typically fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. At the time of delivery of the securities, the value may be more or less than the purchase or sale price. Purchase of securities on a when-issued, TBA, delayed delivery, or forward commitment basis may give rise to investment leverage, and may result in increased volatility of the Portfolio's net asset value. Default by, or bankruptcy of, a counterparty to a when-issued, TBA or delayed delivery transaction would expose the Portfolio to possible losses because of an adverse market action, expenses or delays in connection with the purchase or sale of the pools specified in such transaction.
Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Principal Strategies
The Adviser, in constructing each portfolio of securities, periodically establishes specific percentage targets for each asset class based on the Adviser's outlook for the economy and the financial markets. The Adviser then selects one or more ETPs for each asset class and allocates Portfolio assets based primarily on those percentage targets. ETPs include exchange traded funds (“ETFs”) registered under the 1940 Act (including actively-managed ETFs and index-based ETFs, which seek to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index), exchange traded commodity trusts, and ETNs. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. The Adviser periodically reallocates Portfolio assets based on its reassessment of the economy and the financial markets. In certain circumstances, a Portfolio may invest in securities other than ETPs, for example, to manage its cash balances.
Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Affiliated ETP Risk. The Adviser may receive management or other fees from Affiliated ETPs, as well as a management fee for managing the Fund. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio and, therefore, the Fund.
Below Investment Grade Securities Risk. Securities rated below investment-grade and unrated securities of comparable credit quality (commonly known as “high-yield bonds” or “junk bonds”) lack strong investment characteristics, are considered predominantly speculative with respect to the issuer's continuing ability to make principal and interest payments, and are subject to greater levels of credit, liquidity and market risk than higher-rated securities. They can involve a substantially greater risk of default than higher-rated securities, and their values can decline significantly over short periods of time. The lower ratings of junk bonds reflect a greater possibility that actual or perceived adverse changes in the financial condition of the issuer or in general economic conditions, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. If this were to occur, the values of such securities held by the Fund may fall substantially and the Fund could lose some or all of the value of its investment. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general, than higher quality debt securities. The market for lower quality debt securities can be less liquid than for higher quality debt securities, especially during periods of recession or general market decline, which could make it difficult at times for the Fund to sell certain securities at prices used in calculating the Fund's net asset value. These securities may have significant volatility.
Call/Prepayment Risk: Call/prepayment risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio earlier than expected or required. This may occur, for example, when there is a decline in interest rates, and an issuer of bonds or preferred stock redeems the bonds or stock in order to replace them with obligations on which it is required to pay a lower interest or dividend rate. It may also occur when there is an unanticipated increase in the rate at which mortgages or other receivables underlying mortgage- or asset-backed securities held by the Portfolio are prepaid. In any such case, the Portfolio may be forced to invest the prepaid amounts in lower-yielding investments, resulting in a decline in the Portfolio's income.

Commodities Risk. Commodity prices can have significant volatility, and exposure to commodities can cause the net asset value of the Fund's shares to decline or fluctuate in a rapid and unpredictable manner. The values of physical commodities or commodity-linked derivative instruments may be affected by changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, international economic, political and regulatory developments, and factors affecting a particular region, industry or commodity, such as drought, floods, or other weather conditions, livestock disease, changes in storage costs, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, and tariffs. Also, a liquid secondary market may not exist for certain commodity investments, which may make it difficult for the Fund to sell them at a desirable price or at the price at which it is carrying them. If the Fund has taken a long or short position in a commodity using futures contracts or other derivatives transactions, it might be required to take or make delivery of the underlying commodities under circumstances where it might not otherwise wish to do so. The Fund would incur a number of related costs and expenses, including, for example, transaction costs, transfer expenses, potentially adverse tax expenses, storage costs, and, in the case of a delivery requirement, the cost of purchasing the commodity for delivery. The commodity markets are subject to temporary distortions or other disruptions due to, among other factors, lack of liquidity, the participation of speculators, and government regulation and other actions. U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits may have the effect of distorting market pricing and limiting liquidity in the market for the contracts in question.
Credit Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by the Portfolio may be unable or unwilling, or may be perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. It includes the risk that the security will be downgraded by a credit rating agency; generally, lower credit quality issuers present higher credit risks. An actual or perceived decline in creditworthiness of an issuer of a fixed-income security held by the Portfolio may result in a decrease in the value of the security. It is possible that the ability of an issuer to meet its obligations will decline substantially during the period when the Portfolio owns securities of the issuer or that the issuer will default on its obligations or that the obligations of the issuer will be limited or restructured.
The credit rating assigned to any particular investment does not necessarily reflect the issuer's current financial condition and does not reflect an assessment of an investment's volatility or liquidity. Securities rated in the lowest category of investment grade are considered to have speculative characteristics. If a security held by the Portfolio loses its rating or its rating is downgraded, the Portfolio may nonetheless continue to hold the security in the discretion of the Adviser. In the case of asset-backed or mortgage-related securities, changes in the actual or perceived ability of the obligors on the underlying assets or mortgages may affect the values of those securities.
Currency Risk. Investments in issuers in different countries are often denominated in currencies different from the Portfolio's base currency. Changes in the values of those currencies relative to the Portfolio's base currency may have a positive or negative effect on the values of the Portfolio's investments denominated in those currencies. The values of other currencies relative to the Portfolio's base currency may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the European Monetary Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio's portfolio investments.
Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of a Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk. American Depositary Receipts (“ADRs”) are typically trust receipts issued by a U.S. bank or trust company that evidence an indirect interest in underlying securities issued by a foreign entity. Global Depositary Receipts (“GDRs”), European Depositary Receipts (“EDRs”), and other types of depositary receipts are typically issued by non-U.S. banks or financial institutions to evidence an interest in underlying securities issued by either a U.S. or a non-U.S. entity. Investments in non-U.S. issuers through ADRs, GDRs, EDRs, and other types of depositary receipts generally involve risks applicable to other types of investments in non-U.S. issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. There may be less publicly available information regarding the issuer of the securities underlying a depositary receipt than if those securities were traded directly in U.S. securities markets. Depositary receipts may or may not be sponsored by the issuers of the underlying securities, and information regarding issuers of securities underlying unsponsored depositary receipts may be more limited than for sponsored depositary receipts. The values of depositary receipts may decline for a number of reasons relating to the issuers or sponsors of the depositary receipts, including, but not limited to, insolvency of the issuer or sponsor. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Emerging Markets Risk. Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets. This may be due to, among other things, the possibility of greater market volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability, greater reliance on a few industries, international trade or revenue from particular commodities, less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment policy as compared to those typically found in a developed market. In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to the Portfolio's base currency. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements can result in losses. For these and other reasons, investments in emerging markets are often considered speculative.
Equity Investing Risk. The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer, such as management performance, financial leverage, non-compliance with regulatory requirements, and reduced demand for the issuer's goods or services. The values of equity securities also may decline due to general industry or market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time. The Portfolio may continue to accept purchases in the Portfolio and to make additional investments in equity securities even under general market conditions that the Adviser views as unfavorable for equity securities.
Exchange Traded Products Risk. The Fund is subject to substantially the same risks as those associated with the direct ownership of the securities or other assets represented by the ETPs in which the Fund invests. The shares of certain ETPs may trade at a premium or discount to their net asset values. For example, supply and demand for shares of an underlying ETF or market disruptions may cause the market price of the underlying ETF to deviate from the value of the underlying ETF's investments, which may be exacerbated in less liquid markets. By investing in ETPs, the Fund bears the proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Fund and its shareholders directly bear in connection with the Fund's operations.
Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may increase the period of time during which an investment earns a below-market interest rate, increase the security's duration and reduce the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.
Interest Rate Risk. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in the Portfolio's income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of the Portfolio's investments.
Investments in Exchange Traded Commodity Trusts: An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange. Shares may trade at a discount or premium to the value of the holdings of the trusts. Investments in exchange traded commodity trusts are subject to brokerage and other trading costs. Exchange traded commodity trusts are not investment companies registered under the 1940 Act and are not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, in connection with any such investments, the Portfolio will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA. As with other investments in commodities, investments in exchange traded commodity trusts may increase the risk that investors in the Portfolio may not qualify as “regulated investment companies” under the Internal Revenue Code. If an investment company investing in the Portfolio fails to qualify as a regulated investment company, that investment company may be subject to tax, potentially reducing returns to shareholders. Such a failure will also alter the treatment of distributions to its shareholders. These risks are described more thoroughly under “Tax Risk-Qualifying Income.”
Investments in ETFs: As a shareholder of another investment company, the Portfolio relies on that investment company to achieve its investment objective. If the investment company fails to achieve its objective, the value of the Portfolio's investment could decline, which could adversely affect the Portfolio's performance. By investing in another investment company, Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses of the other investment company, if applicable, in addition to the fees and expenses that the Portfolio and its interestholders directly bear in connection with the Portfolio's operations. The Portfolio may invest in ETFs that are not registered or regulated under the 1940 Act. These instruments typically hold commodities, such as gold or oil, currency or other property that is itself not a security (see also “Investments in Exchange Traded Commodity Trusts” below). Federal securities laws impose limitations on the Portfolio's ability to invest in other investment companies.

Because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, their shares potentially may trade at a discount or premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. In addition, because the value of ETF shares depends on the demand in the market and such value may deviate from the net asset value of the ETF, the Adviser may not be able to liquidate the Portfolio's holdings at the most optimal time, especially times of extreme market stress, which could adversely affect the Portfolio‘s performance.
Investments in ETNs. Exchange traded notes (“ETNs”) generally are senior, unsecured, unsubordinated debt securities issued by a sponsor, such as an investment bank. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political or geographic events that affect the referenced market. Because ETNs are debt securities, they are subject to credit risk. If the issuer has financial difficulties or becomes insolvent or bankrupt, the Portfolio may not receive the return it was promised and could lose its entire investment. If a rating agency lowers the credit rating of the issuer of an ETN, the value of the ETN may decline; a lower credit rating reflects a greater risk that the issuer will default on its obligation. There are typically no periodic interest payments for ETNs, and the amount of principal payable at maturity may decline, depending in part on the performance of an underlying index or asset. As is the case with ETFs, an investor could lose some of or the entire amount invested in ETNs. The Portfolio's decision to sell its ETN holdings may be limited by the availability of a secondary market.
Issuer Risk. The value of a security held by the Portfolio may decline due to a number of factors affecting, or perceived to affect, the issuer of the security, such as, for example, management performance, financial leverage, and reduced demand for the issuer's goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.
Liquidity Risk. Liquidity risk is the risk that the Portfolio may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Portfolio to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. The Portfolio may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Portfolio. In some cases, due to unanticipated levels of illiquidity the Portfolio may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.
Management Risk. The Portfolio is an actively managed investment portfolio. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Mortgage-Related and Other Asset-Backed Securities Risk. Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed income investments. Mortgage-related securities represent a participation in, or are secured by, mortgage loans. Other asset-backed securities are typically structured like mortgage-related securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include, for example, items such as motor vehicle installment sales or installment loan contracts, leases on various types of real and personal property, and receivables from credit card agreements. During periods of falling interest rates, mortgage-related and other asset-backed securities, which typically provide the issuer with the right to prepay the security prior to maturity, may be prepaid, which may result in the Fund having to reinvest the proceeds in other investments at lower interest rates.

During periods of rising interest rates, the average life of mortgage-related and other asset-backed securities may extend because of slower-than expected principal payments. This may lock in a below market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. As a result, mortgage-related and other asset-backed securities may have less potential for capital appreciation during periods of declining interest rates than other debt securities of comparable maturities, although they may have a similar risk of decline in market values during periods of rising interest rates. Prepayment rates are difficult to predict and the potential impact of prepayments on the value of a mortgage-related or other asset-backed security depends on the terms of the instrument and can result in significant volatility. The price of a mortgage-related or other asset-backed security also depends on the credit quality and adequacy of the underlying assets or collateral. Defaults on the underlying assets, if any, may impair the value of a mortgage-related or other asset-backed security. For some asset-backed securities in which the Fund invests, such as those backed by credit card receivables, the underlying cash flows may not be supported by a security interest in a related asset. Moreover, the values of mortgage-related and other asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence or malfeasance by their servicers and to the credit risk of their servicers. In certain situations, the mishandling of related documentation may also affect the rights of securities holders in and to the underlying collateral. There may be legal and practical limitations on the enforceability of any security interest granted with respect to underlying assets, or the value of the underlying assets, if any, may be insufficient if the issuer defaults.
In a “forward roll” transaction, the Fund will sell a mortgage-related security to a bank or other permitted entity and simultaneously agree to purchase a similar security from the institution at a later date at an agreed upon price. The mortgage securities that are purchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. The values of such transactions will be affected by many of the same factors that affect the values of mortgage-related securities generally. In addition, forward roll transactions may have the effect of creating investment leverage in the Fund.
Non-U.S. Securities Risk: Investments in securities of non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in securities of U.S. issuers. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by entities with significant exposure to non-U.S. countries. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. securities are normally denominated and traded in currencies other than the U.S. dollar, the value of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. entities are less liquid and at times more volatile than securities of comparable U.S. entities, and could become subject to sanctions or embargoes that adversely affect the Portfolio's investment. Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Portfolio's investments in certain non-U.S. countries. Investments in securities of non-U.S. issuers also are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters occurring in a country where the Portfolio invests could cause the Portfolio's investments in that country to experience gains or losses.
Real Estate Securities Risk. There are special risks associated with investment in securities of companies engaged in real property markets, including without limitation real estate investment trusts (“REITs”) and real estate operating companies. An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, including, by way of example, the possibility of declines in the value of real estate, losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, environmental liability, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Some real property companies have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property.
REIT Risk. In addition to the risks associated with investing in the securities of real property companies, REITs are subject to certain additional risks. REITs may be affected by changes in the values of the underlying properties that they own or operate. Further, REITs are dependent upon specialized management skills, and their investments may be concentrated in relatively few properties, or in a small geographic area or a single property type. REITs are also subject to heavy cash flow dependency and, as a result, are particularly reliant on the proper functioning of capital markets. A variety of economic and other factors may adversely affect a lessee's ability to meet its obligations to a REIT. In the event of a default by a lessee, the REIT may experience delays in enforcing its rights as a lessor and may incur substantial costs associated in protecting its investments. In addition, a REIT could possibly fail to qualify for tax free pass-through of income under the Internal Revenue Code, or to maintain its exemptions from registration under the U.S. Investment Company Act of 1940, which could have adverse consequences for the Fund. REITs are also subject to heavy cash flow dependency and, as a result, are particularly reliant on capital markets. Investments in REITs are also subject to the risks affecting equity markets generally. There are special risks associated with investment in securities of companies engaged in real property markets, including without limitation REITs and real estate operating companies. An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, as well as additional risks, such as poor performance by the manager of the real property company, adverse changes in tax laws, difficulties in valuing and disposing of real estate, and the effect of general declines in stock prices.
In addition to the risks associated with investing in the securities of real property companies, REITs are subject to certain additional risks. For example, REITs are dependent upon specialized management skills, and their investments may be concentrated in relatively few properties, or in a small geographic area or a single property type. REITs are also subject to heavy cash flow dependency, and, as a result, are particularly reliant on capital markets, as well as defaults by borrowers and self-liquidation.
Reinvestment Risk: Income from the Portfolio's portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio Interests.
Settlement Risk. Markets in different countries have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of transactions. Delays in settlement may increase credit risk to the Portfolio, limit the ability of the Portfolio to reinvest the proceeds of a sale of securities, hinder the ability of the Portfolio to lend its portfolio securities, and potentially subject the Portfolio to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Portfolio was delayed. Delays in the settlement of securities purchased by the Portfolio may limit the ability of the Portfolio to sell those securities at times and prices it considers desirable, and may subject the Portfolio to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Portfolio may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities sold by it, in order to meet its obligations to others.
Tax Risk-Qualifying Income. Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code. To qualify as a regulated investment company, a Fund must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from a Portfolio's investments in certain commodities-related investments may cause the corresponding Fund not to qualify as a regulated investment company. To the extent a Portfolio invests in exchange traded commodity trusts, or makes other commodities-related investments that may generate income that is not qualifying income, the corresponding Fund will seek to restrict the resulting income from such investments so that the Fund's non-qualifying income does not exceed 10% of its gross income. However, a Portfolio might generate more non-qualifying income than anticipated, might not be able to generate qualifying income in a particular taxable year at levels sufficient to meet the qualifying income test, or might not be able to determine the percentage of qualifying income it derives for a taxable year until after year-end. A Portfolio may also invest up to 25% of its total assets in one or more QPTPs, including ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Although income from QPTPs is generally qualifying income, if an ETP intending to qualify as a QPTP fails to qualify as a QPTP, the income generated from a Portfolio's investment in the ETP may not be qualifying income. There can be no guarantee that any ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of ETPs as QPTPs.
Under certain circumstances, a Fund may be able to cure a failure to meet the qualifying income test, but in order to do so the Fund may incur significant Fund-level taxes, which would effectively reduce (and could eliminate) the Fund's returns. If a Fund fails to qualify as a regulated investment company, the Fund will be subject to tax, which will reduce returns to shareholders. Such a failure will also alter the treatment of distributions to shareholders.

U.S. Government Securities Risk. U.S. Government securities, such as Treasury bills, notes and bonds and mortgage-backed securities guaranteed by the Government National Mortgage Association (Ginnie Mae), are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury nor supported by the full faith and credit of the U.S. Government. There is no assurance that the U.S. Government would provide financial support to its agencies and instrumentalities if not required to do so. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability, or investment character of securities issued by these entities. The value and liquidity of U.S. Government securities may be affected adversely by changes in the ratings of those securities. Securities issued by the U.S. Treasury historically have been considered to present minimal credit risk. The downgrade in the long-term U.S. credit rating by at least one major rating agency has introduced greater uncertainty about the ability of the U.S. to repay its obligations. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Portfolio's investments.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
When-Issued, TBA and Delayed Delivery Securities Risk. The Fund may purchase securities on a when-issued, to-be-announced (“TBA”) or delayed delivery basis and may purchase securities on a forward commitment basis. The purchase price of the securities is typically fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. The prices of the securities so purchased or sold are subject to market fluctuation. At the time of delivery of the securities, the value may be more or less than the purchase or sale price. Purchase of securities on a when-issued, TBA, delayed delivery, or forward commitment basis may give rise to investment leverage, and may result in increased volatility of the Fund's net asset value.
Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Master-Feeder Structure Risk: The Adviser also serves as investment adviser to a fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund and the Portfolio.

Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

SSGA GLOBAL ALLOCATION PORTFOLIO
Investment Objective
The SSGA Global Allocation Portfolio (the “Portfolio”) seeks to provide capital appreciation.
The Portfolio's Principal Investment Strategy
SSGA Funds Management, Inc. (the “Adviser” or “SSGA FM”) invests the assets of the Portfolio among exchange traded products (“ETPs”) that provide balanced exposure to domestic and international debt and equity securities. The Portfolio typically allocates approximately 60% of its assets to equity securities, though this percentage can vary based on the Adviser's tactical decisions. The allocations to each asset class will change over time as the Adviser's expectations of each asset class shift. The Portfolio's indirect holdings by virtue of investing in ETPs representing these asset classes consist of a diversified mix of domestic and international, including emerging market, equity securities across all market capitalizations, investment grade and high yield government and corporate bonds, inflation protected securities, mortgage pass through securities, commercial mortgage backed securities, asset backed securities, commodities and real estate investment trusts (“REITs”). The Portfolio, through its investments in ETPs, will generally invest at least 30% of its assets in securities of issuers economically tied to countries other than the U.S. and will generally hold securities of issuers economically tied to at least three countries, including the U.S. In determining if a security is economically tied to a non-U.S. country, the Portfolio generally looks to the country of incorporation of the issuer as listed on Bloomberg L.P., a widely recognized provider of market information. However, the Adviser may determine a security is economically tied to a non-U.S. country based on other factors, such as an issuer's country of domicile, where more than 50% of an issuer's revenues are generated or where an issuer's primary exchange is located. As a result, a security may be economically tied to more than one country.
ETPs in which the Portfolio invests include exchange traded funds registered under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Underlying ETFs”), exchange traded commodity trusts; and exchange traded notes (“ETNs”). The Portfolio may invest in ETPs that are qualified publicly traded partnerships (“QPTPs”). In addition, the Portfolio may invest in certain ETPs that pay fees to the Adviser and its affiliates for management, marketing or other services.
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Affiliated ETP Risk: The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.
Below Investment Grade Securities Risk: Lower-quality debt securities (“high yield” or “junk” bonds) are considered predominantly speculative, and can involve a substantially greater risk of default than higher quality debt securities. They can be illiquid, and their values can have significant volatility and may decline significantly over short periods of time. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general.
Commodities Risk: Commodity prices can have significant volatility, and exposure to commodities can cause the net asset value of Portfolio Interests to decline or fluctuate in a rapid and unpredictable manner. A liquid secondary market may not exist for certain commodity investments, which may make it difficult for the Portfolio to sell them at a desirable price or at the price at which it is carrying them.

Debt Securities Risk: The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply.  The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of the Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk: Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Emerging Markets Risk: Risks of investing in emerging markets include, among others, greater political and economic instability, greater volatility in currency exchange rates, less developed securities markets, possible trade barriers, currency transfer restrictions, a more limited number of potential buyers and issuers, an emerging market country's dependence on revenue from particular commodities or international aid, less governmental supervision and regulation, unavailability of currency hedging techniques, differences in auditing and financial reporting standards, and less developed legal systems. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. These risks are generally greater for investments in frontier market countries, which typically have smaller economies or less developed capital markets than traditional emerging market countries.
Equity Investing Risk: The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer and also may decline due to general industry or market conditions that are not specifically related to a particular company. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time.
Exchange Traded Products Risk: The Portfolio is subject to substantially the same risks as those associated with the direct ownership of the securities represented by the ETPs in which it invests. In addition, the shares of certain ETPs may trade at a premium or discount to their intrinsic value (i.e., the market value may differ from the net asset value of an ETF's shares) for a number of reasons. For example, supply and demand for shares of an Underlying ETF or market disruptions may cause the market price of the Underlying ETF to deviate from the value of the Underlying ETF's investments, which may be exacerbated in less liquid markets. The value of an ETN may also differ from the valuation of its reference market due to changes in the issuer's credit rating. By investing in ETPs, the Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Portfolio interestholders directly bear in connection with the Portfolio's own operations.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates.

Liquidity Risk: Lack of a ready market or restrictions on resale may limit the ability of the Portfolio to sell a security at an advantageous time or price or at all. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. Illiquidity of the Portfolio's holdings may limit the ability of the Portfolio to obtain cash to meet redemptions on a timely basis.
Management Risk: The Portfolio is actively managed. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Mortgage-Related and Other Asset-Backed Securities Risk: Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed-income investments. During periods of falling interest rates, mortgage- and asset-backed securities may be called or prepaid, which may result in the Portfolio having to reinvest proceeds in other investments at a lower interest rate. During periods of rising interest rates, the average life of mortgage- and asset-backed securities may extend, which may lock in a below-market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. Enforcing rights against the underlying assets or collateral may be difficult, and the underlying assets or collateral may be insufficient if the issuer defaults.
Non-U.S. Securities Risk: Non-U.S. securities are subject to political, regulatory, and economic risks not present in domestic investments. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, legal, and financial report standards comparable to those in the Unites States. Further, such entities and/or their securities may be subject to risks associated with currency controls; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. Foreign governments may impose restrictions on the repatriation of capital to the U.S. In addition, when the Portfolio buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates and the risk that a foreign government could regulate foreign exchange transactions. In addition, to the extent investments are made in a limited number of countries, events in those countries will have a more significant impact on the Portfolio.
Real Estate Securities Risk: An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, including, by way of example, the possibility of declines in the value of real estate, losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, environmental liability, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Some real property companies have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property.
REIT Risk: In addition to the risks associated with investing in the securities of real property companies, real estate investment trusts (“REITs”) are subject to certain additional risks. REITs are dependent upon specialized management skills, and are also subject to heavy cash flow dependency which makes REITs particularly reliant on the proper functioning of capital markets.  Investments in REITs are also subject to the risks affecting equity markets generally. A variety of economic and other factors may adversely affect a lessee's ability to meet its obligations to a REIT. In the event of a default by a lessee, the REIT may experience delays in enforcing its rights as a lessor and may incur substantial costs associated in protecting its investments. A REIT could fail to qualify for favorable regulatory treatment.
Tax Risk-Qualifying Income: Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code. For purposes of determining whether a fund investing in the Portfolio qualifies for treatment as a regulated investment company, the fund is generally expected to be treated as if it held its share of the Portfolio's investments directly. To enable a fund investing all of its assets in the Portfolio to qualify as a regulated investment company, the Portfolio must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from the Portfolio's investments in certain commodities-related investments may cause a fund investing in the Portfolio not to qualify as a regulated investment company. To the extent the Portfolio invests in exchange traded commodity trusts, or makes other commodities-related investments that may generate income that is not qualifying income, a fund investing in the Portfolio will seek to restrict the resulting income from such investments so that the fund's non-qualifying income does not exceed 10% of its gross income. However, the Portfolio might generate more non-qualifying income than anticipated, might not be able to generate qualifying income in a particular taxable year at levels sufficient to meet the qualifying income test, or might not be able to determine the percentage of qualifying income it derives for a taxable year until after year-end. The Portfolio may also invest up to 25% of its total assets in one or more QPTPs, including ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Although income from QPTPs is generally qualifying income, if an ETP intending to qualify as a QPTP fails to qualify as a QPTP, the income generated from the Portfolio's investment in the ETP may not be qualifying income. There can be no guarantee that any ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of ETPs as QPTPs.
Under certain circumstances, a fund investing in the Portfolio may be able to cure a failure to meet the qualifying income test, but in order to do so, the fund may incur significant fund-level taxes, which would effectively reduce (and could eliminate) the fund's returns. If a fund investing in the Portfolio fails to qualify as a regulated investment company, the fund will be subject to tax, which will reduce returns to the fund's shareholders. Such a failure will also alter the treatment of distributions to the fund‘s shareholders.
U.S. Government Securities Risk: Certain U.S. Government securities are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury, are not supported by the full faith and credit of the U.S. Government, and involve increased credit risks.
When-Issued, TBA and Delayed Delivery Securities Risk: The Portfolio may purchase securities on a when-issued, to-be-announced (“TBA”) or delayed delivery basis and may purchase securities on a forward commitment basis. The purchase price of the securities is typically fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. At the time of delivery of the securities, the value may be more or less than the purchase or sale price. Purchase of securities on a when-issued, TBA, delayed delivery, or forward commitment basis may give rise to investment leverage, and may result in increased volatility of the Portfolio's net asset value. Default by, or bankruptcy of, a counterparty to a when-issued, TBA or delayed delivery transaction would expose the Portfolio to possible losses because of an adverse market action, expenses or delays in connection with the purchase or sale of the pools specified in such transaction.
Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Principal Strategies
The Adviser, in constructing each portfolio of securities, periodically establishes specific percentage targets for each asset class based on the Adviser's outlook for the economy and the financial markets. The Adviser then selects one or more ETPs for each asset class and allocates Portfolio assets based primarily on those percentage targets. ETPs include exchange traded funds (“ETFs”) registered under the 1940 Act (including actively-managed ETFs and index-based ETFs, which seek to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index), exchange traded commodity trusts, and ETNs. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. The Adviser periodically reallocates Portfolio assets based on its reassessment of the economy and the financial markets. In certain circumstances, a Portfolio may invest in securities other than ETPs, for example, to manage its cash balances.

Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Affiliated ETP Risk. The Adviser may receive management or other fees from Affiliated ETPs, as well as a management fee for managing the Fund. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio and, therefore, the Fund.
Below Investment Grade Securities Risk. Securities rated below investment-grade and unrated securities of comparable credit quality (commonly known as “high-yield bonds” or “junk bonds”) lack strong investment characteristics, are considered predominantly speculative with respect to the issuer's continuing ability to make principal and interest payments, and are subject to greater levels of credit, liquidity and market risk than higher-rated securities. They can involve a substantially greater risk of default than higher-rated securities, and their values can decline significantly over short periods of time. The lower ratings of junk bonds reflect a greater possibility that actual or perceived adverse changes in the financial condition of the issuer or in general economic conditions, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. If this were to occur, the values of such securities held by the Fund may fall substantially and the Fund could lose some or all of the value of its investment. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general, than higher quality debt securities. The market for lower quality debt securities can be less liquid than for higher quality debt securities, especially during periods of recession or general market decline, which could make it difficult at times for the Fund to sell certain securities at prices used in calculating the Fund's net asset value. These securities may have significant volatility.
Call/Prepayment Risk: Call/prepayment risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio earlier than expected or required. This may occur, for example, when there is a decline in interest rates, and an issuer of bonds or preferred stock redeems the bonds or stock in order to replace them with obligations on which it is required to pay a lower interest or dividend rate. It may also occur when there is an unanticipated increase in the rate at which mortgages or other receivables underlying mortgage- or asset-backed securities held by the Portfolio are prepaid. In any such case, the Portfolio may be forced to invest the prepaid amounts in lower-yielding investments, resulting in a decline in the Portfolio's income.
Commodities Risk. Commodity prices can have significant volatility, and exposure to commodities can cause the net asset value of the Fund's shares to decline or fluctuate in a rapid and unpredictable manner. The values of physical commodities or commodity-linked derivative instruments may be affected by changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, international economic, political and regulatory developments, and factors affecting a particular region, industry or commodity, such as drought, floods, or other weather conditions, livestock disease, changes in storage costs, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, and tariffs. Also, a liquid secondary market may not exist for certain commodity investments, which may make it difficult for the Fund to sell them at a desirable price or at the price at which it is carrying them. If the Fund has taken a long or short position in a commodity using futures contracts or other derivatives transactions, it might be required to take or make delivery of the underlying commodities under circumstances where it might not otherwise wish to do so. The Fund would incur a number of related costs and expenses, including, for example, transaction costs, transfer expenses, potentially adverse tax expenses, storage costs, and, in the case of a delivery requirement, the cost of purchasing the commodity for delivery. The commodity markets are subject to temporary distortions or other disruptions due to, among other factors, lack of liquidity, the participation of speculators, and government regulation and other actions. U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits may have the effect of distorting market pricing and limiting liquidity in the market for the contracts in question.
Credit Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by the Portfolio may be unable or unwilling, or may be perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. It includes the risk that the security will be downgraded by a credit rating agency; generally, lower credit quality issuers present higher credit risks. An actual or perceived decline in creditworthiness of an issuer of a fixed-income security held by the Portfolio may result in a decrease in the value of the security. It is possible that the ability of an issuer to meet its obligations will decline substantially during the period when the Portfolio owns securities of the issuer or that the issuer will default on its obligations or that the obligations of the issuer will be limited or restructured.
The credit rating assigned to any particular investment does not necessarily reflect the issuer's current financial condition and does not reflect an assessment of an investment's volatility or liquidity. Securities rated in the lowest category of investment grade are considered to have speculative characteristics. If a security held by the Portfolio loses its rating or its rating is downgraded, the Portfolio may nonetheless continue to hold the security in the discretion of the Adviser. In the case of asset-backed or mortgage-related securities, changes in the actual or perceived ability of the obligors on the underlying assets or mortgages may affect the values of those securities.
Currency Risk. Investments in issuers in different countries are often denominated in currencies different from the Portfolio's base currency. Changes in the values of those currencies relative to the Portfolio's base currency may have a positive or negative effect on the values of the Portfolio's investments denominated in those currencies. The values of other currencies relative to the Portfolio's base currency may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the European Monetary Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio's portfolio investments.
Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of a Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.

Depositary Receipts Risk. American Depositary Receipts (“ADRs”) are typically trust receipts issued by a U.S. bank or trust company that evidence an indirect interest in underlying securities issued by a foreign entity. Global Depositary Receipts (“GDRs”), European Depositary Receipts (“EDRs”), and other types of depositary receipts are typically issued by non-U.S. banks or financial institutions to evidence an interest in underlying securities issued by either a U.S. or a non-U.S. entity. Investments in non-U.S. issuers through ADRs, GDRs, EDRs, and other types of depositary receipts generally involve risks applicable to other types of investments in non-U.S. issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. There may be less publicly available information regarding the issuer of the securities underlying a depositary receipt than if those securities were traded directly in U.S. securities markets. Depositary receipts may or may not be sponsored by the issuers of the underlying securities, and information regarding issuers of securities underlying unsponsored depositary receipts may be more limited than for sponsored depositary receipts. The values of depositary receipts may decline for a number of reasons relating to the issuers or sponsors of the depositary receipts, including, but not limited to, insolvency of the issuer or sponsor. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Emerging Markets Risk. Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets. This may be due to, among other things, the possibility of greater market volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability, greater reliance on a few industries, international trade or revenue from particular commodities, less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment policy as compared to those typically found in a developed market. In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to the Portfolio's base currency. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements can result in losses. For these and other reasons, investments in emerging markets are often considered speculative.
Equity Investing Risk. The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer, such as management performance, financial leverage, non-compliance with regulatory requirements, and reduced demand for the issuer's goods or services. The values of equity securities also may decline due to general industry or market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time. The Portfolio may continue to accept purchases in the Portfolio and to make additional investments in equity securities even under general market conditions that the Adviser views as unfavorable for equity securities.
Exchange Traded Products Risk. The Fund is subject to substantially the same risks as those associated with the direct ownership of the securities or other assets represented by the ETPs in which the Fund invests. The shares of certain ETPs may trade at a premium or discount to their net asset values. For example, supply and demand for shares of an underlying ETF or market disruptions may cause the market price of the underlying ETF to deviate from the value of the underlying ETF's investments, which may be exacerbated in less liquid markets. By investing in ETPs, the Fund bears the proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Fund and its shareholders directly bear in connection with the Fund's operations.

Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may increase the period of time during which an investment earns a below-market interest rate, increase the security's duration and reduce the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.
Interest Rate Risk. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in the Portfolio's income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of the Portfolio's investments.
Investments in Exchange Traded Commodity Trusts: An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange. Shares may trade at a discount or premium to the value of the holdings of the trusts. Investments in exchange traded commodity trusts are subject to brokerage and other trading costs. Exchange traded commodity trusts are not investment companies registered under the 1940 Act and are not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, in connection with any such investments, the Portfolio will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA. As with other investments in commodities, investments in exchange traded commodity trusts may increase the risk that investors in the Portfolio may not qualify as “regulated investment companies” under the Internal Revenue Code. If an investment company investing in the Portfolio fails to qualify as a regulated investment company, that investment company may be subject to tax, potentially reducing returns to shareholders. Such a failure will also alter the treatment of distributions to its shareholders. These risks are described more thoroughly under “Tax Risk-Qualifying Income.”
Investments in ETFs: As a shareholder of another investment company, the Portfolio relies on that investment company to achieve its investment objective. If the investment company fails to achieve its objective, the value of the Portfolio's investment could decline, which could adversely affect the Portfolio's performance. By investing in another investment company, Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses of the other investment company, if applicable, in addition to the fees and expenses that the Portfolio and its interestholders directly bear in connection with the Portfolio's operations. The Portfolio may invest in ETFs that are not registered or regulated under the 1940 Act. These instruments typically hold commodities, such as gold or oil, currency or other property that is itself not a security (see also “Investments in Exchange Traded Commodity Trusts” below). Federal securities laws impose limitations on the Portfolio's ability to invest in other investment companies.
Because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, their shares potentially may trade at a discount or premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. In addition, because the value of ETF shares depends on the demand in the market and such value may deviate from the net asset value of the ETF, the Adviser may not be able to liquidate the Portfolio's holdings at the most optimal time, especially times of extreme market stress, which could adversely affect the Portfolio‘s performance.

Investments in ETNs. Exchange traded notes (“ETNs”) generally are senior, unsecured, unsubordinated debt securities issued by a sponsor, such as an investment bank. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political or geographic events that affect the referenced market. Because ETNs are debt securities, they are subject to credit risk. If the issuer has financial difficulties or becomes insolvent or bankrupt, the Portfolio may not receive the return it was promised and could lose its entire investment. If a rating agency lowers the credit rating of the issuer of an ETN, the value of the ETN may decline; a lower credit rating reflects a greater risk that the issuer will default on its obligation. There are typically no periodic interest payments for ETNs, and the amount of principal payable at maturity may decline, depending in part on the performance of an underlying index or asset. As is the case with ETFs, an investor could lose some of or the entire amount invested in ETNs. The Portfolio's decision to sell its ETN holdings may be limited by the availability of a secondary market.
Issuer Risk. The value of a security held by the Portfolio may decline due to a number of factors affecting, or perceived to affect, the issuer of the security, such as, for example, management performance, financial leverage, and reduced demand for the issuer's goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.
Liquidity Risk. Liquidity risk is the risk that the Portfolio may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Portfolio to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. The Portfolio may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Portfolio. In some cases, due to unanticipated levels of illiquidity the Portfolio may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.
Management Risk. The Portfolio is an actively managed investment portfolio. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Mortgage-Related and Other Asset-Backed Securities Risk. Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed income investments. Mortgage-related securities represent a participation in, or are secured by, mortgage loans. Other asset-backed securities are typically structured like mortgage-related securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include, for example, items such as motor vehicle installment sales or installment loan contracts, leases on various types of real and personal property, and receivables from credit card agreements. During periods of falling interest rates, mortgage-related and other asset-backed securities, which typically provide the issuer with the right to prepay the security prior to maturity, may be prepaid, which may result in the Fund having to reinvest the proceeds in other investments at lower interest rates. During periods of rising interest rates, the average life of mortgage-related and other asset-backed securities may extend because of slower-than expected principal payments. This may lock in a below market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. As a result, mortgage-related and other asset-backed securities may have less potential for capital appreciation during periods of declining interest rates than other debt securities of comparable maturities, although they may have a similar risk of decline in market values during periods of rising interest rates. Prepayment rates are difficult to predict and the potential impact of prepayments on the value of a mortgage-related or other asset-backed security depends on the terms of the instrument and can result in significant volatility. The price of a mortgage-related or other asset-backed security also depends on the credit quality and adequacy of the underlying assets or collateral. Defaults on the underlying assets, if any, may impair the value of a mortgage-related or other asset-backed security. For some asset-backed securities in which the Fund invests, such as those backed by credit card receivables, the underlying cash flows may not be supported by a security interest in a related asset. Moreover, the values of mortgage-related and other asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence or malfeasance by their servicers and to the credit risk of their servicers. In certain situations, the mishandling of related documentation may also affect the rights of securities holders in and to the underlying collateral. There may be legal and practical limitations on the enforceability of any security interest granted with respect to underlying assets, or the value of the underlying assets, if any, may be insufficient if the issuer defaults.
In a “forward roll” transaction, the Fund will sell a mortgage-related security to a bank or other permitted entity and simultaneously agree to purchase a similar security from the institution at a later date at an agreed upon price. The mortgage securities that are purchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. The values of such transactions will be affected by many of the same factors that affect the values of mortgage-related securities generally. In addition, forward roll transactions may have the effect of creating investment leverage in the Fund.
Non-U.S. Securities Risk: Investments in securities of non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in securities of U.S. issuers. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by entities with significant exposure to non-U.S. countries. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. securities are normally denominated and traded in currencies other than the U.S. dollar, the value of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. entities are less liquid and at times more volatile than securities of comparable U.S. entities, and could become subject to sanctions or embargoes that adversely affect the Portfolio's investment. Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Portfolio's investments in certain non-U.S. countries. Investments in securities of non-U.S. issuers also are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters occurring in a country where the Portfolio invests could cause the Portfolio's investments in that country to experience gains or losses.
Real Estate Securities Risk. There are special risks associated with investment in securities of companies engaged in real property markets, including without limitation real estate investment trusts (“REITs”) and real estate operating companies. An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, including, by way of example, the possibility of declines in the value of real estate, losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, environmental liability, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Some real property companies have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property.
REIT Risk. In addition to the risks associated with investing in the securities of real property companies, REITs are subject to certain additional risks. REITs may be affected by changes in the values of the underlying properties that they own or operate. Further, REITs are dependent upon specialized management skills, and their investments may be concentrated in relatively few properties, or in a small geographic area or a single property type. REITs are also subject to heavy cash flow dependency and, as a result, are particularly reliant on the proper functioning of capital markets. A variety of economic and other factors may adversely affect a lessee's ability to meet its obligations to a REIT. In the event of a default by a lessee, the REIT may experience delays in enforcing its rights as a lessor and may incur substantial costs associated in protecting its investments. In addition, a REIT could possibly fail to qualify for tax free pass-through of income under the Internal Revenue Code, or to maintain its exemptions from registration under the U.S. Investment Company Act of 1940, which could have adverse consequences for the Fund. REITs are also subject to heavy cash flow dependency and, as a result, are particularly reliant on capital markets. Investments in REITs are also subject to the risks affecting equity markets generally. There are special risks associated with investment in securities of companies engaged in real property markets, including without limitation REITs and real estate operating companies. An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, as well as additional risks, such as poor performance by the manager of the real property company, adverse changes in tax laws, difficulties in valuing and disposing of real estate, and the effect of general declines in stock prices.
In addition to the risks associated with investing in the securities of real property companies, REITs are subject to certain additional risks. For example, REITs are dependent upon specialized management skills, and their investments may be concentrated in relatively few properties, or in a small geographic area or a single property type. REITs are also subject to heavy cash flow dependency, and, as a result, are particularly reliant on capital markets, as well as defaults by borrowers and self-liquidation.
Reinvestment Risk: Income from the Portfolio's portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio Interests.
Settlement Risk. Markets in different countries have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of transactions. Delays in settlement may increase credit risk to the Portfolio, limit the ability of the Portfolio to reinvest the proceeds of a sale of securities, hinder the ability of the Portfolio to lend its portfolio securities, and potentially subject the Portfolio to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Portfolio was delayed. Delays in the settlement of securities purchased by the Portfolio may limit the ability of the Portfolio to sell those securities at times and prices it considers desirable, and may subject the Portfolio to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Portfolio may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities sold by it, in order to meet its obligations to others.
Tax Risk-Qualifying Income. Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code. To qualify as a regulated investment company, a Fund must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from a Portfolio's investments in certain commodities-related investments may cause the corresponding Fund not to qualify as a regulated investment company. To the extent a Portfolio invests in exchange traded commodity trusts, or makes other commodities-related investments that may generate income that is not qualifying income, the corresponding Fund will seek to restrict the resulting income from such investments so that the Fund's non-qualifying income does not exceed 10% of its gross income. However, a Portfolio might generate more non-qualifying income than anticipated, might not be able to generate qualifying income in a particular taxable year at levels sufficient to meet the qualifying income test, or might not be able to determine the percentage of qualifying income it derives for a taxable year until after year-end. A Portfolio may also invest up to 25% of its total assets in one or more QPTPs, including ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Although income from QPTPs is generally qualifying income, if an ETP intending to qualify as a QPTP fails to qualify as a QPTP, the income generated from a Portfolio's investment in the ETP may not be qualifying income. There can be no guarantee that any ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of ETPs as QPTPs.
Under certain circumstances, a Fund may be able to cure a failure to meet the qualifying income test, but in order to do so the Fund may incur significant Fund-level taxes, which would effectively reduce (and could eliminate) the Fund's returns. If a Fund fails to qualify as a regulated investment company, the Fund will be subject to tax, which will reduce returns to shareholders. Such a failure will also alter the treatment of distributions to shareholders.
U.S. Government Securities Risk. U.S. Government securities, such as Treasury bills, notes and bonds and mortgage-backed securities guaranteed by the Government National Mortgage Association (Ginnie Mae), are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie

Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury nor supported by the full faith and credit of the U.S. Government. There is no assurance that the U.S. Government would provide financial support to its agencies and instrumentalities if not required to do so. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability, or investment character of securities issued by these entities. The value and liquidity of U.S. Government securities may be affected adversely by changes in the ratings of those securities. Securities issued by the U.S. Treasury historically have been considered to present minimal credit risk. The downgrade in the long-term U.S. credit rating by at least one major rating agency has introduced greater uncertainty about the ability of the U.S. to repay its obligations. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Portfolio's investments.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
When-Issued, TBA and Delayed Delivery Securities Risk. The Fund may purchase securities on a when-issued, to-be-announced (“TBA”) or delayed delivery basis and may purchase securities on a forward commitment basis. The purchase price of the securities is typically fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. The prices of the securities so purchased or sold are subject to market fluctuation. At the time of delivery of the securities, the value may be more or less than the purchase or sale price. Purchase of securities on a when-issued, TBA, delayed delivery, or forward commitment basis may give rise to investment leverage, and may result in increased volatility of the Fund's net asset value.
Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Master-Feeder Structure Risk: The Adviser also serves as investment adviser to a fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund and the Portfolio.
Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

SSGA AGGRESSIVE GLOBAL ALLOCATION PORTFOLIO
Investment Objective
The SSGA Aggressive Global Allocation Portfolio (the “Portfolio”) seeks to provide capital appreciation, with a secondary emphasis on current income.
The Portfolio's Principal Investment Strategy
SSGA Funds Management, Inc. (the “Adviser” or “SSGA FM”) invests the assets of the Portfolio among exchange traded products (“ETPs”) that provide exposure to domestic and international debt and equity securities with a larger allocation to equity securities than to other asset classes. These equity securities tend to be more volatile than traditional fixed income securities. The Portfolio typically allocates approximately 80% or more of its assets to equity securities, though this percentage can vary based on the Adviser's tactical decisions. The Portfolio's indirect holdings by virtue of investing in ETPs representing these asset classes consist of a diversified mix of domestic and international, including emerging market, equity securities across all market capitalizations, investment grade and high yield government and corporate bonds, inflation protected securities, mortgage pass through securities, commercial mortgage backed securities, asset backed securities, commodities and real estate investment trusts (“REITs”). The Portfolio, through its investments in ETPs, will generally invest at least 30% of its assets in securities of issuers economically tied to countries other than the United States and will generally hold securities of issuers economically tied to at least three countries, including the United States. In determining if a security is economically tied to a non-U.S. country, the Portfolio generally looks to the country of incorporation of the issuer as listed on Bloomberg L.P., a widely recognized provider of market information. However, the Adviser may determine a security is economically tied to a non-U.S. country based on other factors, such as an issuer's country of domicile, where more than 50% of an issuer's revenues are generated or where an issuer's primary exchange is located. As a result, a security may be economically tied to more than one country.
ETPs in which the Portfolio invests include exchange traded funds registered under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Underlying ETFs”), exchange traded commodity trusts; and exchange traded notes (“ETNs”). The Portfolio may invest in ETPs that are qualified publicly traded partnerships (“QPTPs”). In addition, the Portfolio may invest in certain ETPs that pay fees to the Adviser and its affiliates for management, marketing or other services.
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Affiliated ETP Risk: The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.
Below Investment Grade Securities Risk: Lower-quality debt securities (“high yield” or “junk” bonds) are considered predominantly speculative, and can involve a substantially greater risk of default than higher quality debt securities. They can be illiquid, and their values can have significant volatility and may decline significantly over short periods of time. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general.

Commodities Risk: Commodity prices can have significant volatility, and exposure to commodities can cause the net asset value of Portfolio Interests to decline or fluctuate in a rapid and unpredictable manner. A liquid secondary market may not exist for certain commodity investments, which may make it difficult for the Portfolio to sell them at a desirable price or at the price at which it is carrying them.
Debt Securities Risk: The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply.  The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of the Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk: Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Emerging Markets Risk: Risks of investing in emerging markets include, among others, greater political and economic instability, greater volatility in currency exchange rates, less developed securities markets, possible trade barriers, currency transfer restrictions, a more limited number of potential buyers and issuers, an emerging market country's dependence on revenue from particular commodities or international aid, less governmental supervision and regulation, unavailability of currency hedging techniques, differences in auditing and financial reporting standards, and less developed legal systems. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. These risks are generally greater for investments in frontier market countries, which typically have smaller economies or less developed capital markets than traditional emerging market countries.
Equity Investing Risk: The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer and also may decline due to general industry or market conditions that are not specifically related to a particular company. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time.
Exchange Traded Products Risk: The Portfolio is subject to substantially the same risks as those associated with the direct ownership of the securities represented by the ETPs in which it invests. In addition, the shares of certain ETPs may trade at a premium or discount to their intrinsic value (i.e., the market value may differ from the net asset value of an ETF's shares) for a number of reasons. For example, supply and demand for shares of an Underlying ETF or market disruptions may cause the market price of the Underlying ETF to deviate from the value of the Underlying ETF's investments, which may be exacerbated in less liquid markets. The value of an ETN may also differ from the valuation of its reference market due to changes in the issuer's credit rating. By investing in ETPs, the Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Portfolio interestholders directly bear in connection with the Portfolio's own operations.

Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates.
Liquidity Risk: Lack of a ready market or restrictions on resale may limit the ability of the Portfolio to sell a security at an advantageous time or price or at all. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. Illiquidity of the Portfolio's holdings may limit the ability of the Portfolio to obtain cash to meet redemptions on a timely basis.
Management Risk: The Portfolio is actively managed. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Mortgage-Related and Other Asset-Backed Securities Risk: Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed-income investments. During periods of falling interest rates, mortgage- and asset-backed securities may be called or prepaid, which may result in the Portfolio having to reinvest proceeds in other investments at a lower interest rate. During periods of rising interest rates, the average life of mortgage- and asset-backed securities may extend, which may lock in a below-market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. Enforcing rights against the underlying assets or collateral may be difficult, and the underlying assets or collateral may be insufficient if the issuer defaults.
Non-U.S. Securities Risk: Non-U.S. securities are subject to political, regulatory, and economic risks not present in domestic investments. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, legal, and financial report standards comparable to those in the Unites States. Further, such entities and/or their securities may be subject to risks associated with currency controls; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. Foreign governments may impose restrictions on the repatriation of capital to the U.S. In addition, when the Portfolio buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates and the risk that a foreign government could regulate foreign exchange transactions. In addition, to the extent investments are made in a limited number of countries, events in those countries will have a more significant impact on the Portfolio.
Real Estate Securities Risk: An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, including, by way of example, the possibility of declines in the value of real estate, losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, environmental liability, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Some real property companies have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property.
REIT Risk: In addition to the risks associated with investing in the securities of real property companies, real estate investment trusts (“REITs”) are subject to certain additional risks. REITs are dependent upon specialized management skills, and are also subject to heavy cash flow dependency which makes REITs particularly reliant on the proper functioning of capital markets.  Investments in REITs are also subject to the risks affecting equity markets generally. A variety of economic and other factors may adversely affect a lessee's ability to meet its obligations to a REIT. In the event of a default by a lessee, the REIT may experience delays in enforcing its rights as a lessor and may incur substantial costs associated in protecting its investments. A REIT could fail to qualify for favorable regulatory treatment.

Tax Risk-Qualifying Income: Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code. For purposes of determining whether a fund investing in the Portfolio qualifies for treatment as a regulated investment company, the fund is generally expected to be treated as if it held its share of the Portfolio's investments directly. To enable a fund investing all of its assets in the Portfolio to qualify as a regulated investment company, the Portfolio must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from the Portfolio's investments in certain commodities-related investments may cause a fund investing in the Portfolio not to qualify as a regulated investment company. To the extent the Portfolio invests in exchange traded commodity trusts, or makes other commodities-related investments that may generate income that is not qualifying income, a fund investing in the Portfolio will seek to restrict the resulting income from such investments so that the fund's non-qualifying income does not exceed 10% of its gross income. However, the Portfolio might generate more non-qualifying income than anticipated, might not be able to generate qualifying income in a particular taxable year at levels sufficient to meet the qualifying income test, or might not be able to determine the percentage of qualifying income it derives for a taxable year until after year-end. The Portfolio may also invest up to 25% of its total assets in one or more QPTPs, including ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Although income from QPTPs is generally qualifying income, if an ETP intending to qualify as a QPTP fails to qualify as a QPTP, the income generated from the Portfolio's investment in the ETP may not be qualifying income. There can be no guarantee that any ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of ETPs as QPTPs.
Under certain circumstances, a fund investing in the Portfolio may be able to cure a failure to meet the qualifying income test, but in order to do so, the fund may incur significant fund-level taxes, which would effectively reduce (and could eliminate) the fund's returns. If a fund investing in the Portfolio fails to qualify as a regulated investment company, the fund will be subject to tax, which will reduce returns to the fund's shareholders. Such a failure will also alter the treatment of distributions to the fund‘s shareholders.
U.S. Government Securities Risk: Certain U.S. Government securities are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury, are not supported by the full faith and credit of the U.S. Government, and involve increased credit risks.
When-Issued, TBA and Delayed Delivery Securities Risk: The Portfolio may purchase securities on a when-issued, to-be-announced (“TBA”) or delayed delivery basis and may purchase securities on a forward commitment basis. The purchase price of the securities is typically fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. At the time of delivery of the securities, the value may be more or less than the purchase or sale price. Purchase of securities on a when-issued, TBA, delayed delivery, or forward commitment basis may give rise to investment leverage, and may result in increased volatility of the Portfolio's net asset value. Default by, or bankruptcy of, a counterparty to a when-issued, TBA or delayed delivery transaction would expose the Portfolio to possible losses because of an adverse market action, expenses or delays in connection with the purchase or sale of the pools specified in such transaction.
Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Principal Strategies
The Adviser, in constructing each portfolio of securities, periodically establishes specific percentage targets for each asset class based on the Adviser's outlook for the economy and the financial markets. The Adviser then selects one or more ETPs for each asset class and allocates Portfolio assets based primarily on those percentage targets. ETPs include exchange traded funds (“ETFs”) registered under the 1940 Act (including actively-managed ETFs and index-based ETFs, which seek to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index), exchange traded commodity trusts, and ETNs. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. The Adviser periodically reallocates Portfolio assets based on its reassessment of the economy and the financial markets. In certain circumstances, a Portfolio may invest in securities other than ETPs, for example, to manage its cash balances.
Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Affiliated ETP Risk. The Adviser may receive management or other fees from Affiliated ETPs, as well as a management fee for managing the Fund. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio and, therefore, the Fund.
Below Investment Grade Securities Risk. Securities rated below investment-grade and unrated securities of comparable credit quality (commonly known as “high-yield bonds” or “junk bonds”) lack strong investment characteristics, are considered predominantly speculative with respect to the issuer's continuing ability to make principal and interest payments, and are subject to greater levels of credit, liquidity and market risk than higher-rated securities. They can involve a substantially greater risk of default than higher-rated securities, and their values can decline significantly over short periods of time. The lower ratings of junk bonds reflect a greater possibility that actual or perceived adverse changes in the financial condition of the issuer or in general economic conditions, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. If this were to occur, the values of such securities held by the Fund may fall substantially and the Fund could lose some or all of the value of its investment. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general, than higher quality debt securities. The market for lower quality debt securities can be less liquid than for higher quality debt securities, especially during periods of recession or general market decline, which could make it difficult at times for the Fund to sell certain securities at prices used in calculating the Fund's net asset value. These securities may have significant volatility.
Call/Prepayment Risk: Call/prepayment risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio earlier than expected or required. This may occur, for example, when there is a decline in interest rates, and an issuer of bonds or preferred stock redeems the bonds or stock in order to replace them with obligations on which it is required to pay a lower interest or dividend rate. It may also occur when there is an unanticipated increase in the rate at which mortgages or other receivables underlying mortgage- or asset-backed securities held by the Portfolio are prepaid. In any such case, the Portfolio may be forced to invest the prepaid amounts in lower-yielding investments, resulting in a decline in the Portfolio's income.

Commodities Risk. Commodity prices can have significant volatility, and exposure to commodities can cause the net asset value of the Fund's shares to decline or fluctuate in a rapid and unpredictable manner. The values of physical commodities or commodity-linked derivative instruments may be affected by changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, international economic, political and regulatory developments, and factors affecting a particular region, industry or commodity, such as drought, floods, or other weather conditions, livestock disease, changes in storage costs, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, and tariffs. Also, a liquid secondary market may not exist for certain commodity investments, which may make it difficult for the Fund to sell them at a desirable price or at the price at which it is carrying them. If the Fund has taken a long or short position in a commodity using futures contracts or other derivatives transactions, it might be required to take or make delivery of the underlying commodities under circumstances where it might not otherwise wish to do so. The Fund would incur a number of related costs and expenses, including, for example, transaction costs, transfer expenses, potentially adverse tax expenses, storage costs, and, in the case of a delivery requirement, the cost of purchasing the commodity for delivery. The commodity markets are subject to temporary distortions or other disruptions due to, among other factors, lack of liquidity, the participation of speculators, and government regulation and other actions. U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits may have the effect of distorting market pricing and limiting liquidity in the market for the contracts in question.
Credit Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by the Portfolio may be unable or unwilling, or may be perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. It includes the risk that the security will be downgraded by a credit rating agency; generally, lower credit quality issuers present higher credit risks. An actual or perceived decline in creditworthiness of an issuer of a fixed-income security held by the Portfolio may result in a decrease in the value of the security. It is possible that the ability of an issuer to meet its obligations will decline substantially during the period when the Portfolio owns securities of the issuer or that the issuer will default on its obligations or that the obligations of the issuer will be limited or restructured.
The credit rating assigned to any particular investment does not necessarily reflect the issuer's current financial condition and does not reflect an assessment of an investment's volatility or liquidity. Securities rated in the lowest category of investment grade are considered to have speculative characteristics. If a security held by the Portfolio loses its rating or its rating is downgraded, the Portfolio may nonetheless continue to hold the security in the discretion of the Adviser. In the case of asset-backed or mortgage-related securities, changes in the actual or perceived ability of the obligors on the underlying assets or mortgages may affect the values of those securities.
Currency Risk. Investments in issuers in different countries are often denominated in currencies different from the Portfolio's base currency. Changes in the values of those currencies relative to the Portfolio's base currency may have a positive or negative effect on the values of the Portfolio's investments denominated in those currencies. The values of other currencies relative to the Portfolio's base currency may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the European Monetary Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio's portfolio investments.
Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of a Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk. American Depositary Receipts (“ADRs”) are typically trust receipts issued by a U.S. bank or trust company that evidence an indirect interest in underlying securities issued by a foreign entity. Global Depositary Receipts (“GDRs”), European Depositary Receipts (“EDRs”), and other types of depositary receipts are typically issued by non-U.S. banks or financial institutions to evidence an interest in underlying securities issued by either a U.S. or a non-U.S. entity. Investments in non-U.S. issuers through ADRs, GDRs, EDRs, and other types of depositary receipts generally involve risks applicable to other types of investments in non-U.S. issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. There may be less publicly available information regarding the issuer of the securities underlying a depositary receipt than if those securities were traded directly in U.S. securities markets. Depositary receipts may or may not be sponsored by the issuers of the underlying securities, and information regarding issuers of securities underlying unsponsored depositary receipts may be more limited than for sponsored depositary receipts. The values of depositary receipts may decline for a number of reasons relating to the issuers or sponsors of the depositary receipts, including, but not limited to, insolvency of the issuer or sponsor. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Emerging Markets Risk. Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets. This may be due to, among other things, the possibility of greater market volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability, greater reliance on a few industries, international trade or revenue from particular commodities, less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment policy as compared to those typically found in a developed market. In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to the Portfolio's base currency. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements can result in losses. For these and other reasons, investments in emerging markets are often considered speculative.
Equity Investing Risk. The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer, such as management performance, financial leverage, non-compliance with regulatory requirements, and reduced demand for the issuer's goods or services. The values of equity securities also may decline due to general industry or market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time. The Portfolio may continue to accept purchases in the Portfolio and to make additional investments in equity securities even under general market conditions that the Adviser views as unfavorable for equity securities.
Exchange Traded Products Risk. The Fund is subject to substantially the same risks as those associated with the direct ownership of the securities or other assets represented by the ETPs in which the Fund invests. The shares of certain ETPs may trade at a premium or discount to their net asset values. For example, supply and demand for shares of an underlying ETF or market disruptions may cause the market price of the underlying ETF to deviate from the value of the underlying ETF's investments, which may be exacerbated in less liquid markets. By investing in ETPs, the Fund bears the proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Fund and its shareholders directly bear in connection with the Fund's operations.
Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may increase the period of time during which an investment earns a below-market interest rate, increase the security's duration and reduce the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.
Interest Rate Risk. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in the Portfolio's income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of the Portfolio's investments.
Investments in Exchange Traded Commodity Trusts: An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange. Shares may trade at a discount or premium to the value of the holdings of the trusts. Investments in exchange traded commodity trusts are subject to brokerage and other trading costs. Exchange traded commodity trusts are not investment companies registered under the 1940 Act and are not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, in connection with any such investments, the Portfolio will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA. As with other investments in commodities, investments in exchange traded commodity trusts may increase the risk that investors in the Portfolio may not qualify as “regulated investment companies” under the Internal Revenue Code. If an investment company investing in the Portfolio fails to qualify as a regulated investment company, that investment company may be subject to tax, potentially reducing returns to shareholders. Such a failure will also alter the treatment of distributions to its shareholders. These risks are described more thoroughly under “Tax Risk-Qualifying Income.”
Investments in ETFs: As a shareholder of another investment company, the Portfolio relies on that investment company to achieve its investment objective. If the investment company fails to achieve its objective, the value of the Portfolio's investment could decline, which could adversely affect the Portfolio's performance. By investing in another investment company, Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses of the other investment company, if applicable, in addition to the fees and expenses that the Portfolio and its interestholders directly bear in connection with the Portfolio's operations. The Portfolio may invest in ETFs that are not registered or regulated under the 1940 Act. These instruments typically hold commodities, such as gold or oil, currency or other property that is itself not a security (see also “Investments in Exchange Traded Commodity Trusts” below). Federal securities laws impose limitations on the Portfolio's ability to invest in other investment companies.

Because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, their shares potentially may trade at a discount or premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. In addition, because the value of ETF shares depends on the demand in the market and such value may deviate from the net asset value of the ETF, the Adviser may not be able to liquidate the Portfolio's holdings at the most optimal time, especially times of extreme market stress, which could adversely affect the Portfolio‘s performance.
Investments in ETNs. Exchange traded notes (“ETNs”) generally are senior, unsecured, unsubordinated debt securities issued by a sponsor, such as an investment bank. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political or geographic events that affect the referenced market. Because ETNs are debt securities, they are subject to credit risk. If the issuer has financial difficulties or becomes insolvent or bankrupt, the Portfolio may not receive the return it was promised and could lose its entire investment. If a rating agency lowers the credit rating of the issuer of an ETN, the value of the ETN may decline; a lower credit rating reflects a greater risk that the issuer will default on its obligation. There are typically no periodic interest payments for ETNs, and the amount of principal payable at maturity may decline, depending in part on the performance of an underlying index or asset. As is the case with ETFs, an investor could lose some of or the entire amount invested in ETNs. The Portfolio's decision to sell its ETN holdings may be limited by the availability of a secondary market.
Issuer Risk. The value of a security held by the Portfolio may decline due to a number of factors affecting, or perceived to affect, the issuer of the security, such as, for example, management performance, financial leverage, and reduced demand for the issuer's goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.
Liquidity Risk. Liquidity risk is the risk that the Portfolio may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Portfolio to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. The Portfolio may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Portfolio. In some cases, due to unanticipated levels of illiquidity the Portfolio may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.
Management Risk. The Portfolio is an actively managed investment portfolio. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Mortgage-Related and Other Asset-Backed Securities Risk. Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed income investments. Mortgage-related securities represent a participation in, or are secured by, mortgage loans. Other asset-backed securities are typically structured like mortgage-related securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include, for example, items such as motor vehicle installment sales or installment loan contracts, leases on various types of real and personal property, and receivables from credit card agreements. During periods of falling interest rates, mortgage-related and other asset-backed securities, which typically provide the issuer with the right to prepay the security prior to maturity, may be prepaid, which may result in the Fund having to reinvest the proceeds in other investments at lower interest rates.

During periods of rising interest rates, the average life of mortgage-related and other asset-backed securities may extend because of slower-than expected principal payments. This may lock in a below market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. As a result, mortgage-related and other asset-backed securities may have less potential for capital appreciation during periods of declining interest rates than other debt securities of comparable maturities, although they may have a similar risk of decline in market values during periods of rising interest rates. Prepayment rates are difficult to predict and the potential impact of prepayments on the value of a mortgage-related or other asset-backed security depends on the terms of the instrument and can result in significant volatility. The price of a mortgage-related or other asset-backed security also depends on the credit quality and adequacy of the underlying assets or collateral. Defaults on the underlying assets, if any, may impair the value of a mortgage-related or other asset-backed security. For some asset-backed securities in which the Fund invests, such as those backed by credit card receivables, the underlying cash flows may not be supported by a security interest in a related asset. Moreover, the values of mortgage-related and other asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence or malfeasance by their servicers and to the credit risk of their servicers. In certain situations, the mishandling of related documentation may also affect the rights of securities holders in and to the underlying collateral. There may be legal and practical limitations on the enforceability of any security interest granted with respect to underlying assets, or the value of the underlying assets, if any, may be insufficient if the issuer defaults.
In a “forward roll” transaction, the Fund will sell a mortgage-related security to a bank or other permitted entity and simultaneously agree to purchase a similar security from the institution at a later date at an agreed upon price. The mortgage securities that are purchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. The values of such transactions will be affected by many of the same factors that affect the values of mortgage-related securities generally. In addition, forward roll transactions may have the effect of creating investment leverage in the Fund.
Non-U.S. Securities Risk: Investments in securities of non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in securities of U.S. issuers. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by entities with significant exposure to non-U.S. countries. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. securities are normally denominated and traded in currencies other than the U.S. dollar, the value of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. entities are less liquid and at times more volatile than securities of comparable U.S. entities, and could become subject to sanctions or embargoes that adversely affect the Portfolio's investment. Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Portfolio's investments in certain non-U.S. countries. Investments in securities of non-U.S. issuers also are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters occurring in a country where the Portfolio invests could cause the Portfolio's investments in that country to experience gains or losses.
Real Estate Securities Risk. There are special risks associated with investment in securities of companies engaged in real property markets, including without limitation real estate investment trusts (“REITs”) and real estate operating companies. An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, including, by way of example, the possibility of declines in the value of real estate, losses from casualty or condemnation, and changes in local and general economic conditions, supply and demand, interest rates, environmental liability, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Some real property companies have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property.
REIT Risk. In addition to the risks associated with investing in the securities of real property companies, REITs are subject to certain additional risks. REITs may be affected by changes in the values of the underlying properties that they own or operate. Further, REITs are dependent upon specialized management skills, and their investments may be concentrated in relatively few properties, or in a small geographic area or a single property type. REITs are also subject to heavy cash flow dependency and, as a result, are particularly reliant on the proper functioning of capital markets. A variety of economic and other factors may adversely affect a lessee's ability to meet its obligations to a REIT. In the event of a default by a lessee, the REIT may experience delays in enforcing its rights as a lessor and may incur substantial costs associated in protecting its investments. In addition, a REIT could possibly fail to qualify for tax free pass-through of income under the Internal Revenue Code, or to maintain its exemptions from registration under the U.S. Investment Company Act of 1940, which could have adverse consequences for the Fund. REITs are also subject to heavy cash flow dependency and, as a result, are particularly reliant on capital markets. Investments in REITs are also subject to the risks affecting equity markets generally. There are special risks associated with investment in securities of companies engaged in real property markets, including without limitation REITs and real estate operating companies. An investment in a real property company may be subject to risks similar to those associated with direct ownership of real estate, as well as additional risks, such as poor performance by the manager of the real property company, adverse changes in tax laws, difficulties in valuing and disposing of real estate, and the effect of general declines in stock prices.
In addition to the risks associated with investing in the securities of real property companies, REITs are subject to certain additional risks. For example, REITs are dependent upon specialized management skills, and their investments may be concentrated in relatively few properties, or in a small geographic area or a single property type. REITs are also subject to heavy cash flow dependency, and, as a result, are particularly reliant on capital markets, as well as defaults by borrowers and self-liquidation.
Reinvestment Risk: Income from the Portfolio's portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio Interests.
Settlement Risk. Markets in different countries have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of transactions. Delays in settlement may increase credit risk to the Portfolio, limit the ability of the Portfolio to reinvest the proceeds of a sale of securities, hinder the ability of the Portfolio to lend its portfolio securities, and potentially subject the Portfolio to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Portfolio was delayed. Delays in the settlement of securities purchased by the Portfolio may limit the ability of the Portfolio to sell those securities at times and prices it considers desirable, and may subject the Portfolio to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Portfolio may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities sold by it, in order to meet its obligations to others.
Tax Risk-Qualifying Income. Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code. To qualify as a regulated investment company, a Fund must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from a Portfolio's investments in certain commodities-related investments may cause the corresponding Fund not to qualify as a regulated investment company. To the extent a Portfolio invests in exchange traded commodity trusts, or makes other commodities-related investments that may generate income that is not qualifying income, the corresponding Fund will seek to restrict the resulting income from such investments so that the Fund's non-qualifying income does not exceed 10% of its gross income. However, a Portfolio might generate more non-qualifying income than anticipated, might not be able to generate qualifying income in a particular taxable year at levels sufficient to meet the qualifying income test, or might not be able to determine the percentage of qualifying income it derives for a taxable year until after year-end. A Portfolio may also invest up to 25% of its total assets in one or more QPTPs, including ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Although income from QPTPs is generally qualifying income, if an ETP intending to qualify as a QPTP fails to qualify as a QPTP, the income generated from a Portfolio's investment in the ETP may not be qualifying income. There can be no guarantee that any ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of ETPs as QPTPs.
Under certain circumstances, a Fund may be able to cure a failure to meet the qualifying income test, but in order to do so the Fund may incur significant Fund-level taxes, which would effectively reduce (and could eliminate) the Fund's returns. If a Fund fails to qualify as a regulated investment company, the Fund will be subject to tax, which will reduce returns to shareholders. Such a failure will also alter the treatment of distributions to shareholders.

U.S. Government Securities Risk. U.S. Government securities, such as Treasury bills, notes and bonds and mortgage-backed securities guaranteed by the Government National Mortgage Association (Ginnie Mae), are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury nor supported by the full faith and credit of the U.S. Government. There is no assurance that the U.S. Government would provide financial support to its agencies and instrumentalities if not required to do so. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability, or investment character of securities issued by these entities. The value and liquidity of U.S. Government securities may be affected adversely by changes in the ratings of those securities. Securities issued by the U.S. Treasury historically have been considered to present minimal credit risk. The downgrade in the long-term U.S. credit rating by at least one major rating agency has introduced greater uncertainty about the ability of the U.S. to repay its obligations. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Portfolio's investments.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
When-Issued, TBA and Delayed Delivery Securities Risk. The Fund may purchase securities on a when-issued, to-be-announced (“TBA”) or delayed delivery basis and may purchase securities on a forward commitment basis. The purchase price of the securities is typically fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. The prices of the securities so purchased or sold are subject to market fluctuation. At the time of delivery of the securities, the value may be more or less than the purchase or sale price. Purchase of securities on a when-issued, TBA, delayed delivery, or forward commitment basis may give rise to investment leverage, and may result in increased volatility of the Fund's net asset value.
Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Master-Feeder Structure Risk: The Adviser also serves as investment adviser to a fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund and the Portfolio.

Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

BLACKSTONE / GSO SENIOR LOAN PORTFOLIO
Investment Objective
The investment objective of the Blackstone / GSO Senior Loan Portfolio (the “Portfolio”) is to provide current income consistent with the preservation of capital.
The Portfolio's Principal Investment Strategy
In pursuing its investment objective, the Portfolio seeks to outperform the Markit iBoxx USD Liquid Leveraged Loan Index (the “Primary Index”) and the S&P/LSTA U.S. Leveraged Loan 100 Index (the “Secondary Index”) by normally investing at least 80% of its net assets (plus any borrowings for investment purposes) in Senior Loans. For purposes of this 80% test, “Senior Loans” are first lien senior secured floating rate bank loans. A Senior Loan is an advance or commitment of funds made by one or more banks or similar financial institutions, including the Portfolio, to one or more corporations, partnerships or other business entities and pays interest at a floating or adjusting rate that is determined periodically at a designated premium above a base lending rate, most commonly the London Interbank Offered Rate (“LIBOR”). A Senior Loan is senior to all unsecured claims against the borrower and senior or equal to all other secured claims, meaning that, in the event of a bankruptcy, the Senior Loan, together with other first lien claims, is entitled to be the first to be repaid out of proceeds of the assets securing the loans, before other existing claims or interests receive repayment. However, in bankruptcy proceedings, there may be other claims, such as taxes or additional advances that take precedence. The Primary Index is composed of the 100 most liquid Senior Loans in the market, while the Secondary Index is composed of the 100 largest Senior Loans in the market, as measured by the borrowed amounts outstanding. The Portfolio intends to hold a large percentage of the components of the Primary and Secondary Indexes. It is anticipated that the Portfolio will invest approximately 50% to 75% of its net assets in Senior Loans that are eligible for inclusion in the Primary and/or Secondary Indexes. Each of the Portfolio's Senior Loan investments is expected to have no less than $250 million par outstanding.
The Portfolio invests in Senior Loans that are made predominantly to businesses operating in North America, but may also invest in Senior Loans made to businesses operating outside of North America. The Portfolio may invest in Senior Loans directly, either from the borrower as part of a primary issuance or in the secondary market through assignments of portions of Senior Loans from third parties, or participations in Senior Loans, which are contractual relationships with an existing lender in a loan facility whereby the Portfolio purchases the right to receive principal and interest payments on a loan but the existing lender remains the record holder of the loan. Under normal market conditions, the Portfolio expects to maintain an average duration of less than 90 days.
In selecting securities for the Portfolio, the Portfolio's sub-adviser, GSO / Blackstone Debt Funds Management LLC (the “Sub-Adviser” or “GSO / Blackstone”), seeks to construct a portfolio of loans that it believes is less volatile than the general loan market. In addition, when making investments, the Sub-Adviser seeks to maintain appropriate liquidity and price transparency for the Portfolio. On an on-going basis, the Sub-Adviser adds or removes those individual loans that it believes will cause the Portfolio to outperform or underperform, respectively, the Primary and Secondary Indexes.
When identifying prospective investment opportunities in Senior Loans, the Sub-Adviser currently intends to invest principally in Senior Loans that are below investment grade quality and will rely on fundamental credit analysis in an effort to attempt to minimize the loss of the Portfolio's capital. While credit ratings assigned by Moody's Investors Services, Inc., Standard & Poor's Financial Services, LLC and/or Fitch Inc. (the “SROs” (statistical rating agencies)) will be considered, such ratings will not be determinative in the Sub-Adviser's process in the selection of specific debt securities (including Senior Loans). The Senior Loans and other securities that the Sub-Adviser is likely to select for investment in by the Portfolio will typically be rated below investment grade quality by one or more of the SROs or, if unrated, will typically, in the opinion of the Sub-Adviser, be of similar credit quality. If circumstances cause the Sub-Adviser to take a negative credit view on an existing investment the Portfolio may, if the Sub-Adviser believes that circumstances require, exit the investment. The circumstances giving rise to the Sub-Adviser's negative credit view may, but will not necessarily, coincide with a downgrade of the Senior Loan or other security's credit rating. The Sub-Adviser expects to invest in Senior Loans, other loans and bonds of companies, including high yield securities and Rule 144A securities, possessing the following attributes, which it believes will help generate higher risk adjusted total returns:

Leading, defensible market positions. The Sub-Adviser intends to invest in companies that it believes have developed strong positions within their respective markets and exhibit the potential to maintain sufficient cash flows and profitability to service their obligations in a range of economic environments. The Sub-Adviser will seek companies that it believes possess advantages in scale, scope, customer loyalty, product pricing, or product quality versus their competitors, thereby minimizing business risk and protecting profitability.
Investing in companies with positive cash flow. The Sub-Adviser intends to invest primarily in established companies which have demonstrated a record of profitability and cash flows over several economic cycles. The Sub-Adviser believes such companies are well-positioned to maintain consistent cash flow to service and repay their obligations and maintain growth in their businesses or market share. The Sub-Adviser does not intend to invest in primarily start-up companies, companies in turnaround situations or companies with speculative business plans.
Proven management teams. The Sub-Adviser intends to focus on investments in which the target company has an experienced management team with an established track record of success. The Sub-Adviser will typically require companies to have in place proper incentives to align management's goals with the Portfolio's goals.
Private equity sponsorship. Often the Sub-Adviser will seek to participate in transactions sponsored by what it believes to be high-quality private equity firms. The Sub-Adviser believes that a private equity sponsor's willingness to invest significant sums of equity capital into a company is an implicit endorsement of the quality of the investment. Further, private equity sponsors of companies with significant investments at risk have the ability and a strong incentive to contribute additional capital in difficult economic times should operational issues arise.
Diversification, concentration and reliance on other lenders. The Sub-Adviser will seek to invest broadly among companies and industries, thereby potentially reducing the risk of a downturn in any one company or industry having a disproportionate impact on the value of the Portfolio's portfolio. While the Portfolio does not treat banks originating loans as the issuers of such loans, it is possible that under a different interpretation the Portfolio may be deemed to concentrate its investments in the financial services industries. Loans, and the collateral securing them, are typically monitored by agents for the lenders, which may be the originating bank or banks. The Portfolio may be affected by the creditworthiness of the agent bank and other intermediate participants in a Senior Loan, in addition to the borrower, since rights that may exist under the loan against the borrower if the borrower defaults are typically asserted by or through the agent bank or intermediate participant. Agents are typically large commercial banks, although for Senior Loans that are not broadly syndicated they can also include thrift institutions, insurance companies or finance companies (or their affiliates). Such companies may be especially susceptible to the effects of changes in interest rates resulting from changes in U.S. or foreign fiscal or monetary policies, governmental regulations affecting capital raising activities or other economic or market fluctuations.
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Below Investment Grade Securities Risk: The securities (including bank loans) in which the Portfolio primarily invests will typically be rated below investment grade. Lower-quality debt securities (“high yield” or “junk” bonds) are considered predominantly speculative, and can involve a substantially greater risk of default than higher quality debt securities. They can be illiquid, and their values can have significant volatility and may decline significantly over short periods of time. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general.
Debt Securities Risk: The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply.  The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of the Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk: Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates.
Liquidity Risk: Lack of a ready market or restrictions on resale may limit the ability of the Portfolio to sell a security at an advantageous time or price or at all. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. Illiquidity of the Portfolio's holdings may limit the ability of the Portfolio to obtain cash to meet redemptions on a timely basis.
Management Risk: The Portfolio is actively managed. The Sub-Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Sub-Adviser's investment techniques and decisions will produce the desired results.
Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Non-U.S. Securities Risk: Non-U.S. securities are subject to political, regulatory, and economic risks not present in domestic investments. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, legal, and financial report standards comparable to those in the Unites States. Further, such entities and/or their securities may be subject to risks associated with currency controls; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. Foreign governments may impose restrictions on the repatriation of capital to the U.S. In addition, when the Portfolio buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates and the risk that a foreign government could regulate foreign exchange transactions. In addition, to the extent investments are made in a limited number of countries, events in those countries will have a more significant impact on the Portfolio.
Restricted Securities Risk: The Portfolio may hold securities that have not been registered for sale to the public under the U.S. federal securities laws. There can be no assurance that a trading market will exist at any time for any particular restricted security. Limitations on the resale of these securities may have an adverse effect on their marketability, and may prevent the Portfolio from disposing of them promptly at reasonable prices. The Portfolio may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Also, restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility.
Senior Loan Risk: Investments in Senior Loans are subject to credit risk and general investment risk. Credit risk refers to the possibility that the borrower of a Senior Loan will be unable and/or unwilling to make timely interest payments and/or repay the principal on its obligation. Default in the payment of interest or principal on a Senior Loan will result in a reduction in the value of the Senior Loan and consequently a reduction in the value of the Portfolio's investments and a potential decrease in the net asset value (“NAV”) of the Portfolio. Senior Loans are also subject to the risk that the value of the collateral securing a Senior Loan may decline, be insufficient to meet the obligations of the borrower or be difficult to liquidate. In addition, the Portfolio's access to the collateral may be limited by bankruptcy or other insolvency laws. Further, loans held by the Portfolio may not be considered securities and, therefore, purchasers, such as the Portfolio, may not be entitled to rely on the strong anti-fraud protections of the federal securities laws. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the Senior Loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Portfolio, such as invalidation of Senior Loans or causing interest previously paid to be refunded to the borrower. Senior Loans are also subject to below investment grade securities risks and liquidity risks described below.
Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Principal Strategies
The Adviser and Sub-Adviser manage the investments of the Portfolio.
Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Below Investment Grade Securities Risk. Securities rated below investment-grade and unrated securities of comparable credit quality (commonly known as “high-yield bonds” or “junk bonds”) lack strong investment characteristics, are considered predominantly speculative with respect to the issuer's continuing ability to make principal and interest payments, and are subject to greater levels of credit, liquidity and market risk than higher-rated securities. They can involve a substantially greater risk of default than higher-rated securities, and their values can decline significantly over short periods of time. The lower ratings of junk bonds reflect a greater possibility that actual or perceived adverse changes in the financial condition of the issuer or in general economic conditions, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. If this were to occur, the values of such securities held by the Fund may fall substantially and the Fund could lose some or all of the value of its investment. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general, than higher quality debt securities. The market for lower quality debt securities can be less liquid than for higher quality debt securities, especially during periods of recession or general market decline, which could make it difficult at times for the Fund to sell certain securities at prices used in calculating the Fund's net asset value. These securities may have significant volatility.
Call/Prepayment Risk: Call/prepayment risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio earlier than expected or required. This may occur, for example, when there is a decline in interest rates, and an issuer of bonds or preferred stock redeems the bonds or stock in order to replace them with obligations on which it is required to pay a lower interest or dividend rate. It may also occur when there is an unanticipated increase in the rate at which mortgages or other receivables underlying mortgage- or asset-backed securities held by the Portfolio are prepaid. In any such case, the Portfolio may be forced to invest the prepaid amounts in lower-yielding investments, resulting in a decline in the Portfolio's income.

Credit Risk (SPDR Blackstone / GSO Senior Loan ETF only). Issuers may not be able to repay the principal or interest on securities (including loans), which may result in the Portfolio losing money. There may be economic or political changes that impact the ability of issuers to repay principal and to make interest payments on securities. Changes to the financial condition or credit rating of issuers may also adversely affect the value of the assets of the Portfolio.
Currency Risk. Investments in issuers in different countries are often denominated in currencies different from the Portfolio's base currency. Changes in the values of those currencies relative to the Portfolio's base currency may have a positive or negative effect on the values of the Portfolio's investments denominated in those currencies. The values of other currencies relative to the Portfolio's base currency may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the European Monetary Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio's portfolio investments.
Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of a Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk. American Depositary Receipts (“ADRs”) are typically trust receipts issued by a U.S. bank or trust company that evidence an indirect interest in underlying securities issued by a foreign entity. Global Depositary Receipts (“GDRs”), European Depositary Receipts (“EDRs”), and other types of depositary receipts are typically issued by non-U.S. banks or financial institutions to evidence an interest in underlying securities issued by either a U.S. or a non-U.S. entity. Investments in non-U.S. issuers through ADRs, GDRs, EDRs, and other types of depositary receipts generally involve risks applicable to other types of investments in non-U.S. issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. There may be less publicly available information regarding the issuer of the securities underlying a depositary receipt than if those securities were traded directly in U.S. securities markets. Depositary receipts may or may not be sponsored by the issuers of the underlying securities, and information regarding issuers of securities underlying unsponsored depositary receipts may be more limited than for sponsored depositary receipts. The values of depositary receipts may decline for a number of reasons relating to the issuers or sponsors of the depositary receipts, including, but not limited to, insolvency of the issuer or sponsor. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may increase the period of time during which an investment earns a below-market interest rate, increase the security's duration and reduce the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.

Interest Rate Risk. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in the Portfolio's income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of the Portfolio's investments.
Issuer Risk. The value of a security held by the Portfolio may decline due to a number of factors affecting, or perceived to affect, the issuer of the security, such as, for example, management performance, financial leverage, and reduced demand for the issuer's goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.
Lender Liability Risk. A number of U.S. judicial decisions have upheld judgments of borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, the Portfolio may be subject to allegations of lender liability.
In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (a) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower; (b) engages in other inequitable conduct to the detriment of such other creditors; (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”
Because affiliates of, or persons related to, the Adviser or Sub-Adviser may hold equity or other interests in obligors of the Portfolio, the Portfolio could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.
Liquidity Risk. Liquidity risk is the risk that the Portfolio may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Portfolio to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. The Portfolio may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Portfolio. In some cases, due to unanticipated levels of illiquidity the Portfolio may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.
Management Risk. The Portfolio is an actively managed investment portfolio. The Sub-Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Sub-Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Non-Senior Loans and Other Debt Securities Risk. Secured loans that are not first lien, loans that are unsecured and debt securities are subject to many of the same risks that affect Senior Loans; however they are often unsecured and/or lower in the issuer's capital structure than Senior Loans, and thus may be exposed to greater risk of default and lower recoveries in the event of a default. This risk can be further heightened in the case of below investment grade instruments. Additionally, most fixed-income securities are fixed-rate and thus are generally more susceptible than floating rate loans to price volatility related to changes in prevailing interest rates.
Non-U.S. Securities Risk: Investments in securities of non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in securities of U.S. issuers. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by entities with significant exposure to non-U.S. countries. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. securities are normally denominated and traded in currencies other than the U.S. dollar, the value of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. entities are less liquid and at times more volatile than securities of comparable U.S. entities, and could become subject to sanctions or embargoes that adversely affect the Portfolio's investment. Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Portfolio's investments in certain non-U.S. countries. Investments in securities of non-U.S. issuers also are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters occurring in a country where the Portfolio invests could cause the Portfolio's investments in that country to experience gains or losses.
Reinvestment Risk: Income from the Portfolio's portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio Interests.
Restricted Securities Risk. The Portfolio may hold securities that have not been registered for sale to the public under the U.S. federal securities laws pursuant to an exemption from registration. These securities may be less liquid than securities registered for sale to the general public. The liquidity of a restricted security may be affected by a number of factors, including, among others: (i) the creditworthiness of the issuer; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security; (v) the nature of any legal restrictions governing trading in the security; and (vi) the nature of the security and the nature of marketplace trades. There can be no assurance that a liquid trading market will exist at any time for any particular restricted security. Also, restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility.
Senior Loan Risk. Investments in Senior Loans are subject to credit risk and general investment risk. Credit risk refers to the possibility that the borrower of a Senior Loan will be unable and/or unwilling to make timely interest payments and/or repay the principal on its obligation. Default in the payment of interest or principal on a Senior Loan will result in a reduction in the value of the Senior Loan and consequently a reduction in the value of the Portfolio's investments and a potential decrease in the net asset value (“NAV”) of the Portfolio. Senior Loans are also subject to the risk that the value of the collateral securing a Senior Loan may decline, be insufficient to meet the obligations of the borrower or be difficult to liquidate. In addition, the Portfolio's access to the collateral may be limited by bankruptcy or other insolvency laws. Further, loans held by the Portfolio may not be considered securities and, therefore, purchasers, such as the Portfolio, may not be entitled to rely on the strong anti-fraud protections of the federal securities laws. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the Senior Loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Portfolio, such as invalidation of Senior Loans or causing interest previously paid to be refunded to the borrower. Senior Loans are also subject to high yield securities risks and liquidity risks described below.
Settlement Risk. Markets in different countries have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of transactions. Delays in settlement may increase credit risk to the Portfolio, limit the ability of the Portfolio to reinvest the proceeds of a sale of securities, hinder the ability of the Portfolio to lend its portfolio securities, and potentially subject the Portfolio to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Portfolio was delayed. Delays in the settlement of securities purchased by the Portfolio may limit the ability of the Portfolio to sell those securities at times and prices it considers desirable, and may subject the Portfolio to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Portfolio may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities sold by it, in order to meet its obligations to others.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Limitations on Transactions with Affiliates Risk. The 1940 Act limits the Portfolio's ability to enter into certain transactions with certain of its affiliates, including affiliates of the Sub-Adviser. As a result of these restrictions, the Portfolio may be prohibited from buying or selling any security directly from or to any portfolio company of a registered investment company or private equity fund managed by any affiliate of the Sub-Adviser, including The Blackstone Group L.P. The 1940 Act also prohibits certain “joint” transactions with certain of the Sub-Adviser's affiliates. These limitations may limit the scope of investment opportunities that would otherwise be available to the Portfolio.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Master-Feeder Structure Risk: The Adviser and Sub-Adviser also serve as investment adviser and sub-adviser to a fund that invests substantially all of its assets in the Portfolio (the “Fund”). Therefore, conflicts may arise as the Adviser and Sub-Adviser fulfill their respective fiduciary responsibilities to the Fund and the Portfolio.
Potential Conflicts of Interest Risk. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Portfolio. In the ordinary course of their business activities, the Sub-Adviser and its affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser and its affiliates or the interests of their clients may conflict with the interests of the Portfolio or the interestholders of the Portfolio. As part of its regular business, the Sub-Adviser or its affiliates provide a broad range of investment management, advisory, and other services. Because of such relationships, there may be certain investments that the Sub-Adviser will decline or be unable to make. In addition, employees of such affiliates may possess information relating to such issuers that is not known to the individuals at the Sub-Adviser. Those employees of the Sub-Adviser's affiliates will not be obligated to share any such information with the Sub-Adviser and may be prohibited by law or contract from doing so. The Sub-Adviser or certain of its affiliates may come into possession of material non-public information with respect to an issuer. Should this occur, the Sub-Adviser would be restricted from buying or selling securities or loans of the issuer on behalf of the Portfolio until such time as the information became public or was no longer deemed material, so as to preclude the Portfolio from participating in an investment.
Affiliates of the Sub-Adviser may represent creditors or debtors in proceedings under Chapter 11 of the Bankruptcy Code or prior to such filings. This involvement, for which GSO Capital Partners LP (collectively with its affiliates, “GSO”), The Blackstone Group L.P. (collectively with its affiliates, “Blackstone”) and their affiliates may be compensated, may limit or preclude the flexibility that the Portfolio may otherwise have to participate in restructurings and may force the Portfolio to sell securities issued by current or potential restructuring or reorganization clients of GSO, Blackstone and their affiliates.
Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

SSGA ULTRA SHORT TERM BOND PORTFOLIO
Investment Objective
The SSGA Ultra Short Term Bond Portfolio (the “Portfolio”) seeks to provide current income consistent with preservation of capital and daily liquidity through short duration high quality investments.
The Portfolio's Principal Investment Strategy
SSGA Funds Management, Inc. (the “Adviser” or “SSGA FM”) invests, under normal circumstances, at least 80% of the Portfolio's net assets (plus the amount of borrowings for investment purposes) in a diversified portfolio of U.S. dollar-denominated investment grade fixed income securities. The Portfolio primarily invests in investment grade fixed income securities that are rated at the time of purchase a minimum of A- or higher by Standard & Poor's Financial Services LLC and/or Fitch Inc., or A3 or higher by Moody's Investors Service, Inc., or, if unrated, determined by the management team to be of equivalent quality. The Portfolio invests in fixed and floating rate securities of varying maturities, such as corporate obligations (including commercial paper of U.S. and foreign entities, master notes, and medium term notes); government bonds (including U.S. Treasury Bills, notes, and bonds); agency securities; privately-issued securities; asset-backed and mortgage-backed securities; money market instruments (including U.S. and foreign bank time deposits, certificates of deposit, and banker acceptances) and other investment companies. The Portfolio may also invest in exchange traded products (“ETPs”). ETPs include exchange traded funds registered under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Underlying ETFs”) and exchange traded notes (“ETNs”). In addition, the Portfolio may invest in certain ETPs that pay fees to the Adviser and its affiliates for management, marketing or other services.
Under normal circumstances, the effective duration of the Portfolio is expected to be between three and nine months. Effective duration is a measure of the Portfolio's price sensitivity to changes in yields or interest rates; however, investors should be aware that effective duration is not an exact measurement and may not reliably predict a particular security's price sensitivity to changes in yield or interest rates. In addition, the Portfolio expects to maintain a weighted average maturity between six and eighteen months. Weighted average maturity is a U.S. dollar-weighted average of the remaining term to maturity of the underlying securities in the Portfolio. For the purposes of determining the Portfolio's weighted average maturity, a security's final maturity date, or for amortizing securities such as asset-backed and mortgage-backed securities, its weighted average life will be used for calculation purposes. The Adviser buys and sells securities for the Portfolio based on its analysis of credit quality and overall portfolio duration. The Portfolio and Fund are not money market funds and do not seek to maintain a stable net asset value of $1.00 per share.
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Affiliated ETP Risk: The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.
Debt Securities Risk: The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply.  The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of the Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk: Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Exchange Traded Products Risk: The Portfolio is subject to substantially the same risks as those associated with the direct ownership of the securities represented by the ETPs in which it invests. In addition, the shares of certain ETPs may trade at a premium or discount to their intrinsic value (i.e., the market value may differ from the net asset value of an ETF's shares) for a number of reasons. For example, supply and demand for shares of an Underlying ETF or market disruptions may cause the market price of the Underlying ETF to deviate from the value of the Underlying ETF's investments, which may be exacerbated in less liquid markets. The value of an ETN may also differ from the valuation of its reference market due to changes in the issuer's credit rating. By investing in ETPs, the Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Portfolio interestholders directly bear in connection with the Portfolio's own operations.
Financial Sector Risk: Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts (“REITs”)). Declining real estate values could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates.
Liquidity Risk: Lack of a ready market or restrictions on resale may limit the ability of the Portfolio to sell a security at an advantageous time or price or at all. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. Illiquidity of the Portfolio's holdings may limit the ability of the Portfolio to obtain cash to meet redemptions on a timely basis.
Management Risk: The Portfolio is actively managed. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.

Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. A major or unexpected increase in interest rates or a decline in the credit quality of an issuer or entity providing credit support, an inactive trading market for money market instruments, or adverse market, economic, industry, political, regulatory, geopolitical, and other conditions could cause a money market fund's share price to fall below $1.00. Recent changes in the regulation of money market funds may affect the operations and structures of such funds.
Mortgage-Related and Other Asset-Backed Securities Risk: Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed-income investments. During periods of falling interest rates, mortgage- and asset-backed securities may be called or prepaid, which may result in the Portfolio having to reinvest proceeds in other investments at a lower interest rate. During periods of rising interest rates, the average life of mortgage- and asset-backed securities may extend, which may lock in a below-market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. Enforcing rights against the underlying assets or collateral may be difficult, and the underlying assets or collateral may be insufficient if the issuer defaults.
Non-Diversification Risk: As a “non-diversified” fund, the Portfolio may hold a smaller number of portfolio securities than many other funds. To the extent the Portfolio invests in a relatively small number of issuers, a decline in the market value of a particular security held by the Portfolio may affect its value more than if it invested in a larger number of issuers. The value of Portfolio Interests may be more volatile than the values of shares of more diversified funds.
Non-U.S. Securities Risk: Non-U.S. securities are subject to political, regulatory, and economic risks not present in domestic investments. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, legal, and financial report standards comparable to those in the Unites States. Further, such entities and/or their securities may be subject to risks associated with currency controls; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. Foreign governments may impose restrictions on the repatriation of capital to the U.S. In addition, when the Portfolio buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates and the risk that a foreign government could regulate foreign exchange transactions. In addition, to the extent investments are made in a limited number of countries, events in those countries will have a more significant impact on the Portfolio.
Portfolio Turnover Risk: Frequent purchases and sales of portfolio securities may result in higher Portfolio expenses and may result in more significant distributions of short-term capital gains to investors, which are taxed as ordinary income.
Restricted Securities Risk: The Portfolio may hold securities that have not been registered for sale to the public under the U.S. federal securities laws. There can be no assurance that a trading market will exist at any time for any particular restricted security. Limitations on the resale of these securities may have an adverse effect on their marketability, and may prevent the Portfolio from disposing of them promptly at reasonable prices. The Portfolio may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Also, restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility.
Sovereign Debt Obligations Risk: Investments in debt securities issued by governments or by government agencies and instrumentalities involve the risk that the governmental entities responsible for repayment may be unable or unwilling to pay interest and repay principal when due. Many sovereign debt obligations may be rated below investment grade (“junk” bonds). Any restructuring of a sovereign debt obligation held by the Portfolio will likely have a significant adverse effect on the value of the obligation. In the event of default of sovereign debt, the Portfolio may be unable to pursue legal action against the sovereign issuer or to realize on collateral securing the debt.
U.S. Government Securities Risk: Certain U.S. Government securities are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury, are not supported by the full faith and credit of the U.S. Government, and involve increased credit risks.
U.S. Government Securities Risk: Certain U.S. Government securities are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury, are not supported by the full faith and credit of the U.S. Government, and involve increased credit risks.
Variable and Floating Rate Securities Risk: During periods of increasing interest rates, changes in the coupon rates of variable or floating rate securities may lag behind the changes in market rates or may have limits on the maximum increases in coupon rates. Alternatively, during periods of declining interest rates, the coupon rates on such securities will typically readjust downward resulting in a lower yield. In addition, investment in derivative variable rate securities, such as inverse floaters, whose rates vary inversely with market rates of interest, or range floaters or capped floaters, whose rates are subject to periodic or lifetime caps, or in securities that pay a rate of interest determined by applying a multiple to the variable rate involves special risks as compared to investment in a fixed-rate security and may involve leverage. Floating rate notes are generally subject to legal or contractual restrictions on resale, may trade infrequently, and their value may be impaired when the Portfolio needs to liquidate such loans.
Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Principal Strategies
The Adviser, in constructing each portfolio of securities, periodically establishes specific percentage targets for each asset class based on the Adviser's outlook for the economy and the financial markets. The Adviser then selects one or more ETPs for each asset class and allocates Portfolio assets based primarily on those percentage targets. ETPs include exchange traded funds (“ETFs”) registered under the 1940 Act (including actively-managed ETFs and index-based ETFs, which seek to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index), exchange traded commodity trusts, and ETNs. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. The Adviser periodically reallocates Portfolio assets based on its reassessment of the economy and the financial markets. In certain circumstances, a Portfolio may invest in securities other than ETPs, for example, to manage its cash balances.
Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and

Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Affiliated ETP Risk. The Adviser may receive management or other fees from Affiliated ETPs, as well as a management fee for managing the Fund. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio and, therefore, the Fund.
Call/Prepayment Risk: Call/prepayment risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio earlier than expected or required. This may occur, for example, when there is a decline in interest rates, and an issuer of bonds or preferred stock redeems the bonds or stock in order to replace them with obligations on which it is required to pay a lower interest or dividend rate. It may also occur when there is an unanticipated increase in the rate at which mortgages or other receivables underlying mortgage- or asset-backed securities held by the Portfolio are prepaid. In any such case, the Portfolio may be forced to invest the prepaid amounts in lower-yielding investments, resulting in a decline in the Portfolio's income.
Credit Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by the Portfolio may be unable or unwilling, or may be perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. It includes the risk that the security will be downgraded by a credit rating agency; generally, lower credit quality issuers present higher credit risks. An actual or perceived decline in creditworthiness of an issuer of a fixed-income security held by the Portfolio may result in a decrease in the value of the security. It is possible that the ability of an issuer to meet its obligations will decline substantially during the period when the Portfolio owns securities of the issuer or that the issuer will default on its obligations or that the obligations of the issuer will be limited or restructured.
The credit rating assigned to any particular investment does not necessarily reflect the issuer's current financial condition and does not reflect an assessment of an investment's volatility or liquidity. Securities rated in the lowest category of investment grade are considered to have speculative characteristics. If a security held by the Portfolio loses its rating or its rating is downgraded, the Portfolio may nonetheless continue to hold the security in the discretion of the Adviser. In the case of asset-backed or mortgage-related securities, changes in the actual or perceived ability of the obligors on the underlying assets or mortgages may affect the values of those securities.
Currency Risk. Investments in issuers in different countries are often denominated in currencies different from the Portfolio's base currency. Changes in the values of those currencies relative to the Portfolio's base currency may have a positive or negative effect on the values of the Portfolio's investments denominated in those currencies. The values of other currencies relative to the Portfolio's base currency may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the European Monetary Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio's portfolio investments.
Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of a Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Depositary Receipts Risk. American Depositary Receipts (“ADRs”) are typically trust receipts issued by a U.S. bank or trust company that evidence an indirect interest in underlying securities issued by a foreign entity. Global Depositary Receipts (“GDRs”), European Depositary Receipts (“EDRs”), and other types of depositary receipts are typically issued by non-U.S. banks or financial institutions to evidence an interest in underlying securities issued by either a U.S. or a non-U.S. entity. Investments in non-U.S. issuers through ADRs, GDRs, EDRs, and other types of depositary receipts generally involve risks applicable to other types of investments in non-U.S. issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities, the Portfolio will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. There may be less publicly available information regarding the issuer of the securities underlying a depositary receipt than if those securities were traded directly in U.S. securities markets. Depositary receipts may or may not be sponsored by the issuers of the underlying securities, and information regarding issuers of securities underlying unsponsored depositary receipts may be more limited than for sponsored depositary receipts. The values of depositary receipts may decline for a number of reasons relating to the issuers or sponsors of the depositary receipts, including, but not limited to, insolvency of the issuer or sponsor. Holders of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Exchange Traded Products Risk. The Fund is subject to substantially the same risks as those associated with the direct ownership of the securities or other assets represented by the ETPs in which the Fund invests. The shares of certain ETPs may trade at a premium or discount to their net asset values. For example, supply and demand for shares of an underlying ETF or market disruptions may cause the market price of the underlying ETF to deviate from the value of the underlying ETF's investments, which may be exacerbated in less liquid markets. By investing in ETPs, the Fund bears the proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that the Fund and its shareholders directly bear in connection with the Fund's operations.
Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may increase the period of time during which an investment earns a below-market interest rate, increase the security's duration and reduce the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.
Financial Sector Risk: Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts (“REITs”)). Declining real estate values could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.
Interest Rate Risk. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in the Portfolio's income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of the Portfolio's investments.
Investments in ETFs: As a shareholder of another investment company, the Portfolio relies on that investment company to achieve its investment objective. If the investment company fails to achieve its objective, the value of the Portfolio's investment could decline, which could adversely affect the Portfolio's performance. By investing in another investment company, Portfolio interestholders indirectly bear the Portfolio's proportionate share of any fees and expenses of the other investment company, if applicable, in addition to the fees and expenses that the Portfolio and its interestholders directly bear in connection with the Portfolio's operations. The Portfolio may invest in ETFs that are not registered or regulated under the 1940 Act. These instruments typically hold commodities, such as gold or oil, currency or other property that is itself not a security. Federal securities laws impose limitations on the Portfolio's ability to invest in other investment companies.
Because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, their shares potentially may trade at a discount or premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. In addition, because the value of ETF shares depends on the demand in the market and such value may deviate from the net asset value of the ETF, the Adviser may not be able to liquidate the Portfolio's holdings at the most optimal time, especially times of extreme market stress, which could adversely affect the Portfolio‘s performance.
Investments in ETNs. Exchange traded notes (“ETNs”) generally are senior, unsecured, unsubordinated debt securities issued by a sponsor, such as an investment bank. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political or geographic events that affect the referenced market. Because ETNs are debt securities, they are subject to credit risk. If the issuer has financial difficulties or becomes insolvent or bankrupt, the Portfolio may not receive the return it was promised and could lose its entire investment. If a rating agency lowers the credit rating of the issuer of an ETN, the value of the ETN may decline; a lower credit rating reflects a greater risk that the issuer will default on its obligation. There are typically no periodic interest payments for ETNs, and the amount of principal payable at maturity may decline, depending in part on the performance of an underlying index or asset. As is the case with ETFs, an investor could lose some of or the entire amount invested in ETNs. The Portfolio's decision to sell its ETN holdings may be limited by the availability of a secondary market.
Issuer Risk. The value of a security held by the Portfolio may decline due to a number of factors affecting, or perceived to affect, the issuer of the security, such as, for example, management performance, financial leverage, and reduced demand for the issuer's goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.

Liquidity Risk. Liquidity risk is the risk that the Portfolio may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Portfolio to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. The Portfolio may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Portfolio. In some cases, due to unanticipated levels of illiquidity the Portfolio may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.
Management Risk. The Portfolio is an actively managed investment portfolio. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Mortgage-Related and Other Asset-Backed Securities Risk. Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed income investments. Mortgage-related securities represent a participation in, or are secured by, mortgage loans. Other asset-backed securities are typically structured like mortgage-related securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include, for example, items such as motor vehicle installment sales or installment loan contracts, leases on various types of real and personal property, and receivables from credit card agreements. During periods of falling interest rates, mortgage-related and other asset-backed securities, which typically provide the issuer with the right to prepay the security prior to maturity, may be prepaid, which may result in the Fund having to reinvest the proceeds in other investments at lower interest rates. During periods of rising interest rates, the average life of mortgage-related and other asset-backed securities may extend because of slower-than expected principal payments. This may lock in a below market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. As a result, mortgage-related and other asset-backed securities may have less potential for capital appreciation during periods of declining interest rates than other debt securities of comparable maturities, although they may have a similar risk of decline in market values during periods of rising interest rates. Prepayment rates are difficult to predict and the potential impact of prepayments on the value of a mortgage-related or other asset-backed security depends on the terms of the instrument and can result in significant volatility. The price of a mortgage-related or other asset-backed security also depends on the credit quality and adequacy of the underlying assets or collateral. Defaults on the underlying assets, if any, may impair the value of a mortgage-related or other asset-backed security. For some asset-backed securities in which the Fund invests, such as those backed by credit card receivables, the underlying cash flows may not be supported by a security interest in a related asset. Moreover, the values of mortgage-related and other asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence or malfeasance by their servicers and to the credit risk of their servicers. In certain situations, the mishandling of related documentation may also affect the rights of securities holders in and to the underlying collateral. There may be legal and practical limitations on the enforceability of any security interest granted with respect to underlying assets, or the value of the underlying assets, if any, may be insufficient if the issuer defaults.
In a “forward roll” transaction, the Fund will sell a mortgage-related security to a bank or other permitted entity and simultaneously agree to purchase a similar security from the institution at a later date at an agreed upon price. The mortgage securities that are purchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. The values of such transactions will be affected by many of the same factors that affect the values of mortgage-related securities generally. In addition, forward roll transactions may have the effect of creating investment leverage in the Fund.
Non-Diversification Risk. As a “non-diversified” fund, the Portfolio may hold a smaller number of portfolio securities than many other funds. To the extent the Portfolio invests in a relatively small number of issuers, a decline in the market value of a particular security held by the Portfolio may affect its value more than if it invested in a larger number of issuers. The value of Portfolio Interests may be more volatile than the values of shares of more diversified funds.
Non-U.S. Securities Risk: Investments in securities of non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in securities of U.S. issuers. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by entities with significant exposure to non-U.S. countries. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. securities are normally denominated and traded in currencies other than the U.S. dollar, the value of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. entities are less liquid and at times more volatile than securities of comparable U.S. entities, and could become subject to sanctions or embargoes that adversely affect the Portfolio's investment. Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Portfolio's investments in certain non-U.S. countries. Investments in securities of non-U.S. issuers also are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters occurring in a country where the Portfolio invests could cause the Portfolio's investments in that country to experience gains or losses.
Portfolio Turnover Risk. The Fund may engage in active and frequent trading of its portfolio securities. Fund turnover generally involves a number of direct and indirect costs and expenses to the Fund, including, for example, brokerage commissions, dealer mark-ups and bid/asked spreads, and transaction costs on the sale of securities and reinvestment in other securities. The costs related to increased portfolio turnover have the effect of reducing the Fund's investment return, and the sale of securities by the Fund may result in the realization of taxable capital gains, including short-term capital gains.
Reinvestment Risk: Income from the Portfolio's portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio Interests.
Restricted Securities Risk. The Portfolio may hold securities that have not been registered for sale to the public under the U.S. federal securities laws pursuant to an exemption from registration. These securities may be less liquid than securities registered for sale to the general public. The liquidity of a restricted security may be affected by a number of factors, including, among others: (i) the creditworthiness of the issuer; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security; (v) the nature of any legal restrictions governing trading in the security; and (vi) the nature of the security and the nature of marketplace trades. There can be no assurance that a liquid trading market will exist at any time for any particular restricted security. Also, restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility.
Settlement Risk. Markets in different countries have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of transactions. Delays in settlement may increase credit risk to the Portfolio, limit the ability of the Portfolio to reinvest the proceeds of a sale of securities, hinder the ability of the Portfolio to lend its portfolio securities, and potentially subject the Portfolio to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Portfolio was delayed. Delays in the settlement of securities purchased by the Portfolio may limit the ability of the Portfolio to sell those securities at times and prices it considers desirable, and may subject the Portfolio to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Portfolio may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities sold by it, in order to meet its obligations to others.
Sovereign Debt Obligations Risk. Investments in debt securities issued by governments or by government agencies and instrumentalities involve the risk that the governmental entities responsible for repayment may be unable or unwilling to pay interest and repay principal when due. A governmental entity's willingness or ability to pay interest and repay principal in a timely manner may be affected by a variety of factors, including its cash flow, the size of its reserves, its access to foreign exchange, the relative size of its debt service burden to its economy as a whole, and political constraints. A governmental entity may default on its obligations or may require renegotiation or reschedule of debt payments. Any restructuring of a sovereign debt obligation held by the Portfolio will likely have a significant adverse effect on the value of the obligation. In the event of default of sovereign debt, the Portfolio may be unable to pursue legal action against the sovereign issuer or to realize on collateral securing the debt. The sovereign debt of many non-U.S. governments, including their sub-divisions and instrumentalities, is rated below investment grade. Sovereign debt risk may be greater for debt securities issued or guaranteed by emerging and/or frontier countries.
U.S. Government Securities Risk. U.S. Government securities, such as Treasury bills, notes and bonds and mortgage-backed securities guaranteed by the Government National Mortgage Association (Ginnie Mae), are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury nor supported by the full faith and credit of the U.S. Government. There is no assurance that the U.S. Government would provide financial support to its agencies and instrumentalities if not required to do so. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability, or investment character of securities issued by these entities. The value and liquidity of U.S. Government securities may be affected adversely by changes in the ratings of those securities. Securities issued by the U.S. Treasury historically have been considered to present minimal credit risk. The downgrade in the long-term U.S. credit rating by at least one major rating agency has introduced greater uncertainty about the ability of the U.S. to repay its obligations. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Portfolio's investments.
U.S. Treasury Obligations Risk: U.S. Treasury obligations may differ from other securities in their interest rates, maturities, times of issuance and other characteristics. Similar to other issuers, changes to the financial condition or credit rating of the U.S. government may cause the value of the Fund's U.S. Treasury obligations to decline. The total public debt of the United States as a percent of gross domestic product has grown rapidly since the beginning of the recent financial downturn. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented. A high national debt level may increase market pressures to meet government funding needs, which may drive debt cost higher and cause a country to sell additional debt, thereby increasing refinancing risk. A high national debt also raises concerns that a government will not be able to make principal or interest payments when they are due. In the worst case, unsustainable debt levels can cause a decline in the value of the dollar (which may lead to inflation), and can prevent the U.S. government from implementing effective counter-cyclical fiscal policy in economic downturns. On August 5, 2011, Standard & Poor's Ratings Services downgraded U.S. Treasury securities from AAA rating to AA+ rating. Standard & Poor's Ratings Services stated that its decision was prompted by its view on the rising public debt burden and its perception of greater policymaking uncertainty. A downgrade of the ratings of U.S. government debt obligations, which are often used as a benchmark for other borrowing arrangements, could result in higher interest rates for individual and corporate borrowers, cause disruptions in the international bond markets and have a substantial negative effect on the U.S. economy. A downgrade of U.S. Treasury securities from another ratings agency or a further downgrade below AA+ rating by Standard & Poor's Ratings Services may cause the value of the Fund's U.S. Treasury obligations to decline.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
Variable and Floating Rate Securities. Variable or floating rate securities are debt securities with variable or floating interest rates payments. Variable or floating rate securities bear rates of interest that are adjusted periodically according to formulae intended generally to reflect market rates of interest and allow the Portfolio to participate (determined in accordance with the terms of the securities) in increases in interest rates through upward adjustments of the coupon rates on the securities. However, during periods of increasing interest rates, changes in the coupon rates may lag behind the changes in market rates or may have limits on the maximum increases in coupon rates. Alternatively, during periods of declining interest rates, the coupon rates on such securities will typically readjust downward resulting in a lower yield. The Portfolio may also invest in variable or floating rate equity securities, whose dividend payments vary based on changes in market rates of interest or other factors.
In addition, investment in derivative variable rate securities, such as inverse floaters, whose rates vary inversely with market rates of interest, or range floaters or capped floaters, whose rates are subject to periodic or lifetime caps, or in securities that pay a rate of interest determined by applying a multiple to the variable rate involves special risks as compared to investment in a fixed-rate security and may involve leverage. The extent of increases and decreases in the values of derivative variable rate securities and the corresponding change to the net asset value of the Fund in response to changes in market rates of interest generally may be larger than comparable changes in the value of an equal principal amount of a fixed-rate security having similar credit quality, redemption provisions, and maturity. The markets for such securities may be less developed and may have less liquidity than the markets for conventional securities.
Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Master-Feeder Structure Risk: The Adviser also serves as investment adviser to a fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund and the Portfolio.
Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

SSGA MFS SYSTEMATIC CORE EQUITY PORTFOLIO
Investment Objective
The SSGA MFS Systematic Core Equity Portfolio (the “Portfolio”) seeks capital appreciation.
The Portfolio's Principal Investment Strategy
Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of borrowings for investment purposes) in equity securities. Equity securities in which the Portfolio invests include common stocks, preferred stocks and securities convertible into stocks.
In selecting securities for the Portfolio, Massachusetts Financial Services Company (the “Sub-Adviser” or “MFS”) utilizes a bottom-up approach to buying and selling investments for the Portfolio. Investments are selected primarily based on fundamental and quantitative research. MFS uses fundamental analysis of individual issuers and their potential in light of their financial condition, and market, economic, political, and regulatory conditions to identify potential investments. Factors considered may include analysis of an issuer's earnings, cash flows, competitive position, and management ability. From the universe of issuers identified with fundamental research, MFS then uses quantitative models that systematically evaluate an issuer's valuation, price and earnings momentum, earnings quality, and other factors, as well as issuer, industry and sector weightings and other factors, to determine periodically, typically not more frequently than once every two to five weeks, which investments to buy and sell.
While MFS may invest the Portfolio's assets in companies of any size, MFS primarily invests in companies with large market capitalizations. In selecting investments for the Portfolio, MFS invests the Portfolio's assets in the stocks of companies it believes have above average earnings growth potential compared to other companies (growth companies), in the stocks of companies it believes are undervalued compared to their perceived worth (value companies), or in a combination of growth and value companies.
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Company Risk: Changes in the financial condition of a company or other issuer, changes in specific market, economic, political, regulatory, geopolitical, and other conditions that affect a particular type of investment or issuer, and changes in general market, economic, political, regulatory, geopolitical and other conditions can adversely affect the price of an investment. The price of securities of smaller, less well-known issuers can be more volatile than the price of securities of larger issuers or the market in general.
Convertible Securities Risk: Convertible securities may be subordinate to other debt securities issued by the same issuer. Issuers of convertible securities are often not as strong financially as issuers with higher credit ratings. Convertible securities typically provide yields lower than comparable non-convertible securities. Their values may be more volatile than those of non-convertible securities, reflecting changes in the values of the securities into which they are convertible.
Equity Investing Risk: The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer and also may decline due to general industry or market conditions that are not specifically related to a particular company. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time.
Growth Stock Risk: The prices of growth stocks may be based largely on expectations of future earnings, and their prices can decline rapidly and significantly in reaction to negative news. Growth stocks may underperform value stocks and stocks in other broad style categories (and the stock market as a whole) over any period of time and may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors.

Large-Capitalization Securities Risk: Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and mid-sized companies. Larger companies may be unable to respond as quickly as smaller and mid-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by well-managed smaller and mid-sized companies.
Management Risk: The Portfolio is actively managed. The Sub-Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Sub-Adviser's investment techniques and decisions will produce the desired results.
Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Preferred Securities Risk: Generally, preferred security holders have limited voting rights. In addition, preferred securities are subordinated to bonds and other debt instruments in a company's capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on a preferred security typically must be declared by the issuer's board of directors. An issuer's board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued). In the event an issuer of preferred securities experiences economic difficulties, the issuer's preferred securities may lose substantial value due to the reduced likelihood that the issuer's board of directors will declare a dividend and the fact that the preferred security may be subordinated to other securities of the same issuer.
Value Stock Risk: A “value” style of investing is subject to the risk that the returns on “value” equity securities are less than returns on other styles of investing or the overall stock market. Value stocks present the risk that they may decline in price or never reach their expected full market value, either because the market fails to recognize a stock's intrinsic worth or the Sub-Adviser overestimates the stock's expected value.
Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Principal Strategies
The Adviser and Sub-Adviser manage the investments of the Portfolio.
Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.

Principal Risks
Company Risk. Changes in the financial condition of a company or other issuer, changes in specific market, economic, political, regulatory, geopolitical, and other conditions that affect a particular type of investment or issuer, and changes in general market, economic, political, regulatory, geopolitical and other conditions can adversely affect the price of an investment. The price of securities of smaller, less well-known issuers can be more volatile than the price of securities of larger issuers or the market in general.
Convertible Securities Risk. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer, depending on the terms of the securities) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio. Convertible securities may be subordinate to other debt securities issued by the same issuer. Issuers of convertible securities are often not as strong financially as issuers with higher credit ratings. Convertible securities typically provide yields lower than comparable non-convertible securities. Their values may be more volatile than those of non-convertible securities, reflecting changes in the values of the securities into which they are convertible.
Equity Investing Risk. The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer, such as management performance, financial leverage, non-compliance with regulatory requirements, and reduced demand for the issuer's goods or services. The values of equity securities also may decline due to general industry or market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time. The Portfolio may continue to accept purchases in the Portfolio and to make additional investments in equity securities even under general market conditions that the Sub-Adviser views as unfavorable for equity securities.
Growth Stock Risk: The prices of growth stocks may be based largely on expectations of future earnings, and their prices can decline rapidly and significantly in reaction to negative news about such factors as earnings, revenues, the economy, political developments, or other news. Growth stocks may underperform value stocks and stocks in other broad style categories (and the stock market as a whole) over any period of time and may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors. As a result, at times when it holds substantial investments in growth stocks the Portfolio may underperform other investment funds that invest more broadly or that favor different investment styles. Because growth companies typically reinvest their earnings, growth stocks typically do not pay dividends at levels associated with other types of stocks, if at all.
Large-Capitalization Securities Risk: Securities issued by large-capitalization companies may present risks not present in smaller companies. For example, larger companies may be unable to respond as quickly as smaller and mid-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by well-managed smaller and mid-sized companies, especially during strong economic periods. Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and mid-sized companies.
Management Risk. The Portfolio is an actively managed investment portfolio. The Sub-Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Sub-Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Preferred Securities Risk. Generally, preferred security holders have no voting rights with respect to the issuing company unless certain events occur. In addition, preferred securities are subordinated to bonds and other debt instruments in a company's capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on a preferred security typically must be declared by the issuer's board of directors. An issuer's board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued), and may suspend payment of dividends on preferred securities at any time. In the event an issuer of preferred securities experiences economic difficulties, the issuer's preferred securities may lose substantial value due to the reduced likelihood that the issuer's board of directors will declare a dividend and the fact that the preferred security may be subordinated to other securities of the same issuer.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
Value Stock Risk: Value stocks present the risk that they may decline in price or never reach their expected full market value, either because the market fails to recognize the stock's intrinsic worth or SSGA overestimates the stock's expected value. Value stocks may underperform growth stocks and stocks in other broad style categories (and the stock market as a whole) over any period of time and may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors. As a result, at times when it holds substantial investments in value stocks the Fund may underperform other investment portfolios that invest more broadly or that favor different investment styles.
Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Master-Feeder Structure Risk: The Adviser and Sub-Adviser also serve as investment adviser and sub-adviser to a fund that invests substantially all of its assets in the Portfolio (the “Fund”). Therefore, conflicts may arise as the Adviser and Sub-Adviser fulfill their respective fiduciary responsibilities to the Fund and the Portfolio.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

SSGA MFS SYSTEMATIC GROWTH EQUITY PORTFOLIO
Investment Objective
The SSGA MFS Systematic Growth Equity Portfolio (the “Portfolio”) seeks capital appreciation.
The Portfolio's Principal Investment Strategy
Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of borrowings for investment purposes) in equity securities. Equity securities in which the Portfolio invests include common stocks, preferred stocks and securities convertible into stocks.
In selecting securities for the Portfolio, Massachusetts Financial Services Company (the “Sub-Adviser” or “MFS”) utilizes a bottom-up approach to buying and selling investments for the Portfolio. Investments are selected primarily based on fundamental and quantitative research. MFS uses fundamental analysis of individual issuers and their potential in light of their financial condition, and market, economic, political, and regulatory conditions to identify potential investments. Factors considered may include analysis of an issuer's earnings, cash flows, competitive position, and management ability. From the universe of issuers identified with fundamental research, MFS then uses quantitative models that systematically evaluate an issuer's valuation, price and earnings momentum, earnings quality, and other factors, as well as issuer, industry and sector weightings and other factors, to determine periodically, typically not more frequently than once every two to five weeks, which investments to buy and sell.
While MFS may invest the Portfolio's assets in companies of any size, MFS primarily invests in companies with large market capitalizations. In selecting investments for the Portfolio, MFS invests the Portfolio's assets in the stocks of companies it believes have above average earnings growth potential compared to other companies (growth companies).
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Company Risk: Changes in the financial condition of a company or other issuer, changes in specific market, economic, political, regulatory, geopolitical, and other conditions that affect a particular type of investment or issuer, and changes in general market, economic, political, regulatory, geopolitical and other conditions can adversely affect the price of an investment. The price of securities of smaller, less well-known issuers can be more volatile than the price of securities of larger issuers or the market in general.
Convertible Securities Risk: Convertible securities may be subordinate to other debt securities issued by the same issuer. Issuers of convertible securities are often not as strong financially as issuers with higher credit ratings. Convertible securities typically provide yields lower than comparable non-convertible securities. Their values may be more volatile than those of non-convertible securities, reflecting changes in the values of the securities into which they are convertible.
Equity Investing Risk: The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer and also may decline due to general industry or market conditions that are not specifically related to a particular company. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time.
Growth Stock Risk: The prices of growth stocks may be based largely on expectations of future earnings, and their prices can decline rapidly and significantly in reaction to negative news. Growth stocks may underperform value stocks and stocks in other broad style categories (and the stock market as a whole) over any period of time and may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors.
Large-Capitalization Securities Risk: Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and mid-sized companies. Larger companies may be unable to respond as quickly as smaller and mid-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by well-managed smaller and mid-sized companies.
Management Risk: The Portfolio is actively managed. The Sub-Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Sub-Adviser's investment techniques and decisions will produce the desired results.
Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Preferred Securities Risk: Generally, preferred security holders have limited voting rights. In addition, preferred securities are subordinated to bonds and other debt instruments in a company's capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on a preferred security typically must be declared by the issuer's board of directors. An issuer's board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued). In the event an issuer of preferred securities experiences economic difficulties, the issuer's preferred securities may lose substantial value due to the reduced likelihood that the issuer's board of directors will declare a dividend and the fact that the preferred security may be subordinated to other securities of the same issuer.
Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Principal Strategies
The Adviser and Sub-Adviser manage the investments of the Portfolio.
Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Company Risk. Changes in the financial condition of a company or other issuer, changes in specific market, economic, political, regulatory, geopolitical, and other conditions that affect a particular type of investment or issuer, and changes in general market, economic, political, regulatory, geopolitical and other conditions can adversely affect the price of an investment. The price of securities of smaller, less well-known issuers can be more volatile than the price of securities of larger issuers or the market in general.
Convertible Securities Risk. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer, depending on the terms of the securities) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio.

Convertible securities may be subordinate to other debt securities issued by the same issuer. Issuers of convertible securities are often not as strong financially as issuers with higher credit ratings. Convertible securities typically provide yields lower than comparable non-convertible securities. Their values may be more volatile than those of non-convertible securities, reflecting changes in the values of the securities into which they are convertible.
Equity Investing Risk. The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer, such as management performance, financial leverage, non-compliance with regulatory requirements, and reduced demand for the issuer's goods or services. The values of equity securities also may decline due to general industry or market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time. The Portfolio may continue to accept purchases in the Portfolio and to make additional investments in equity securities even under general market conditions that the Sub-Adviser views as unfavorable for equity securities.
Growth Stock Risk: The prices of growth stocks may be based largely on expectations of future earnings, and their prices can decline rapidly and significantly in reaction to negative news about such factors as earnings, revenues, the economy, political developments, or other news. Growth stocks may underperform value stocks and stocks in other broad style categories (and the stock market as a whole) over any period of time and may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors. As a result, at times when it holds substantial investments in growth stocks the Portfolio may underperform other investment funds that invest more broadly or that favor different investment styles. Because growth companies typically reinvest their earnings, growth stocks typically do not pay dividends at levels associated with other types of stocks, if at all.
Large-Capitalization Securities Risk: Securities issued by large-capitalization companies may present risks not present in smaller companies. For example, larger companies may be unable to respond as quickly as smaller and mid-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by well-managed smaller and mid-sized companies, especially during strong economic periods. Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and mid-sized companies.
Management Risk. The Portfolio is an actively managed investment portfolio. The Sub-Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Sub-Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Preferred Securities Risk. Generally, preferred security holders have no voting rights with respect to the issuing company unless certain events occur. In addition, preferred securities are subordinated to bonds and other debt instruments in a company's capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on a preferred security typically must be declared by the issuer's board of directors. An issuer's board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued), and may suspend payment of dividends on preferred securities at any time. In the event an issuer of preferred securities experiences economic difficulties, the issuer's preferred securities may lose substantial value due to the reduced likelihood that the issuer's board of directors will declare a dividend and the fact that the preferred security may be subordinated to other securities of the same issuer.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Master-Feeder Structure Risk: The Adviser and Sub-Adviser also serve as investment adviser and sub-adviser to a fund that invests substantially all of its assets in the Portfolio (the “Fund”). Therefore, conflicts may arise as the Adviser and Sub-Adviser fulfill their respective fiduciary responsibilities to the Fund and the Portfolio.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

SSGA MFS SYSTEMATIC VALUE EQUITY PORTFOLIO
Investment Objective
The SSGA MFS Systematic Value Equity Portfolio (the “Portfolio”) seeks capital appreciation.
The Portfolio's Principal Investment Strategy
Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of borrowings for investment purposes) in equity securities. Equity securities in which the Portfolio invests include common stocks, preferred stocks and securities convertible into stocks.
In selecting securities for the Portfolio, Massachusetts Financial Services Company (the “Sub-Adviser” or “MFS”) utilizes a bottom-up approach to buying and selling investments for the Portfolio. Investments are selected primarily based on fundamental and quantitative research. MFS uses fundamental analysis of individual issuers and their potential in light of their financial condition, and market, economic, political, and regulatory conditions to identify potential investments. Factors considered may include analysis of an issuer's earnings, cash flows, competitive position, and management ability. From the universe of issuers identified with fundamental research, MFS then uses quantitative models that systematically evaluate an issuer's valuation, price and earnings momentum, earnings quality, and other factors, as well as issuer, industry and sector weightings and other factors, to determine periodically, typically not more frequently than once every two to five weeks, which investments to buy and sell.
While MFS may invest the Portfolio's assets in companies of any size, MFS primarily invests in companies with large market capitalizations. In selecting investments for the Portfolio, MFS invests the Portfolio's assets in the stocks of companies it believes are undervalued compared to their perceived worth (value companies).
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Company Risk: Changes in the financial condition of a company or other issuer, changes in specific market, economic, political, regulatory, geopolitical, and other conditions that affect a particular type of investment or issuer, and changes in general market, economic, political, regulatory, geopolitical and other conditions can adversely affect the price of an investment. The price of securities of smaller, less well-known issuers can be more volatile than the price of securities of larger issuers or the market in general.
Convertible Securities Risk: Convertible securities may be subordinate to other debt securities issued by the same issuer. Issuers of convertible securities are often not as strong financially as issuers with higher credit ratings. Convertible securities typically provide yields lower than comparable non-convertible securities. Their values may be more volatile than those of non-convertible securities, reflecting changes in the values of the securities into which they are convertible.
Equity Investing Risk: The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer and also may decline due to general industry or market conditions that are not specifically related to a particular company. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time.
Large-Capitalization Securities Risk: Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and mid-sized companies. Larger companies may be unable to respond as quickly as smaller and mid-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by well-managed smaller and mid-sized companies.
Management Risk: The Portfolio is actively managed. The Sub-Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Sub-Adviser's investment techniques and decisions will produce the desired results.

Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Preferred Securities Risk: Generally, preferred security holders have limited voting rights. In addition, preferred securities are subordinated to bonds and other debt instruments in a company's capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on a preferred security typically must be declared by the issuer's board of directors. An issuer's board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued). In the event an issuer of preferred securities experiences economic difficulties, the issuer's preferred securities may lose substantial value due to the reduced likelihood that the issuer's board of directors will declare a dividend and the fact that the preferred security may be subordinated to other securities of the same issuer.
Value Stock Risk: A “value” style of investing is subject to the risk that the returns on “value” equity securities are less than returns on other styles of investing or the overall stock market. Value stocks present the risk that they may decline in price or never reach their expected full market value, either because the market fails to recognize a stock's intrinsic worth or the Sub-Adviser overestimates the stock's expected value.
Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Principal Strategies
The Adviser and Sub-Adviser manage the investments of the Portfolio.
Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Company Risk. Changes in the financial condition of a company or other issuer, changes in specific market, economic, political, regulatory, geopolitical, and other conditions that affect a particular type of investment or issuer, and changes in general market, economic, political, regulatory, geopolitical and other conditions can adversely affect the price of an investment. The price of securities of smaller, less well-known issuers can be more volatile than the price of securities of larger issuers or the market in general.
Convertible Securities Risk. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer, depending on the terms of the securities) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio. Convertible securities may be subordinate to other debt securities issued by the same issuer. Issuers of convertible securities are often not as strong financially as issuers with higher credit ratings. Convertible securities typically provide yields lower than comparable non-convertible securities. Their values may be more volatile than those of non-convertible securities, reflecting changes in the values of the securities into which they are convertible.
Equity Investing Risk. The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer, such as management performance, financial leverage, non-compliance with regulatory requirements, and reduced demand for the issuer's goods or services. The values of equity securities also may decline due to general industry or market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time. The Portfolio may continue to accept purchases in the Portfolio and to make additional investments in equity securities even under general market conditions that the Sub-Adviser views as unfavorable for equity securities.
Large-Capitalization Securities Risk: Securities issued by large-capitalization companies may present risks not present in smaller companies. For example, larger companies may be unable to respond as quickly as smaller and mid-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by well-managed smaller and mid-sized companies, especially during strong economic periods. Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and mid-sized companies.
Management Risk. The Portfolio is an actively managed investment portfolio. The Sub-Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Sub-Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Preferred Securities Risk. Generally, preferred security holders have no voting rights with respect to the issuing company unless certain events occur. In addition, preferred securities are subordinated to bonds and other debt instruments in a company's capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on a preferred security typically must be declared by the issuer's board of directors. An issuer's board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued), and may suspend payment of dividends on preferred securities at any time. In the event an issuer of preferred securities experiences economic difficulties, the issuer's preferred securities may lose substantial value due to the reduced likelihood that the issuer's board of directors will declare a dividend and the fact that the preferred security may be subordinated to other securities of the same issuer.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.

Value Stock Risk: Value stocks present the risk that they may decline in price or never reach their expected full market value, either because the market fails to recognize the stock's intrinsic worth or SSGA overestimates the stock's expected value. Value stocks may underperform growth stocks and stocks in other broad style categories (and the stock market as a whole) over any period of time and may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors. As a result, at times when it holds substantial investments in value stocks the Fund may underperform other investment portfolios that invest more broadly or that favor different investment styles.
Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Master-Feeder Structure Risk: The Adviser and Sub-Adviser also serve as investment adviser and sub-adviser to a fund that invests substantially all of its assets in the Portfolio (the “Fund”). Therefore, conflicts may arise as the Adviser and Sub-Adviser fulfill their respective fiduciary responsibilities to the Fund and the Portfolio.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

STATE STREET RISK AWARE PORTFOLIO
Investment Objective
The State Street Risk Aware Portfolio (the “Portfolio”) seeks to provide competitive returns compared to the broad U.S. equity market and capital appreciation.
The Portfolio's Principal Investment Strategy
Under normal circumstances, the Portfolio invests at least 80% of its net assets (plus the amount of borrowings for investment purposes) in equity securities.  Equity securities in which the Portfolio invests include common stocks, preferred stocks and securities convertible into stocks.
In seeking its objective, the Portfolio invests in a selection of equity securities. In selecting securities for the Portfolio, the Adviser will utilize a proprietary quantitative investment process to measure and predict investor risk preferences. This investment process recognizes that the attributes that render a particular security “risky” or “safe” from an investor's perspective will change over time. The process therefore will begin with a broad set of plausible dimensions of risk, or factors that may be viewed by investors as contributing to a security's risk level at any given time. This set will include, among many other items, market beta, liquidity, exposure to certain commodities, leading economic indicators, currency, credit risk, and performance differences between cyclical and defensive sectors. The Adviser will then use a sequence of procedures to develop a subset of attributes representing those it believes to be relevant to investors at a given time. This subset will help form the Adviser's forecast for aggregate risk appetite and assist the Adviser in generating the groups of securities likely to benefit the most and least in light of that forecast.
Different predictions of risk appetite may result in portfolios that are more defensive or risk-seeking, based on what the market considers safe and/or risky at a given time. For example, during periods of anticipated investor preference for low risk, the Adviser will adjust the Portfolio's composition to be defensive and may increase exposure to large cap companies. On the other hand, during periods of anticipated investor preference for high risk, the Adviser will adjust the Portfolio's composition to be risk-seeking and may increase exposure to small cap companies. Similarly, exposures to value, growth, quality and other themes will vary depending on how they align with investor risk appetite at a given time. In periods of anticipated investor preference for moderate risk, the Portfolio's composition will more closely reflect the weighted composition of the Russell 3000 Index.
The Adviser believes the ebbing and flowing of risk preferences give this strategy the potential to provide competitive returns relative to the Russell 3000 Index over the long term. The Portfolio will be non-diversified for purposes of the Investment Company Act of 1940, as amended (“1940 Act”), and as a result may invest a greater percentage of its assets in a particular issuer than a diversified fund. However, it is expected that the Portfolio will have exposure to a diversified mix of equity securities.
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Company Risk: Changes in the financial condition of a company or other issuer, changes in specific market, economic, political, regulatory, geopolitical, and other conditions that affect a particular type of investment or issuer, and changes in general market, economic, political, regulatory, geopolitical and other conditions can adversely affect the price of an investment. The price of securities of smaller, less well-known issuers can be more volatile than the price of securities of larger issuers or the market in general.
Equity Investing Risk: The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer and also may decline due to general industry or market conditions that are not specifically related to a particular company. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time.

Factor Risk: The market may reward certain factors for a period of time and not others. By way of example, during periods of risk-seeking, credit risk and volatility may be rewarded while during defensive periods, exposure to gold may be rewarded. The returns for a specific factor may vary significantly relative to other factors and may increase or decrease significantly during different phases of an economic cycle. If the Portfolio was overweight factors viewed unfavorably by the market and/or the Portfolio was underweight factors being rewarded by the market, the Portfolio would underperform relative to the market.
Growth Stock Risk: The prices of growth stocks may be based largely on expectations of future earnings, and their prices can decline rapidly and significantly in reaction to negative news. Growth stocks may underperform value stocks and stocks in other broad style categories (and the stock market as a whole) over any period of time and may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors.
Large-Capitalization Securities Risk: Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and mid-sized companies. Larger companies may be unable to respond as quickly as smaller and mid-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by well-managed smaller and mid-sized companies.
Management Risk: The Portfolio is actively managed. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Mid-Capitalization Securities Risk: The securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. These companies may have limited product lines, markets or financial resources, may lack the competitive strength of larger companies, and may depend on a few key employees. In addition, these companies may have been recently organized and may have little or no track record of success. The securities of mid-sized companies may trade less frequently and in smaller volumes than more widely held securities. Some securities of mid-sized issuers may be illiquid or may be restricted as to resale, and their values may be volatile.
Non-Diversification Risk: As a “non-diversified” fund, the Portfolio may hold a smaller number of portfolio securities than many other funds. To the extent the Portfolio invests in a relatively small number of issuers, a decline in the market value of a particular security held by the Portfolio may affect its value more than if it invested in a larger number of issuers. The value of Portfolio Interests may be more volatile than the values of shares of more diversified funds.
Portfolio Turnover Risk: Frequent purchases and sales of portfolio securities may result in higher Portfolio expenses and may result in more significant distributions of short-term capital gains to investors, which are taxed as ordinary income.
Small-Capitalization Securities Risk: The securities of small- and mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. These companies may have limited product lines, markets or financial resources, may lack the competitive strength of larger companies, and may depend on a few key employees. In addition, these companies may have been recently organized and may have little or no track record of success. The securities of smaller companies may trade less frequently and in smaller volumes than more widely held securities. Some securities of smaller issuers may be illiquid or may be restricted as to resale, and their values may have significant volatility.
Value Stock Risk: A “value” style of investing is subject to the risk that the returns on “value” equity securities are less than returns on other styles of investing or the overall stock market. Value stocks present the risk that they may decline in price or never reach their expected full market value, either because the market fails to recognize a stock's intrinsic worth or the Adviser overestimates the stock's expected value.

Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Principal Strategies
The Adviser manages the investments of the Portfolio.
Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Company Risk. Changes in the financial condition of a company or other issuer, changes in specific market, economic, political, regulatory, geopolitical, and other conditions that affect a particular type of investment or issuer, and changes in general market, economic, political, regulatory, geopolitical and other conditions can adversely affect the price of an investment. The price of securities of smaller, less well-known issuers can be more volatile than the price of securities of larger issuers or the market in general.
Equity Investing Risk. The market prices of equity securities owned by the Portfolio may go up or down, sometimes rapidly or unpredictably. The value of a security may decline for a number of reasons that may directly relate to the issuer, such as management performance, financial leverage, non-compliance with regulatory requirements, and reduced demand for the issuer's goods or services. The values of equity securities also may decline due to general industry or market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. In addition, equity markets tend to move in cycles, which may cause stock prices to fall over short or extended periods of time. The Portfolio may continue to accept purchases in the Portfolio and to make additional investments in equity securities even under general market conditions that the Adviser views as unfavorable for equity securities.
Factor Risk. The market may reward certain factors for a period of time and not others. By way of example, during periods of risk-seeking, credit risk and volatility may be rewarded while during defensive periods, exposure to gold may be rewarded. The returns for a specific factor may vary significantly relative to other factors and may increase or decrease significantly during different phases of an economic cycle. If the Portfolio was overweight factors viewed unfavorably by the market and/or the Portfolio was underweight factors being rewarded by the market, the Portfolio would underperform relative to the market.
Growth Stock Risk: The prices of growth stocks may be based largely on expectations of future earnings, and their prices can decline rapidly and significantly in reaction to negative news about such factors as earnings, revenues, the economy, political developments, or other news. Growth stocks may underperform value stocks and stocks in other broad style categories (and the stock market as a whole) over any period of time and may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors. As a result, at times when it holds substantial investments in growth stocks the Portfolio may underperform other investment funds that invest more broadly or that favor different investment styles. Because growth companies typically reinvest their earnings, growth stocks typically do not pay dividends at levels associated with other types of stocks, if at all.

Large-Capitalization Securities Risk: Securities issued by large-capitalization companies may present risks not present in smaller companies. For example, larger companies may be unable to respond as quickly as smaller and mid-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by well-managed smaller and mid-sized companies, especially during strong economic periods. Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and mid-sized companies.
Management Risk. The Portfolio is an actively managed investment portfolio. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Mid-Capitalization Securities Risk: The securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. These companies may have limited product lines, markets or financial resources, may lack the competitive strength of larger companies, and may depend on a few key employees. In addition, these companies may have been recently organized and may have little or no track record of success. The securities of mid-sized companies may trade less frequently and in smaller volumes than more widely held securities. The prices of these securities may fluctuate more sharply than those of other securities, and the Portfolio may experience some difficulty in establishing or closing out positions in these securities at prevailing market prices. There may be less publicly available information about the issuers of these securities or less market interest in these securities than in the case of larger companies, both of which can cause significant price volatility. Some securities of mid-sized issuers may be illiquid or may be restricted as to resale. Returns on investments in securities of mid-capitalization companies could trail the returns on investments in securities of larger or smaller companies.
Non-Diversification Risk. As a “non-diversified” fund, the Portfolio may hold a smaller number of portfolio securities than many other funds. To the extent the Portfolio invests in a relatively small number of issuers, a decline in the market value of a particular security held by the Portfolio may affect its value more than if it invested in a larger number of issuers. The value of Portfolio Interests may be more volatile than the values of shares of more diversified funds.
Portfolio Turnover Risk. The Fund may engage in active and frequent trading of its portfolio securities. Fund turnover generally involves a number of direct and indirect costs and expenses to the Fund, including, for example, brokerage commissions, dealer mark-ups and bid/asked spreads, and transaction costs on the sale of securities and reinvestment in other securities. The costs related to increased portfolio turnover have the effect of reducing the Fund's investment return, and the sale of securities by the Fund may result in the realization of taxable capital gains, including short-term capital gains.
Small-Capitalization Securities Risk: The securities of small- and mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. These companies may have limited product lines, markets or financial resources, may lack the competitive strength of larger companies, and may depend on a few key employees. In addition, these companies may have been recently organized and may have little or no track record of success. The securities of smaller companies may trade less frequently and in smaller volumes than more widely held securities. The prices of these securities may fluctuate more sharply than those of other securities, and the Portfolio may experience some difficulty in establishing or closing out positions in these securities at prevailing market prices. There may be less publicly available information about the issuers of these securities or less market interest in these securities than in the case of larger companies, both of which can cause significant price volatility. Some securities of smaller issuers may be illiquid or may be restricted as to resale. Returns on investments in securities of small- and mid-capitalization companies could trail the returns on investments in securities of larger companies.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
Value Stock Risk: Value stocks present the risk that they may decline in price or never reach their expected full market value, either because the market fails to recognize the stock's intrinsic worth or SSGA overestimates the stock's expected value. Value stocks may underperform growth stocks and stocks in other broad style categories (and the stock market as a whole) over any period of time and may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors. As a result, at times when it holds substantial investments in value stocks the Fund may underperform other investment portfolios that invest more broadly or that favor different investment styles.
Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Master-Feeder Structure Risk: The Adviser also serves as investment adviser to a fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the fund and the Portfolio.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

STATE STREET DOUBLELINE TOTAL RETURN TACTICAL PORTFOLIO
Investment Objective
The State Street DoubleLine Total Return Tactical Portfolio (the “Portfolio”) seeks to maximize total return.
The Portfolio's Principal Investment Strategy
Under normal circumstances, DoubleLine Capital LP (the “Sub-Adviser” or “DoubleLine”) will invest at least 80% of the Portfolio's net assets in a portfolio of fixed income securities of any credit quality. Fixed income securities in which the Portfolio principally invests include securities issued or guaranteed by the U.S. government or its agencies, instrumentalities or sponsored corporations; inflation protected public obligations of the U.S. Treasury; agency and non-agency residential mortgage-backed securities (“RMBS”); agency and non-agency commercial mortgage-backed securities (“CMBS”); agency and non-agency asset-backed securities (“ABS”); domestic corporate bonds; fixed income securities issued by foreign corporations and foreign governments including emerging markets; bank loans (primarily senior loans, including loan participations or assignments whose loan syndication exceeds $300 million) municipal bonds; and other securities (such as perpetual bonds) bearing fixed interest rates of any maturity. The Portfolio may also invest in collateralized loan obligations, floating rate securities (including floating rate loans), variable rate securities, Rule 144A securities, and repurchase agreements and may enter into reverse repurchase agreements. The Portfolio may conduct foreign currency transactions on a spot (i.e., cash) or forward basis (i.e., by entering into forward contracts to purchase or sell foreign currencies).
The Portfolio intends to invest at least 20% of its net assets in mortgage-backed securities of any maturity or type guaranteed by, or secured by collateral that is guaranteed by, the U.S. Government, its agencies, instrumentalities or sponsored corporations, or in privately issued mortgage-backed securities rated at the time of investment Aa3 or higher by Moody's Investor Service, Inc. (“Moody's”) or AA- or higher by Standard & Poor's Rating Service (“S&P”) or the equivalent by any other nationally recognized statistical rating organization (“NRSRO”) or, if unrated by an NRSRO, securities that are determined by the Sub-Adviser to be of comparable quality. The Portfolio may invest up to 20% of its net assets in the aggregate in non-agency RMBS, CMBS and ABS. The Portfolio may invest a substantial portion of its assets in U.S. agency mortgage pass-through securities. The term “U.S. agency mortgage pass-through security” refers to a category of pass-through securities backed by pools of mortgages and issued by one of several U.S. Government-sponsored enterprises: Ginnie Mae, Fannie Mae or Freddie Mac. The Portfolio will seek to obtain exposure to U.S. agency mortgage pass-through securities primarily through the use of “to-be-announced” or “TBA Transactions”. “TBA” refers to a commonly used mechanism for the forward settlement of U.S. agency mortgage pass-through securities, and not to a separate type of mortgage-backed securities. Most transactions in mortgage pass-through securities occur through the use of TBA Transactions. TBA Transactions generally are conducted in accordance with widely-accepted guidelines which establish commonly observed terms and conditions for execution, settlement and delivery. In a TBA Transaction, the buyer and seller decide on general trade parameters, such as agency, settlement date, par amount, and price. The actual pools delivered generally are determined prior to settlement date.
The Portfolio may invest up to 25% of its net assets in corporate high yield securities (commonly known as “junk bonds”). Under normal circumstances, the combined total of corporate, sovereign, non-agency and all other debt rated below investment grade will not exceed 40% of the Fund's net assets. The Sub-Adviser strives to allocate below investment grade securities broadly by industry and issuer in an attempt to reduce the impact of negative events on an industry or issuer. Below investment grade securities are instruments that are rated BB+ or lower by S&P or Fitch Inc. or Ba1 or lower by Moody's or equivalent ratings by another registered NRSRO, or, if unrated by an NRSRO, of comparable quality in the opinion of the Sub-Adviser.
The Portfolio may invest up to 15% of its net assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio may invest up to 25% of its net assets in securities and instruments that are economically tied to emerging market countries. The Portfolio generally considers an issuer to be economically tied to an emerging market country if: (i) the issuer is organized under the laws of an emerging country; (ii) the issuer's securities are traded principally in an emerging country; or (iii) during the issuer's most recent fiscal year it derived at least 50% of its revenues, earnings before interest, taxes, depreciation, and amortization, or profits from goods produced or sold by, investments made in, or services performed in emerging countries, or it had at least 50% of its assets in emerging countries.
The Sub-Adviser monitors the duration of the securities held by the Portfolio to seek to mitigate exposure to interest rate risk. Under normal circumstances, the Sub-Adviser seeks to maintain an investment portfolio with a weighted average effective duration of no less than 1 year and no more than 8 years. The duration of the portfolio may vary materially from its target, from time to time. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. The longer a security's duration, the more sensitive it will be to changes in interest rates.
The Sub-Adviser actively manages the Portfolio's asset class exposure using a top-down approach based on analysis of sector fundamentals and rotates Portfolio assets among sectors in various markets to attempt to maximize return. Individual securities within asset classes are selected using a bottom-up approach. Under normal circumstances, the Sub-Adviser uses a controlled risk approach in managing the Portfolio's investments. The techniques of this approach attempt to control the principal risk components of the fixed income markets and include consideration of:
•	security selection within a given sector;
•	relative performance of the various market sectors;
•	the shape of the yield curve; and
•	fluctuations in the overall level of interest rates.
Principal Risks of Investing in the Portfolio
The Portfolio's beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.
Asset-Backed and Mortgage-Backed Securities Risk: Asset-backed and mortgage-backed securities (residential and commercial) represent interests in “pools” of mortgages or other assets, including consumer loans or receivables held in trust. These securities, in most cases, are not backed by the full faith and credit of the U.S. government, and there can be no assurance that the U.S. government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. These securities are subject to the risk of default on the underlying asset or mortgage, particularly during periods of economic downturn. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain asset-backed and mortgage-backed securities. In particular, during periods of falling interest rates, mortgage-backed securities will be called or prepaid, which may result in the Portfolio having to reinvest proceeds in other investments at a lower interest rate. During periods of rising interest rates, the average life of a mortgage-backed security may extend, which may lock in a below-market interest rate, increase the security's duration, and reduce the value of the security. Enforcing rights against the underlying assets or collateral may be difficult, or the underlying assets or collateral may be insufficient if the issuer defaults. The values of certain types of mortgage-backed securities, such as inverse floaters and interest-only and principal-only securities, may be extremely sensitive to changes in interest rates and prepayment rates.
Bank Loan Risk: The Portfolio may invest in secured and unsecured participations in bank loans and assignments of such loans. In making investments in such loans, which are made by banks or other financial intermediaries to borrowers, the Portfolio will depend primarily upon the creditworthiness of the borrower for payment of principal and interest which will expose the Portfolio to the credit risk of both the financial institution and the underlying borrower. The market for bank loans may not be highly liquid and the Portfolio may have difficulty selling them. Participations by the Portfolio in a lender's portion of a bank loan typically will result in the Portfolio having a contractual relationship only with such lender, not with the borrower. The Portfolio may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling a loan participation and only upon receipt by such lender of such payments from the borrower. In connection with purchasing participations, the Portfolio generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights with respect to any funds acquired by other lenders through set-off against the borrower, and the Portfolio may not directly benefit from any collateral supporting the loan in which it has purchased the participation. As a result, the Portfolio may assume the credit risk of both the borrower and the lender selling the participation. Further, loans held by the Portfolio may not be considered securities and, therefore, purchasers, such as the Portfolio, may not be entitled to rely on the strong anti-fraud protections of the federal securities laws.

Below Investment Grade Securities Risk: Lower-quality debt securities (“high yield” or “junk” bonds) are considered predominantly speculative, and can involve a substantially greater risk of default than higher quality debt securities. They can be illiquid, and their values can have significant volatility and may decline significantly over short periods of time. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general.
Collateralized Loan Obligation Risk: The risks of an investment in a collateralized loan obligation depend largely on the type of the collateral securities and the class of the debt obligation in which the Portfolio invests. Collateralized loan obligations are generally subject to credit, interest rate, valuation, prepayment and extension risks. These securities also are subject to risk of default on the underlying asset, particularly during periods of economic downturn. Collateralized loan obligations carry additional risks including, but not limited to, (i) the possibility that distributions from collateral securities will not be adequate to make interest of other payments, (ii) the collateral may decline in value or default, (iii) the Portfolio may invest in obligations that are subordinate to other classes, and (iv) the complex structure of the security may not be fully understood at the time of investment and produce disputes with the issuer or unexpected investment results.
Counterparty Risk: The Portfolio will be subject to credit risk with respect to the counterparties with which the Portfolio enters into derivatives contracts, repurchase agreements, reverse repurchase agreements, and other transactions. If a counterparty fails to meet its contractual obligations, the Portfolio may be unable to terminate or realize any gain on the investment or transaction, or to recover collateral posted to the counterparty, resulting in a loss to the Portfolio. If the Portfolio holds collateral posted by its counterparty, it may be delayed or prevented from realizing on the collateral in the event of a bankruptcy or insolvency proceeding relating to the counterparty.
Credit Risk: Credit risk is the risk that an issuer or counterparty will fail to pay its obligations to the Portfolio when they are due. As a result, the Portfolio's income might be reduced, the value of the Portfolio's investment might fall, and/or the Portfolio could lose the entire amount of its investment. Changes in the financial condition of an issuer or counterparty, changes in specific economic, social or political conditions that affect a particular type of security or other instrument or an issuer, and changes in economic, social or political conditions generally can increase the risk of default by an issuer or counterparty, which can affect a security's or other instrument's credit quality or value and an issuer's or counterparty's ability to pay interest and principal when due. The values of lower-quality debt securities, including floating rate loans, tend to be particularly sensitive to these changes. The values of securities also may decline for a number of other reasons that relate directly to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods and services, as well as the historical and prospective earnings of the issuer and the value of its assets.
Currency Risk: The value of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, currency exchange control regulations, and restrictions or prohibitions on the repatriation of foreign currencies. Foreign currency exchange rates may have significant volatility, and changes in the values of foreign currencies against the U.S. dollar may result in substantial declines in the values of the Portfolio's assets denominated in foreign currencies.
Debt Securities Risk: The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply.  The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of the Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Derivatives Risk: Derivative transactions can create investment leverage and may have significant volatility. It is possible that a derivative transaction will result in a much greater loss than the principal amount invested, and the Portfolio may not be able to close out a derivative transaction at a favorable time or price. The counterparty to a derivatives contract may be unable or unwilling to make timely settlement payments, return the Portfolio's margin, or otherwise honor its obligations. A derivatives transaction may not behave in the manner anticipated by the Adviser or may not have the effect on the Portfolio anticipated by the Adviser.
Emerging Markets Risk: Risks of investing in emerging markets include, among others, greater political and economic instability, greater volatility in currency exchange rates, less developed securities markets, possible trade barriers, currency transfer restrictions, a more limited number of potential buyers and issuers, an emerging market country's dependence on revenue from particular commodities or international aid, less governmental supervision and regulation, unavailability of currency hedging techniques, differences in auditing and financial reporting standards, and less developed legal systems. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. These risks are generally greater for investments in frontier market countries, which typically have smaller economies or less developed capital markets than traditional emerging market countries.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates.
Inflation-Indexed Securities Risk: The principal amount of an inflation-indexed security typically increases with inflation and decreases with deflation, as measured by a specified index. It is possible that, in a period of declining inflation rates, the Portfolio could receive at maturity less than the initial principal amount of an inflation-indexed security. Changes in the values of inflation-indexed securities may be difficult to predict, and it is possible that an investment in such securities will have a different effect than anticipated.
Liquidity Risk: Lack of a ready market or restrictions on resale may limit the ability of the Portfolio to sell a security at an advantageous time or price or at all. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. Illiquidity of the Portfolio's holdings may limit the ability of the Portfolio to obtain cash to meet redemptions on a timely basis.
Management Risk: The Portfolio is actively managed. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk: The Portfolio's investments are subject to changes in general economic conditions, and general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in the actual or perceived creditworthiness of issuers, and general market liquidity. The Portfolio is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets.
Mortgage Pass-Through Securities Risk: Most transactions in mortgage pass through securities occur through the use of TBA Transactions, as described above. Default by or bankruptcy of a counterparty to a TBA Transaction would expose the Portfolio to possible losses because of an adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA Transaction.
Municipal Obligations Risk: Issuers, including governmental issuers, may be unable to pay their obligations as they come due. The values of municipal obligations that depend on a specific revenue source to fund their payment obligations may fluctuate as a result of actual or anticipated changes in the cash flows generated by the revenue source or changes in the priority of the municipal obligation to receive the cash flows generated by the revenue source. In addition, changes in federal tax laws or the activity of an issuer may adversely affect the tax-exempt status of municipal obligations. Loss of tax-exempt status may cause interest received and distributed to interestholders by the Portfolio to be taxable and may result in a significant decline in the values of such municipal obligations.

Non-Diversification Risk: As a “non-diversified” fund, the Portfolio may hold a smaller number of portfolio securities than many other funds. To the extent the Portfolio invests in a relatively small number of issuers, a decline in the market value of a particular security held by the Portfolio may affect its value more than if it invested in a larger number of issuers. The value of Portfolio Interests may be more volatile than the values of shares of more diversified funds.
Non-U.S. Securities Risk: Non-U.S. securities are subject to political, regulatory, and economic risks not present in domestic investments. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, legal, and financial report standards comparable to those in the Unites States. Further, such entities and/or their securities may be subject to risks associated with currency controls; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. Foreign governments may impose restrictions on the repatriation of capital to the U.S. In addition, when the Portfolio buys securities denominated in a foreign currency, there are special risks such as changes in currency exchange rates and the risk that a foreign government could regulate foreign exchange transactions. In addition, to the extent investments are made in a limited number of countries, events in those countries will have a more significant impact on the Portfolio.
Perpetual Bond Risk: Perpetual bonds offer a fixed return with no maturity date. Because they never mature, perpetual bonds can be more volatile than other types of bonds that have a maturity date and may have heightened sensitivity to changes in interest rates. If market interest rates rise significantly, the interest rate paid by a perpetual bond may be much lower than the prevailing interest rate.  Perpetual bonds are also subject to credit risk with respect to the issuer.  In addition, because perpetual bonds may be callable after a set period of time, there is the risk that the issuer may recall the bond.
Repurchase Agreement Risk: Repurchase agreements may be viewed as loans made by the Portfolio which are collateralized by the securities subject to repurchase. If the Portfolio's counterparty should default on its obligations and the Portfolio is delayed or prevented from recovering the collateral, or if the value of the collateral is insufficient, the Portfolio may realize a loss.
Restricted Securities Risk: The Portfolio may hold securities that have not been registered for sale to the public under the U.S. federal securities laws. There can be no assurance that a trading market will exist at any time for any particular restricted security. Limitations on the resale of these securities may have an adverse effect on their marketability, and may prevent the Portfolio from disposing of them promptly at reasonable prices. The Portfolio may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration. Also, restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility.
Reverse Repurchase Agreement Risk: Reverse repurchase agreements involve both counterparty risk and the risk that the value of securities that the Portfolio is obligated to repurchase under the agreement may decline below the repurchase price. Reverse repurchase agreements involve leverage risk; the Portfolio may lose money as a result of declines in the values both of the security subject to the reverse repurchase agreement and the instruments in which the Portfolio invested the proceeds of the reverse repurchase agreement.
Sovereign Debt Obligations Risk: Investments in debt securities issued by governments or by government agencies and instrumentalities involve the risk that the governmental entities responsible for repayment may be unable or unwilling to pay interest and repay principal when due. Many sovereign debt obligations may be rated below investment grade (“junk” bonds). Any restructuring of a sovereign debt obligation held by the Portfolio will likely have a significant adverse effect on the value of the obligation. In the event of default of sovereign debt, the Portfolio may be unable to pursue legal action against the sovereign issuer or to realize on collateral securing the debt.
U.S. Government Securities Risk: Certain U.S. Government securities are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury, are not supported by the full faith and credit of the U.S. Government, and involve increased credit risks.

U.S. Government Securities Risk: Certain U.S. Government securities are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury, are not supported by the full faith and credit of the U.S. Government, and involve increased credit risks.
Variable and Floating Rate Securities Risk: During periods of increasing interest rates, changes in the coupon rates of variable or floating rate securities may lag behind the changes in market rates or may have limits on the maximum increases in coupon rates. Alternatively, during periods of declining interest rates, the coupon rates on such securities will typically readjust downward resulting in a lower yield. In addition, investment in derivative variable rate securities, such as inverse floaters, whose rates vary inversely with market rates of interest, or range floaters or capped floaters, whose rates are subject to periodic or lifetime caps, or in securities that pay a rate of interest determined by applying a multiple to the variable rate involves special risks as compared to investment in a fixed-rate security and may involve leverage. Floating rate notes are generally subject to legal or contractual restrictions on resale, may trade infrequently, and their value may be impaired when the Portfolio needs to liquidate such loans.
When-Issued, TBA and Delayed Delivery Securities Risk: The Portfolio may purchase securities on a when-issued, to-be-announced (“TBA”) or delayed delivery basis and may purchase securities on a forward commitment basis. The purchase price of the securities is typically fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. At the time of delivery of the securities, the value may be more or less than the purchase or sale price. Purchase of securities on a when-issued, TBA, delayed delivery, or forward commitment basis may give rise to investment leverage, and may result in increased volatility of the Portfolio's net asset value. Default by, or bankruptcy of, a counterparty to a when-issued, TBA or delayed delivery transaction would expose the Portfolio to possible losses because of an adverse market action, expenses or delays in connection with the purchase or sale of the pools specified in such transaction.
Additional Strategies Information
General. The Board of Trustees of the Trust (the “Board”) may change the Portfolio's investment objective, investment strategy, benchmark index and other policies without interestholder approval, except as otherwise indicated.
Non-Principal Strategies
Temporary Defensive Positions. In response to actual or perceived adverse market, economic, political, or other conditions, the Portfolio may (but will not necessarily), without notice, depart from its principal investment strategies by temporarily investing for defensive purposes. Temporary defensive positions may include, but are not limited to, cash, cash equivalents, U.S. government securities, repurchase agreements collateralized by such securities, money market funds, and high-quality debt investments. If the Portfolio invests for defensive purposes, it may not achieve its investment objective. In addition, the defensive strategy may not work as intended.
Borrowing Money. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (“1940 Act”), or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.
Additional Risk Information
The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.
Principal Risks
Bank Loan Risk. The Portfolio may invest in secured and unsecured participations in bank loans and assignments of such loans. In making investments in such loans, which are made by banks or other financial intermediaries to borrowers, the Portfolio will depend primarily upon the creditworthiness of the borrower for payment of principal and interest which will expose the Portfolio to the credit risk of both the financial institution and the underlying borrower.

The market for bank loans may not be highly liquid and the Portfolio may have difficulty selling them. Participations by the Portfolio in a lender's portion of a bank loan typically will result in the Portfolio having a contractual relationship only with such lender, not with the borrower. The Portfolio may have the right to receive payments of principal, interest and any fees to which it is entitled only from the lender selling a loan participation and only upon receipt by such lender of such payments from the borrower. In connection with purchasing participations, the Portfolio generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights with respect to any funds acquired by other lenders through set-off against the borrower, and the Portfolio may not directly benefit from any collateral supporting the loan in which it has purchased the participation. As a result, the Portfolio may assume the credit risk of both the borrower and the lender selling the participation. Further, loans held by the Portfolio may not be considered securities and, therefore, purchasers, such as the Portfolio, may not be entitled to rely on the strong anti-fraud protections of the federal securities laws.
Below Investment Grade Securities Risk. Securities rated below investment-grade and unrated securities of comparable credit quality (commonly known as “high-yield bonds” or “junk bonds”) lack strong investment characteristics, are considered predominantly speculative with respect to the issuer's continuing ability to make principal and interest payments, and are subject to greater levels of credit, liquidity and market risk than higher-rated securities. They can involve a substantially greater risk of default than higher-rated securities, and their values can decline significantly over short periods of time. The lower ratings of junk bonds reflect a greater possibility that actual or perceived adverse changes in the financial condition of the issuer or in general economic conditions, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. If this were to occur, the values of such securities held by the Fund may fall substantially and the Fund could lose some or all of the value of its investment. Lower-quality debt securities tend to be more sensitive to adverse news about the issuer, or the market or economy in general, than higher quality debt securities. The market for lower quality debt securities can be less liquid than for higher quality debt securities, especially during periods of recession or general market decline, which could make it difficult at times for the Fund to sell certain securities at prices used in calculating the Fund's net asset value. These securities may have significant volatility.
Call/Prepayment Risk: Call/prepayment risk is the risk that an issuer will exercise its right to pay principal on an obligation held by the Portfolio earlier than expected or required. This may occur, for example, when there is a decline in interest rates, and an issuer of bonds or preferred stock redeems the bonds or stock in order to replace them with obligations on which it is required to pay a lower interest or dividend rate. It may also occur when there is an unanticipated increase in the rate at which mortgages or other receivables underlying mortgage- or asset-backed securities held by the Portfolio are prepaid. In any such case, the Portfolio may be forced to invest the prepaid amounts in lower-yielding investments, resulting in a decline in the Portfolio's income.
Collateralized Loan Obligation Risk. The risks of an investment in a collateralized loan obligation depend largely on the type of the collateral securities and the class of the debt obligation in which the Portfolio invests. Collateralized loan obligations are generally subject to credit, interest rate, valuation, prepayment and extension risks. These securities also are subject to risk of default on the underlying asset, particularly during periods of economic downturn. Collateralized loan obligations carry additional risks including, but not limited to, (i) the possibility that distributions from collateral securities will not be adequate to make interest of other payments, (ii) the collateral may decline in value or default, (iii) the Portfolio may invest in obligations that are subordinate to other classes, and (iv) the complex structure of the security may not be fully understood at the time of investment and produce disputes with the issuer or unexpected investment results.
Counterparty Risk: To the extent the Portfolio enters into derivatives contracts and other transactions such as repurchase agreements or reverse repurchase agreements, the Portfolio will be subject to credit risk with respect to the counterparties with which the Portfolio enters into such transactions. The Portfolio's ability to profit from these types of investments and transactions will depend on the willingness and ability of its counterparty to perform its obligations. If a counterparty fails to meet its contractual obligations, the Portfolio may be unable to terminate or realize any gain on the investment or transaction, resulting in a loss to the Portfolio. The Portfolio may experience significant delays in obtaining any recovery in an insolvency, bankruptcy, or other reorganization proceeding involving its counterparty (including recovery of any collateral posted by it) and may obtain only a limited recovery or may obtain no recovery in such circumstances. If the Portfolio holds collateral posted by its counterparty, it may be delayed or prevented from realizing on the collateral in the event of a bankruptcy or insolvency proceeding relating to the counterparty. Contractual provisions and applicable law may prevent or delay the Portfolio from exercising its rights to terminate an investment or transaction with a financial institution experiencing financial difficulties, or to realize on collateral, and another institution may be substituted for that financial institution without the consent of the Portfolio. If the credit rating of a derivatives counterparty declines, the Portfolio may nonetheless choose or be required to keep existing transactions in place with the counterparty, in which event the Portfolio would be subject to any increased credit risk associated with those transactions.
Credit Risk. Credit risk is the risk that an issuer, guarantor or liquidity provider of a fixed-income security held by the Portfolio may be unable or unwilling, or may be perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. It includes the risk that the security will be downgraded by a credit rating agency; generally, lower credit quality issuers present higher credit risks. An actual or perceived decline in creditworthiness of an issuer of a fixed-income security held by the Portfolio may result in a decrease in the value of the security. It is possible that the ability of an issuer to meet its obligations will decline substantially during the period when the Portfolio owns securities of the issuer or that the issuer will default on its obligations or that the obligations of the issuer will be limited or restructured.
The credit rating assigned to any particular investment does not necessarily reflect the issuer's current financial condition and does not reflect an assessment of an investment's volatility or liquidity. Securities rated in the lowest category of investment grade are considered to have speculative characteristics. If a security held by the Portfolio loses its rating or its rating is downgraded, the Portfolio may nonetheless continue to hold the security in the discretion of the Adviser. In the case of asset-backed or mortgage-related securities, changes in the actual or perceived ability of the obligors on the underlying assets or mortgages may affect the values of those securities.
Currency Risk. Investments in issuers in different countries are often denominated in currencies different from the Portfolio's base currency. Changes in the values of those currencies relative to the Portfolio's base currency may have a positive or negative effect on the values of the Portfolio's investments denominated in those currencies. The values of other currencies relative to the Portfolio's base currency may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the European Monetary Union (the “EMU”) has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of the Portfolio's portfolio investments.
Debt Securities Risk. The values of debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, actual or perceived inability of issuers, guarantors or liquidity providers to make scheduled principal or interest payments or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. A rising interest rate environment may cause the value of a Portfolio's fixed income securities to decrease, a decline in the Portfolio's income and yield, an adverse impact on the liquidity of the Portfolio's fixed income securities, and increased volatility of the fixed income markets. If the principal on a debt obligation is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. During periods of falling interest rates, the income received by the Portfolio may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities.
Derivatives Risk. A derivative is a financial contract the value of which depends on, or is derived from, the value of an underlying asset, interest rate, or index. Derivative transactions typically involve leverage and may have significant volatility. It is possible that a derivative transaction will result in a loss greater than the principal amount invested, and the Portfolio may not be able to close out a derivative transaction at a favorable time or price. Risks associated with derivative instruments include potential changes in value in response to interest rate changes or other market developments or as a result of the counterparty's credit quality; the potential for the derivative transaction not to have the effect the Adviser or Sub-Adviser anticipated or a different or less favorable effect than the Adviser or Sub-Adviser anticipated; the failure of the counterparty to the derivative transaction to perform its obligations under the transaction or to settle a trade; possible mispricing or improper valuation of the derivative instrument; imperfect correlation in the value of a derivative with the asset, rate, or index underlying the derivative; the risk that the Portfolio may be required to post collateral or margin with its counterparty, and will not be able to recover the collateral or margin in the event of the counterparty's insolvency or bankruptcy; the risk that the Portfolio will experience losses on its derivatives investments and on its other portfolio investments, even when the derivatives investments may be intended in part or entirely to hedge those portfolio investments; the risks specific to the asset underlying the derivative instrument; lack of liquidity for the derivative instrument, including without limitation absence of a secondary trading market; the potential for reduced returns to the Portfolio due to losses on the transaction and an increase in volatility; the potential for the derivative transaction to have the effect of accelerating the recognition of gain; and legal risks arising from the documentation relating to the derivative transaction.
Emerging Markets Risk. Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets. This may be due to, among other things, the possibility of greater market volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability, greater reliance on a few industries, international trade or revenue from particular commodities, less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment policy as compared to those typically found in a developed market. In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Portfolio may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Portfolio's obligations. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to the Portfolio's base currency. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements can result in losses. For these and other reasons, investments in emerging markets are often considered speculative.
Extension Risk. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower-than-expected principal payments. This may increase the period of time during which an investment earns a below-market interest rate, increase the security's duration and reduce the value of the security. Extension risk may be heightened during periods of adverse economic conditions generally, as payment rates decline due to higher unemployment levels and other factors.
Income Risk: The Portfolio's income may decline due to falling interest rates or other factors. Issuers of securities held by the Portfolio may call or redeem the securities during periods of falling interest rates, and the Portfolio would likely be required to reinvest in securities paying lower interest rates. If an obligation held by the Portfolio is prepaid, the Portfolio may have to reinvest the prepayment in other obligations paying income at lower rates. A reduction in the income earned by the Portfolio may limit the Portfolio's ability to achieve its objective.
Inflation-Indexed Securities Risk. The principal amount of an inflation-indexed security typically increases with inflation and decreases with deflation, as measured by a specified index. It is possible that, in a period of deflation, the Portfolio would receive at maturity less than the initial principal amount of an inflation-indexed security. Although the holders of U.S. TIPS receive no less than the par value of the security at maturity, if the Portfolio purchases U.S. TIPS in the secondary market whose principal values have previously been adjusted upward, it may receive at maturity less than it invested, if there is a subsequent period of deflation. If inflation is lower than expected during the period the Portfolio holds an inflation-indexed security, then the Portfolio may earn less on the security than on a conventional bond. Changes in the values of inflation-indexed securities may be difficult to predict, and it is possible that an investment in such securities will have an effect different from that anticipated by SSgA. The principal amounts of inflation-indexed securities are typically only adjusted periodically, and their values may fluctuate substantially in response to changes in interest rates between adjustments.
Interest Rate Risk. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations. For example, the value of a security with a duration of five years would be expected to decrease by 5% for every 1% increase in interest rates. Falling interest rates also create the potential for a decline in the Portfolio's income and yield. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments. Variable and floating rate securities also generally increase or decrease in value in response to changes in interest rates, although generally to a lesser degree than fixed-rate securities. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer durations. The U.S. is experiencing historically low interest rate levels. However, economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the likelihood that interest rates will rise in the future. Changes in governmental policy, including changes in central bank monetary policy, could cause interest rates to rise rapidly, or cause investors to expect a rapid rise in interest rates. This could lead to heightened levels of interest rate, volatility and liquidity risks for the fixed income markets generally and could have a substantial and immediate effect on the values of the Portfolio's investments.
Issuer Risk. The value of a security held by the Portfolio may decline due to a number of factors affecting, or perceived to affect, the issuer of the security, such as, for example, management performance, financial leverage, and reduced demand for the issuer's goods or services as well as the historical and prospective earnings of the issuer and the value of its assets.
Liquidity Risk. Liquidity risk is the risk that the Portfolio may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Portfolio currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Portfolio to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. The Portfolio may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Portfolio. In some cases, due to unanticipated levels of illiquidity the Portfolio may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.
Management Risk. The Portfolio is an actively managed investment portfolio. The Adviser's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Portfolio to incur losses. There can be no assurance that the Adviser's investment techniques and decisions will produce the desired results.
Market Risk. Market prices of investments held by the Portfolio will go up or down, sometimes rapidly or unpredictably. The Portfolio's investments are subject to changes in general economic conditions, general market fluctuations and the risks inherent in investment in securities markets. Investment markets can be volatile and prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest rates, changes in actual or perceived creditworthiness of issuers and general market liquidity. Even if general economic conditions do not change, the value of an investment in the Portfolio could decline if the particular industries, sectors or companies in which the Portfolio invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.
Mortgage Pass-Through Securities Risk: Most transactions in mortgage pass-through securities occur through standardized contracts for future delivery in which the exact mortgage pools to be delivered are not specified until a few days prior to settlement, referred to as a “to-be-announced transaction” or “TBA Transaction”. In a TBA Transaction, the buyer and seller agree upon general trade parameters such as agency, settlement date, par amount and price. Default by or bankruptcy of a counterparty to a TBA Transaction would expose the Portfolio to possible losses because of an adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA Transaction. To minimize this risk, the Portfolio will enter into TBA
Transactions only with established counterparties (such as major broker-dealers) and the Sub-Adviser will monitor the creditworthiness of such counterparties. The Portfolio expects to enter into such contracts on a regular basis. The Portfolio, pending settlement of such contracts, will invest its assets in high-quality, liquid short term instruments, including shares of affiliated money market funds.
Mortgage-Related and Other Asset-Backed Securities Risk. Investments in mortgage-related and other asset-backed securities are subject to the risk of significant credit downgrades, illiquidity, and defaults to a greater extent than many other types of fixed income investments. Mortgage-related securities represent a participation in, or are secured by, mortgage loans. Other asset-backed securities are typically structured like mortgage-related securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include, for example, items such as motor vehicle installment sales or installment loan contracts, leases on various types of real and personal property, and receivables from credit card agreements. During periods of falling interest rates, mortgage-related and other asset-backed securities, which typically provide the issuer with the right to prepay the security prior to maturity, may be prepaid, which may result in the Fund having to reinvest the proceeds in other investments at lower interest rates.

During periods of rising interest rates, the average life of mortgage-related and other asset-backed securities may extend because of slower-than expected principal payments. This may lock in a below market interest rate, increase the security's duration and interest rate sensitivity, and reduce the value of the security. As a result, mortgage-related and other asset-backed securities may have less potential for capital appreciation during periods of declining interest rates than other debt securities of comparable maturities, although they may have a similar risk of decline in market values during periods of rising interest rates. Prepayment rates are difficult to predict and the potential impact of prepayments on the value of a mortgage-related or other asset-backed security depends on the terms of the instrument and can result in significant volatility. The price of a mortgage-related or other asset-backed security also depends on the credit quality and adequacy of the underlying assets or collateral. Defaults on the underlying assets, if any, may impair the value of a mortgage-related or other asset-backed security. For some asset-backed securities in which the Fund invests, such as those backed by credit card receivables, the underlying cash flows may not be supported by a security interest in a related asset. Moreover, the values of mortgage-related and other asset-backed securities may be substantially dependent on the servicing of the underlying asset pools, and are therefore subject to risks associated with the negligence or malfeasance by their servicers and to the credit risk of their servicers. In certain situations, the mishandling of related documentation may also affect the rights of securities holders in and to the underlying collateral. There may be legal and practical limitations on the enforceability of any security interest granted with respect to underlying assets, or the value of the underlying assets, if any, may be insufficient if the issuer defaults.
In a “forward roll” transaction, the Fund will sell a mortgage-related security to a bank or other permitted entity and simultaneously agree to purchase a similar security from the institution at a later date at an agreed upon price. The mortgage securities that are purchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories than those sold. The values of such transactions will be affected by many of the same factors that affect the values of mortgage-related securities generally. In addition, forward roll transactions may have the effect of creating investment leverage in the Fund.
Municipal Obligations Risk. The U.S. municipal securities market is volatile and can be significantly affected by adverse tax, legislative, or political changes and the financial condition of the issuers of municipal securities. Municipal obligations include revenue obligations, which are generally backed by the revenues generated from a specific project or facility and include private activity bonds and industrial development bonds. Private activity and industrial development bonds are dependent on the ability of the facility's user to meet its financial obligations and on the value of any real or personal property pledged as security for such payment. Private activity and industrial development bonds, although issued by industrial development authorities, may be backed only by the assets of the non-governmental user. Because many municipal securities are issued to finance projects relating to education, health care, transportation and utilities, conditions in those sectors can affect the overall municipal securities market. In addition, municipal securities backed by current or anticipated revenues from a specific project or specific asset can be negatively affected by the discontinuance or reduction in the rate of the taxation supporting the project or asset or the inability to collect revenues for the project or from the assets. If the U.S. Internal Revenue Service determines the issuer of a municipal security has not complied with applicable tax requirements, interest from the security could become taxable, and the security could decline in value. Municipal obligations may also be subject to prepayment risk and extension risk. Certain states and other governmental entities have experienced, and may continue to experience, extreme financial pressures in response to financial and economic and other factors, and may be, or be perceived to be, unable to meet all of their obligations under municipal bonds issued or guaranteed by them; such factors may result in substantial volatility in municipal securities markets and losses to the Fund.
Non-Diversification Risk. As a “non-diversified” fund, the Portfolio may hold a smaller number of portfolio securities than many other funds. To the extent the Portfolio invests in a relatively small number of issuers, a decline in the market value of a particular security held by the Portfolio may affect its value more than if it invested in a larger number of issuers. The value of Portfolio Interests may be more volatile than the values of shares of more diversified funds.
Non-U.S. Securities Risk: Investments in securities of non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in securities of U.S. issuers. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by entities with significant exposure to non-U.S. countries. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. securities are normally denominated and traded in currencies other than the U.S. dollar, the value of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. entity than about a U.S. entity, and many non-U.S. entities are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. entities are less liquid and at times more volatile than securities of comparable U.S. entities, and could become subject to sanctions or embargoes that adversely affect the Portfolio's investment. Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Portfolio's investments in certain non-U.S. countries. Investments in securities of non-U.S. issuers also are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters occurring in a country where the Portfolio invests could cause the Portfolio's investments in that country to experience gains or losses.
Perpetual Bond Risk. Perpetual bonds offer a fixed return with no maturity date. Because they never mature, perpetual bonds can be more volatile than other types of bonds that have a maturity date and may have heightened sensitivity to changes in interest rates. If market interest rates rise significantly, the interest rate paid by a perpetual bond may be much lower than the prevailing interest rate.  Perpetual bonds are also subject to credit risk with respect to the issuer.  In addition, because perpetual bonds may be callable after a set period of time, there is the risk that the issuer may recall the bond.
Reinvestment Risk: Income from the Portfolio's portfolio may decline when the Portfolio invests the proceeds from investment income, sales of portfolio securities or matured, traded or called debt obligations. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Portfolio to reinvest the proceeds in lower-yielding securities. A decline in income received by the Portfolio from its investments is likely to have a negative effect on the yield and total return of the Portfolio Interests.
Repurchase Agreement Risk. The Portfolio will enter into repurchase agreements only with counterparties that are deemed to present acceptable credit risks, and the collateral securing the repurchase agreements generally will be limited to U.S. government securities and cash. If the market value of the underlying obligations of a repurchase agreement declines, the counterparty must provide additional collateral so that at all times the value of the collateral is greater than the repurchase price of the underlying obligations. Nonetheless, should a counterparty become insolvent or otherwise default, there could be a delay before a Portfolio is able to liquidate the collateral, which would subject the collateral and the Portfolio to market risk during that period.
Restricted Securities Risk. The Portfolio may hold securities that have not been registered for sale to the public under the U.S. federal securities laws pursuant to an exemption from registration. These securities may be less liquid than securities registered for sale to the general public. The liquidity of a restricted security may be affected by a number of factors, including, among others: (i) the creditworthiness of the issuer; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security; (v) the nature of any legal restrictions governing trading in the security; and (vi) the nature of the security and the nature of marketplace trades. There can be no assurance that a liquid trading market will exist at any time for any particular restricted security. Also, restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility.
Reverse Repurchase Agreement Risk. A reverse repurchase agreement involves the sale of a portfolio security by the Fund, coupled with its agreement to repurchase the instrument at a specified time and price. Reverse repurchase agreements involve the risk that the value of securities that the Fund is obligated to repurchase under the agreement may decline below the repurchase price. When the Fund enters into a reverse repurchase agreement, it is subject to the risk that the buyer (counterparty) may default on its obligations to the Fund, potentially resulting in delays, costs, and losses to the Fund. Reverse repurchase agreements involve leverage risk; the Fund may lose money as a result of declines in the values both of the security subject to the reverse repurchase agreement and the instruments in which the Fund invested the proceeds of the reverse repurchase agreement. Use of reverse repurchase agreements by the Fund will increase the volatility of the Fund and potential losses.
Settlement Risk. Markets in different countries have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of transactions. Delays in settlement may increase credit risk to the Portfolio, limit the ability of the Portfolio to reinvest the proceeds of a sale of securities, hinder the ability of the Portfolio to lend its portfolio securities, and potentially subject the Portfolio to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Portfolio was delayed. Delays in the settlement of securities purchased by the Portfolio may limit the ability of the Portfolio to sell those securities at times and prices it considers desirable, and may subject the Portfolio to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Portfolio may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities sold by it, in order to meet its obligations to others.
Sovereign Debt Obligations Risk. Investments in debt securities issued by governments or by government agencies and instrumentalities involve the risk that the governmental entities responsible for repayment may be unable or unwilling to pay interest and repay principal when due. A governmental entity's willingness or ability to pay interest and repay principal in a timely manner may be affected by a variety of factors, including its cash flow, the size of its reserves, its access to foreign exchange, the relative size of its debt service burden to its economy as a whole, and political constraints. A governmental entity may default on its obligations or may require renegotiation or reschedule of debt payments. Any restructuring of a sovereign debt obligation held by the Portfolio will likely have a significant adverse effect on the value of the obligation. In the event of default of sovereign debt, the Portfolio may be unable to pursue legal action against the sovereign issuer or to realize on collateral securing the debt. The sovereign debt of many non-U.S. governments, including their sub-divisions and instrumentalities, is rated below investment grade. Sovereign debt risk may be greater for debt securities issued or guaranteed by emerging and/or frontier countries.
U.S. Government Securities Risk. U.S. Government securities, such as Treasury bills, notes and bonds and mortgage-backed securities guaranteed by the Government National Mortgage Association (Ginnie Mae), are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S. Government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury nor supported by the full faith and credit of the U.S. Government. There is no assurance that the U.S. Government would provide financial support to its agencies and instrumentalities if not required to do so. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability, or investment character of securities issued by these entities. The value and liquidity of U.S. Government securities may be affected adversely by changes in the ratings of those securities. Securities issued by the U.S. Treasury historically have been considered to present minimal credit risk. The downgrade in the long-term U.S. credit rating by at least one major rating agency has introduced greater uncertainty about the ability of the U.S. to repay its obligations. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Portfolio's investments.
U.S. Treasury Obligations Risk: U.S. Treasury obligations may differ from other securities in their interest rates, maturities, times of issuance and other characteristics. Similar to other issuers, changes to the financial condition or credit rating of the U.S. government may cause the value of the Fund's U.S. Treasury obligations to decline. The total public debt of the United States as a percent of gross domestic product has grown rapidly since the beginning of the recent financial downturn. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented. A high national debt level may increase market pressures to meet government funding needs, which may drive debt cost higher and cause a country to sell additional debt, thereby increasing refinancing risk. A high national debt also raises concerns that a government will not be able to make principal or interest payments when they are due. In the worst case, unsustainable debt levels can cause a decline in the value of the dollar (which may lead to inflation), and can prevent the U.S. government from implementing effective counter-cyclical fiscal policy in economic downturns. On August 5, 2011, Standard & Poor's Ratings Services downgraded U.S. Treasury securities from AAA rating to AA+ rating. Standard & Poor's Ratings Services stated that its decision was prompted by its view on the rising public debt burden and its perception of greater policymaking uncertainty. A downgrade of the ratings of U.S. government debt obligations, which are often used as a benchmark for other borrowing arrangements, could result in higher interest rates for individual and corporate borrowers, cause disruptions in the international bond markets and have a substantial negative effect on the U.S. economy. A downgrade of U.S. Treasury securities from another ratings agency or a further downgrade below AA+ rating by Standard & Poor's Ratings Services may cause the value of the Fund's U.S. Treasury obligations to decline.
Valuation Risk. Some portfolio holdings, potentially a large portion of the Portfolio's investment portfolio, may be valued on the basis of factors other than market quotations. This may occur more often in times of market turmoil or reduced liquidity. There are multiple methods that can be used to value a portfolio holding when market quotations are not readily available. The value established for any portfolio holding at a point in time might differ from what would be produced using a different methodology or if it had been priced using market quotations. Portfolio holdings that are valued using techniques other than market quotations, including “fair valued” securities, may be subject to greater fluctuation in their valuations from one day to the next than if market quotations were used. In addition, there is no assurance that the Portfolio could sell or close out a portfolio position for the value established for it at any time, and it is possible that the Portfolio would incur a loss because a portfolio position is sold or closed out at a discount to the valuation established by the Portfolio at that time. Investors who purchase or redeem Portfolio Interests on days when the Portfolio is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if the Portfolio had not fair-valued the holding(s) or had used a different valuation methodology.
Variable and Floating Rate Securities. Variable or floating rate securities are debt securities with variable or floating interest rates payments. Variable or floating rate securities bear rates of interest that are adjusted periodically according to formulae intended generally to reflect market rates of interest and allow the Portfolio to participate (determined in accordance with the terms of the securities) in increases in interest rates through upward adjustments of the coupon rates on the securities. However, during periods of increasing interest rates, changes in the coupon rates may lag behind the changes in market rates or may have limits on the maximum increases in coupon rates. Alternatively, during periods of declining interest rates, the coupon rates on such securities will typically readjust downward resulting in a lower yield. The Portfolio may also invest in variable or floating rate equity securities, whose dividend payments vary based on changes in market rates of interest or other factors.
In addition, investment in derivative variable rate securities, such as inverse floaters, whose rates vary inversely with market rates of interest, or range floaters or capped floaters, whose rates are subject to periodic or lifetime caps, or in securities that pay a rate of interest determined by applying a multiple to the variable rate involves special risks as compared to investment in a fixed-rate security and may involve leverage. The extent of increases and decreases in the values of derivative variable rate securities and the corresponding change to the net asset value of the Fund in response to changes in market rates of interest generally may be larger than comparable changes in the value of an equal principal amount of a fixed-rate security having similar credit quality, redemption provisions, and maturity. The markets for such securities may be less developed and may have less liquidity than the markets for conventional securities.
When-Issued, TBA and Delayed Delivery Securities Risk. The Fund may purchase securities on a when-issued, to-be-announced (“TBA”) or delayed delivery basis and may purchase securities on a forward commitment basis. The purchase price of the securities is typically fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. The prices of the securities so purchased or sold are subject to market fluctuation. At the time of delivery of the securities, the value may be more or less than the purchase or sale price. Purchase of securities on a when-issued, TBA, delayed delivery, or forward commitment basis may give rise to investment leverage, and may result in increased volatility of the Fund's net asset value.
Non-Principal Risks
Authorized Participants, Market Makers and Liquidity Providers Concentration Risk. A Fund has a limited number of financial institutions that may act as Authorized Participants (“APs”). In addition, there may be a limited number of market makers and/or liquidity providers in the marketplace. To the extent either of the following events occur, Portfolio Shares may trade at a material discount to NAV and possibly face delisting: (i) APs exit the business or otherwise become unable to process creation and/or redemption orders and no other APs step forward to perform these services, or (ii) market makers and/or liquidity providers exit the business or significantly reduce their business activities and no other entities step forward to perform their functions.
Money Market Risk: An investment in a money market fund is not a deposit of any bank and is not insured or guaranteed by the FDIC or any other government agency. Although a money market fund generally seeks to preserve the value of its shares at $1.00 per share, there can be no assurance that it will do so, and it is possible to lose money by investing in a money market fund. None of State Street Corporation, State Street Bank and Trust Company (“State Street”), State Street Global Advisors (“SSGA”), SSGA Funds Management, Inc. (“SSGA FM”) or their affiliates (“State Street Entities”) guarantee the value of an investment in a money market fund at $1.00 per share. Investors should have no expectation of capital support to a money market fund from State Street Entities.
Master-Feeder Structure Risk: The Adviser and Sub-Adviser also serve as investment adviser and sub-adviser to a fund that invests substantially all of its assets in the Portfolio (the “Fund”). Therefore, conflicts may arise as the Adviser and Sub-Adviser fulfill their respective fiduciary responsibilities to the Fund and the Portfolio.

Portfolio Holdings Disclosure
The Portfolio's portfolio holdings disclosure policy is described in the Part B. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Portfolios' website.

ITEM 10. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE
The Portfolios
Each Portfolio, except the SSGA Ultra Short Term Bond Portfolio, State Street Risk Aware Portfolio and State Street DoubleLine Total Return Tactical Portfolio, is a separate, diversified series of the SSGA Master Trust. The SSGA Ultra Short Term Bond Portfolio, State Street Risk Aware Portfolio and State Street DoubleLine Total Return Tactical Portfolio are separate, non-diversified series of SSGA Master Trust. SSGA Master Trust is an open-end management investment company organized as a business trust under the laws of The Commonwealth of Massachusetts.
The Adviser
SSGA FM serves as the investment adviser to each Portfolio and, subject to the supervision of the Board, is responsible for the investment management of each Portfolio. The Adviser provides an investment management program for each Portfolio and manages the investment of the Portfolios' assets. The Adviser is a wholly-owned subsidiary of State Street Corporation and is registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended. The Adviser and certain other affiliates of State Street Corporation make up SSGA. SSGA is one of the world's largest institutional money managers and the investment management arm of State Street Corporation. As of June 30, 2015, the Adviser managed approximately $376.28 billion in assets and SSGA managed approximately $2.37 trillion in assets. The Adviser's principal business address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.
For the services provided to each Portfolio under the Investment Advisory Agreement, for the fiscal year ended June 30, 2015, each Portfolio paid the Adviser the annual fees based on a percentage of each Portfolio's average daily net assets as set forth below:
SSGA Multi-Asset Real Return Portfolio	0.20%
SSGA Income Allocation Portfolio	0.20%
SSGA Conservative Global Allocation Portfolio(1)	0.20%
SSGA Global Allocation Portfolio	0.20%
SSGA Aggressive Global Allocation Portfolio(1)	0.20%
Blackstone / GSO Senior Loan Portfolio	0.30%
SSGA Ultra Short Term Bond Portfolio	0.20%
SSGA MFS Systematic Core Equity Portfolio	0.30%
SSGA MFS Systematic Growth Equity Portfolio	0.30%
SSGA MFS Systematic Value Equity Portfolio	0.30%
State Street Risk Aware Portfolio(2)	0.25%
State Street DoubleLine Total Return Tactical Portfolio(3)	0.30%
(1)	The Portfolio had not commenced operations as of June 30, 2015. The Portfolio expects to pay the Adviser the annual fee based on the percentage of the Portfolio's average daily net assets once the Portfolio commences operations.
(2)	The Portfolio commenced operations on September 9, 2014.
(3)	The Portfolio commenced operations on February 23, 2015.
From time to time, the Adviser may waive all or a portion of its fee, although it does not currently intend to do so. The Adviser pays all expenses of each Portfolio other than the management fee, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee's counsel fees), litigation expenses, acquired fund fees and expenses and other extraordinary expenses.
Investment Sub-Advisers. Pursuant to the Advisory Agreement between the Portfolio and the Adviser, the Adviser is authorized to engage one or more sub-advisers for the performance of any of the services contemplated to be rendered by the Adviser. The Adviser has retained GSO / Blackstone Debt Funds Management LLC as the investment sub-adviser to be responsible for the day-to-day management of the Blackstone / GSO Senior Loan Portfolio, subject to supervision by the Adviser and the Board. The Sub-Adviser is a wholly-owned subsidiary of GSO Capital Partners LP (collectively with its affiliates, “GSO”). GSO is the credit platform of The Blackstone Group L.P. (collectively with its affiliates, “Blackstone”). Blackstone is a leading manager of private capital and provider of financial advisory services. It is one of the largest independent managers of private capital in the world, with assets under management of over $330 billion as of June 30, 2015. As of June 30, 2015, GSO managed approximately $81 billion in assets. The Sub-Adviser's principal business address is 345 Park Avenue, 31st Floor, New York, New York 10154.

In accordance with the Sub-Advisory Agreement between the Adviser and GSO / Blackstone Debt Funds Management LLC, the Adviser pays GSO / Blackstone Debt Funds Management LLC a portion of the advisory fee paid by the Portfolio to the Adviser (after deducting payments to the fund service providers and fund expenses). The Portfolio is not responsible for the fees paid to GSO / Blackstone Debt Funds Management LLC.
The Adviser has retained MFS as the investment sub-adviser to the MFS Systematic Core Equity Portfolio, MFS Systematic Growth Equity Portfolio and MFS Systematic Value Equity Portfolio (collectively, the “MFS Portfolios”) and is responsible for providing the investment program for the MFS Portfolios. MFS is located at 111 Huntington Avenue, Boston, Massachusetts 02199. MFS is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect majority owned subsidiary of Sun Life Financial Inc. (a diversified financial services organization). Net assets under the management of the MFS organization were approximately $439 billion as of June 30, 2015.
In accordance with the Sub-Advisory Agreement between the Adviser and MFS, the Adviser pays MFS a portion of the advisory fee paid by the MFS Portfolios to the Adviser (after deducting payments to the fund service providers and fund expenses). The MFS Portfolios are not responsible for the fees paid to MFS.
DoubleLine Capital LP (“DoubleLine”) serves as the investment sub-adviser to the State Street DoubleLine Total Return Tactical Portfolio, and is responsible for providing the investment program for the State Street DoubleLine Total Return Tactical Portfolio. DoubleLine is located at 333 South Grand Avenue, Suite 1800, Los Angeles, California 90071. As of June 30, 2015, DoubleLine had approximately $98 billion of assets under management.
In accordance with the Sub-Advisory Agreement between the Adviser and DoubleLine, the Adviser pays DoubleLine a portion of the advisory fee paid by the Portfolio to the Adviser (after deducting the applicable operating expenses of the Portfolio). The Portfolio is not responsible for the fees paid to DoubleLine.
A discussion regarding the Board's consideration of the Investment Advisory Agreement and each Sub-Advisory Agreement, as applicable, is provided in the Trust's Annual Report to Shareholders for the period ended June 30, 2015.
The Adviser may hire one or more sub-advisers to oversee the day-to-day investment activities of the Portfolios. The sub-advisers are subject to oversight by the Adviser. The Adviser, SSGA Master Trust (the “Trust”) and SSGA Active Trust have received an exemptive order from the SEC that permits the Adviser, with the approval of the Independent Trustees of the respective Trust, to retain and amend existing sub-advisory agreements with unaffiliated investment sub-advisers for the Portfolios without submitting the sub-advisory agreement to a vote of the Fund's shareholders. The respective Trust will notify shareholders in the event of any change in the identity of such sub-adviser or sub-advisers. The Adviser has ultimate responsibility for the investment performance of the Portfolios due to its responsibility to oversee each sub-adviser and recommend their hiring, termination and replacement. The Adviser is not required to disclose fees paid to any sub-adviser retained pursuant to the order.
Portfolio Managers
The Adviser manages the Portfolios(except the Blackstone / GSO Senior Loan Portfolio, MFS Portfolios and State Street DoubleLine Total Return Tactical Portfolio) using a team of investment professionals. The team approach is used to create an environment that encourages the flow of investment ideas. The portfolio managers within each team work together in a cohesive manner to develop and enhance techniques that drive the investment process for the respective investment strategy. This approach requires portfolio managers to share a variety of responsibilities including investment strategy and analysis while retaining responsibility for the implementation of the strategy within any particular portfolio. The approach also enables the team to draw upon the resources of other groups within SSGA. Each portfolio management team is overseen by the SSGA Investment Committee.
Robert Guiliano is a Vice President of SSGA FM and a Senior Portfolio Manager in SSGA's US Portfolio Management — Investment Solutions Group (“ISG”). He joined the Advisor in November 1997 and his responsibilities include the management of real asset, tactical, and strategic multi-asset allocation strategies as well as conducting research, product development, and advising institutional clients on investment policy. Prior to joining the ISG team, he was a portfolio manager/analyst in the Product Engineering group supporting the global asset allocation and currency investment management teams. Previously, he worked as an Investment Marketing Analyst for SSGA's defined contribution group, CitiStreet. Prior to SSGA, he worked as an Assistant Relationship Representative at Funds

Distributor Inc. Before entering investment management in 1996, Rob worked as a Construction and Environmental Project Manager for ExxonMobil Corporation for seven years. Rob earned a Masters in Business Administration from Boston University in 1996 with a concentration in Finance and Bachelor of Science in Mechanical Engineering from Rensselaer Polytechnic Institute in 1989 with a Minor in Economics. He is a member of the CFA Institute and Boston Security Analysts Society.
Michael Martel is a Managing Director of SSGA FM and a Senior Portfolio Manager with the ISG. Since joining the ISG in 1998, Mr. Martel has developed expertise in creating and managing multi-asset class solutions designed to meet broad investment challenges. His work with clients includes aligning assets with long and short-term investment objectives, tactically allocating amongst asset classes to enhance returns, and leading the ISG exposure management efforts in North America. Exposure management solutions involve the construction of derivative and physical based portfolios to address client needs ranging from cash equitization to custom rebalancing to tail risk hedging. In addition, Mr. Martel oversees the continued development of proprietary portfolio management systems and assists in ongoing research efforts.
Prior to joining SSGA, Mr. Martel worked for the Mutual Funds Division of State Street Corporation. He has been working in the investment management field since 1992.
Mr. Martel holds a Bachelor of Arts degree in Economics from the College of the Holy Cross and Master degrees in both Finance and Business Administration from the Carroll School of Management at Boston College.
John A. Gulino is a Vice President of SSGA FM and a Portfolio Manager with the ISG. He is responsible for investment management, research, product development, and positioning for asset allocation and real asset strategies. Prior to joining ISG, Mr. Gulino was responsible for product information management in the Interactive Sales and Marketing Team. Before joining SSGA, John spent six years with the Fidelity Investments Company. Mr. Gulino graduated from Bryant University with a Bachelor of Science in Business Administration with a concentration in Finance. He has earned the Chartered Financial Analyst designation and is a member of the CFA Institute and Boston Security Analyst Society.
Lisa Khatri is a Vice President of SSGA FM and a Portfolio Manager in the ISG. She is responsible for developing and implementing tactical and strategic multi asset class solutions for institutional clients. Previously, Ms. Khatri was a Portfolio Assistant with Pyramis Global Advisors, a Fidelity Investments Company. In this role she supported the management of strategic, tactical and lifecycle portfolios. Lisa joined Fidelity in 2004. Ms. Khatri earned a Bachelor of Science in Business Administration from California State University, East Bay with a concentration in Finance and Accounting. She has earned the Chartered Financial Analyst designation and is a member of the CFA Institute and the Boston Securities Analyst Society.
Timothy Furbush is a Vice President of SSGA FM and a Senior Portfolio Manager in SSGA's ISG. He is responsible for developing and implementing customized investment approaches for clients, including strategic and tactical global balanced funds as well as equitization and overlay strategies. Prior to his current role, Mr. Furbush worked for SSGA's Intermediary Business Group as a Research Analyst providing value added research, educational tools and practice management services to financial advisors. Before rejoining SSGA in July 2007, Mr. Furbush spent a year at Fidelity Investments as a Research Analyst on their Consultant Relations Team. A graduate of Stonehill College, Mr. Furbush has an MS in Finance from the Sawyer School of Management at Suffolk University. He has earned both the Chartered Financial Analyst and Chartered Market Technician designations. He is a member of the CFA Institute, the Boston Securities Analysts Society and the Market Technicians Association.
Jeremiah K. Holly is a Vice President of SSGA FM and a Senior Portfolio Manager within ISG. He is responsible for the development and management of asset allocation solutions, including tactical allocation strategies and exposure management (overlay) strategies. Prior to joining ISG, Mr. Holly was a Senior Product Analyst in the Consultant Relations Group where he was responsible for completing new business proposals for a range of investment strategies. Prior to joining SSGA in 2005, Mr. Holly worked as a Research Assistant at Chmura Economics & Analytics — an economic research firm in Richmond, Virginia. Mr. Holly graduated from the University of Richmond with a Bachelor of Arts degree in Economics. He earned the Chartered Financial Analyst designation and is a member of both the Boston Security Analysts Society and CFA Institute.

Lorne Johnson is a Vice President and Senior Portfolio Manager with the Investment Solutions Group where he specializes in investment strategy for the group and the development and enhancement of the quantitative and fundamental tactical asset allocation process. Lorne first joined SSGA in 2011.
Prior to joining SSGA, Lorne has held portfolio management positions with CalPERS, Numeric Investors and ABP Investments where he developed a variety of quantitative investment processes for managing individual portfolios and asset allocation processes. Prior to his portfolio management roles, Lorne worked as an economist at Caxton Corporation.
Lorne received his Ph.D. in Economics from the University of Washington in 2000. His dissertation research focused on the application of non-linear time varying parameter models to better understanding risk premia in U.S. financial markets.
Blackstone / GSO Senior Loan Portfolio
Daniel T. McMullen is a Managing Director and Senior Portfolio Manager with GSO Capital Partners LP (“GSO”), the parent company of the Sub-Adviser, and serves as lead Portfolio Manager of the Portfolio. Mr. McMullen also serves as a member of the Sub-Adviser's Customized Credit Strategies's U.S. Syndicated Credit and Global Structured Credit Investment Committees. Mr. McMullen is also the senior portfolio manager for the Sub-Adviser's U.S. loan separately managed accounts and commingled funds. Before joining The Blackstone Group L.P., the parent company of GSO, in 2002, Mr. McMullen worked at CIBC World Markets, most recently as a Director and Senior Investment Analyst for the structured investment vehicles managed by Trimaran Advisors, L.L.C. Prior to that, Mr. McMullen was a Director in the Investment Banking Group at CIBC, specializing in the aerospace and defense industries. Before joining CIBC in 1996, Mr. McMullen was employed at The Chase Manhattan Bank where he worked in the Corporate Finance Healthcare Group. Mr. McMullen received a B.A. from the University of Rochester where he graduated cum laude, and is a CFA Charterholder.
Gordon McKemie is a Vice President and a portfolio manager with GSO and serves as a Portfolio Manager of the Portfolio.  Mr. McKemie is also responsible for the evaluation and ongoing analysis of primary and secondary fixed income investments across multiple industries.  Prior to joining GSO, Mr. McKemie was an Associate in Leveraged Finance at Citigroup and an Assistant Vice President in high yield research at Barclays Capital.  He began his career at Lehman Brothers.
Mr. McKemie received a B.B.A. from Goizueta Business School at Emory University.  Mr. McKemie has earned the right to use the Chartered Financial Analyst designation.
SSGA Ultra Short Term Bond Portfolio
Thomas Connelley, CFA, is a Vice President of SSGA and SSGA FM, and a Senior Portfolio Manager in the Alpha Strategies, North America Fixed Income Group for the U.S. Cash Management group. He is responsible for total rate of return Short Duration strategies. Prior to his current role, Mr. Connelley was a Senior Portfolio Manager for the US Cash Management Group where he managed a variety of cash portfolios and securities lending cash collateral pools. Prior to joining SSGA in 2003, Tom was a Portfolio Manager at Standish Mellon Asset Management, where he was responsible for a variety of short- and intermediate-term fixed income mandates. He has been working in the investment management field since 1990. Mr. Connelley received a BS in Management, with a concentration in Finance, from Bryant University. He has earned the Chartered Financial Analyst designation and is a member of the Boston Security Analysts Society.
Matthew Pappas is a Vice President of SSGA FM where he is a Senior Portfolio Manager within Global Fixed Income, Cash and Currency. Mr. Pappas is a member of the Global Rates and Sector Strategy group and manages various global investment grade multi sector strategies designed to meet or exceed client specific objectives incorporating global interest rates, corporate debt, US TIPS and Agency MBS.

Prior to his current role, Mr. Pappas was a research analyst in the Credit Research group supporting the Securities Lending and Cash desk. This role included both quantitative and qualitative credit analysis on corporate and short-term structured products. He originally joined SSGA as an Investment Operations associate before transitioning to the Research group in 2002. Mr. Pappas has been a member of the Fixed Income area since joining SSGA in 1999.

Mr. Pappas earned his MBA with a concentration in Finance from Bryant University. He obtained his Bachelor degree in Accounting from the University of Massachusetts, Dartmouth.

SSGA MFS Systematic Portfolios
Matthew W. Krummell is the portfolio manager of the SPDR MFS Systematic Core Equity ETF and SPDR MFS Systematic Growth Equity ETF. Mr. Krummell, an investment officer of MFS, has been employed in the investment area of MFS since 2001.
Jonathan W. Sage is the portfolio manager of the SPDR MFS Systematic Value Equity ETF. Mr. Sage, an investment officer of MFS, has been employed in the investment area of MFS since 2000.
State Street Risk Aware Portfolio
Gary Lowe is a Vice President of State Street Global Advisors. Gary is a portfolio manager and the Head of Process Management and Integration for the Active Quantitative Equity Team. As a portfolio manager Gary manages developed world and emerging markets portfolios. Gary manages a team dedicated to enriching the portfolio management process. Gary's team is also involved in the development of the Active Quantitative Equity's global research database. Gary joined SSGA in 1998 as a Quantitative Research Analyst in SSGA's Advanced Research Center. In 1999 Gary joined the Global Enhanced Equity Group as a portfolio manager. As a member of the Global Enhanced Equity Group, Gary managed US large and small cap portfolios, global portfolios and emerging markets portfolios. Gary earned a Bachelor of Science in Mathematics from Plymouth State University and a Master of Science degree in Statistics from the University of Massachusetts. Gary earned the Chartered Financial Analyst designation.
Simon Roe is a Managing Director of SSGA and Head of Quantitative Equity Core Portfolio Management in the Active Quantitative Equities Group. His responsibilities include overseeing portfolio management in traditional cap-weighted core quantitative funds across the risk spectrum and contributing to research and product development for Active Quantitative Equity products. Previously, Mr. Roe worked at Merrill Lynch Investment Managers in the Quantitative Advisers team where he managed option based protected funds and quantitative asset allocation funds. Before this, Mr. Roe was a Senior Consultant for Barra International. He has been working in the investment management industry since 1993. Mr. Roe holds a BSc in Banking and International Finance from the City University Business School, London. He earned the Chartered Financial Analyst designation and is a member of the CFA Institute and the Boston Security Analysts Society.
John O'Connell is a Vice President of SSGA and a Portfolio Manager in the Global Active Quantitative Equity Group. He is responsible for U.S. and Canadian Enhanced funds. Mr. O'Connell started as a junior portfolio manager in the Global Enhanced Equity Group in April 2000. Prior to this, John worked as an Investment Associate in the Global Structured Products Group. Mr. O'Connell received his MBA from Boston University. He graduated from the University of Rochester with a BA in History.
State Street DoubleLine Total Return Tactical Portfolio
Jeffrey E. Gundlach is co-founder, Chief Executive Officer, and Chief Investment Officer of DoubleLine Capital LP. Mr. Gundlach has been Chief Executive Officer and Chief Investment Officer of DoubleLine Capital LP since its inception in December 2009. Mr. Gundlach has a B.A. in Mathematics and Philosophy from Dartmouth College.
Philip A. Barach is co-founder and President of DoubleLine Capital LP. Mr. Barach has been President of DoubleLine Capital LP since its inception in December 2009. Mr. Barach has a MBA in Finance and a B.A. in International Relations from the Hebrew University of Jerusalem.
Jeffrey J. Sherman is an asset allocation specialist and portfolio manager at DoubleLine Capital LP. He joined DoubleLine Capital LP in December 2009. Mr. Sherman holds a BS in Applied Mathematics from the University of the Pacific and a MS in Financial Engineering from the Claremont Graduate School.
Additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of the Portfolios is available in the Part B.
SERVICE PROVIDERS
Administrator, Sub-Administrator, Custodian and Transfer Agent. The Adviser serves as Administrator for each Portfolio. State Street, part of State Street Corporation, is the Sub-Administrator for each Portfolio and the Custodian for each Portfolio's assets, and serves as Transfer Agent to each Portfolio.

ITEM 11. INTERESTHOLDER INFORMATION
Determination of Net Asset Value
Each Portfolio's net asset value (“NAV”) is calculated on each day the New York Stock Exchange (the “NYSE”) is open for trading, at the close of regular trading on the NYSE. The NAV is based on the market value of the securities held in each Portfolio. Each Portfolio values each security pursuant to guidelines established by the Board. Securities may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Board, under certain circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or (ii) a significant event, as determined by the Valuation Committee, that may affect the value of one or more securities held by the Portfolio occurs after the close of a related exchange but before the determination of the Portfolio's NAV. Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the price the Portfolio would have received had it sold the investment. To the extent that the Portfolios invest in the shares of other registered open-end investment companies that are not traded on an exchange (i.e. mutual funds), such shares are valued at their published net asset values per share as reported by the funds. The prospectuses of these funds explain the circumstances under which the funds will use fair value pricing and the effects of using fair value pricing. Because foreign securities held by some Portfolios sometimes trade on days when the Portfolios are not priced, the value of a Portfolio's portfolio may change on days when Portfolio interests cannot be purchased or redeemed. Debt obligation securities maturing within 60 days of the valuation date are valued at amortized cost.
Purchasing Beneficial Interests
The Portfolios issue beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are “accredited investors” within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Portfolios.
Investors do not pay a sales load to invest in the Portfolios. The price for Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by the Portfolio.
The minimum initial investment in each Portfolio is $1 million, although the Portfolio may waive the minimum in its discretion. There is no minimum subsequent investment. The Portfolios intend to be as fully invested as is practicable; therefore, investments must be made either in securities (“in-kind”) acceptable to the Adviser or Federal Funds (i.e., monies credited to the account of the Portfolios' custodian bank by a Federal Reserve Bank). (Please consult your tax adviser regarding in-kind transactions.) The Portfolios reserve the right to cease accepting investments at any time or to reject any purchase order.
In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, address and taxpayer identification number, which will be used to verify your identity. If you are unable to provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. If the Trust believes that it has uncovered criminal activity, the Trust may close your account and take any action they deem reasonable or required by law. The Trust reserves the right to reject any purchase order for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.
Redeeming Beneficial Interests
An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a redemption request, in proper form, to the Portfolios. A Portfolio will pay the proceeds of the redemption either in Federal Funds or portfolio securities at the discretion of the Adviser, normally on the next Portfolio business day after the redemption, but in any event no more than seven days after the redemption. (Please consult your tax adviser regarding in-kind transactions.) Investments in the Portfolios may not be transferred. The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists as a result of which disposal by the Portfolio of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Portfolio fairly to determine the value of its net assets. In addition, the SEC may by order permit suspension of redemptions for the protection of interestholders of the Portfolios.
Policies to Prevent Market Timing
Frequent purchases and redemptions of Portfolio interests may present risks for other interestholders of the Portfolios, which may include, among other things, interference in the efficient management of the Portfolios, dilution in the value of Portfolio interests held by long-term interestholders, increased brokerage and administrative costs and forcing the Portfolios to hold excess levels of cash.
The Portfolios reserve the right in their discretion to reject any purchase, in whole or in part including, without limitation, by an investor whose trading activity in Portfolio interests the Adviser believes could be harmful to the Portfolio. The Portfolios may decide to restrict purchase activity in their interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolios, the Adviser or State Street Bank will identify all frequent purchase and sale activity affecting the Portfolios.
Distributions
Dividends and Capital Gains. As a Portfolio interestholder, you are entitled to your share of the Portfolio's income and net realized gains on its investments. Each Portfolio pays out substantially all of its net earnings to its interestholders as “distributions.”
Each Portfolio may earn income dividends from stocks, interest from debt securities and, if participating, securities lending income. interest from debt securities and, if participating, securities lending income. These amounts, net of expenses and taxes (if applicable), are passed along to Portfolio interestholders as “income dividend distributions.”  Each Portfolio realizes capital gains or losses whenever it sells or exchanges assets.
Income dividend distributions, if any, for the following Portfolios are generally distributed to interestholders quarterly, but may vary significantly from period to period: Asset Allocation Portfolios, MFS Systematic Equity Portfolios and State Street Risk Aware Portfolio. Income dividend distributions, if any, by the Blackstone / GSO Senior Loan Portfolio, SSGA Ultra Short Term Bond Portfolio and State Street DoubleLine Total Return Tactical Portfolio are generally distributed to interestholders monthly, but may also vary significantly from period to period.
Net capital gains of each Portfolio are distributed at least annually. Dividends may be declared and paid more frequently or at any other times to enable funds investing all of their assets in the Portfolios to comply with the distribution requirements of the Internal Revenue Code.
Each Portfolio intends to distribute at least annually amounts representing the full dividend yield net of expenses on the underlying investment securities as if the Portfolio had owned the underlying investment securities for the entire dividend period. As a result, some portion of each distribution may result in a return of capital. You will be notified regarding the portion of the distribution which represents a return of capital.
Tax Considerations
It is intended that each Portfolio operate and be treated as a separate partnership for U.S. federal income tax purposes and not as an “association taxable as a corporation” or a “publicly traded partnership” (as defined in Section 7704 of the Internal Revenue Code) taxable as a corporation. As a result, the Portfolios generally are not subject to U.S. federal income tax; instead, each investor in the Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Trust and Subchapter K of the Internal Revenue Code and the Treasury regulations promulgated thereunder) of the Portfolio's income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.

The Portfolios expect to manage their assets and income in such a way that any “feeder” fund investing all of its assets in the Portfolio will meet the requirements with respect to sources of income and diversification of assets for qualification as a regulated investment company under Subchapter M of the Internal Revenue Code. Investors that intend to be treated as regulated investment companies under the Code may be required to redeem Portfolio interests in order to obtain sufficient cash to meet distribution requirements for such treatment and to avoid an entity-level tax.
This discussion of certain U.S. federal income tax consequences of investing in the Portfolio is for general information only; it is not a substitute for personal tax advice. Prospective investors should consult their tax advisers regarding the specific U.S. federal tax consequences of investing in the Portfolio, as well as the effects of state, local and foreign tax law and any proposed tax law changes.
ITEM 12. DISTRIBUTION ARRANGEMENTS
Investments in the Portfolios are not subject to any sales load or redemption fee. Assets of the Portfolios are not subject to a Rule 12b-1 fee.
The Portfolios are part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Portfolios. However, the Portfolio may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each feeder fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio's expenses. A feeder fund is not required to sell its shares to the public at the same price as another feeder fund. Feeder funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the feeder funds.
The Trust's Board believes that the “master/feeder” fund structure may enable the Portfolios to reduce costs through economies of scale. A larger investment portfolio for each Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio by the feeder funds may offset each other and produce a lower net cash flow.
A feeder fund's investment in the Portfolio may, however, be adversely affected by the actions of other feeder funds. For example, if a large feeder fund reduces its investment in the Portfolio or withdraws from the Portfolio, the remaining feeder funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A feeder fund might also withdraw from the Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that feeder fund. The withdrawal of all of a feeder fund's assets from the Portfolio may affect the investment performance of the feeder fund and the Portfolio.
The Portfolios normally will not hold meetings of investors except as required by the Investment Company Act. Each feeder fund will be entitled to vote in proportion to its interest in the Portfolio. When a feeder fund is requested to vote on matters pertaining to the Portfolio, the feeder fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the feeder fund.

PART B

SSGA MASTER TRUST

(THE “TRUST”)

SSGA MULTI-ASSET REAL RETURN PORTFOLIO

SSGA INCOME ALLOCATION PORTFOLIO

SSGA CONSERVATIVE GLOBAL ALLOCATION PORTFOLIO

SSGA GLOBAL ALLOCATION PORTFOLIO

SSGA AGGRESSIVE GLOBAL ALLOCATION PORTFOLIO

BLACKSTONE / GSO SENIOR LOAN PORTFOLIO

SSGA ULTRA SHORT TERM BOND PORTFOLIO

SSGA MFS SYSTEMATIC CORE EQUITY PORTFOLIO

SSGA MFS SYSTEMATIC GROWTH EQUITY PORTFOLIO

SSGA MFS SYSTEMATIC VALUE EQUITY PORTFOLIO

STATE STREET RISK AWARE PORTFOLIO

STATE STREET DOUBLELINE TOTAL RETURN TACTICAL PORTFOLIO

One Lincoln Street

Boston, MA 02111

(866) 787-2257

October 31, 2015

ITEM 14. COVER PAGE AND TABLE OF CONTENTS

This Part B of the Registration Statement (the “Part B”) relates to the Part A of the Registration Statement dated October 31, 2015, as amended from time to time thereafter (the “Part A”) for the SSGA Multi-Asset Real Return Portfolio, SSGA Income Allocation Portfolio, SSGA Conservative Global Allocation Portfolio, SSGA Global Allocation Portfolio, SSGA Aggressive Global Allocation Portfolio, the Blackstone / GSO Senior Loan Portfolio, SSGA Ultra Short Term Bond Portfolio, SSGA MFS Systematic Core Equity Portfolio, SSGA MFS Systematic Growth Equity Portfolio, SSGA MFS Systematic Value Equity Portfolio, State Street Risk Aware Portfolio, and State Street DoubleLine Total Return Tactical Portfolio.

The Part B is not a prospectus and should be read in conjunction with the Part A, which may be obtained by telephoning or writing the Trust at the number or address above.

The Trust’s financial statements for the fiscal period ended June 30, 2015, including the independent registered public accounting firm report thereon, are included in the Trust’s annual report and are incorporated into this Part B by reference. Copies of the Trust’s annual report may be obtained without charge by visiting the Trust’s website at www.spdrs.com or by calling 1-866-787-2257.

Portfolios not included in the Trust’s Annual Report to Shareholders for the fiscal year ending June 30, 2015 had not commenced operations as of June 30, 2015, and therefore did not have any financial information to report for the Trust’s June 30, 2015 fiscal year end.

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ITEM 15. GENERAL

The Trust is an open-end management investment company that was organized as a business trust under the laws of The Commonwealth of Massachusetts on March 30, 2011. The Trust contains the following series:

•	SSGA Multi-Asset Real Return Portfolio (the “Multi-Asset Real Return Portfolio”);

•	SSGA Income Allocation Portfolio (the “Income Allocation Portfolio”);

•	SSGA Conservative Global Allocation Portfolio (the “Conservative Global Allocation Portfolio”);

•	SSGA Global Allocation Portfolio (the “Global Allocation Portfolio”);

•	SSGA Aggressive Global Allocation Portfolio (the “Aggressive Global Allocation Portfolio”);

•	Blackstone / GSO Senior Loan Portfolio (the “Blackstone / GSO Senior Loan Portfolio”);

•	SSGA Ultra Short Term Bond Portfolio (the “Ultra Short Term Bond Portfolio”);

•	SSGA MFS Systematic Core Equity Portfolio (the “MFS Core Equity Portfolio”);

•	SSGA MFS Systematic Growth Equity Portfolio (the “MFS Growth Equity Portfolio”);

•	SSGA MFS Systematic Value Equity Portfolio (the “MFS Value Equity Portfolio”); and

•	State Street Risk Aware Portfolio (the “Risk Aware Portfolio”).

•	State Street DoubleLine Total Return Tactical Portfolio (the “DoubleLine Total Return Tactical Portfolio”).

The Multi-Asset Real Return Portfolio, Income Allocation Portfolio, Conservative Global Allocation Portfolio, Global Allocation Portfolio and the Aggressive Global Allocation Portfolio are referred to in this Part B as the “Asset Allocation Portfolios.” The MFS Core Equity Portfolio, the MFS Growth Equity Portfolio and the MFS Value Equity Portfolio are referred to in this Part B as the “MFS Portfolios.” All Portfolios together are referred to in this Part B as the “Portfolios” and each Portfolio may be referred to in context as the “Portfolio” as appropriate. Each Portfolio offers beneficial interests (“Portfolio Interests”) solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”).

ITEM 16. DESCRIPTION OF PORTFOLIOS AND THEIR INVESTMENT OBJECTIVES, STRATEGIES AND RISKS

Each Portfolio’s Part A contains information about the investment objective and policies of that respective Portfolio of the Trust. This Part B should only be read in conjunction with the Part A of the Portfolio or Portfolios in which you intend to invest. In addition to the principal investment strategies and the principal risks of a Portfolio described in Part A, a Portfolio may employ other investment practices and may be subject to additional risks, which are described below. Each Portfolio may directly, or indirectly through its investment in an ETP, invest in any of the instruments or engage in any of the investment practices described below if such investment or activity is consistent with the Portfolio’s investment objective and permitted by the Portfolio’s stated investment policies.

PRINCIPAL INVESTMENT POLICIES

DIVERSIFICATION STATUS

Each Portfolio (except the Ultra Short Term Bond Portfolio, the Risk Aware Portfolio and the DoubleLine Total Return Tactical Portfolio) is classified as a “diversified” investment company under the 1940 Act. Under the 1940 Act, a diversified investment company, as to 75% of its total assets, may not purchase securities of any issuer (other than securities issued or guaranteed by the U.S. government, its agents or instrumentalities or securities of other investment companies) if, as a result, more than 5% of its total assets would be invested in the securities of such issuer, or more than 10% of the issuer’s outstanding voting securities would be held by the investment company.

The Ultra Short Term Bond Portfolio, the Risk Aware Portfolio and the DoubleLine Total Return Tactical Portfolio are each classified as a non-diversified investment company under the 1940 Act. A “non-diversified” classification means that each Portfolio is not limited by the 1940 Act with regard to the percentage of its assets that may be invested in the securities of a single issuer. This means that each Portfolio may invest a greater portion of its assets in the securities of a single issuer than a diversified fund. This may have an adverse effect on a Portfolio’s performance or subject a Portfolio’s Interests to greater price volatility than more diversified investment companies.

Each Portfolio intends to maintain a level of diversification and otherwise conduct its operations so as to enable a fund investing all of its assets in the Portfolio to qualify for treatment as a “regulated investment company” for purposes of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”). Compliance with the diversification requirements of the Internal Revenue Code may limit the investment flexibility of each Portfolio and may make it less likely that each Portfolio will meet its investment objective.

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CONCENTRATION

The Portfolios do not intend to concentrate their investments in any particular industry. The Portfolios (except the Blackstone / GSO Senior Loan Portfolio and the MFS Portfolios) look to the Global Industry Classification Standard Level 3 (Industries) in making industry determinations. The Blackstone / GSO Senior Loan Portfolio looks to S&P Industry Classifications in making industry determinations. The MFS Portfolios look to Massachusetts Financial Services Company’s (“MFS”) customized set of industry groups for making industry determinations based on classifications developed by third party providers. The Trust’s general policy is to exclude securities of the U.S. government and its agencies or instrumentalities when measuring industry concentration.

COMMON STOCKS

A Portfolio may invest in common stocks. Risks inherent in investing in equity securities include the risk that the financial condition of issuers may become impaired or that the general condition of the stock market may deteriorate (either of which may cause a decrease in the value of a Portfolio’s portfolio securities and therefore a decrease in the value of its Portfolio Interests). Common stocks are susceptible to general stock market fluctuations and to volatile increases and decreases in value as market confidence and perceptions change. These investor perceptions are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies; inflation and interest rates; economic expansion or contraction; and global or regional political, economic or banking crises.

PREFERRED SECURITIES

Each Portfolio may invest in preferred securities. Preferred securities pay fixed or adjustable rate dividends to investors, and have “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on preferred securities must be declared by the issuer’s board of directors. Income payments on typical preferred securities currently outstanding are cumulative, causing dividends and distributions to accrue even if not declared by the board of directors or otherwise made payable. There is no assurance that dividends or distributions on the preferred securities in which a Portfolio invests will be declared or otherwise made payable.

The market value of preferred securities may be affected by favorable and unfavorable changes impacting companies in the utilities and financial services sectors, which are prominent issuers of preferred securities, and by actual and anticipated changes in tax laws.

Because the claim on an issuer’s earnings represented by preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, a Portfolio’s holdings of higher rate-paying fixed rate preferred securities may be reduced and a Portfolio would be unable to acquire securities paying comparable rates with the redemption proceeds.

CONVERTIBLE SECURITIES

Each Portfolio may invest in convertible securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio. A convertible security may also be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by a Portfolio is called for redemption or conversion, the Portfolio could be required to tender it for redemption, convert it into the underlying common stock, or sell it to a third party.

Convertible securities generally have less potential for gain or loss than common stocks. Convertible securities generally provide yields higher than the underlying common stocks, but generally lower than comparable non-convertible securities. Because of this higher yield, convertible securities generally sell at a price above their “conversion value,” which is the current market value of the stock to be received upon conversion. The difference between this conversion value and the price of convertible securities will vary over time depending on changes in the value of the underlying common stocks and interest rates. When the underlying common stocks decline in value, convertible securities will tend not to decline to the same extent because of the interest or dividend payments and the repayment of principal at maturity for certain types of convertible securities. However, securities that are convertible other than at the option of the holder generally do not limit the potential for loss to the same extent as securities convertible at the option of the holder. When the underlying common stocks rise in value, the value of convertible securities may also be expected to increase. At the same time, however, the difference between the market value of convertible securities and their conversion value will narrow, which means that the value of convertible securities will generally not increase to the same extent as the value of the underlying common stocks. Because convertible securities may also be interest-rate sensitive, their value may increase as interest rates fall and decrease as interest rates rise. Convertible securities are also subject to credit risk, and are often lower-quality securities.

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BONDS

Each Portfolio may invest in bonds. A bond is an interest-bearing security issued by a company, governmental unit or, in some cases, a non-U.S. entity. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) periodically or on a specified maturity date; provided, however, a zero coupon bond pays no interest to its holder during its life. The value of a zero coupon bond to a fund consists of the difference between such bond’s face value at the time of maturity and the price for which it was acquired, which may be an amount significantly less than its face value (sometimes referred to as a “deep discount” price).

An issuer may have the right to redeem or “call” a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a “coupon” rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond’s yield (income as a percent of the bond’s current value) may differ from its coupon rate as its value rises or falls. Fixed rate bonds generally are also subject to inflation risk, which is the risk that the value of the bond or income from the bond will be worth less in the future as inflation decreases the value of money. This could mean that, as inflation increases, the “real” value of the assets of a fund holding fixed rate bonds can decline, as can the value of the fund’s distributions. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of “floating-rate” or “variable-rate” bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. A Portfolio may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of its investment portfolio. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation’s earnings and assets and, in the event of liquidation, are paid before subordinated obligations. Bonds may be unsecured (backed only by the issuer’s general creditworthiness) or secured (also backed by specified collateral).

In addition, each Portfolio may invest in corporate bonds. The investment return of corporate bonds reflects interest on the bond and changes in the market value of the bond. The market value of a corporate bond may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by such a security.

SENIOR LOANS

The Blackstone / GSO Senior Loan Portfolio invests primarily in Senior Loans. Senior Loans consist generally of obligations of companies and other entities (collectively, “borrowers”) incurred for the purpose of reorganizing the assets and liabilities of a borrower; acquiring another company; taking over control of a company (leveraged buyout); temporary refinancing; or financing internal growth or other general business purposes. Senior Loans are often obligations of borrowers who have incurred a significant percentage of debt compared to their total assets and thus are highly leveraged. The Portfolio does not treat the banks originating or acting as agents for the lenders, or granting or acting as intermediary in participation interests, in loans held by the Portfolio as the issuers of such loans.

Senior Loans may be acquired by direct investment as a lender at the inception of the loan or by assignment of a portion of a loan previously made to a different lender or by purchase of a participation interest. If the Portfolio makes a direct investment in a Senior Loan as one of the lenders, it generally acquires the loan at or below par. This means the Portfolio receives a return at or above the full interest rate for the loan. If the Portfolio acquires its interest in Senior Loans in the secondary market or acquires a participation interest, the loans may be purchased or sold above, at, or below par, which can result in a yield that is below, equal to, or above the stated interest rate of the loan. At times, the Portfolio may be able to invest in Senior Loans only through assignments or participations.

When the Portfolio is a purchaser of an assignment, it succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. These rights include the ability to vote along with the other lenders on such matters as enforcing the terms of the loan agreement (e.g., declaring defaults, initiating collection actions, etc.). Taking such actions typically requires at least a vote of the lenders holding a majority of the investment in the loan and may require a vote by lenders holding two-thirds or more of the investment in the loan. Because the Portfolio usually does not hold a majority of the investment in any loan, it will not be able by itself to control decisions that require a vote by the lenders.

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A participation interest represents a fractional interest in a loan held by the lender selling the Portfolio the participation interest. In the case of participations, the Portfolio will not have any direct contractual relationship with the borrower, the Portfolio’s rights to consent to modifications of the loan are limited and it is dependent upon the participating lender to enforce the Portfolio’s rights upon a default. The Portfolio will have the right to receive payments of principal, interest, and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower.

The Portfolio may be affected by the credit of both the agent and the lender from whom the Portfolio acquires a participation interest. These credit risks may include delay in receiving payments of principal and interest paid by the borrower to the agent or, by the agent to the lender or offsets against payments received from the borrower. In the event of the borrower’s bankruptcy, the borrower’s obligation to repay the loan may be subject to defenses that the borrower can assert as a result of improper conduct by the agent.

Historically, the amount of public information available about a specific Senior Loan has been less extensive than if the loan were registered or exchange-traded.

The loans in which the Portfolio will invest will, in most instances, be Senior Loans, which are secured and senior to other indebtedness of the borrower. Each Senior Loan will generally be secured by collateral such as accounts receivable, inventory, equipment, real estate, intangible assets such as trademarks, copyrights and patents, and securities of subsidiaries or affiliates. The value of the collateral generally will be determined by reference to financial statements of the borrower, by an independent appraisal, by obtaining the market value of such collateral, in the case of cash or securities if readily ascertainable, or by other customary valuation techniques considered appropriate by the Adviser. The value of collateral may decline after the Portfolio’s investment, and collateral may be difficult to sell in the event of default. Consequently, the Portfolio may not receive all the payments to which it is entitled. By virtue of their senior position and collateral, Senior Loans typically provide lenders with the first right to cash flows or proceeds from the sale of a borrower’s collateral if the borrower becomes insolvent (subject to the limitations of bankruptcy law, which may provide higher priority to certain claims such as employee salaries, employee pensions, and taxes). This means Senior Loans are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. To the extent that the Portfolio invests in unsecured loans, if the borrower defaults on such loan, there is no specific collateral on which the lender can foreclose. If the borrower defaults on a subordinated loan, the collateral may not be sufficient to cover both the senior and subordinated loans.

Senior Loans will usually require, in addition to scheduled payments of interest and principal, the prepayment of the Senior Loan from free cash flow, as further described below. The degree to which borrowers prepay Senior Loans, whether as a contractual requirement or at their election, may be affected by general business conditions, the financial condition of the borrower and competitive conditions among loan investors, among others. As such, prepayments cannot be predicted with accuracy. Recent market conditions, including falling default rates among others, have led to increased prepayment frequency and loan renegotiations. These renegotiations are often on terms more favorable to borrowers. Upon a prepayment, either in part or in full, the actual outstanding debt on which the Portfolio derives interest income will be reduced. However, the Portfolio may receive a prepayment penalty fee assessed against the prepaying borrower.

Senior Loans typically pay interest at least quarterly at rates which equal a fixed percentage spread over a base rate such as the London Interbank Offered Rate (“LIBOR”). For example, if LIBOR were 0.3% and the borrower was paying a fixed spread of 2.50%, the total interest rate paid by the borrower would be 2.80%. Additionally, many Senior Loans also have a minimum base rate, or floor, which will be used if the actual base rate is below this minimum base rate. This measure is designed to ensure lenders receive a minimum interest rate in periods of low interest rates. By illustration, if LIBOR were 0.3% and the borrower was paying a fixed spread of 2.50%, the total interest rate paid by the borrower would be 2.80%. However, if the same Senior Loan had a LIBOR floor of 1.50%, then 1.50% would be used as the base rate notwithstanding that LIBOR was currently at 0.3%, thereby making the interest rate paid the borrower 4.00% (1.50% LIBOR floor base rate plus 2.50% fixed spread). During periods when LIBOR is greater than the LIBOR floor, the LIBOR floor would have no impact on the interest rate paid by the borrower. Not all Senior Loans have LIBOR floors and this feature is a relatively recent invention which may not persist in future issuances of Senior Loans.

Although a base rate such as LIBOR can change every day, loan agreements for Senior Loans typically allow the borrower the ability to choose how often the base rate for its loan will reset. A single loan may have multiple reset periods at the same time, with each reset period applicable to a designated portion of the loan. Such reset periods can range from one day to one year, with most borrowers choosing monthly or quarterly reset periods. During periods of rising interest rates, borrowers will tend to choose longer reset periods, and during periods of declining interest rates, borrowers will tend to choose shorter reset periods. The fixed spread over the base rate on a Senior Loan typically does not change.

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Senior Loans generally are arranged through private negotiations between a borrower and several financial institutions represented by an agent who is usually one of the originating lenders. In larger transactions, it is common to have several agents; however, generally only one such agent has primary responsibility for ongoing administration of a Senior Loan. Agents are typically paid fees by the borrower for their services.

The agent is primarily responsible for negotiating the loan agreement which establishes the terms and conditions of the Senior Loan and the rights of the borrower and the lenders. The agent also is responsible for monitoring collateral and for exercising remedies available to the lenders such as foreclosure upon collateral. The Sub-Adviser or its affiliates may from time to time borrow from financial institutions that act as agents for loans.

Loan agreements may provide for the termination of the agent’s agency status in the event that it fails to act as required under the relevant loan agreement, becomes insolvent, enters Federal Deposit Insurance Corporation (“FDIC”) receivership or, if not FDIC insured, enters into bankruptcy. Should such an agent, lender or assignor with respect to an assignment interpositioned between the Portfolio and the borrower become insolvent or enter FDIC receivership or bankruptcy, any interest in the Senior Loan of such person and any loan payment held by such person for the benefit of the Portfolio should not be included in such person’s or entity’s bankruptcy estate. If, however, any such amount were included in such person’s or entity’s bankruptcy estate, the Portfolio would incur certain costs and delays in realizing payment or could suffer a loss of principal or interest. In this event, the Portfolio could experience a decrease in the NAV.

Most borrowers pay their debts from cash flow generated by their businesses. If a borrower’s cash flow is insufficient to pay its debts, it may attempt to restructure its debts rather than sell collateral. Borrowers may try to restructure their debts by filing for protection under the federal bankruptcy laws or negotiating a work-out. If a borrower becomes involved in a bankruptcy proceeding, access to collateral may be limited by bankruptcy and other laws. Such action by a court could be based, for example, on a “fraudulent conveyance” claim to the effect that the borrower did not receive fair consideration for granting the security interest in the loan collateral to the Portfolio. If a court decides that access to collateral is limited or void, the Portfolio may not recover the full amount of principal and interest that is due.

A borrower must comply with certain restrictive covenants contained in the loan agreement. In addition to requiring the scheduled payment of principal and interest, these covenants may include restrictions on the payment of dividends and other distributions to the borrower’s shareholders, provisions requiring compliance with specific financial ratios, and limits on total indebtedness. The agreement may also require the prepayment of the loans from excess cash flow. A breach of a covenant that is not waived by the agent (or lenders directly) is normally an event of default, which provides the agent and lenders the right to call for repayment of the outstanding loan. The typical practice of an agent or a loan investor in relying exclusively or primarily on reports from the borrower to monitor the borrower’s compliance with covenants may involve a risk of fraud by the borrower.

In the process of buying, selling and holding Senior Loans, the Portfolio may receive and/or pay certain fees. These fees are in addition to interest payments received and may include facility fees, commitment fees, commissions and prepayment penalty fees. When the Portfolio buys or sells a Senior Loan it may pay a facility fee. On an ongoing basis, the Portfolio may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a Senior Loan. In certain circumstances, the Portfolio may receive a prepayment penalty fee upon prepayment of a Senior Loan. Other fees received by the Portfolio may include covenant waiver fees, covenant modification fees or other consent or amendment fees.

Notwithstanding its intention in certain situations to not receive material, non-public information with respect to its management of investments in Senior Loans, the Adviser and/or Sub-Adviser may from time to time come into possession of material, non-public information about the issuers of loans that may be held in the Portfolio. Possession of such information may in some instances occur despite the Adviser’s and/or Sub-Adviser’s efforts to avoid such possession, but in other instances the Adviser and/or Sub-Adviser may choose to receive such information (for example, in connection with participation in a creditors’ committee with respect to a financially distressed issuer). The Adviser’s and/or Sub-Adviser’s ability to trade in these Senior Loans for the account of the Portfolio could potentially be limited by its possession of such information. Such limitations on the Adviser’s and/or Sub-Adviser’s ability to trade could have an adverse effect on the Portfolio by, for example, preventing the Portfolio from selling a Senior Loan that is experiencing a material decline in value. In some instances, these trading restrictions could continue in effect for a substantial period of time.

The loan market, as represented by the S&P/LSTA (Loan Syndications and Trading Association) Leveraged Loan Index, experienced significant growth in terms of number and aggregate volume of loans outstanding since the inception of the index in 1997. In 1997, the total amount of loans in the market aggregated less than $10 billion. By April of 2000, it had grown to over $100 billion, and by July of 2007 the market had grown to over $500 billion. The size of the market peaked in November of 2008 at $594 billion. During this period, the demand for loans and the number of investors participating in the loan market also increased significantly.

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Since 2008, the aggregate size of the market has contracted, characterized by limited new loan issuance and payoffs of outstanding loans. From the peak in 2008 through July 2010, the overall size of the loan market contracted by approximately 15%. The number of market participants also decreased during that period. There can be no assurance that the size of the loan market, and the number of participants, will return to earlier levels.

An increase in demand for Senior Loans may benefit the Portfolio by providing increased liquidity for such loans and higher sales prices, but it may also adversely affect the rate of interest payable on such loans acquired by the Portfolio and the rights provided to the Portfolio under the terms of the applicable loan agreement, and may increase the price of loans that the Portfolio wishes to purchase in the secondary market. A decrease in the demand for Senior Loans may adversely affect the price of loans in the Portfolio’s portfolio, which could cause the Portfolio’s net asset value to decline.

The Portfolio may acquire interests in Senior Loans which are designed to provide temporary or “bridge” financing to a borrower pending the sale of identified assets or the arrangement of longer-term loans or the issuance and sale of debt obligations. The Portfolio may also invest in Senior Loans of borrowers that have obtained bridge loans from other parties. A borrower’s use of bridge loans involves a risk that the borrower may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower’s perceived creditworthiness. Bridge loans may have less liquidity than other Senior Loans that were issued to fund corporate purposes on a longer term basis.

Although not anticipated in the normal course, the Portfolio may occasionally acquire warrants and other equity securities as part of a unit combining a Senior Loan and equity securities of a borrower or its affiliates. The acquisition of such equity securities will only be incidental to the Portfolio’s purchase of a Senior Loan. The Portfolio may also acquire equity securities or credit securities (including non-dollar denominated equity or credit securities) issued in exchange for a Senior Loan or issued in connection with the debt restructuring or reorganization of a Borrower, or if such acquisition, in the judgment of the Adviser may enhance the value of a Senior Loan or would otherwise be consistent with the Portfolio’s investment policies. Such warrants and equity securities will typically have limited value and there is no assurance that such securities will ever obtain value.

OTHER LOANS

The Blackstone / GSO Senior Loan Portfolio may invest in secured loans that are not first lien and loans that are unsecured. These loans have the same characteristics as Senior Loans except that such loans are not first in priority of repayment and/or are not secured by collateral. Accordingly, the risks associated with these loans are higher than the risks for loans with first priority over the collateral. Because these loans are lower in priority and/or unsecured, they are subject to the additional risk that the cash flow of the borrower may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. In the event of default on such a loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no value would remain for the holders of secured loans that are not first lien and loans that are unsecured and therefore result in a loss of investment to the Portfolio.

Secured loans that are not first lien and loans that are unsecured generally have greater price volatility than Senior Loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in these loans, which would create greater credit risk exposure for the holders of such loans. Secured loans that are not first lien and loans that are unsecured share the same risks as other below investment grade instruments.

VARIABLE AND FLOATING RATE SECURITIES

The Ultra Short Term Bond Portfolio, Risk Aware Portfolio and DoubleLine Total Return Tactical Portfolio may each invest in variable and floating rate securities. Variable rate securities are instruments issued or guaranteed by entities such as (1) US government, or an agency or instrumentality thereof, (2) corporations, (3) financial institutions, (4) insurance companies or (5) trusts that have a rate of interest subject to adjustment at regular intervals but less frequently than annually. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable rate obligations whose interest is readjusted no less frequently than annually will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate. Each Portfolio may also purchase floating rate securities. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. Interest rates on these securities are ordinarily tied to, and are a percentage of, a widely recognized interest rate, such as the yield on 90-day US Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and fixed rate floating rate securities than on the market value of comparable fixed rate fixed income obligations. Thus, investing in variable and fixed rate floating rate securities generally allows less opportunity for capital appreciation and depreciation than investing in comparable fixed rate fixed income securities.

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LEVERAGING

While the Portfolios do not anticipate doing so, each Portfolio may borrow money in an amount greater than 5% of the value of their respective total assets. However, a Portfolio may not borrow money from a bank in an amount greater than 33 1/3% of the value of the Portfolio’s total assets. Borrowing for investment purposes is one form of leverage. Leveraging investments, by purchasing securities with borrowed money, is a speculative technique that increases investment risk, but also increases investment opportunity. Because substantially all of each Portfolio’s assets will fluctuate in value, whereas the interest obligations on borrowings may be fixed, the NAV of a Portfolio will increase more when such Portfolio’s portfolio assets increase in value and decrease more when the Portfolio’s portfolio assets decrease in value than would otherwise be the case. Moreover, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the returns on the borrowed funds.

COMMERCIAL PAPER

Each Portfolio may invest in commercial paper. Commercial paper consists of short-term, promissory notes issued by banks, corporations and other entities to finance short-term credit needs. These securities generally are discounted but sometimes may be interest bearing.

OTHER SHORT-TERM INSTRUMENTS

In addition to repurchase agreements, each Portfolio may invest in short-term instruments, including money market instruments, (including money market funds advised by the Adviser), cash and cash equivalents, on an ongoing basis to provide liquidity or for other reasons. Money market instruments are generally short-term investments that may include but are not limited to: (i) shares of money market funds (including those advised by the Adviser); (ii) obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities (including government-sponsored enterprises); (iii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of U.S. and foreign banks (including foreign branches) and similar institutions; (iv) commercial paper rated at the date of purchase “Prime-1” by Moody’s Investor’s Service (“Moody’s”) or “A-1” by Standard & Poor’s (“S&P”), or if unrated, of comparable quality as determined by the Adviser; (v) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than 397 days and that satisfy the rating requirements set forth in Rule 2a-7 under the 1940 Act; and (vi) short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of the Adviser, are of comparable quality to obligations of U.S. banks which may be purchased by a Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market funds. Time deposits are non-negotiable deposits maintained in banking institutions for specified periods of time at stated interest rates. Bankers’ acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international transactions.

COLLATERALIZED LOAN OBLIGATIONS (“CLOs”)

Each Portfolio (except the Blackstone / GSO Senior Loan Portfolio) may invest in CLOs. A CLO is a financing company (generally called a Special Purpose Vehicle or “SPV”), created to reapportion the risk and return characteristics of a pool of assets. While the assets underlying CLOs are typically Senior Loans, the assets may also include (i) unsecured loans, (ii) other debt securities that are rated below investment grade, (iii) debt tranches of other CLOs and (iv) equity securities incidental to investments in Senior Loans. When investing in CLOs, a Portfolio will not invest in equity tranches, which are the lowest tranche. However, a Portfolio may invest in lower debt tranches of CLOs, which typically experience a lower recovery, greater risk of loss or deferral or non-payment of interest than more senior debt tranches of the CLO. In addition, a Portfolio intends to invest in CLOs consisting primarily of individual Senior Loans of borrowers and not repackaged CLO obligations from other high risk pools. The underlying Senior Loans purchased by CLOs are generally performing at the time of purchase but may become non-performing, distressed or defaulted. CLOs with underlying assets of non-performing, distressed or defaulted loans are not contemplated to comprise a significant portion of a Portfolio’s investments in CLOs. The key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of the CLO. The SPV is a company founded solely for the purpose of securitizing payment claims arising out of this diversified asset pool. On this basis, marketable securities are issued by the SPV which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV typically takes place at maturity out of the cash flow generated by the collected claims.

Holders of CLOs bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

A Portfolio may have the right to receive payments only from the CLOs, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain CLOs enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in CLOs generally pay their share of the CLO’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying a CLO will rise or fall, these prices (and, therefore, the prices of CLOs) will be influenced by the same types of political

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and economic events that affect issuers of securities and capital markets generally. If the issuer of a CLO uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the CLOs owned by a Portfolio.

Certain CLOs may be thinly traded or have a limited trading market. CLOs are typically privately offered and sold. As a result, investments in CLOs may be characterized by a Portfolio as illiquid securities. In addition to the general risks associated with debt securities discussed herein, CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

HIGH YIELD SECURITIES

Each Portfolio may invest in high yield debt securities. Investment in high yield securities generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and credit risk. These high yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of debt securities that are high yield may be more complex than for issuers of higher quality debt securities. In addition, high yield securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal. The risks posed by securities issued under such circumstances are substantial.

Investing in high yield debt securities involves risks that are greater than the risks of investing in higher quality debt securities. These risks include: (i) changes in credit status, including weaker overall credit conditions of issuers and risks of default; (ii) industry, market and economic risk; and (iii) greater price variability and credit risks of certain high yield securities such as zero coupon and payment-in-kind securities. While these risks provide the opportunity for maximizing return over time, they may result in greater volatility of the value of a Portfolio than a fund that invests in higher-rated securities.

Furthermore, the value of high yield securities may be more susceptible to real or perceived adverse economic, company or industry conditions than is the case for higher quality securities. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities. Adverse market, credit or economic conditions could make it difficult at certain times to sell certain high yield securities held by a Portfolio.

The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which a Portfolio could sell a high yield security, and could adversely affect the daily net asset value per interest of a Portfolio. When secondary markets for high yield securities are less liquid than the market for higher grade securities, it may be more difficult to value the securities because there is less reliable, objective data available.

The use of credit ratings as a principal method of selecting high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

SOVEREIGN DEBT OBLIGATIONS

Each Portfolio (except the Blackstone / GSO Senior Loan Portfolio) may invest in sovereign debt. Sovereign debt obligations are issued or guaranteed by foreign governments or their agencies. Sovereign debt may be in the form of conventional securities or other types of debt instruments such as loans or loan participations. Governmental entities responsible for repayment of the debt may be unable or unwilling to repay principal and pay interest when due, and may require renegotiation or reschedule of debt payments. In addition, prospects for repayment of principal and payment of interest may depend on political as well as economic factors. Although some sovereign debt, such as Brady Bonds, is collateralized by U.S. government securities, repayment of principal and payment of interest is not guaranteed by the U.S. government.

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U.S. GOVERNMENT OBLIGATIONS

Each Portfolio may invest in U.S. government obligations. U.S. government obligations are a type of bond. U.S. government obligations include securities issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities.

One type of U.S. government obligation, U.S. Treasury obligations, are backed by the full faith and credit of the U.S. Treasury and differ only in their interest rates, maturities, and times of issuance. U.S. Treasury bills have initial maturities of one year or less; U.S. Treasury notes have initial maturities of one to ten years; and U.S. Treasury bonds generally have initial maturities of greater than ten years.

Other U.S. government obligations are issued or guaranteed by agencies or instrumentalities of the U.S. government including, but not limited to, Federal National Mortgage Association (“Fannie Mae”), the Government National Mortgage Association (“Ginnie Mae”), the Small Business Administration, the Federal Farm Credit Administration, the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal Home Loan Banks (“FHLB”), Banks for Cooperatives (including the Central Bank for Cooperatives), the Federal Land Banks, the Federal Intermediate Credit Banks, the Tennessee Valley Authority, the Export-Import Bank of the United States, the Commodity Credit Corporation, the Federal Financing Bank, the Student Loan Marketing Association, the National Credit Union Administration and the Federal Agricultural Mortgage Corporation (Farmer Mac). Some obligations issued or guaranteed by U.S. government agencies and instrumentalities, including, for example, Ginnie Mae pass-through certificates, are supported by the full faith and credit of the U.S. Treasury. Other obligations issued by or guaranteed by federal agencies, such as those securities issued by Fannie Mae, are supported by the discretionary authority of the U.S. government to purchase certain obligations of the federal agency, while other obligations issued by or guaranteed by federal agencies, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury. While the U.S. government provides financial support to such U.S. government-sponsored federal agencies, no assurance can be given that the U.S. government will always do so, since the U.S. government is not so obligated by law.

In September 2008, the U.S. Treasury announced a federal takeover of Fannie Mae and Freddie Mac, placing the two federal instrumentalities in conservatorship. Under the terms of the takeover, the U.S. Treasury agreed to acquire $1 billion of senior preferred stock of each instrumentality and obtained warrants for the purchase of common stock of each instrumentality. Under these Senior Preferred Stock Purchase Agreements (“SPAs”), the U.S. Treasury has pledged to provide a limited amount of capital per instrumentality as needed, including the contribution of cash capital to the instrumentalities in the event their liabilities exceed their assets. In May 2009, the U.S. Treasury increased its maximum commitment to each instrumentality under the SPAs from $100 billion to $200 billion per instrumentality. In December 2009, the U.S. Treasury amended the SPAs to provide Fannie Mae and Freddie Mac with some additional flexibility to meet the requirement to reduce their mortgage portfolios. Also in December 2009, the U.S. Treasury further amended the SPAs to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in Fannie Mae’s and Freddie Mac’s net worth through the end of 2012. On August 17, 2012, the U.S. Treasury announced that it was again amending the Agreement to terminate the requirement that Fannie Mae and Freddie Mac each pay a 10% dividend annually on all amounts received under the funding commitment. Instead, they will transfer to the U.S. Treasury on a quarterly basis all profits earned during a quarter that exceed a capital reserve amount of $3 billion. The U.S. Treasury stated that the purpose of the change was to wind down Freddie Mac and Fannie Mae and to benefit taxpayers. At the start of 2013, the unlimited support the U.S. Treasury extended to the two companies expired — Fannie Mae’s bailout is now capped at $125 billion and Freddie Mac has a limit of $149 billion. In August 2013, President Obama announced his proposal to shut down Freddie Mac and Fannie Mae as part of a plan to overhaul the U.S.’s mortgage finance system. Until further action is taken, the actions of the U.S. Treasury are intended to ensure that Fannie Mae and Freddie Mac maintain a positive net worth and meet their financial obligations, preventing mandatory triggering of receivership. No assurance can be given that the U.S. Treasury initiatives will be successful.

MUNICIPAL SECURITIES

General. The DoubleLine Total Return Tactical Portfolio may invest in municipal securities, which are securities issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. Although interest paid on municipal securities is generally exempt from regular federal income tax, the Portfolio does not anticipate holding municipal securities in sufficient quantities to enable a fund investing in a Portfolio to qualify to pay exempt-interest dividends. As a result, distributions by such a fund to its shareholders are expected to be treated for federal income tax purposes as ordinary dividends without regard to the character in the hands of the Portfolio of any interest that it receives on municipal securities. Municipal securities share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The municipal securities which the Portfolio may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax-exempt industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

Some longer-term municipal securities give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Portfolio would hold the longer-term security, which could experience substantially more volatility.

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The market for municipal bonds may be less liquid than for taxable bonds. This means that it may be harder to buy and sell municipal securities, especially on short notice, than non-municipal securities. There may also be less information available on the financial condition of issuers of municipal securities than for public corporations. This means that it may be harder to buy and sell municipal securities, especially on short notice, and municipal securities may be more difficult for the Portfolio to value accurately than securities of public corporations. If the Portfolio invests in municipal securities, the Portfolio’s portfolio may have greater exposure to liquidity risk than a fund that only invests in non-municipal securities. In addition, the municipal securities market is generally characterized as a buy and hold investment strategy. As a result, the accessibility of municipal securities in the market is generally greater closer to the original date of issue of the securities and lessens as the securities move further away from such issuance date.

Municipal securities are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate more with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

Prices and yields on municipal securities are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the municipal security market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of municipal securities may not be as extensive as that which is made available by corporations whose securities are publicly traded. As a result, municipal securities may be more difficult to value than securities of public corporations.

Obligations of issuers of municipal securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. In addition, municipal securities are subject to the risk that their tax treatment could be changed by Congress or state legislatures, thereby affecting the value of outstanding municipal securities. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their municipal securities may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for municipal securities or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Portfolio’s municipal securities in the same manner.

Municipal Leases and Certificates of Participation. Also included within the general category of municipal securities are municipal leases, certificates of participation in such lease obligations or installment purchase contract obligations (hereinafter collectively called “Municipal Lease Obligations”) of municipal authorities or entities. Although a Municipal Lease Obligation does not constitute a general obligation of the municipality for which the municipality’s taxing power is pledged, a Municipal Lease Obligation is ordinarily backed by the municipality’s covenant to budget for, appropriate and make the payments due under the Municipal Lease Obligation. However, certain Municipal Lease Obligations contain “non-appropriation” clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In the case of a “non-appropriation” lease, the Portfolio’s ability to recover under the lease in the event of non-appropriation or default will be limited solely to the repossession of the leased property, without recourse to the general credit of the lessee, and disposition or releasing of the property might prove difficult.

Municipal Insurance. A municipal security may be covered by insurance that guarantees the bond’s scheduled payment of interest and repayment of principal. This type of insurance may be obtained by either (i) the issuer at the time the bond is issued (primary market insurance), or (ii) another party after the bond has been issued (secondary market insurance).

Both primary and secondary market insurance guarantee timely and scheduled repayment of all principal and payment of all interest on a municipal security in the event of default by the issuer, and cover a municipal security to its maturity, enhancing its credit quality and value.

Municipal security insurance does not insure against market fluctuations or fluctuations in the Portfolio’s net asset value. In addition, a municipal security insurance policy will not cover: (i) repayment of a municipal security before maturity (redemption), (ii) prepayment or payment of an acceleration premium (except for a mandatory sinking fund redemption) or any other provision of a bond indenture that advances the maturity of the bond, or (iii) nonpayment of principal or interest caused by negligence or bankruptcy of the paying agent. A mandatory sinking fund redemption may be a provision of a municipal security issue whereby part of the municipal security issue may be retired before maturity.

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Because a significant portion of the municipal securities issued and outstanding is insured by a small number of insurance companies, an event involving one or more of these insurance companies could have a significant adverse effect on the value of the securities insured by that insurance company and on the municipal markets as a whole.

Municipal Market Disruption Risk. The value of municipal securities may be affected by uncertainties in the municipal market related to legislation or litigation involving the taxation of municipal securities or the rights of municipal securities holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on municipal securities are introduced before Congress from time to time. Proposals also may be introduced before state legislatures that would affect the state tax treatment of a municipal fund’s distributions. If such proposals were enacted, the availability of municipal securities and the value of any municipal securities held by the Portfolio would be affected. Municipal bankruptcies are relatively rare, and certain provisions of the U.S. Bankruptcy Code governing such bankruptcies are unclear and remain untested. Further, the application of state law to municipal issuers could produce varying results among the states or among municipal securities issuers within a state. These legal uncertainties could affect the municipal securities market generally, certain specific segments of the market, or the relative credit quality of particular securities. Any of these effects could have a significant impact on the prices of some or all of the municipal securities held by the Portfolio.

VARIABLE RATE DEMAND OBLIGATIONS

Each Portfolio may invest in Variable Rate Demand Obligations (VRDO). VRDOs are short-term tax exempt fixed income instruments whose yield is reset on a periodic basis. VRDO securities tend to be issued with long maturities of up to 30 or 40 years; however, they are considered short-term instruments because they include a put feature which coincides with the periodic yield reset. For example, a VRDO whose yield resets weekly will have a put feature that is exercisable upon seven days’ notice. VRDOs are put back to a bank or other entity that serves as a liquidity provider, who then tries to resell the VRDOs or, if unable to resell, holds them in its own inventory. VRDOs are generally supported by either a Letter of Credit or a Stand-by Bond Purchase Agreement to provide credit enhancement.

INFLATION-PROTECTED OBLIGATIONS

Each Portfolio may invest in inflation-protected public obligations, commonly known as “TIPS,” of the U.S. Treasury, as well as inflation-protected public obligations of major governments and emerging market countries, excluding the United States. An inflation-protected public obligation is a type of security issued by a government that is designed to provide inflation protection to investors. Inflation-protected public obligations are income-generating instruments whose interest and principal payments are adjusted for inflation—a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the Consumer Price Index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises or falls, both the principal value and the interest payments will increase or decrease. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds.

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MORTGAGE PASS-THROUGH SECURITIES

Each Portfolio may each invest a substantial portion of its assets in U.S. agency mortgage pass-through securities. The term “U.S. agency mortgage pass-through security” refers to a category of pass-through securities backed by pools of mortgages and issued by one of several U.S. government-sponsored enterprises: the Ginnie Mae, Fannie Mae or Freddie Mac. In the basic mortgage pass-through structure, mortgages with similar issuer, term and coupon characteristics are collected and aggregated into a “pool” consisting of multiple mortgage loans. The pool is assigned a CUSIP number and undivided interests in the pool are traded and sold as pass-through securities. The holder of the security is entitled to a pro rata share of principal and interest payments (including unscheduled prepayments) from the pool of mortgage loans.

An investment in a specific pool of pass-through securities requires an analysis of the specific prepayment risk of mortgages within the covered pool (since mortgagors typically have the option to prepay their loans). The level of prepayments on a pool of mortgage securities is difficult to predict and can impact the subsequent cash flows and value of the mortgage pool. In addition, when trading specific mortgage pools, precise execution, delivery and settlement arrangements must be negotiated for each transaction. These factors combine to make trading in mortgage pools somewhat cumbersome.

For the foregoing and other reasons, the Portfolios seek to obtain exposure to U.S. agency mortgage pass-through securities primarily through the use of “to-be-announced” or “TBA transactions.” “TBA” refers to a commonly used mechanism for the forward settlement of U.S. agency mortgage pass-through securities, and not to a separate type of mortgage-backed security. Most transactions in mortgage pass-through securities occur through the use of TBA transactions. TBA transactions generally are conducted in accordance with widely-accepted guidelines which establish commonly observed terms and conditions for execution, settlement and delivery. In a TBA transaction, the buyer and seller decide on general trade parameters, such as agency, settlement date, par amount, and price. The actual pools delivered generally are determined two days prior to settlement date. Each Portfolio intends to use TBA transactions in several ways. For example, each Portfolio expects that it will regularly enter into TBA agreements and “roll over” such agreements prior to the settlement date stipulated in such agreements. This type of TBA transaction is sometimes known as a “TBA roll.” In a “TBA roll” a Portfolio generally will sell the obligation to purchase the pools stipulated in the TBA agreement prior to the stipulated settlement date and will enter into a new TBA agreement for future delivery of pools of mortgage pass-through securities. In addition, a Portfolio may enter into TBA agreements and settle such transactions on the stipulated settlement date by accepting actual receipt or delivery of the pools of mortgage pass-through securities stipulated in the TBA agreement.

Default by or bankruptcy of a counterparty to a TBA transaction would expose a Portfolio to possible loss because of adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA transaction. To minimize this risk, a Portfolio will enter into TBA transactions only with established counterparties (such as major broker-dealers) and the Adviser will monitor the creditworthiness of such counterparties. In addition, a Portfolio may accept assignments of TBA transactions from Authorized Participants (as defined below) from time to time. A Portfolio’s use of “TBA rolls” may cause the Portfolio to experience higher portfolio turnover, higher transaction costs and to pay higher capital gain distributions to shareholders (which may be taxable) than other funds.

The Portfolios intend to invest cash pending settlement of any TBA transactions in money market instruments, repurchase agreements, commercial paper (including asset-backed commercial paper) or other high-quality, liquid short-term instruments, which may include money market funds affiliated with the Adviser.

ASSET-BACKED AND MORTGAGE-BACKED SECURITIES

Mortgage-backed securities, including CMOs and certain stripped mortgage-backed securities, represent a participation in, or are secured by, mortgage loans. Asset-backed securities are structured like mortgage-backed securities, but instead of mortgage loans or interests in mortgage loans, the underlying assets may include such items as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property and receivables from credit card agreements. The cash flow generated by the underlying assets is applied to make required payments on the securities and to pay related administrative expenses. The amount of residual cash flow resulting from a particular issue of asset-backed or mortgage-backed securities depends on, among other things, the characteristics of the underlying assets, the coupon rates on the securities, prevailing interest rates, the amount of administrative expenses and the actual prepayment experience on the underlying assets. A Portfolio may invest in any such instruments or variations as may be developed, to the extent consistent with its investment objective and policies and applicable regulatory requirements. In general, the collateral supporting asset-backed securities is of a shorter maturity than mortgage loans and is likely to experience substantial prepayments.

Mortgage-backed securities have yield and maturity characteristics corresponding to the underlying assets. Unlike traditional debt securities, which may pay a fixed rate of interest until maturity, when the entire principal amount comes due, payments on certain mortgage-backed securities include both interest and a partial repayment of principal. Besides the scheduled repayment of principal,

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repayments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. If property owners make unscheduled prepayments of their mortgage loans, these prepayments will result in early payment of the applicable mortgage-backed securities. In that event the Portfolio may be unable to invest the proceeds from the early payment of the mortgage-backed securities in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than that experienced by traditional fixed-income securities. The occurrence of mortgage prepayments is affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. During periods of falling interest rates, the rate of mortgage prepayments tends to increase, thereby tending to decrease the life of mortgage-backed securities. During periods of rising interest rates, the rate of mortgage prepayments usually decreases, thereby tending to increase the life of mortgage-backed securities. If the life of a mortgage-backed security is inaccurately predicted, the Portfolio may not be able to realize the rate of return it expected.

Adjustable rate mortgage securities (“ARMs”), like traditional mortgage-backed securities, are interests in pools of mortgage loans that provide investors with payments consisting of both principal and interest as mortgage loans in the underlying mortgage pool are paid off by the borrowers. Unlike fixed-rate mortgage-backed securities, ARMs are collateralized by or represent interests in mortgage loans with variable rates of interest. These interest rates are reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, these securities are still subject to changes in value based on, among other things, changes in market interest rates or changes in the issuer’s creditworthiness. Because the interest rates are reset only periodically, changes in the interest rate on ARMs may lag changes in prevailing market interest rates. Also, some ARMs (or the underlying mortgages) are subject to caps or floors that limit the maximum change in the interest rate during a specified period or over the life of the security. As a result, changes in the interest rate on an ARM may not fully reflect changes in prevailing market interest rates during certain periods.

The Portfolio may also invest in hybrid ARMs, whose underlying mortgages combine fixed-rate and adjustable rate features.

Mortgage-backed and asset-backed securities are less effective than other types of securities as a means of locking in attractive long-term interest rates. One reason is the need to reinvest prepayments of principal; another is the possibility of significant unscheduled prepayments resulting from declines in interest rates. These prepayments would have to be reinvested at lower rates. The automatic interest rate adjustment feature of mortgages underlying ARMs likewise reduces the ability to lock-in attractive rates. As a result, mortgage-backed and asset-backed securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market value during periods of rising interest rates. Prepayments may also significantly shorten the effective maturities of these securities, especially during periods of declining interest rates. Conversely, during periods of rising interest rates, a reduction in prepayments may increase the effective maturities of these securities, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of the Portfolio.

At times, some mortgage-backed and asset-backed securities will have higher than market interest rates and therefore will be purchased at a premium above their par value. Prepayments may cause losses on securities purchased at a premium.

CMOs may be issued by a U.S. government agency or instrumentality or by a private issuer. Although payment of the principal of, and interest on, the underlying collateral securing privately issued CMOs may be guaranteed by the U.S. government or its agencies or instrumentalities, these CMOs represent obligations solely of the private issuer and are not insured or guaranteed by the U.S. government, its agencies or instrumentalities or any other person or entity.

Prepayments could cause early retirement of CMOs. CMOs are designed to reduce the risk of prepayment for certain investors by issuing multiple classes of securities, each having different maturities, interest rates and payment schedules, and with the principal and interest on the underlying mortgages allocated among the several classes in various ways. Payment of interest or principal on some classes or series of CMOs may be subject to contingencies or some classes or series may bear some or all of the risk of default on the underlying mortgages. CMOs of different classes or series are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. If enough mortgages are repaid ahead of schedule, the classes or series of a CMO with the earliest maturities generally will be retired prior to their maturities. Thus, the early retirement of particular classes or series of a CMO would have the same effect as the prepayment of mortgages underlying other mortgage-backed securities. Conversely, slower than anticipated prepayments can extend the effective maturities of CMOs, subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing their volatility.

Prepayments could result in losses on stripped mortgage-backed securities. Stripped mortgage-backed securities are usually structured with two classes that receive different portions of the interest and principal distributions on a pool of mortgage loans. The yield to maturity on an interest only or “IO” class of stripped mortgage-backed securities is extremely sensitive not only to changes in

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prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying assets. A rapid rate of principal prepayments may have a measurable adverse effect on the Portfolio’s yield to maturity to the extent it invests in IOs. If the assets underlying the IO experience greater than anticipated prepayments of principal, the Portfolio may fail to recoup fully its initial investment in these securities. Principal only or “POs” tend to increase in value if prepayments are greater than anticipated and decline if prepayments are slower than anticipated. The secondary market for stripped mortgage-backed securities may be more volatile and less liquid than that for other mortgage-backed securities, potentially limiting the Portfolio’s ability to buy or sell those securities at any particular time.

Subprime mortgage loans, which typically are made to less creditworthy borrowers, have a higher risk of default than conventional mortgage loans. Therefore, mortgage-backed securities backed by subprime mortgage loans may suffer significantly greater declines in value due to defaults or the increased risk of default.

The risks associated with other asset-backed securities (including in particular the risks of issuer default and of early prepayment) are generally similar to those described above for CMOs. In addition, because asset-backed securities generally do not have the benefit of a security interest in the underlying assets that is comparable to a mortgage, asset-backed securities present certain additional risks that are not present with mortgage-backed securities. The ability of an issuer of asset-backed securities to enforce its security interest in the underlying assets may be limited. For example, revolving credit receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give debtors the right to set-off certain amounts owed, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles, rather than by real property.

Asset-backed securities may be collateralized by the fees earned by service providers. The values of asset-backed securities may be substantially dependent on the servicing of the underlying asset and are therefore subject to risks associated with the negligence or malfeasance by their servicers and to the credit risk of their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.

Federal, state and local government officials and representatives as well as certain private parties have proposed actions to assist homeowners who own or occupy property subject to mortgages. Certain of those proposals involve actions that would affect the mortgages that underlie or relate to certain mortgage-related securities, including securities or other instruments which the Portfolio may hold or in which it may invest. Some of those proposals include, among other things, lowering or forgiving principal balances; forbearing, lowering or eliminating interest payments; or utilizing eminent domain powers to seize mortgages, potentially for below market compensation. The prospective or actual implementation of one or more of these proposals may significantly and adversely affect the value and liquidity of securities held by the Portfolio and could cause the Portfolio’s net asset value to decline, potentially significantly. Tremendous uncertainty remains in the market concerning the resolution of these issues; the range of proposals and the potential implications of any implemented solution is impossible to predict.

The Portfolio may invest in any level of the capital structure of an issuer of mortgage-backed or asset-backed securities, including the equity or “first loss” tranche. See “COLLATERALIZED DEBT OBLIGATIONS.”

Consistent with the Portfolio investment objective and policies, the Sub-Adviser (defined below) may also cause the Portfolio to invest in other types of mortgage- and asset-backed securities offered currently or in the future, including certain yet-to-be-developed types of mortgage- and asset-backed securities which may be created as the market evolves.

COLLATERALIZED DEBT OBLIGATIONS

Collateralized debt obligations (“CDOs”) are a type of asset-backed security and include, among other things, collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. A CBO is a trust which is backed by a diversified pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans.

The cash flows from the CDO trust are generally split into two or more portions, called tranches, varying in risk and yield. Senior tranches are paid from the cash flows from the underlying assets before the junior tranches and equity or “first loss” tranches. Losses are first borne by the equity tranches, next by the junior tranches, and finally by the senior tranches. Senior tranches pay the lowest interest rates but are generally safer investments than more junior tranches because, should there be any default, senior tranches are

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typically paid first. The most junior tranches, such as equity tranches, would attract the highest interest rates but suffer the highest risk should the holder of an underlying loan default. If some loans default and the cash collected by the CDO is insufficient to pay all of its investors, those in the lowest, most junior tranches suffer losses first. Since it is partially protected from defaults, a senior tranche from a CDO trust typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, more senior CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CDO securities as a class.

A CLO is a financing company (generally called a Special Purpose Vehicle or “SPV”), created to reapportion the risk and return characteristics of a pool of assets. While the assets underlying CLOs are typically bank loans, the assets may also include (i) unsecured loans, (ii) other debt securities that are rated below investment grade, (iii) debt tranches of other CLOs, and (iv) equity securities incidental to investments in bank loans. When investing in CLOs, the Portfolio will not invest in equity tranches, which are the lowest tranche. However, the Portfolio may invest in lower debt tranches of CLOs, which typically experience a lower recovery, greater risk of loss, or deferral or non-payment of interest than more senior debt tranches of the CLO. In addition, the Portfolio intends to invest in CLOs consisting primarily of individual bank loans of borrowers and not repackaged CLO obligations from other high risk pools. The underlying bank loans purchased by CLOs are generally performing at the time of purchase but may become non- performing, distressed or defaulted. While CLOs with underlying assets of non-performing, distressed or defaulted loans are not contemplated to comprise a significant portion of the Portfolio’s investments in CLOs, there can be no assurance that CLOs purchased by the Portfolio with performing loans remain as such throughout the period that such CLOs are held by the Portfolio.

The risks of an investment in a CDO depend largely on the quality and type of the collateral and the tranche of the CDO in which the Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, investments in CDOs may be characterized by the Portfolio as illiquid securities; however, an active dealer market, or other relevant measures of liquidity, may exist for CDOs allowing a CDO potentially to be deemed liquid by the Adviser or Sub-Adviser (defined below) under liquidity policies approved by the Board of Trustees of the Trust (the “Board”). In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the Portfolio may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS) AND MULTICLASS PASS-THROUGH SECURITIES

CMOs are debt obligations collateralized by mortgage loans or mortgage pass-through securities. CMOs may be collateralized by Government National Mortgage Association (“Ginnie Mae”), Federal National Mortgage Association (“Fannie Mae”), or Federal Home Loan Mortgage Corporation (“Freddie Mac”) certificates, but also may be collateralized by whole loans or private mortgage pass-through securities (such collateral is collectively hereinafter referred to as “Mortgage Assets”). Mortgage Assets may be collateralized by commercial or residential uses. Multiclass pass-through securities are equity interests in a trust composed of Mortgage Assets. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, may require the Portfolio to pay debt service on the CMOs or make scheduled distributions on the multiclass pass-through securities. CMOs may be issued by federal agencies, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of a series of mortgage pass-through securities may elect to be treated as a Real Estate Mortgage Investment Conduit (REMIC). REMICs include governmental and/or private entities that issue a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities, but unlike CMOs, which are required to be structured as debt securities, REMICs may be structured as indirect ownership interests in the underlying assets of the REMICs themselves. Although CMOs and REMICs differ in certain respects, characteristics of CMOs described below apply in most cases to REMICs, as well.

In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a tranche, is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semiannual basis. Certain CMOs may have variable or floating interest rates and others may be stripped mortgage securities. For more information on stripped mortgage securities, see “STRIPPED MORTGAGE SECURITIES.”

The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO series in a number of different ways. Generally, the purpose of the allocation of the cash flow of a CMO to the various classes is to obtain a more predictable cash flow to certain of the individual tranches than exists with the underlying collateral of the CMO. As a general rule, the more predictable the cash flow is on a CMO tranche, the lower the anticipated yield will be on that tranche at the time of issuance

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relative to prevailing market yields on other mortgage-backed securities. As part of the process of creating more predictable cash flows on most of the tranches in a series of CMOs, one or more tranches generally must be created that absorb most of the volatility in the cash flows on the underlying mortgage loans. The yields on these tranches are generally higher than prevailing market yields on mortgage-backed securities with similar maturities. As a result of the uncertainty of the cash flows of these tranches, the market prices of and yield on these tranches generally are more volatile. See “COLLATERALIZED DEBT OBLIGATIONS” for a discussion on investments in structured products with multiple tranches.

CMO RESIDUALS

CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. The cash flow generated by the mortgage assets underlying a series of a CMO is applied first to make required payments of principal and interest on the securities or certificates issued by the CMO and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Portfolio may fail to recoup fully its initial investment in a CMO residual. CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability, and may be deemed “illiquid.”

GOVERNMENT MORTGAGE PASS-THROUGH SECURITIES

The DoubleLine Total Return Tactical Portfolio may invest in mortgage pass-through securities representing participation interests in pools of residential mortgage loans purchased from individual lenders by an agency, instrumentality or sponsored corporation of the United States government (“Federal Agency”) or originated by private lenders and guaranteed, to the extent provided in such securities, by a Federal Agency. Such securities, which are ownership interests in the underlying mortgage loans, differ from conventional debt securities, which provide for periodic payment of interest in fixed amounts (usually semiannually) and principal payments at payments (not necessarily in fixed amounts) that are a pass-through of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans.

The government mortgage pass-through securities in which the Portfolio may invest include those issued or guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac. Ginnie Mae certificates are direct obligations of the U.S. government and, as such, are backed by the full faith and credit of the United States. Fannie Mae is a federally chartered, privately owned corporation and Freddie Mac is a corporate instrumentality of the United States. Fannie Mae and Freddie Mac certificates are not backed by the full faith and credit of the United States but the issuing agency or instrumentality has the right to borrow, to meet its obligations, from an existing line of credit with the U.S. Treasury. The U.S. Treasury has no legal obligation to provide such line of credit and may choose not to do so.

Certificates for these types of mortgage-backed securities evidence an interest in a specific pool of mortgages. These certificates are, in most cases, modified pass-through instruments, wherein the issuing agency guarantees the payment of principal and interest on mortgages underlying the certificates, whether or not such amounts are collected by the issuer on the underlying mortgages.

The Housing and Economic Recovery Act of 2008 (“HERA”) authorized the Secretary of the Treasury to support Fannie Mae, Freddie Mac, and the Federal Home Loan Banks (“FHLBs”) (collectively, the “GSEs”) by purchasing obligations and other securities from those government-sponsored enterprises. HERA gave the Secretary of the Treasury broad authority to determine the conditions and amounts of such purchases.

On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed Fannie Mae and Freddie Mac into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of Fannie Mae and Freddie Mac and of any stockholder, officer or director of Fannie Mae and Freddie Mac with respect to Fannie Mae and Freddie Mac and the assets of Fannie Mae and Freddie Mac. FHFA selected a new chief executive officer and chairman of the board of directors for Fannie Mae and Freddie Mac.

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In connection with the conservatorship, the U.S. Treasury, exercising powers granted to it under HERA, entered into a Senior Preferred Stock Purchase Agreement (“SPA”) with each of Fannie Mae and Freddie Mac pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of Fannie Mae and Freddie Mac to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. On February 18, 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise. On December 24, 2009, the U.S. Treasury announced further amendments to the SPAs which included additional financial support for each GSE through the end of 2012 and changes to the limits on their retained mortgage portfolios. Although legislation has been enacted to support certain GSEs, including the FHLBs, Freddie Mac and Fannie Mae, there is no assurance that GSE obligations will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the GSEs and the values of their related securities or obligations.

Fannie Mae and Freddie Mac are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The SPA is intended to enhance each of Fannie Mae’s and Freddie Mac’s ability to meet its obligations.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by Fannie Mae or Freddie Mac prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of Fannie Mae’s or Freddie Mac’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of Fannie Mae or Freddie Mac because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for Fannie Mae or Freddie Mac, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of Fannie Mae’s or Freddie Mac’s available assets. The future financial performance of Fannie Mae and Freddie Mac is heavily dependent on the performance of the U.S. housing market.

In the event of repudiation, the payments of interest to holders of Fannie Mae, or Freddie Mac mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of Fannie Mae or Freddie Mac without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of Fannie Mae or Freddie Mac mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by Fannie Mae and Freddie Mac under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for Fannie Mae and Freddie Mac mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of Fannie Mae or Freddie Mac, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace Fannie Mae or Freddie Mac as trustee if the requisite percentage of mortgage-backed security holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which Fannie Mae or Freddie Mac is a party, or obtain possession of or exercise control over any property of Fannie Mae or Freddie Mac, or affect any contractual rights of Fannie Mae or Freddie Mac, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

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PRIVATE MORTGAGE PASS-THROUGH SECURITIES

Private mortgage pass-through securities are structured similarly to the Ginnie Mae, Fannie Mae and Freddie Mac mortgage pass-through securities and are issued by United States and foreign private issuers such as originators of and investors in mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. These securities usually are backed by a pool of conventional fixed rate or adjustable rate mortgage loans. Since private mortgage pass-through securities typically are not guaranteed by an entity having the credit status of Ginnie Mae, Fannie Mae and Freddie Mac, such securities generally are structured with one or more types of credit enhancement.

Mortgage Assets often consist of a pool of assets representing the obligations of a number of different parties. There are usually fewer properties in a pool of assets backing commercial mortgage-backed securities than in a pool of assets backing residential mortgage-backed securities hence they may be more sensitive to the performance of fewer Mortgage Assets. To lessen the effect of failures by obligors on underlying assets to make payments, those securities may contain elements of credit support, which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in a security.

BANK LOANS

Bank loans include floating rate loans and institutionally traded floating rate debt obligations issued by asset-backed pools and other issues, and interests therein. Bank loan interests may be acquired from U.S. or foreign commercial banks, insurance companies, finance companies or other financial institutions that have made loans or are members of a lending syndicate or from other holders of loan interests. Bank loans typically pay interest at rates which are re-determined periodically on the basis of a floating base lending rate (such as the London Inter-Bank Offered Rate) plus a premium. Bank loans are typically of below investment grade quality. Bank loans generally (but not always) hold the most senior position in the capital structure of a borrower and are often secured with collateral.

A Portfolio may invest in both secured and unsecured bank loans. Holders’ claims under unsecured loans are subordinated to claims of creditors holding secured indebtedness and possibly other classes of creditors holding unsecured debt. Unsecured loans have a greater risk of default than secured loans, particularly during periods of deteriorating economic conditions. Also, since they do not afford the lender recourse to collateral, unsecured loans are subject to greater risk of nonpayment in the event of default than secured loans. Many such loans are relatively illiquid and may be difficult to value.

Some bank loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the bank loans to presently existing or future indebtedness of the borrower or take other action detrimental to the holders of the bank loans, including, in certain circumstances, invalidating such bank loans or causing interest previously paid to be refunded to the borrower. If interest were required to be refunded, it could negatively affect Portfolio performance.

Indebtedness of companies whose creditworthiness is poor involves substantially greater risks and may be highly speculative. Some companies may never pay off their indebtedness or pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, the Portfolio bears a substantial risk of losing the entire amount invested.

Investments in bank loans through a direct assignment of the financial institution’s interest with respect to the bank loan may involve additional risks. For example, if a secured bank loan is foreclosed, the Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolio could be held liable as a co-lender.

Bank loans may be structured to include both term loans, which are generally fully funded at the time of investment, and revolving credit facilities, which would require the Portfolio to make additional investments in the bank loans as required under the terms of the credit facility at the borrower’s demand.

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A financial institution’s employment as agent bank may be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement would remain available to the holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Portfolio may incur certain costs and delays in realizing payments on a bank loan or loan participation and could suffer a loss of principal and/or interest.

PERPETUAL BONDS

Perpetual bonds offer a fixed return with no maturity date. Because they never mature, perpetual bonds can be more volatile than other types of bonds that have a maturity date and may have heightened sensitivity to changes in interest rates. An issuer of perpetual bonds is responsible for coupon payments in perpetuity but does not have to redeem the securities. Perpetual bonds may be callable after a set period of time. It is possible that one or more perpetual bonds in which a Portfolio invests will be characterized as equity rather than debt for U.S. federal income tax purposes. Where such perpetual bonds are issued by non-U.S. issuers, they may be treated in turn as equity securities of a “passive foreign investment company.”

RESTRICTED SECURITIES

The Ultra Short Term Bond Portfolio and the DoubleLine Total Return Tactical Portfolio may invest in restricted securities. Restricted Securities are securities that are not registered under the Securities Act, but which can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. Institutional markets for restricted securities have developed as a result of the promulgation of Rule 144A under the Securities Act, which provides a “safe harbor” from Securities Act registration requirements for qualifying sales to institutional investors. When Rule 144A restricted securities present an attractive investment opportunity and meet other selection criteria, the Portfolio may make such investments whether or not such securities are “illiquid” depending on the market that exists for the particular security. The Board has delegated the responsibility for determining the liquidity of Rule 144A restricted securities that the Portfolio may invest in to the Adviser. In reaching liquidity decisions, the Adviser may consider the following factors: the frequency of trades and quotes for the security; the number of dealers wishing to purchase or sell the security and the number of other potential purchasers; dealer undertakings to make a market in the security; and the nature of the security and the nature of the marketplace in which it trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of transfer).

REPURCHASE AGREEMENTS

Each Portfolio may invest in repurchase agreements with commercial banks, brokers or dealers to generate income from its excess cash balances and to invest securities lending cash collateral. A repurchase agreement is an agreement under which a fund acquires a financial instrument (e.g., a security issued by the U.S. government or an agency thereof, a banker’s acceptance or a certificate of deposit) from a seller, subject to resale to the seller at an agreed upon price and date (normally, the next Business Day – as defined below). A repurchase agreement may be considered a loan collateralized by securities. The resale price reflects an agreed upon interest rate effective for the period the instrument is held by a fund and is unrelated to the interest rate on the underlying instrument.

In these repurchase agreement transactions, the securities acquired by a fund (including accrued interest earned thereon) must have a total value in excess of the value of the repurchase agreement and are held by the Custodian until repurchased. No more than an aggregate of 15% of a Portfolio’s net assets will be invested in illiquid securities, including repurchase agreements having maturities longer than seven days and securities subject to legal or contractual restrictions on resale, or for which there are no readily available market quotations.

The use of repurchase agreements involves certain risks. For example, if the other party to the agreement defaults on its obligation to repurchase the underlying security at a time when the value of the security has declined, a fund may incur a loss upon disposition of the security. If the other party to the agreement becomes insolvent and subject to liquidation or reorganization under the U.S. Bankruptcy Code or other laws, a court may determine that the underlying security is collateral for a loan by a fund not within the control of the fund and, therefore, the fund may not be able to substantiate its interest in the underlying security and may be deemed an unsecured creditor of the other party to the agreement.

REVERSE REPURCHASE AGREEMENTS

Each Portfolio may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. The securities purchased with the funds obtained from the agreement and securities collateralizing the agreement will have maturity dates no later than the repayment date. Generally the effect of such transactions is that a fund can recover all or most of the cash invested in the portfolio

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securities involved during the term of the reverse repurchase agreement, while in many cases a fund is able to keep some of the interest income associated with those securities. Such transactions are only advantageous if a fund has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and a Portfolio intends to use the reverse repurchase technique only when the Adviser believes it will be advantageous to the Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of a Portfolio’s assets. A Portfolio’s exposure to reverse repurchase agreements will be covered by securities having a value equal to or greater than such commitments. Under the 1940 Act, reverse repurchase agreements are considered borrowings. Although there is no limit on the percentage of fund assets that can be used in connection with reverse repurchase agreements, the Portfolios do not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of their respective total assets.

FOREIGN CURRENCY TRANSACTIONS

Each Portfolio (except the Blackstone / GSO Senior Loan Portfolio) may conduct foreign currency transactions on a spot (i.e., cash) or forward basis (i.e., by entering into forward contracts to purchase or sell foreign currencies). Although foreign exchange dealers generally do not charge a fee for such conversions, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency at one rate, while offering a lesser rate of exchange should the counterparty desire to resell that currency to the dealer. Forward contracts are customized transactions that generally require a specific amount of a currency to be delivered at a specific exchange rate on a specific date or range of dates in the future although a Portfolio may also enter into non-deliverable currency forward contracts (“NDFs”) that contractually require the netting of the parties’ liabilities. Forwards, including NDFs can have substantial price volatility. Forward contracts are generally traded in an interbank market directly between currency traders (usually large commercial banks) and their customers. The parties to a forward contract may agree to offset or terminate the contract before its maturity, or may hold the contract to maturity and complete the contemplated currency exchange. At the discretion of the Adviser, the Portfolios may enter into forward currency exchange contracts for hedging purposes to help reduce the risks and volatility caused by changes in foreign currency exchange rates, or to gain exposure to certain currencies. When used for hedging purposes, they tend to limit any potential gain that may be realized if the value of the Portfolio’s foreign holdings increases because of currency fluctuations.

BUILD AMERICA BONDS

Each Portfolio may invest a portion of its assets in Build America Bonds. Build America Bonds offer an alternative form of financing to state and local governments whose primary means for accessing the capital markets has historically been through the issuance of tax-free municipal bonds. The Build America Bond program allows state and local governments to issue taxable bonds for capital projects and to receive a direct federal subsidy payment from the Treasury Department for a portion of their borrowing costs. There are two general types of Build America Bonds. The first type of Build America Bond provides a federal subsidy through federal tax credits to investors in the bonds in an amount equal to 35 percent of the total coupon interest payable by the issuer on taxable governmental bonds (net of the tax credit), which represents a federal subsidy to the state or local governmental issuer equal to approximately 25 percent of the total return to the investor (including the coupon interest paid by the issuer and the tax credit). The second type of Build America Bond provides a Federal subsidy through a refundable tax credit paid to state or local governmental issuers by the Treasury Department and the IRS in an amount equal to 35 percent (or 45 percent in the case of Recovery Zone Economic Development Bonds) of the total coupon interest payable to investors in these taxable bonds.

Issuance of Build America Bonds ceased on December 31, 2010. The Build America Bonds outstanding continue to be eligible for the federal interest rate subsidy, which continues for the life of the Build America Bonds; however, no bonds issued following expiration of the Build America Bond program are eligible for the federal tax subsidy.

EXCHANGE-TRADED PRODUCTS

ETPs include exchange traded funds (“ETFs”) registered under the 1940 Act, exchange traded commodity trusts; and exchange traded notes (“ETNs”). The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolios may invest, as well as a management fee for managing the Portfolios. It is possible that a conflict of interest among the Portfolios and Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolios and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which a Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETP. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which a Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolios.

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Each Portfolio may invest in new ETPs or ETPs that have not yet established a deep trading market at the time of investment. Shares of such ETPs may experience limited trading volume and less liquidity, in which case the “spread” (the difference between bid price and ask price) may be higher.

INVESTMENT COMPANIES

Each Portfolio may invest in the securities of other investment companies, including affiliated funds, money market funds and closed-end funds, subject to applicable limitations under Section 12(d)(1) of the 1940 Act. Pursuant to Section 12(d)(1), a fund may invest in the securities of another investment company (the “acquired company”) provided that the fund, immediately after such purchase or acquisition, does not own in the aggregate: (i) more than 3% of the total outstanding voting stock of the acquired company; (ii) securities issued by the acquired company having an aggregate value in excess of 5% of the value of the total assets of the fund; (iii) securities issued by the acquired company and all other investment companies (other than Treasury stock of the fund) having an aggregate value in excess of 10% of the value of the total assets of the fund; or (iv) in the case of investment in a closed-end fund, more than 10% of the total outstanding voting stock of the acquired company. A fund may also invest in the securities of other investment companies if such securities are the only investment securities held by the fund, such as through a master-feeder arrangement. Each Portfolio currently pursues its respective investment objective through such an arrangement. To the extent allowed by law, regulation, a Portfolio’s investment restrictions and the Trust’s exemptive relief, a Portfolio may invest its assets in securities of investment companies that are affiliated funds and/or money market funds in excess of the limits discussed above.

To the extent a fund invests in and, thus, is a shareholder of, another investment company, the fund’s shareholders will indirectly bear the fund’s proportionate share of the fees and expenses paid by such other investment company, including advisory fees, in addition to both the management fees payable directly by the fund to the fund’s own investment adviser and the other expenses that the fund bears directly in connection with the fund’s own operations.

EXCHANGE-TRADED FUNDS

Each Portfolio may invest in other exchange-traded funds (including ETFs managed by the Adviser). ETFs may be structured as investment companies that are registered under the 1940 Act, typically as open-end funds or unit investment trusts. These ETFs are generally based on specific domestic and foreign market securities indices. An “index-based ETF” seeks to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index. An “enhanced ETF” seeks to provide investment results that match a positive or negative multiple of the performance of an underlying index. In seeking to provide such results, an ETF and, in particular, an enhanced ETF, may engage in short sales of securities included in the underlying index and may invest in derivatives instruments, such as equity index swaps, futures contracts, and options on securities, futures contracts, and stock indices. Alternatively, ETFs may be structured as grantor trusts or other forms of pooled investment vehicles that are not registered or regulated under the 1940 Act. These ETFs typically hold commodities, precious metals, currency or other non-securities investments. ETFs, like mutual funds, have expenses associated with their operation, such as advisory and custody fees. When a fund invests in an ETF, in addition to directly bearing expenses associated with its own operations, including the brokerage costs associated with the purchase and sale of shares of the ETF, the fund will bear a pro rata portion of the ETF’s expenses. In addition, it may be more costly to own an ETF than to directly own the securities or other investments held by the ETF because of ETF expenses. The risks of owning shares of an ETF generally reflect the risks of owning the underlying securities or other investments held by the ETF, although lack of liquidity in the market for the shares of an ETF could result in the ETF’s value being more volatile than the underlying securities or other investments.

EXCHANGE-TRADED NOTES

Each Portfolio may invest in exchange-traded notes. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. In addition to trading ETNs on exchanges, investors may redeem ETNs directly with the issuer on a weekly basis, typically in a minimum amount of 50,000 units, or hold the ETNs until maturity. ETNs may be riskier than ordinary debt securities and may have no principal protection. A Portfolio’s investment in an ETN may be influenced by many unpredictable factors, including highly volatile commodities prices, changes in supply and demand relationships, weather, agriculture, trade, changes in interest rates, and monetary and other governmental policies, action and inaction. Investing in ETNs is not equivalent to investing directly in index components or the relevant index itself. Because ETNs are debt securities, they possess credit risk; if the issuer has financial difficulties or goes bankrupt, the investor may not receive the return it was promised.

QUALIFIED PUBLICLY TRADED PARTNERSHIPS

Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code. For purposes of determining whether a fund investing in a Portfolio qualifies for treatment as a regulated investment company, the fund is generally expected to be treated as if it held its share of the Portfolio’s investments directly. To enable a fund investing all of its assets in a Portfolio to qualify

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as a regulated investment company, the Portfolio must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from a Portfolio’s investments in certain commodities-related investments may cause a fund investing in the Portfolio not to qualify as a regulated investment company. To the extent a Portfolio invests in exchange traded commodity trusts, or makes other commodities-related investments that may generate income that is not qualifying income, a fund investing in the Portfolio will seek to restrict the resulting income from such investments so that the fund’s non-qualifying income does not exceed 10% of its gross income. However, a Portfolio might generate more non-qualifying income than anticipated, might not be able to generate qualifying income in a particular taxable year at levels sufficient to meet the qualifying income test, or might not be able to determine the percentage of qualifying income it derives for a taxable year until after year-end. Each Portfolio may also invest up to 25% of its total assets in one or more qualified publicly traded partnerships (“QPTPs”), including ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Although income from QPTPs is generally qualifying income, if an ETP intending to qualify as a QPTP fails to qualify as a QPTP, the income generated from the Portfolio’s investment in the ETP may not be qualifying income. There can be no guarantee that any such ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of ETPs as QPTPs. Under certain circumstances, a fund investing in a Portfolio may be able to cure a failure to meet the qualifying income test, but in order to do so, the fund may incur significant fund-level taxes, which would effectively reduce (and could eliminate) the fund’s returns. If a fund investing in a Portfolio fails to qualify as a regulated investment company, the fund will be subject to tax, which will reduce returns to the fund’s shareholders. Such a failure will also alter the treatment of distributions to the fund’s shareholders.

U.S. REGISTERED SECURITIES OF FOREIGN ISSUERS

The Portfolios (except the Blackstone / GSO Senior Loan Portfolio) may purchase publicly traded and exchange-traded common stocks and exchange-traded preferred securities of foreign corporations, as well as U.S. registered, dollar-denominated bonds of foreign corporations, governments, agencies and supra-national entities.

Investing in U.S. registered, dollar-denominated, securities issued by non-U.S. issuers involves some risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, and potential restrictions of the flow of international capital. Foreign companies may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions.

The Portfolios’ investments in common stock of foreign corporations may also be in the form of American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”) (collectively “Depositary Receipts”). Depositary Receipts are receipts, typically issued by a bank or trust company, which evidence ownership of underlying securities issued by a foreign corporation. For ADRs, the depository is typically a U.S. financial institution and the underlying securities are issued by a foreign issuer. For other Depositary Receipts, the depository may be a foreign or a U.S. entity, and the underlying securities may have a foreign or a U.S. issuer. Depositary Receipts will not necessarily be denominated in the same currency as their underlying securities. Generally, ADRs, in registered form, are designed for use in the U.S. securities market, and EDRs, in bearer form, are designated for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world. A Portfolio may invest in sponsored or unsponsored ADRs; however, not more than 10% of the net assets of the Portfolio will be invested in unsponsored ADRs. The issuers of unsponsored ADRs are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the ADRs.

REAL ESTATE INVESTMENT TRUSTS (“REITs”)

Each Portfolio may invest in REITs. REITs pool investor’s funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distribute to its shareholders at least 90% of its taxable income (other than net capital gains) for each taxable year. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs, which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. A Portfolio will not invest in real estate directly, but only in securities issued by real estate companies. However, a Portfolio may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities markets risks). These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds,

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overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, casualty or condemnation losses, limitations on rents, changes in neighborhood values, the appeal of properties to tenants and changes in interest rates. Investments in REITs may subject Portfolio interestholders to duplicate management and administrative fees.

In addition to these risks, Equity REITs may be affected by changes in the value of the underlying property owned by the trusts, while Mortgage REITs may be affected by the quality of any credit extended. Further, Equity and Mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and Mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidation. In addition, Equity and Mortgage REITs could possibly fail to qualify for the beneficial tax treatment available to REITs under the Internal Revenue Code, or to maintain their exemptions from registration under the 1940 Act. The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting investments.

NON-PRINCIPAL INVESTMENT STRATEGIES

INVERSE FLOATERS

An inverse floater is a type of instrument that bears a floating or variable interest rate that moves in the opposite direction to interest rates generally or the interest rate on another security or index. Changes in interest rates generally, or the interest rate of the other security or index, inversely affect the interest rate paid on the inverse floater, with the result that the inverse floater’s price will be considerably more volatile than that of a fixed-rate bond. Brokers typically create inverse floaters by depositing an income-producing instrument, which may be a mortgage-backed security, in a trust. The trust in turn issues a variable rate security and inverse floaters. The returns on the inverse floaters may be leveraged, increasing substantially their volatility and interest rate sensitivity. The rate at which interest is paid by the trust on an inverse floater may vary by a magnitude that exceeds the magnitude of the change in a reference rate of interest (typically a short term interest rate), and the market prices of inverse floaters may as a result be highly sensitive to changes in interest rates and in prepayment rates on the underlying securities, and may decrease significantly when interest rates increase or prepayment rates change. The interest rate for the variable rate security is typically determined by an index or an auction process, while the inverse floater holder receives the balance of the income from the underlying income-producing instrument less an auction fee.

MORTGAGE DOLLAR ROLLS

The Portfolio may enter into mortgage dollar rolls with a bank or a broker-dealer. A mortgage dollar roll is a transaction in which a fund sells mortgage-related securities for immediate settlement and simultaneously purchases the same type of securities for forward settlement at a discount. While a fund begins accruing interest on the newly purchased securities from the purchase or trade date, it is able to invest the proceeds from the sale of its previously owned securities, which will be used to pay for the new securities. The use of mortgage dollar rolls is a speculative technique involving leverage, and can have an economic effect similar to borrowing money for investment purposes.

STRIPPED MORTGAGE SECURITIES

Stripped mortgage securities may be issued by Federal Agencies, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Stripped mortgage securities not issued by Federal Agencies will be treated by the Portfolio as illiquid securities so long as the staff of the SEC maintains its position that such securities are illiquid. Stripped mortgage securities issued by Federal Agencies generally will be treated by the Portfolio as liquid securities under procedures adopted by the Portfolio and approved by the Portfolio’s Board.

Stripped mortgage securities usually are structured with two classes that receive different proportions of the interest and principal distribution of a pool of mortgage assets. A common type of stripped mortgage security will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). PO classes generate income through the accretion of the deep discount at which such securities are purchased, and, while PO classes do not receive periodic payments of interest, they receive monthly payments associated with scheduled amortization and principal prepayment from the mortgage assets underlying the PO class. The yield to maturity on a PO or an IO class security is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. A slower than expected rate of principal payments may have an adverse

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effect on a PO class security’s yield to maturity. If the underlying mortgage assets experience slower than anticipated principal repayment, the Portfolio may fail to fully recoup its initial investment in these securities. Conversely, a rapid rate of principal payments may have a material adverse effect on an IO class security’s yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments or principal, the Portfolio may fail to fully recoup its initial investment in these securities.

The Portfolio may purchase stripped mortgage securities for income, or for hedging purposes to protect the Portfolio against interest rate fluctuations. For example, since an IO class will tend to increase in value as interest rates rise, it may be utilized to hedge against a decrease in value of other fixed-income securities in a rising interest rate environment.

FUTURES CONTRACTS, OPTIONS AND SWAP AGREEMENTS

The Portfolio may invest up to 20% of its assets in derivatives, including exchange-traded futures on Treasuries or Eurodollars, U.S. exchange-traded or OTC put and call options contracts and exchange-traded or OTC swap agreements (including interest rate swaps, total return swaps, excess return swaps, and credit default swaps). The Portfolio will segregate cash and/or appropriate liquid assets if required to do so by SEC or Commodity Futures Trading Commission (“CFTC”) regulation or interpretation.

Futures contracts generally provide for the future sale by one party and purchase by another party of a specified commodity or security at a specified future time and at a specified price. Index futures contracts are settled daily with a payment by one party to the other of a cash amount based on the difference between the level of the index specified in the contract from one day to the next. Futures contracts are standardized as to maturity date and underlying instrument and are traded on futures exchanges.

A fund is required to make a good faith margin deposit in cash or U.S. government securities with a broker or custodian to initiate and maintain open positions in futures contracts. A margin deposit is intended to assure completion of the contract (delivery or acceptance of the underlying commodity or payment of the cash settlement amount) if it is not terminated prior to the specified delivery date. Brokers may establish deposit requirements which are higher than the exchange minimums. Futures contracts are customarily purchased and sold on margin deposits which may range upward from less than 5% of the value of the contract being traded.

After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional “variation” margin will be required. Conversely, change in the contract value may reduce the required margin, resulting in a repayment of excess margin to the contract holder. Variation margin payments are made to and from the futures broker for as long as the contract remains open. In such case, the Portfolio would expect to earn interest income on its margin deposits. Closing out an open futures position is done by taking an opposite position (“buying” a contract which has previously been “sold,” or “selling” a contract previously “purchased”) in an identical contract to terminate the position. Brokerage commissions are incurred when a futures contract position is opened or closed.

The Portfolio may purchase and sell put and call options. Such options may relate to particular securities and may or may not be listed on a national securities exchange and issued by the Options Clearing Corporation. Options trading is a highly specialized activity that entails greater than ordinary investment risk. Options on particular securities may be more volatile than the underlying securities, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying securities themselves.

The Portfolio intends to use futures and options in accordance with Rule 4.5 of the Commodity Exchange Act (“CEA”). The Trust, on behalf of the Portfolio, has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” in accordance with Rule 4.5 so that the Portfolio is not subject to registration or regulation as a commodity pool operator under the CEA.

Restrictions on the Use of Futures and Options. In connection with its management of the Portfolio, the Adviser has claimed an exemption from registration as a commodity trading advisor under the CEA and, therefore, is not subject to the registration and regulatory requirements of the CEA. The Portfolio reserves the right to engage in transactions involving futures and options thereon to the extent allowed by the CFTC regulations in effect from time to time and in accordance with the Portfolio’s policies. When it has a long futures position, it will maintain with its custodian bank assets substantially identical to those underlying the contract or cash and equivalents (or a combination of the foregoing) having a value equal to the net obligation of the Portfolio under the contract (less the value of any margin deposits in connection with the position). When it has a short futures position, it will maintain with its custodian bank assets substantially identical to those underlying the contract or cash and equivalents (or a combination of the foregoing) having a value equal to the net obligation of the Portfolio under the contract (less the value of any margin deposits in connection with the position).

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Swap Agreements. The Portfolio may enter into swap agreements, including interest rate, index and total return swap agreements. Swap agreements are contracts between parties in which one party agrees to make periodic payments to the other party based on the change in market value or level of a specified rate, index or asset. In return, the other party agrees to make payments to the first party based on the return of a different specified rate, index or asset. Swap agreements will usually be done on a net basis, i.e., where the two parties make net payments with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments. The net amount of the excess, if any, of the Portfolio’s obligations over its entitlements with respect to each swap is accrued on a daily basis and an amount of cash or equivalents having an aggregate value at least equal to the accrued excess is maintained by the Portfolio.

In the case of a credit default swap (“CDS”), the contract gives one party (the buyer) the right to recoup the economic value of a decline in the value of debt securities of the reference issuer if the credit event (a downgrade or default) occurs. This value is obtained by delivering a debt security of the reference issuer to the party in return for a previously agreed payment from the other party (frequently, the par value of the debt security). As the seller of a CDS contract, the Portfolio would be required to pay the par (or other agreed upon) value of a referenced debt obligation to the counterparty in the event of a default or other credit event by the reference issuer, such as a U.S. or foreign corporate issuer, with respect to debt obligations. In return, the Portfolio would receive from the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the Portfolio would keep the stream of payments and would have no payment obligations. As the seller, the Portfolio would be subject to investment exposure on the notional amount of the swap.

CDSs may require initial premium (discount) payments as well as periodic payments (receipts) related to the interest leg of the swap or to the default of a reference obligation. The Portfolio will segregate assets necessary to meet any accrued payment obligations when it is the buyer of CDSs. In cases where the Portfolio is a seller of a CDS, if the CDS is physically settled or cash settled, the Portfolio will be required to segregate the full notional amount of the CDS. Such segregation will not limit the Portfolio’s exposure to loss.

CDS agreements involve greater risks than if the Portfolio had invested in the reference obligation directly since, in addition to general market risks, illiquidity risk associated with a particular issuer, and credit risk, each of which will be similar in either case, CDSs are subject to the risk of illiquidity within the CDS market on the whole, as well as counterparty risk. The Portfolio will enter into CDS agreements only with counterparties that meet certain standards of creditworthiness.

FUTURE DEVELOPMENTS

The Portfolio may take advantage of opportunities in the area of options and futures contracts, options on futures contracts, warrants, swaps and any other investments which are not presently contemplated for use by the Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with the Portfolio’s and fund’s investment objective and legally permissible for the Portfolio and fund. Before entering into such transactions or making any such investment, the Portfolio will provide appropriate disclosure.

LENDING PORTFOLIO SECURITIES

The Portfolio may lend portfolio securities to certain creditworthy borrowers in U.S. and non-U.S. markets in an amount not to exceed one third (25%) of the value of its total assets. The borrowers provide collateral that is marked to market daily in an amount at least equal to the current market value of the securities loaned. The Portfolio may terminate a loan at any time and obtain the securities loaned. The Portfolio receives the value of any interest or cash or non-cash distributions paid on the loaned securities. The Portfolio cannot vote proxies for securities on loan, but may recall loans to vote proxies if a material issue affecting the Portfolio’s economic interest in the investment is to be voted upon. Distributions received on loaned securities in lieu of dividend payments (i.e., substitute payments) would not be considered qualified dividend income.

With respect to loans that are collateralized by cash, the borrower will be entitled to receive a fee based on the amount of cash collateral. The Portfolio is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Portfolio is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral may be reinvested in certain short-term instruments either directly on behalf of the lending Portfolio or through one or more joint accounts or money market funds, which may include those managed by the Adviser.

The Portfolio may pay a portion of the interest or fees earned from securities lending to a borrower as described above, and to one or more securities lending agents approved by the Board who administer the lending program for the Portfolio in accordance with guidelines approved by the Board. In such capacity, the lending agent causes the delivery of loaned securities from the Portfolio to borrowers, arranges for the return of loaned securities to the Portfolio at the termination of a loan, requests deposit of collateral, monitors the daily value of the loaned securities and collateral, requests that borrowers add to the collateral when required by the loan

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agreements, and provides recordkeeping and accounting services necessary for the operation of the program. State Street Bank and Trust Company (“State Street”), an affiliate of the Trust, has been approved by the Board to serve as securities lending agent for the Portfolio and the Trust has entered into an agreement with State Street for such services. Among other matters, the Trust has agreed to indemnify State Street for certain liabilities. State Street has received an order of exemption from the SEC under Sections 17(a) and 12(d)(1) under the 1940 Act to serve as the lending agent for affiliated investment companies such as the Trust and to invest the cash collateral received from loan transactions to be invested in an affiliated cash collateral fund. Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process – especially so in certain international markets such as Taiwan), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Portfolio has agreed to pay a borrower), risk of loss of collateral, credit, legal, counterparty and market risk. Although State Street has agreed to provide the Portfolio with indemnification in the event of a borrower default, the Portfolio is still exposed to the risk of losses in the event a borrower does not return the Portfolio’s securities as agreed. For example, delays in recovery of lent securities may cause the Portfolio to lose the opportunity to sell the securities at a desirable price.

RATINGS

An investment-grade rating means the security or issuer is rated investment-grade by Moody’s, S&P, Fitch, Inc., Dominion Bond Rating Service Limited, or another credit rating agency designated as a nationally recognized statistical rating organization by the SEC, or is unrated but considered to be of equivalent quality by the Adviser or applicable Sub-Adviser.

Subsequent to purchase by a Portfolio, a rated security may cease to be rated or its investment grade rating may be reduced below an investment grade rating. Securities rated lower than Baa3 by Moody’s or BBB- by S&P or Fitch are below investment grade quality and are obligations of issuers that are considered predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy and increased market price volatility. Such securities (“lower rated securities”) are commonly referred to as “junk bonds” and are subject to a substantial degree of credit risk. Lower rated securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal. The risks posed by securities issued under such circumstances are substantial. Bonds rated below investment grade tend to be less marketable than higher-quality bonds because the market for them is less broad. The market for unrated bonds is even narrower. See “HIGH YIELD SECURITIES” above for more information relating to the risks associated with investing in lower rated securities.

CYBERSECURITY RISK

With the increased use of technologies such as the Internet and the dependence on computer systems to perform business and operational functions, investment companies (such as the Portfolio) and their service providers (including the Adviser) may be prone to operational and information security risks resulting from cyber-attacks and/or technological malfunctions. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Cyber-attacks include, among others, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without authorization, and causing operational disruption. Successful cyber-attacks against, or security breakdowns of, the Portfolio, a fund investing in a Portfolio, the Adviser, Sub-Adviser (defined below), or a custodian, transfer agent, or other affiliated or third-party service provider may adversely affect the Portfolio or its interestholders. For instance, cyber-attacks may interfere with the processing of shareholder transactions, affect the Portfolio’s ability to calculate its NAV, cause the release of private interestholder information or confidential information, impede trading, cause reputational damage, and subject the Portfolio to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and additional compliance costs. Cyber-attacks may render records of Portfolio assets and transactions, shareholder ownership of Fund Shares, and other data integral to the functioning of the Portfolio inaccessible or inaccurate or incomplete. The Portfolio may also incur substantial costs for cybersecurity risk management in order to prevent cyber incidents in the future. The Portfolio and its interestholders could be negatively impacted as a result. While the Adviser has established business continuity plans and systems designed to minimize the risk of cyber-attacks through the use of technology, processes and controls, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified given the evolving nature of this threat. The Portfolio relies on third-party service providers for many of their day-to-day operations, and will be subject to the risk that the protections and protocols implemented by those service providers will be ineffective to protect the Portfolio from cyber-attack. Similar types of cybersecurity risks also are present for issuers of securities in which the Portfolio invests, which could result in material adverse consequences for such issuers, and may cause the Portfolio’s investment in such securities to lose value.

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SPECIAL CONSIDERATIONS AND RISKS

A discussion of the risks associated with an investment in each Portfolio is contained in the Part A. The discussion below supplements, and should be read in conjunction with, the Part A.

PRINCIPAL RISKS

GENERAL

Investment in a Portfolio should be made with an understanding that the value of the Portfolio’s portfolio securities may fluctuate in accordance with changes in the financial condition of the issuers of the portfolio securities, the value of securities generally and other factors.

An investment in a Portfolio should also be made with an understanding of the risks inherent in an investment in securities, including the risk that the financial condition of issuers may become impaired or that the general condition of the securities markets may deteriorate (either of which may cause a decrease in the value of the portfolio securities and thus in the value of Portfolio Interests). Securities are susceptible to general market fluctuations and to volatile increases and decreases in value as market confidence in and perceptions of their issuers change. These investor perceptions are based on various and unpredictable factors including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic and banking crises. Securities of issuers traded on exchanges may be suspended on certain exchanges by the issuers themselves, by an exchange or by government authorities. The likelihood of such suspensions may be higher for securities of issuers in emerging or less-developed market countries than in countries with more developed markets. Trading suspensions may be applied from time to time to the securities of individual issuers for reasons specific to that issuer, or may be applied broadly by exchanges or governmental authorities in response to market events. Suspensions may last for significant periods of time, during which trading in the securities and instruments that reference the securities, such as participatory notes (or “P-notes”) or other derivative instruments, may be halted.

Holders of common stocks incur more risk than holders of preferred stocks and debt obligations because common stockholders, as owners of the issuer, have generally inferior rights to receive payments from the issuer in comparison with the rights of creditors of, or holders of debt obligations or preferred stocks issued by, the issuer. Further, unlike debt securities which typically have a stated principal amount payable at maturity (whose value, however, will be subject to market fluctuations prior thereto), or preferred stocks which typically have a liquidation preference and which may have stated optional or mandatory redemption provisions, common stocks have neither a fixed principal amount nor a maturity. Common stock values are subject to market fluctuations as long as the common stock remains outstanding.

The principal trading market for some securities may be in the over-the-counter market. The existence of a liquid trading market for certain securities may depend on whether dealers will make a market in such securities. There can be no assurance that a market will be made or maintained or that any such market will be or remain liquid. The price at which securities may be sold and the value of a Portfolio’s Interests will be adversely affected if trading markets for the Portfolio’s portfolio securities are limited or absent or if bid/ask spreads are wide.

NON-PRINCIPAL RISKS

TAX RISKS

As with any investment, you should consider how your investment in Portfolio Interests will be taxed. The tax information in Part A and Part B is provided as general information. You should consult your own tax professional about the tax consequences of an investment in Portfolio Interests.

Unless your investment in Portfolio Interests is made through a tax-exempt entity or tax-deferred retirement account, such as an individual retirement account, you need to be aware of the possible tax consequences when a Portfolio makes distributions or you sell Portfolio Interests.

FUTURES AND OPTIONS TRANSACTIONS

Positions in futures contracts and options may be closed out only on an exchange which provides a secondary market for such financial instruments. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract or option at any specific time. Thus, it may not be possible to close a futures or options position. In the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments to maintain its required margin. In such situations, if a Portfolio has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. In addition, a Portfolio may be required to make delivery of the instruments underlying futures contracts it has sold.

A Portfolio will minimize the risk that it will be unable to close out a futures or options contract by only entering into futures and options for which there appears to be a liquid secondary market.

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The risk of loss in trading futures contracts or uncovered call options in some strategies (e.g., selling uncovered index futures contracts) is potentially unlimited. The risk of a futures position may still be large as traditionally measured due to the low margin deposits required. In many cases, a relatively small price movement in a futures contract may result in immediate and substantial loss or gain to the investor relative to the size of a required margin deposit. A Portfolio, however, may utilize futures and options contracts in a manner designed to limit its risk exposure to that which is comparable to what it would have incurred through direct investment in securities.

Utilization of futures transactions by a Portfolio involves the risk of loss by the Portfolio of margin deposits in the event of bankruptcy of a broker with whom the Portfolio has an open position in the futures contract or option.

Certain financial futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

RISKS OF SWAP AGREEMENTS

Swap agreements are subject to the risk that the swap counterparty will default on its obligations. If such a default occurs, a Portfolio will have contractual remedies pursuant to the agreements related to the transaction, but such remedies may be subject to bankruptcy and insolvency laws which could affect the Portfolio’s rights as a creditor.

The use of interest-rate and index swaps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. The use of a swap requires an understanding not only of the referenced asset, reference rate or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. These transactions generally do not involve the delivery of securities or other underlying assets or principal.

The absence of a regulated execution facility or contract market and lack of liquidity for swap transactions has led, in some instances, to difficulties in trading and valuation, especially in the event of market disruptions. Financial reform legislation requires many major categories of swaps to be executed on a regulated exchange or contract market and to be cleared through a regulated clearinghouse. Once implemented, new regulations, including margin, clearing and trade execution requirements, may make derivatives such as swaps more costly, may limit their availability, or may otherwise adversely affect the value or performance of these instruments.

Certain swaps, such as interest rate swaps and credit default swaps that are based on an index, are required under applicable law to be cleared by a regulated clearinghouse. Swaps subject to this requirement are typically submitted for clearing through brokerage firms that are members of the clearinghouse. A Portfolio would establish an account with a brokerage firm to facilitate clearing such a swap, and the clearinghouse would become the Portfolio’s counterparty. A brokerage firm would guarantee the Portfolio’s performance on the swap to the clearinghouse. A Portfolio would be exposed to the credit risk of the clearinghouse and the brokerage firm that holds the cleared swap. The brokerage firm also would impose margin requirements with respect to open cleared swap positions held by the Portfolio, and the brokerage firm would be able to require termination of those positions in certain circumstances. These margin requirements and termination provisions may adversely affect the Portfolio’s ability to trade cleared swaps. In addition, the Portfolio may not be able to recover the full amount of its margin from a brokerage firm if the firm were to go into bankruptcy. It is also possible that the Portfolio would not be able to enter into a swap transaction that is required to be cleared if no clearinghouse will accept the swap for clearing.

Swaps that are required to be cleared must be traded on a regulated execution facility or contract market that makes them available for trading. The transition from trading swaps bilaterally to trading them on such a facility or market may not result in swaps being easier to trade or value and may present certain execution risks if these facilities and markets do not operate properly. On-facility trading of swaps is also expected to lead to greater standardization of their terms. It is possible that the Portfolio may not be able to enter into swaps that fully meet its investment needs, or that the costs of entering into customized swaps, including any applicable margin requirements, will be significant.

Because they are two party contracts that may be subject to contractual restrictions on transferability and termination and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid and subject to the Portfolio’s and fund’s limitation on investments in illiquid securities. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Portfolio’s and fund’s interest.

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If a Portfolio uses a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.

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INVESTMENT RESTRICTIONS

The Trust has adopted the following investment restrictions as fundamental policies with respect to each Portfolio. These restrictions cannot be changed with respect to a Portfolio without the approval of the holders of a majority of the Portfolio’s outstanding voting securities. For purposes of the 1940 Act, a majority of the outstanding voting securities of a Portfolio means the vote, at an annual or a special meeting of the security holders of the Trust, of the lesser of (1) 67% or more of the voting securities of the Portfolio present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Portfolio. Except with the approval of a majority of the outstanding voting securities, a Portfolio may not:

1.	(Except the Ultra Short Term Bond Portfolio and the Risk Aware Portfolio) Purchase securities of an issuer that would cause the Portfolio to fail to satisfy the diversification requirement for a diversified management company under the 1940 Act, the rules or regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time;

2.	Concentrate investments in a particular industry or group of industries, as concentration is defined under the 1940 Act, the Rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time;[1]

3.	Make loans to another person except as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over the Portfolios;

4.	Issue senior securities or borrow money except as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over the Portfolios;

5.	Invest directly in real estate unless the real estate is acquired as a result of ownership of securities or other instruments. This restriction shall not preclude a Portfolio from investing in companies that deal in real estate or in instruments that are backed or secured by real estate;

6.	Act as an underwriter of another issuer’s securities, except to the extent the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in connection with the Portfolio’s purchase and sale of portfolio securities; or

7.	Invest in commodities except as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over the Portfolios.

In addition to the investment restrictions adopted as fundamental policies as set forth above, each Portfolio observes the following restrictions, which may be changed by the Board without an interestholder vote. A Portfolio will not:

1.	Invest in the securities of a company for the purpose of exercising management or control, provided that the Trust may vote the investment securities owned by the Portfolio in accordance with its views;

2.	Hold illiquid assets in excess of 15% of its net assets. An illiquid asset is any asset which may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the Portfolio has valued the investment;

3.	With respect to the Blackstone / GSO Senior Loan Portfolio, under normal circumstances, invest less than 80% of its net assets (plus the amount of any borrowings for investment purposes) in senior loans or in investments substantially similar to or related to senior loans. Prior to any change this 80% investment policy, the Portfolio will provide interestholders with 60 days written notice.

4.	With respect to the SSGA Ultra Short Term Bond Portfolio, under normal circumstances, invest less than 80% of its net assets (plus the amount of borrowings for investment purposes) in debt securities. Prior to any change in this 80% investment policy, the Portfolio will provide interestholders with 60 days written notice.

5.	With respect to the MFS Portfolios, under normal circumstances, invest less than 80% of a Portfolio’s net assets (plus the amount of borrowings for investment purposes) in equity securities. Prior to any change in this 80% investment policy, a Portfolio will provide interestholders with 60 days written notice.

[1]	The SEC Staff considers concentration to involve more than 25% of a fund’s assets to be invested in an industry or group of industries.

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If a percentage limitation is adhered to at the time of investment or contract, a later increase or decrease in percentage resulting from any change in value or total or net assets will not result in a violation of such restriction, except that the percentage limitations with respect to the borrowing of money and illiquid securities will be observed continuously. With respect to the limitation on borrowing, in the event that a subsequent change in net assets or other circumstances cause a Portfolio to exceed its limitation, the Portfolio will take steps to bring the aggregate amount of borrowing back within the limitations within three days thereafter (not including Sundays and holidays). With respect to the limitation on illiquid securities, in the event that a subsequent change in net assets or other circumstances cause a Portfolio to exceed its limitation, the Portfolio will take steps to bring the aggregate amount of illiquid instruments back within the limitations as soon as reasonably practicable.

The 1940 Act currently permits each of the Portfolios to loan up to 33 1/3% of its total assets. With respect to borrowing, the 1940 Act presently allows each of the Portfolios to: (1) borrow from any bank (including pledging, mortgaging or hypothecating assets) in an amount up to 33 1/3% of its total assets, (2) borrow money for temporary purposes in an amount not exceeding 5% of the value of each of the Portfolio’s and the fund’s total assets at the time of the loan, and (3) enter into reverse repurchase agreements. However, under normal circumstances any borrowings by the Portfolio will not exceed 10% of the Portfolio’s total assets. The 1940 Act generally prohibits funds from issuing senior securities, although it does not treat certain transactions as senior securities, such as certain borrowings, short sales, reverse repurchase agreements, firm commitment agreements and standby commitments, with appropriate earmarking or segregation of assets to cover such obligation. With respect to investments in commodities, the 1940 Act presently permits each of the Portfolio and the fund to invest in commodities in accordance with investment policies contained in its prospectus and SAI. Any such investment shall also comply with the Commodity Exchange Act and the rules and regulations thereunder. The 1940 Act does not directly restrict an investment company’s ability to invest in real estate, but does require that every investment company have the fundamental investment policy governing such investments. The Portfolios will not purchase or sell real estate, except that a Portfolio may purchase marketable securities issued by companies which own or invest in real estate (including REITs) and in instruments that are backed or secured by real estate.

Disclosure of Portfolio Holdings

The Trust and the SSGA Active Trust have each has adopted a policy regarding the disclosure of information about the respective Trust’s portfolio holdings. The respective Board must approve all material amendments to this policy. The funds’ or Portfolio’s portfolio holdings are publicly disseminated each day a fund or a Portfolio is open for business through financial reporting and news services including publicly accessible Internet web sites. Each Trust, the Adviser, the Sub-Adviser or State Street will not disseminate non-public information concerning either Trust, except information may be made available prior to its public availability: (i) to a party for a legitimate business purpose related to the day-to-day operations of the funds or the Portfolios, including (a) a service provider, (b) the stock exchanges upon which the funds are listed, (c) the NSCC, (d) the Depository Trust Company, and financial data/research companies such as Morningstar, Bloomberg L.P., and Reuters, or (ii) to any other party for a legitimate business or regulatory purpose, upon waiver or exception.

ITEM 17. MANAGEMENT OF THE TRUST

Board Responsibilities. The management and affairs of the Trust and its series, including the Portfolios described in this Part B, are overseen by the Trustees. The Board has approved contracts, as described in this Part B, under which certain companies provide essential management services to the Trust.

Like most mutual funds, the day-to-day business of the Trust, including the management of risk, is performed by third party service providers, such as the Adviser, Sub-Advisers, Distributor and Administrator. The Trustees are responsible for overseeing the Trust’s service providers and, thus, have oversight responsibility with respect to risk management performed by those service providers. Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of the Portfolios. The Portfolios and their service providers employ a variety of processes, procedures and controls to identify various of those possible events or circumstances, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each service provider is responsible for one or more discrete aspects of the Trust’s business (e.g., a Sub-Adviser is responsible for the day-to-day management of a Portfolio’s portfolio investments) and, consequently, for managing the risks associated with that business. The Board has emphasized to the Portfolios’ service providers the importance of maintaining vigorous risk management.

The Trustees’ role in risk oversight begins before the inception of a Portfolio, at which time the Portfolio’s Adviser and, if applicable, Sub-Adviser present the Board with information concerning the investment objectives, strategies and risks of the Portfolio, as well as proposed investment limitations for the Portfolio. Additionally, the Portfolio’s Adviser and Sub-Adviser provide the Board with an overview of, among other things, their investment philosophies, brokerage practices and compliance infrastructures. Thereafter, the Board continues its oversight function as various personnel, including the Trust’s Chief Compliance Officer, as well as personnel of the Adviser, Sub-Advisers and other service providers, such as the Portfolio’s independent accountants, make periodic reports to the Audit Committee or to the Board with respect to various aspects of risk management. The Board and the Audit Committee oversee efforts by management and service providers to manage risks to which a Portfolio may be exposed.

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The Board is responsible for overseeing the nature, extent and quality of the services provided to the Portfolios by the Adviser and Sub-Adviser and receives information about those services at its regular meetings. In addition, on an annual basis, in connection with its consideration of whether to renew the Advisory Agreement and Sub-Advisory Agreement with the Adviser and Sub-Adviser, respectively, the Board meets with the Adviser and Sub-Adviser to review such services. Among other things, the Board regularly considers the Adviser’s and Sub-Adviser’s adherence to the Portfolio’s investment restrictions and compliance with various Portfolio policies and procedures and with applicable securities regulations. The Board also reviews information about each Portfolio’s investments.

The Trust’s Chief Compliance Officer reports regularly to the Board to review and discuss compliance issues. At least annually, the Trust’s Chief Compliance Officer provides the Board with a report reviewing the adequacy and effectiveness of the Trust’s policies and procedures and those of its service providers, including the Adviser and any Sub-Adviser. The report addresses the operation of the policies and procedures of the Trust and each service provider since the date of the last report; any material changes to the policies and procedures since the date of the last report; any recommendations for material changes to the policies and procedures; and any material compliance matters since the date of the last report.

The Board receives reports from the Portfolios’ service providers regarding operational risks and risks related to the valuation and liquidity of portfolio securities. Regular reports are made to the Board concerning investments for which market quotations are not readily available. Annually, the independent registered public accounting firm reviews with the Audit Committee its audit of each Portfolio’s financial statements, focusing on major areas of risk encountered by the Portfolios and noting any significant deficiencies or material weaknesses in the Portfolio’s internal controls. Additionally, in connection with its oversight function, the Board oversees Portfolio management’s implementation of disclosure controls and procedures, which are designed to ensure that information required to be disclosed by the Trust in its periodic reports with the SEC are recorded, processed, summarized, and reported within the required time periods. The Board also oversees the Trust’s internal controls over financial reporting, which comprise policies and procedures designed to provide reasonable assurance regarding the reliability of the Trust’s financial reporting and the preparation of the Trust’s financial statements.

From their review of these reports and discussions with the Adviser and Sub-Adviser, the Chief Compliance Officer, the independent registered public accounting firm and other service providers, the Board and the Audit Committee learn in detail about the material risks of the Portfolio, thereby facilitating a dialogue about how management and service providers identify and mitigate those risks.

The Board recognizes that not all risks that may affect a Portfolio can be identified and/or quantified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve a Portfolio’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Trustees as to risk management matters are typically summaries of the relevant information. Most of the Portfolios’ investment management and business affairs are carried out by or through the Portfolio’s Adviser, Sub-Adviser and other service providers, each of which has an independent interest in risk management but whose policies and the methods by which one or more risk management functions are carried out may differ from the Portfolios’ and each other’s in the setting of priorities, the resources available or the effectiveness of relevant controls. As a result of the foregoing and other factors, the Board’s ability to monitor and manage risk, as a practical matter, is subject to limitations.

Trustees and Officers. There are six members of the Board of Trustees, five of whom are not interested persons of the Trust, as that term is defined in the 1940 Act (“Independent Trustees”). Frank Nesvet, an Independent Trustee, serves as Chairman of the Board. The Board has determined its leadership structure is appropriate given the specific characteristics and circumstances of the Trust. The Board made this determination in consideration of, among other things, the fact that the Independent Trustees constitute a super-majority (greater than 75%) of the Board, the fact that the chairperson of each Committee of the Board is an Independent Trustee, the amount of assets under management in the Trust, and the number of funds (and classes of shares) overseen by the Board. The Board also believes that its leadership structure facilitates the orderly and efficient flow of information to the Independent Trustees from fund management.

The Board of Trustees has two standing committees: the Audit Committee and Trustee Committee. The Audit Committee and Trustee Committee are each chaired by an Independent Trustee and composed of all of the Independent Trustees.

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Set forth below are the names, year of birth, position with the Trust, length of term of office, and the principal occupations during the last five years and other directorships held of each of the persons currently serving as a Trustee or Officer of the Trust.

TRUSTEES

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD BY TRUSTEE DURING THE PAST 5 YEARS

INDEPENDENT TRUSTEES

FRANK NESVET c/o SSGA Master Trust State Street Financial Center One Lincoln Street Boston, MA 02111-2900 1943	Independent Trustee, Chairman, Trustee Committee Chair	Term: Unlimited Served: since March 2011	Chief Executive Officer, Libra Group, Inc. (a financial services consulting company) (1998-present).	197	SPDR Index Shares Funds (Trustee); SPDR Series Trust (Trustee); SSGA Active Trust (Trustee).

DAVID M. KELLY c/o SSGA Master Trust State Street Financial Center One Lincoln Street Boston, MA 02111-2900 1938	Independent Trustee, Audit Committee Chair	Term: Unlimited Served: since March 2011	Retired.	197	Chicago Stock Exchange (Former Director, retired); Penson Worldwide Inc. (Former Director, retired); SPDR Index Shares Funds (Trustee); SPDR Series Trust (Trustee); SSGA Active Trust (Trustee).

BONNY EUGENIA BOATMAN c/o SSGA Master Trust State Street Financial Center One Lincoln Street Boston, MA 02111-2900 1950	Independent Trustee	Term: Unlimited Served: since March 2011	Retired.	197	SPDR Index Shares Funds (Trustee); SPDR Series Trust (Trustee); SSGA Active Trust (Trustee).

DWIGHT D. CHURCHILL c/o SSGA Master Trust State Street Financial Center One Lincoln Street Boston, MA 02111-2900 1953	Independent Trustee	Term: Unlimited Served: since March 2011	Self-employed consultant since 2010; CEO and President, CFA Institute (June 2014-January 2015).	197	SPDR Index Shares Funds (Trustee); SPDR Series Trust (Trustee); SSGA Active Trust (Trustee); Affiliated Managers Group, Inc. (Director).

CARL G. VERBONCOEUR c/o SSGA Master Trust State Street Financial Center One Lincoln Street Boston, MA 02111-2900 1952	Independent Trustee	Term: Unlimited Served: since March 2011	Self-employed consultant since 2009.	197	The Motley Fool Funds Trust (Trustee); SPDR Index Shares Funds (Trustee); SPDR Series Trust (Trustee); SSGA Active Trust (Trustee).

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NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD BY TRUSTEE DURING THE PAST 5 YEARS

INTERESTED TRUSTEE	—	—	—		—

JAMES E. ROSS* SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 1965	Interested Trustee	Term: Unlimited Served as Trustee: since March 2011	Chairman and Director, SSGA Funds Management, Inc. (2005-present); Senior Managing Director and Principal, State Street Global Advisors (2006-present); President, SSGA Funds Management, Inc. (2005-2012).	261

SPDR Index

Shares Funds (Trustee); SPDR Series Trust (Trustee); SSGA Active Trust (Trustee); Select Sector SPDR Trust (Trustee); State Street Master Funds (Trustee); and State Street Institutional Investment Trust (Trustee).

*	Mr. Ross is an Interested Trustee because of his employment with the Adviser and ownership interest in an affiliate of the Adviser.

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OFFICERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING THE PAST 5 YEARS

ELLEN M. NEEDHAM SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 1967	President	Term: Unlimited Served: since October 2012	President and Director, SSGA Funds Management, Inc. (June 2012-present); Chief Operating Officer, SSGA Funds Management, Inc. (May 2010-June 2012); Senior Managing Director, SSGA Funds Management, Inc. (1992-2012)*; Senior Managing Director, State Street Global Advisors (1992-present).*

ANN M. CARPENTER SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 1966	Vice President; Assistant Treasurer	Term: Unlimited Served: since August 2012; Term: Unlimited Served: since April 2015	Chief Operating Officer, SSGA Funds Management, Inc. (April 2014-present); Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (2005-present).*

MICHAEL P. RILEY SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 1969	Vice President	Term: Unlimited Served: since March 2011	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (2008-present); Principal, State Street Global Advisors and SSGA Funds Management, Inc. (2005-2008).

JOSHUA A. WEINBERG SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 1978	Chief Legal Officer	Term: Unlimited Served: since February 2015	Vice President and Managing Counsel, State Street Global Advisors (2011 – present); Clerk, SSGA Funds Management, Inc. (2013 – present); Associate, Financial Services Group, Dechert LLP (2006 – 2011).

CHRISTOPHER A. MADDEN State Street Bank and Trust Company One Hundred Huntington Avenue, CPH0326 Boston, MA 02116 1967	Secretary	Term: Unlimited Served: since August 2013	Vice President and Senior Counsel, State Street Bank and Trust Company (2013-present); Counsel, Atlantic Fund Services (2009-2013); Vice President, Citigroup Fund Services, LLC (2005-2009).*

PATRICIA A. MORISETTE State Street Bank and Trust Company One Hundred Huntington Avenue, CPH0326 Boston, MA 02116 1973	Assistant Secretary	Term: Unlimited Served: since February 2015	Vice President and Counsel, State Street Bank and Trust Company (2014-present); Assistant Vice President and Counsel, John Hancock Financial Services (2011-2013); Independent legal consultant (2009-2011); Associate, Bingham McCutchen LLP (2003-2009).*,**

CHAD C. HALLETT SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 1969	Treasurer	Term: Unlimited Served: since March 2011	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (November 2014 – present); Vice President, State Street Bank and Trust Company (2001-November 2014).*

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NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING THE PAST 5 YEARS

BRIAN HARRIS SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 1973	Chief Compliance Officer	Term: Unlimited Served: since November 2013

Vice President, State Street Global

Advisors and SSGA Funds

Management, Inc. (2013-Present);

Senior Vice President and Global

Head of Investment Compliance,

BofA Global Capital Management

(2010-2013); Director of Compliance,

AARP Financial Inc. (2008-2010).

TREVOR SWANBERG SSGA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 1979	Code of Ethics Compliance Officer	Term: Unlimited Served: since August 2015	Vice President, State Street Global Advisors and SSGA Funds Management, Inc. (January 2015-Present); Senior Manager – Mutual Fund Compliance, ICMA-Retirement Corporation (December 2011- January 2015); Assistant Vice President, J.P. Morgan (September 2007-December 2011).

*	Served in various capacities and/or with various affiliated entities during noted time period.
**	Served in various capacities and/or with unaffiliated mutual funds or closed-end funds for which State Street Bank and Trust Company or its affiliates act as a provider of services during the noted time period.

Individual Trustee Qualifications

The Board has concluded that each of the Trustees should serve on the Board because of his or her ability to review and understand information about the Portfolios provided to him or her by management, to identify and request other information he or she may deem relevant to the performance of his or her duties, to question management and other service providers regarding material factors bearing on the management and administration of the Portfolios, and to exercise his or her business judgment in a manner that serves the best interests of each Portfolio’s interestholders. The Board has concluded that each of the Trustees should serve as a Trustee based on his or her own experience, qualifications, attributes and skills as described below.

The Board has concluded that Mr. Nesvet should serve as Trustee because of the experience he has gained serving as the Chief Executive Officer of a financial services consulting company, serving on the boards of other investment companies, and serving as chief financial officer of a major financial services company; his knowledge of the financial services industry, and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since 2000.

The Board has concluded that Mr. Kelly should serve as Trustee because of the experience he gained serving as the President and Chief Executive Officer of the National Securities Clearing Corporation, his previous directorship experience, and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since 2000.

The Board has concluded that Ms. Boatman should serve as Trustee because of the experience she gained serving as Managing Director of the primary investment division of one of the nation’s leading financial institutions, her knowledge of the financial services industry and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since April 2010.

The Board has concluded that Mr. Churchill should serve as Trustee because of the experience he gained serving as the Chief Executive Officer and President of the CFA Institute, serving as Head of the Fixed Income Division of one of the nation’s leading mutual fund companies and provider of financial services, his knowledge of the financial services industry and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since April 2010.

The Board has concluded that Mr. Verboncoeur should serve as Trustee because of the experience he gained serving as the Chief Executive Officer of a large financial services and investment management company, his knowledge of the financial services industry and his experience serving on the boards of other investment companies, including SPDR Index Shares Funds and SPDR Series Trust since April 2010.

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The Board has concluded that Mr. Ross should serve as Trustee because of the experience he has gained in his various roles with the Adviser, his knowledge of the financial services industry, and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since 2005 (Mr. Ross did not serve as Trustee of SPDR Index Shares Funds or SPDR Series Trust from December 2009 until April 2010).

In its periodic assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Trustees primarily in the broader context of the Board’s overall composition so that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the Portfolios.

Standing Committees

The Board of Trustees has established various committees to facilitate the timely and efficient consideration of various matters of importance to Independent Trustees, the Trust, and the Trust’s interestholders and to facilitate compliance with legal and regulatory requirements. Currently, the Board has created an Audit Committee and Trustee Committee.

Audit Committee. The Board has an Audit Committee consisting of all Independent Trustees. Mr. Kelly serves as Chair. The Audit Committee meets with the Trust’s independent auditors to review and approve the scope and results of their professional services; to review the procedures for evaluating the adequacy of the Trust’s accounting controls; to consider the range of audit fees; and to make recommendations to the Board regarding the engagement of the Trust’s independent auditors. The Audit Committee met four (4) times during the fiscal year ended June 30, 2014.

Trustee Committee. The Board has established a Trustee Committee consisting of all Independent Trustees. Mr. Nesvet serves as Chair. The responsibilities of the Trustee Committee are to: 1) nominate Independent Trustees; 2) review on a periodic basis the governance structures and procedures of the Portfolios; 3) review proposed resolutions and conflicts of interest that may arise in the business of the Portfolios and may have an impact on the investors of the Portfolios; 4) review matters that are referred to the Committee by the Chief Legal Officer or other counsel to the Trust; and 5) provide general oversight of the Portfolios on behalf of the investors of the Portfolios. The Trustee Committee met four (4) times during the fiscal year ended June 30, 2015.

Ownership of Fund Shares

As of the date of this Part B, none of the Independent Trustees or their immediate family members had any ownership of securities of the Adviser or any person directly or indirectly controlling, controlled by, or under common control with the Adviser.

The following table shows, as of December 31, 2014, the amount of equity securities beneficially owned by each Trustee in the Trust.

	Dollar Range of Equity Securities in the Portfolios	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
NAME OF INDEPENDENT TRUSTEE
Frank Nesvet	None	None
Bonny Boatman	None	None
Dwight Churchill	None	None
David M. Kelly	None	None
Carl Verboncoeur	None	$10,001 to $50,000
NAME OF INTERESTED TRUSTEE
James E. Ross	None	Over $100,000

Trustee Compensation

No officer, director or employee of the Adviser, its parent or subsidiaries receives any compensation from the Trust for serving as an officer or Trustee of the Trust. The Trust, SSGA Active Trust, SPDR Series Trust and SPDR Index Shares Funds (together with the Trust, the “Trusts”) pay, in the aggregate, each Independent Trustee an annual fee of $200,000 plus $10,000 per in-person meeting attended and $1,250 for each telephonic or video conference meeting attended. The Chairman of the Board receives an additional annual fee of $50,000 and the Chairman of the Audit Committee receives an additional annual fee of $20,000. Prior to July 1, 2015, each Independent Trustee received an annual fee of $185,000 plus $10,000 per in-person meeting attended and $1,250 for each telephonic or video conference meeting attended. The Chairman of the Board received an additional annual fee of $50,000 and the Chairman of the Audit Committee received an additional annual fee of $20,000. The Trust also reimburses each Independent Trustee for travel and other out-of-pocket expenses incurred by him/her in connection with attending such meetings and in connection with attending industry seminars and meetings. Trustee fees are allocated between the Trusts and each of their respective series in such a manner as deemed equitable, taking into consideration the relative net assets of the series.

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The table below shows the compensation that the Independent Trustees received during the Trust’s fiscal year ended June 30, 2015.

NAME OF INDEPENDENT TRUSTEE	AGGREGATE COMPENSATION FROM THE TRUST	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF TRUST EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM THE TRUST AND FUND COMPLEX PAID TO TRUSTEES(1)
Frank Nesvet	$3,725	N/A	N/A	$298,750
Bonny Boatman	$3,128	N/A	N/A	$247,500
Dwight Churchill	$3,143	N/A	N/A	$248,750
David M. Kelly	$3,396	N/A	N/A	$268,750
Carl Verboncoeur	$3,143	N/A	N/A	$248,750

(1)	The Fund Complex includes the Trust.

Codes of Ethics

The Trust, the Adviser and the Sub-Advisers each have adopted a code of ethics as required by applicable law, which is designed to prevent affiliated persons of the Trust, the Adviser and the Sub-Adviser from engaging in deceptive, manipulative or fraudulent activities in connection with securities held or to be acquired by the Portfolios (which may also be held by persons subject to the codes of ethics). Each Code of Ethics permits personnel, subject to that Code of Ethics, to invest in securities for their personal investment accounts, subject to certain limitations, including securities that may be purchased or held by the Funds.

There can be no assurance that the codes of ethics will be effective in preventing such activities. Each code of ethics, filed as exhibits to this registration statement, may be examined at the office of the SEC in Washington, D.C. or on the Internet at the SEC’s website at http://www.sec.gov.

PROXY VOTING PROCEDURES

The Board of Trustees of the Trust believes that the voting of proxies on securities held by each Portfolio is an important element of the overall investment process. As such, the Board has delegated the responsibility to vote such proxies to the Adviser for each Portfolio, other than the Blackstone / GSO Senior Loan Portfolio which is sub-advised by GSO / Blackstone Debt Funds Management LLC (“GSO / Blackstone”), the MFS Portfolios which are sub-advised by MFS and the DoubleLine Total Return Tactical Portfolio which is sub-advised by DoubleLine Capital LP (“DoubleLine”). The Board has delegated the responsibility to vote proxies of the Blackstone / GSO Senior Loan Portfolio to GSO / Blackstone, proxies of the MFS Portfolios to MFS and proxies of the DoubleLine Total Return Tactical Portfolio to DoubleLine. The Adviser’s and Sub-Advisers’ proxy voting policies are attached at the end of this Part B. Information regarding how a Portfolio voted proxies relating to its portfolio securities during the most recent twelve-month period ended June 30 is available: (1) without charge by calling 1-866-787-2257; (2) on the Portfolios’ website at www.spdrs.com; and (3) on the SEC’s website at http://www.sec.gov.

ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Persons or organizations owning 25% or more of the outstanding interests of a Portfolio may be presumed to “control” (as that term is defined in the 1940 Act) a Portfolio. As a result, these persons or organizations could have the ability to approve or reject those matters submitted to the interestholders of such Portfolio for their approval.

As of October 2, 2015, to the knowledge of the Trust, the following persons held of record or beneficially through one or more accounts 25% or more of the outstanding interests of a Portfolio.

Fund	Name and Address	Percentage of Ownership

SSGA Income Allocation Portfolio	SPDR SSGA Income Allocation ETF Fiduciary - SSB - DTC 0987 1776 Heritage Drive, 5th Floor Quincy, MA 02171	53.81%

SSGA Ultra Short Term Bond Portfolio	SPDR SSGA Ultra Short Term Bond ETF TD Ameritrade Clearing, Inc. 4211 South 102nd Street Omaha, NE 68127	31.37%

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Fund	Name and Address	Percentage of Ownership

SSGA MFS Systematic Core Equity Portfolio	SPDR MFS Systematic Core Equity ETF J.P. Morgan Clearing Corp. 245 Park Avenue New York, NY	46.61%

	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	28.52%

SSGA MFS Systematic Value Equity Portfolio	SPDR MFS Systematic Value Equity ETF Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	39.12%

	Wells Fargo Bank, National Association 733 Marquette Avenue South Minneapolis, MN 55479	27.00%

SSGA MFS Systematic Growth Equity Portfolio	SPDR MFS Systematic Growth Equity ETF Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	45.75%

State Street Risk Aware Portfolio	SPDR SSGA Risk Aware ETF Credit Suisse Securities (USA) LLC One Madison Avenue, 3rd Floor New York , NY 10010	66.53%

As of October 2, 2015, to the knowledge of the Trust, in addition to those interestholders set forth above, the following persons held of record or beneficially through one or more accounts 5% or more of the outstanding interests of the Portfolios.

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Fund	Name and Address	Percentage Of Ownership

SSGA Multi-Asset Real Return Portfolio	SPDR SSGA Multi-Asset Real Return ETF
	Morgan Stanley Smith Barney LLC 1 Harborside Financial Center, Plaza II Jersey City, NJ 07311	19.82%

	Manufacturing & Traders Trust Company One M and T Plaza Buffalo, NY 14203	15.91%

	The Bank of New York Mellon One Wall Street, 5th Floor New York, NY 10286	10.68%

	National Financial Services Corporation 200 Liberty Street New York, NY 10281	10.12%

	ML SFKPG 4 Corporate Place Piscataway, NJ 08854	7.90%

	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	7.60%

	Pershing LLC One Pershing Plaza Jersey City, NJ 07399	5.28%

	First Clearing, LLC 10700 Wheat First Drive Glen Allen, VA 23060	5.05%

SSGA Income Allocation Portfolio	SPDR SSGA Income Allocation ETF
	Fiduciary - SSB - DTC 0987 1776 Heritage Drive, 5th Floor Quincy, MA 02171	53.81%

	RBC Capital Markets Corporation 200 Vesey Street New York, NY 10281	9.13%

	ML SFKPG 4 Corporate Place Piscataway, NJ 08854	8.07%

	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	6.08%

SSGA Global Allocation Portfolio	SPDR SSGA Global Allocation ETF
	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	18.26%

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Fund	Name and Address	Percentage Of Ownership

	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, FL 33716	16.13%

	SEI Private Trust Company 1 Freedom Valley Drive Oaks, PA 19456	11.61%

	RBC Capital Markets Corporation 200 Vesey Street New York, NY 10281	10.46%

	National Financial Services Corporation 200 Liberty Street New York, NY 10281	8.03%

	ML SFKPG 4 Corporate Place Piscataway, NJ 08854	6.58%

	Morgan Stanley Smith Barney LLC 1 Harborside Financial Center, Plaza II Jersey City, NJ 07311	6.58%

	UBS Financial Services Inc. 1200 Harbor Boulevard Weehawken, NJ 07086	6.04%

Blackstone / GSO Senior Loan Portfolio	SPDR Blackstone / GSO Senior Loan ETF
	National Financial Services Corporation 200 Liberty Street New York, NY 10281	12.83%

	Morgan Stanley Smith Barney LLC 1 Harborside Financial Center, Plaza II Jersey City, NJ 07311	11.36%

	The Bank of New York Mellon One Wall Street, 5th Floor New York, NY 10286	9.49%

	ML SFKPG 4 Corporate Place Piscataway, NJ 08854	8.78%

	Brown Brothers Harriman & Co. 140 Broadway New York, NY 10005	7.51%

	Pershing LLC One Pershing Plaza Jersey City, NJ 07399	7.38%

	UBS Financial Services Inc. 1200 Harbor Boulevard Weehawken, NJ 07086	7.07%

	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	5.50%

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Fund	Name and Address	Percentage Of Ownership

SSGA Ultra Short Term Bond Portfolio	SPDR SSGA Ultra Short Term Bond ETF
	TD Ameritrade Clearing, Inc. 4211 South 102nd Street Omaha, NE 68127	31.37%

	National Financial Services Corporation 200 Liberty Street New York, NY 10281	26.16%

	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	10.39%

	Morgan Stanley Smith Barney LLC 1 Harborside Financial Center, Plaza II Jersey City, NJ 07311	7.77%

	ML SFKPG 4 Corporate Place Piscataway, NJ 08854	6.72%

	U.S. Bank N.A. 1555 North River Center, Suite 210 Milwaukee, WI 53212	5.87%

SSGA MFS Systematic Core Equity Portfolio	SPDR MFS Systematic Core Equity ETF
	J.P. Morgan Clearing Corp. 245 Park Avenue New York, NY	46.61%

	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	28.52

	National Financial Services Corporation 200 Liberty Street New York, NY 10281	5.89%

	Pershing LLC One Pershing Plaza Jersey City, NJ 07399	5.45%

	Wells Fargo Bank, National Association 733 Marquette Avenue South Minneapolis, MN 55479	5.40%

SSGA MFS Systematic Value Equity Portfolio	SPDR MFS Systematic Value Equity ETF
	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	39.12%

	Wells Fargo Bank, National Association 733 Marquette Avenue South Minneapolis, MN 55479	27.00%

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Fund	Name and Address	Percentage Of Ownership

	J.P. Morgan Clearing Corp. 245 Park Avenue New York, NY	11.22%

	LPL Financial PO Box 509063 San Diego, CA 92150	6.26%

SSGA MFS Systematic Growth Equity Portfolio	SPDR MFS Systematic Growth Equity ETF
	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	45.75%

	Citadel Securities LLC 131 South Dearborn Street Chicago, IL 60603	19.29%

	Wells Fargo Bank, National Association 733 Marquette Avenue South Minneapolis, MN 55479	13.40%

	J.P. Morgan Clearing Corp. 245 Park Avenue New York, NY	6.76%

State Street Risk Aware Portfolio	SPDR SSGA Risk Aware ETF
	Credit Suisse Securities (USA) LLC One Madison Avenue, 3rd Floor New York , NY 10010	66.53%

	J.P. Morgan Clearing Corp. 245 Park Avenue New York, NY	13.93%

	National Financial Services Corporation 200 Liberty Street New York, NY 10281	8.92%

State Street DoubleLine Total Return Tactical Portfolio	SPDR DoubleLine Total Return Tactical ETF
	National Financial Services Corporation 200 Liberty Street New York, NY 10281	16.21%

	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	14.63%

	ML SFKPG 4 Corporate Place Piscataway, NJ 08854	13.24%

	Morgan Stanley Smith Barney LLC 1 Harborside Financial Center, Plaza II Jersey City, NJ 07311	10.50%

	TD Ameritrade Clearing, Inc. 4211 South 102nd Street Omaha, NE 68127	10.38%

	Pershing LLC One Pershing Plaza Jersey City, NJ 07399	5.77%

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The Trustees and Officers of the Trust, as a group, own less than 1% of the Trust’s voting securities as of the date of this Part B.

ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES

Investment Advisory Agreements

SSGA FM acts as investment adviser to the Trust and, subject to the supervision of the Board, is responsible for the investment management of each Portfolio. As of June 30, 2015, the Adviser managed approximately $376.28 billion in assets. The Adviser’s principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. The Adviser, a Massachusetts corporation, is a wholly owned subsidiary of State Street Corporation, a publicly held bank holding company. State Street Global Advisors (“SSGA”), consisting of the Adviser and other investment advisory affiliates of State Street Corporation, is the investment management arm of State Street Corporation.

The Adviser serves as investment adviser to each Portfolio pursuant to an investment advisory agreement (“Investment Advisory Agreement”) between the Trust and the Adviser. The Investment Advisory Agreement, with respect to each Portfolio, continues in effect for two years from its effective date, and thereafter is subject to annual approval by (1) the Board or (2) vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, provided that in either event such continuance also is approved by a majority of the Board who are not interested persons (as defined in the 1940 Act) of the Trust by a vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement with respect to each Portfolio is terminable without penalty, on 60 days’ notice, by the Board or by a vote of the holders of a majority (as defined in the 1940 Act) of a Portfolio’s outstanding voting securities. The Investment Advisory Agreement is also terminable upon 90 days’ notice by the Adviser and will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Under the Investment Advisory Agreement, the Adviser, subject to the supervision of the Board and in conformity with the stated investment policies of each Portfolio, manages the investment of each Portfolio’s assets. The Adviser is responsible for placing purchase and sale orders and providing continuous supervision of the investment portfolio of each Portfolio. Pursuant to the Investment Advisory Agreement, the Trust has agreed to indemnify the Adviser for certain liabilities, including certain liabilities arising under the federal securities laws, unless such loss or liability results from (a) willful misfeasance, bad faith or gross negligence in the performance of its duties; (b) the reckless disregard of its obligations and duties; or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

Under the Advisory Agreement, the Adviser performs certain oversight and supervisory functions with respect to GSO / Blackstone as sub-adviser to the Blackstone / GSO Senior Loan Portfolio, with respect to MFS as sub-adviser to the MFS Portfolios and with respect to DoubleLine as sub-adviser to the DoubleLine Total Return Tactical Portfolio, including: (i) conduct periodic analysis and review of the performance by GSO / Blackstone and MFS of their obligations to their respective Portfolios and provide periodic reports to the Board regarding such performance; (ii) review any changes to GSO / Blackstone, MFS and DoubleLine ownership, management, or personnel responsible for performing their obligations to their respective Portfolios and make appropriate reports to the Board; (iii) perform periodic due diligence meetings with representatives of GSO / Blackstone, MFS and DoubleLine; and (iv) assist the Board and management of the Trust, as applicable, concerning the initial approval, continued retention or replacement of GSO / Blackstone, MFS and DoubleLine as sub-advisers to their respective Portfolios.

A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement regarding the Portfolios can be found in the Trust’s Annual Report to Shareholders dated June 30, 2015.

For the services provided to the Portfolios under the Investment Advisory Agreement, each Portfolio pays the Adviser monthly fees based on a percentage of each Portfolio’s average daily net assets as set forth in each Portfolio’s Part A. The Adviser pays all expenses of each Portfolio other than the management fee, acquired fund fees and expenses, distribution fees pursuant to the Distribution and Service Plan, if any, brokerage, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), litigation expenses and other extraordinary expenses. The Adviser may, from time to time, waive all or a portion of its fee, although it does not currently intend to do so.

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For the past three fiscal years ended June 30, the Portfolios paid the following amounts to the Adviser:

PORTFOLIO(1)	FISCAL YEAR ENDED JUNE 30, 2015	FISCAL YEAR ENDED JUNE 30, 2014	FISCAL YEAR ENDED JUNE 30, 2013
SSGA Multi-Asset Real Return Portfolio	$324,150	$43,345	$25,833
SSGA Income Allocation Portfolio	$232,856	$163,921	$113,843
SSGA Global Allocation Portfolio	$248,448	$0	$0
Blackstone / GSO Senior Loan Portfolio (2)	$1,835,102	$3,056,063	$174,690
SSGA Ultra Short Term Bond Portfolio (3)	$32,323	$0	N/A
SSGA MFS Systematic Core Equity Portfolio (4)	$9,206	$7,309	N/A
SSGA MFS Systematic Growth Equity Portfolio (4)	$10,918	$7,310	N/A
SSGA MFS Systematic Value Equity Portfolio (4)	$8,978	$7,189	N/A
State Street Risk Aware Portfolio (5)	$4,534	N/A	N/A
State Street DoubleLine Total Return Tactical Portfolio (6)	$421,453	N/A	N/A

(1)	Portfolios not listed in the table above had not commenced operations as of June 30, 2015.
(2)	The Portfolio commenced operations on April 3, 2013.
(3)	The Portfolio commenced operations on October 9, 2013.
(4)	The Portfolio commenced operations on January 8, 2014.
(5)	The Portfolio commenced operations on September 9, 2014.
(6)	The Portfolio commenced operations on February 23, 2015.

Investment Sub-Advisory Agreement – Blackstone / GSO Senior Loan Portfolio

Pursuant to the Advisory Agreement between the Trust and the Adviser, the Adviser is authorized to engage one or more sub-advisers for the performance of any of the services contemplated to be rendered by the Adviser. The Adviser has retained GSO / Blackstone, as Sub-Adviser, to be responsible for the day to day management of the Blackstone / GSO Senior Loan Portfolio’s investments, subject to supervision of the Adviser and the Board while the Adviser will provide administrative, compliance and general management services to the Portfolio. GSO / Blackstone is a wholly-owned subsidiary of GSO Capital Partners LP (collectively with its affiliates, “GSO”). GSO is the credit platform of The Blackstone Group L.P. (collectively with its affiliates, “Blackstone”). Blackstone is a leading manager of private capital and provider of financial advisory services. It is one of the largest independent managers of private capital in the world, with assets under management of over $330 billion as of June 30, 2015. As of June 30, 2015, GSO’s asset management operations had aggregate assets under management of approximately $81 billion across multiple strategies within the leveraged finance marketplace, including Senior Loans, high yield bonds, distressed and mezzanine debt. GSO / Blackstone’s principal business address is 345 Park Avenue, 31st Floor, New York, New York 10154.

A discussion regarding the basis for the Board’s approval of the Sub-Advisory Agreement can be found in the Trust’s Annual Report to Shareholders dated June 30, 2015.

In accordance with the Sub-Advisory Agreement between the Adviser and GSO / Blackstone, the Adviser will pay GSO / Blackstone a portion of the advisory fee paid by the Portfolio to the Adviser (after deducting the applicable operating expenses of the Portfolio). The Portfolio is not responsible for the fees paid to the Sub-Adviser.

Investment Sub-Advisory Agreement – MFS Portfolios

Pursuant to the Advisory Agreement between the Trust and the Adviser, the Adviser is authorized to engage one or more sub-advisers for the performance of any of the services contemplated to be rendered by the Adviser. The Adviser has retained MFS as sub-adviser, to be responsible for the day to day management of each of SSGA MFS Systematic Core Equity Portfolio, SSGA MFS Systematic Growth Equity Portfolio, and SSGA MFS Systematic Value Equity Portfolio’s investments, subject to the supervision of the Adviser and the Board while the Adviser will provide administrative, compliance and general management services to the Portfolio. MFS is located at 111 Huntington Avenue, Boston, Massachusetts 02199. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect majority owned subsidiary of Sun Life Financial Inc. (a diversified financial services organization). Net assets under the management of the MFS organization were approximately $439 billion as of June 30, 2015.

In accordance with the Sub-Advisory Agreement between the Adviser and MFS, the Adviser will pay MFS a portion of the advisory fee paid by the Portfolios to the Adviser (after deducting the applicable operating expenses of the Portfolio). The MFS Portfolios are not responsible for the fees paid to the Sub-Adviser.

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Investment Sub-Advisory Agreement – DoubleLine Total Return Tactical Portfolio

Pursuant to the Advisory Agreement between the Trust and the Adviser, the Adviser is authorized to engage one or more sub-advisers for the performance of any of the services contemplated to be rendered by the Adviser. The Adviser has retained DoubleLine as sub-adviser, to be responsible for the day to day management of the DoubleLine Total Return Tactical Portfolio’s investments, subject to supervision of the Adviser and the Board while the Adviser will provide administrative, compliance and general management services to the Portfolio. The Sub-Adviser is located at 333 South Grand Avenue, Suite 1800, Los Angeles, California 90071. As of June 30, 2015, the Sub-Adviser had approximately $98 billion of assets under management. A discussion regarding the basis for the Board’s approval of the Sub-Advisory Agreement is available in the Trust’s Annual Report to Shareholders dated June 30, 2015.

In accordance with the Sub-Advisory Agreement between the Adviser and DoubleLine, the Adviser will pay DoubleLine a portion of the advisory fee paid by the Portfolio to the Adviser (after deducting the applicable operating expenses of the Portfolio). The Portfolio is not responsible for the fees paid to the Sub-Adviser.

THE ADMINISTRATOR, SUB-ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT

Administrator. SSGA FM serves as the administrator to each series of the Trust, pursuant to an Administration Agreement dated June 1, 2015 (the “SSGA Administration Agreement”). Pursuant to the SSGA Administration Agreement, SSGA FM is obligated to continuously provide business management services to the Trust and its series and will generally, subject to the general oversight of the Trustees and except as otherwise provided in the SSGA Administration Agreement, manage all of the business and affairs of the Trust.

Prior to June 1, 2015, State Street Bank and Trust Company (“State Street”) served as the Trust’s administrator, pursuant to an Administration Agreement dated September 22, 2000 (the “SSB Administration Agreement”). As compensation for its services under the SSB Administration Agreement, State Street received a fee for its services, calculated based on the average aggregate net assets of the Trust and SPDR Index Shares Funds (“SIS”), of 0.0225% on the first $12.5 billion and 0.0075% thereafter.

Sub-Administrator, Custodian and Transfer Agent. State Street serves as the sub-administrator to each series of the Trust, pursuant to a Sub-Administration Agreement dated June 1, 2015 (the “Sub-Administration Agreement”). Under the Sub-Administration Agreement, State Street is obligated to provide certain administrative services to the Trust and its series. State Street is a wholly owned subsidiary of State Street Corporation, a publicly held bank holding company, and is affiliated with the Adviser. State Street’s mailing address is 100 Huntington Avenue, Tower 2, 3rd Floor, Boston, MA 02116.

State Street also serves as Custodian for the Trust’s series pursuant to a custodian agreement (“Custodian Agreement”). As Custodian, State Street holds fund assets, calculates the net asset value of the Fund Shares and calculates net income and realized capital gains or losses. State Street and the Trust will comply with the self-custodian provisions of Rule 17f-2 under the 1940 Act.

State Street also serves as Transfer Agent for each series of the Trust pursuant to a transfer agency agreement (“Transfer Agency Agreement”).

As compensation for its services under the Custodian Agreement and Transfer Agency Agreement, State Street shall receive a fee for its services, calculated based on the average aggregate net assets of the Trust and SST. Pursuant to the Custody Agreement, State Street shall receive 0.0025% on the first $50 billion, 0.0020% on the next $50 billion and 0.0010% thereafter. In addition, under the Custody Agreement State Street shall be entitled to fees for fund accounting services and shall receive 0.0150% for the first $12.5 billion and 0.0025% thereafter. State Street shall also be entitled to specialized custody, ETF accounting services and transfer agency fees and shall receive 0.0050% on the first $12.5 billion and 0.0030% thereafter. For each series of the Trust, a $110,000 annual minimum fee applies. The greater of the minimum fee or the asset based fee will be charged. In addition, State Street shall receive global safekeeping and transaction fees, which are calculated on a per-country basis, in-kind creation (purchase) and redemption transaction fees (as described below) and revenue on certain cash balances. State Street may be reimbursed by the series of the Trust for its out-of-pocket expenses. The Investment Advisory Agreement provides that the Adviser will pay certain operating expenses of the Trust, including the fees due to State Street under the Custodian Agreement and the Transfer Agency Agreement.

Counsel and Independent Registered Public Accounting Firm

Morgan, Lewis & Bockius LLP, 2020 K Street NW, Washington, DC 20006, serves as counsel to the Trust. Ernst & Young LLP, 200 Clarendon Street, Boston, MA 02116 serves as the independent registered public accounting firm for the Trust. Ernst & Young LLP performs annual audits of the Portfolios’ financial statements and provides other audit, tax and related services.

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ITEM 20. PORTFOLIO MANAGERS

The Adviser manages the Portfolios, and GSO / Blackstone Debt Funds Management LLC manages the Blackstone / GSO Senior Loan Portfolio, using a team of investment professionals. The professionals primarily responsible for the day-to-day portfolio management of each Portfolio are:

Portfolio	Portfolio Managers
SSGA Multi-Asset Real Return Portfolio	Robert Guiliano, Michael Martel and John A. Gulino
SSGA Income Allocation Portfolio	Timothy Furbush, Lorne Johnson, Michael Martel and Jeremiah K. Holly
SSGA Conservative Global Allocation Portfolio	Michael Martel, Timothy Furbush and Lisa Khatri
SSGA Global Allocation Portfolio	Michael Martel, Lorne Johnson, Timothy Furbush and Lisa Khatri
SSGA Aggressive Global Allocation Portfolio	Michael Martel and Timothy Furbush
Blackstone / GSO Senior Loan Portfolio	Daniel T. McMullen and Gordon McKemie
SSGA Ultra Short Term Bond Portfolio	Tom Connelley and Matt Pappas
SSGA MFS Systematic Core Equity Portfolio	Matthew W. Krummell
SSGA MFS Systematic Growth Equity Portfolio	Matthew W. Krummel
SSGA MFS Systematic Value Equity Portfolio	Jonathan W. Sage
State Street Risk Aware Portfolio	Gary Lowe, Simon Roe and John O’Connell
State Street DoubleLine Total Return Tactical Portfolio	Jeffrey E. Gundlach, Philip A. Barach and Jeffrey J. Sherman

All Portfolios except Blackstone / GSO Senior Loan Portfolio, the MFS Portfolios and DoubleLine Total Return Tactical Portfolio. The following table lists the number and types of accounts managed by each of the key professionals involved in the day-to-day portfolio management for each Portfolio and assets under management in those accounts. The total number of accounts and assets have been allocated to each respective manager. Therefore, some accounts and assets have been counted twice.

Other Accounts Managed as of June 30, 2015

Portfolio Manager	Registered Investment Company Accounts	Assets Managed (billions)*	Pooled Investment Vehicle Accounts		Assets Managed (billions)*	Other Accounts	Assets Managed (billions)		Total Assets Managed (billions)
Robert Guiliano	23	$5.45	151		$26.58	180	$54.26	**	$86.29
Michael Martel	23	$5.45	151		$26.58	180	$54.26	**	$86.29
Lisa Khatri	23	$5.45	151		$26.58	180	$54.26	**	$86.29
Timothy Furbush	23	$5.45	151		$26.58	180	$54.26	**	$86.29
Jeremiah K. Holly	23	$5.45	151		$26.58	180	$54.26	**	$86.29
John A. Gulino	23	$5.45	151		$26.58	180	$54.26	**	$86.29
Lorne Johnson	23	$5.45	151		$26.58	180	$54.26	**	$86.29
Tom Connelley	14	$125.44	24		$112.09	104	$144.15		$381.68
Matt Pappas	0	$0.00	1		$0.09	21	$14.33		$14.42
Gary Lowe	0	$0.00	4	***	$0.86	8	$6.01		$6.87
Simon Roe	3	$0.46	30	****	$6.17	18	$4.10		$10.73
John O’Connell	3	$0.46	30	****	$6.17	18	$4.10		$10.73

*	There are no performance fees associated with these portfolios.
**	Includes 13 accounts (totaling $1,478.54 million in assets under management) with performance based fees.
***	Includes 1 account (totaling $134 million in assets under management) with performance based fees.
****	Includes 15 accounts (totaling $5,088.01 million in assets under management) with performance based fees.

The portfolio managers did not beneficially own any interests of any Portfolio as of June 30, 2015.

A portfolio manager that has responsibility for managing more than one account may be subject to potential conflicts of interest because he or she is responsible for other accounts in addition to the Portfolios. Those conflicts could include preferential treatment of one account over others in terms of: (a) the portfolio manager’s execution of different investment strategies for various accounts; or (b) the allocation of resources or of investment opportunities. The Adviser has adopted policies and procedures designed to address these potential material conflicts. For instance, portfolio managers are normally responsible for all accounts within a certain investment discipline, and do not, absent special circumstances, differentiate among the various accounts when allocating resources. Additionally, the Adviser and its advisory affiliates have processes and procedures for allocating investment opportunities among portfolios that are designed to provide a fair and equitable allocation among the portfolio managers’ accounts with the same strategy.

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Portfolio managers may manage numerous accounts for multiple clients. These accounts may include registered investment companies, other types of pooled accounts (e.g., collective investment funds), and separate accounts (i.e., accounts managed on behalf of individuals or public or private institutions). Portfolio managers make investment decisions for each account based on the investment objectives and policies and other relevant investment considerations applicable to that portfolio. A potential conflict of interest may arise as a result of the portfolio managers’ responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio managers’ accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment. The portfolio managers may also manage accounts whose objectives and policies differ from that of the Portfolios. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, an account may sell a significant position in a security, which could cause the market price of that security to decrease, while a Portfolio maintained its position in that security.

A potential conflict may arise when the portfolio managers are responsible for accounts that have different advisory fees—the difference in fees could create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to investment opportunities. This conflict may be heightened if an account is subject to a performance-based fee. Another potential conflict may arise when the portfolio manager has an investment in one or more accounts that participate in transactions with other accounts. His or her investment(s) may create an incentive for the portfolio manager to favor one account over another. The Adviser has adopted policies and procedures reasonably designed to address these potential material conflicts. For instance, portfolio managers are normally responsible for all accounts within a certain investment discipline, and do not, absent special circumstances, differentiate among the various accounts when allocating resources. Additionally, the Adviser and its advisory affiliates have processes and procedures for allocating investment opportunities among portfolios that are designed to provide a fair and equitable allocation.

The compensation of the Adviser’s investment professionals is based on a number of factors. The first factor considered is external market. Through a compensation survey process, the Adviser seeks to understand what its competitors are paying people to perform similar roles. This data is then used to determine a competitive baseline in the areas of base pay, bonus, and long term incentive (i.e. equity). The second factor taken into consideration is the size of the pool available for this compensation. The Adviser is a part of State Street Corporation, and therefore works within its corporate environment on determining the overall level of its incentive compensation pool. Once determined, this pool is then allocated to the various locations and departments of the Adviser and its affiliates. The discretionary determination of the allocation amounts to these locations and departments is influenced by the competitive market data, as well as the overall performance of the group. The pool is then allocated on a discretionary basis to individual employees based on their individual performance.

Blackstone / GSO Senior Loan Portfolio. The following table lists the number and types of accounts managed by each of the key professionals involved in the day-to-day portfolio management for the Blackstone / GSO Senior Loan Portfolio and assets under management in those accounts as of June 30, 2015. The Portfolio Managers, who are also members of the Portfolio’s Investment Committee, are primarily responsible for the day-to-day portfolio management of the Portfolio. The other members of the Portfolio’s Investment Committee have oversight responsibilities for the investments made by the Portfolio.

Portfolio Manager and Member of the Investment Committee	Registered Investment Company Accounts	Assets Managed (billions)	Pooled Investment Vehicle Accounts	Assets Managed (billions)	Other** Accounts	Assets Managed (billions)	Total Assets Managed (billions)*
Daniel T. McMullen	0	$0	3	$1.9	15	$4.0	$5.9
Gordon McKemie	3	$2.0	0	$0	0	$0	$2.0

*	There are no performance fees associated with these portfolios.
**	Separately Managed Accounts.

The portfolio managers do not beneficially own any shares of any Portfolio as of June 30, 2015.

Compensation. The Sub-Adviser’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary and a discretionary bonus.

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Base Compensation. Generally, portfolio managers receive base compensation and employee benefits based on their individual seniority and/or their position with the firm.

Discretionary Compensation. In addition to base compensation, portfolio managers may receive discretionary compensation. Discretionary compensation is based on individual seniority, contributions to the Sub-Adviser and performance of the client assets that the portfolio manager has primary responsibility for. These compensation guidelines are structured to closely align the interests of employees with those of the Sub-Adviser and its clients.

Material Conflicts of Interest. The GSO (including the portfolio managers), The Blackstone Group L.P. (together with its affiliates, “Blackstone”) and their respective affiliates will be subject to certain conflicts of interest. These conflicts will arise primarily from the involvement of GSO, Blackstone and their respective affiliates, or collectively, the “Firm,” in other activities that may conflict with the activities of the Portfolio. Interestholders should be aware that individual conflicts will not necessarily be resolved in favor of the Portfolio’s interest.

Broad and Wide-Ranging Activities

The Firm engages in a broad spectrum of activities. In the ordinary course of its business activities, the Firm may engage in activities where the interests of certain divisions of the Firm or the interests of its clients may conflict with the Portfolio’s or the interestholders of the Portfolio’s shareholders. Other present and future activities of the Firm may give rise to additional conflicts of interest. In the event that a conflict of interest arises, GSO will attempt to resolve such conflicts in a fair and equitable manner, subject to applicable law.

The Firm’s Policies and Procedures

Specified policies and procedures implemented by the Firm to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions reduce the synergies across Blackstone’s various businesses that the Portfolio expects to draw on for purposes of pursuing attractive investment opportunities. Because the Firm has various asset management, investment banking, advisory and other businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. Furthermore, in addressing related conflicts and regulatory, legal and contractual requirements across its various businesses, the Firm has implemented certain policies and procedures (e.g., information walls) that reduce the positive synergies that the Portfolio expects GSO to utilize for purposes of recommending investment opportunities. Additionally, the Firm may limit the Portfolio and/or its portfolio companies from engagement in agreements with, or related to, companies of an Other Account (defined below) and/or from time to time restrict or otherwise limit the ability of the Portfolio and/or its portfolio companies to engage in businesses or activities competitive with such companies of Other Accounts, either as a result of contractual restrictions or otherwise. Finally, the Firm has in the past and is likely in the future to enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although possibly intended to provide greater opportunities for the Portfolio, may require the Portfolio to share such opportunities or otherwise limit the amount of an opportunity the Portfolio can otherwise take.

Investment Banking, Advisory and Other Relationships

As part of its regular business, the Firm provides a broad range of investment banking, advisory, underwriting, placement agent and other services. In addition, the Firm may provide services in the future beyond those currently provided. The Portfolio will not receive a benefit from fees received in connection with such services. In such a case, an Other Account of the Firm would typically require the Firm to act exclusively on its behalf. This Other Account request may preclude all Firm affiliated clients, including the Portfolio, from participating in related transactions that would otherwise be suitable. The Firm will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Portfolio. In connection with its investment banking, advisory and other businesses, the Firm may come into possession of information that limits its ability to engage in potential transactions. The Portfolio’s activities are expected to be constrained as a result of the inability of GSO personnel to use such information. For example, employees of the Firm from time to time are prohibited by law or contract from sharing information with the GSO’s portfolio managers. Additionally, there are expected to be circumstances in which one or more individuals associated with the Firm will be precluded from providing services related to the Portfolio’s activities because of certain confidential information available to those individuals or to other parts of the Firm (e.g., trading may be restricted). Where the Firm is engaged to find buyers or financing sources for potential sellers of assets, the seller may permit the Portfolio to act as a participant in such transaction (as a buyer or financing participant), which would raise certain conflicts of interest inherent in such a situation (including as to the negotiation of the purchase price and certain other financial terms) and also be subject to the limitations of the 1940 Act.

The Firm has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction, GSO will consider those relationships and may determine to not consider the investment for the

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Portfolio as a result of such relationships, as may be permitted by law. The Portfolio may also co-invest with clients of Blackstone in particular investment opportunities, and the relationship with such clients could influence the decisions made by GSO with respect to such investments, as may be permitted by law and in accordance with GSO’s applicable procedures.

The Firm may represent creditors or debtors in restructuring or reorganization proceedings or negotiations, including under Chapter 11 of the U.S. Bankruptcy Code or prior to such filings. From time to time the Firm may serve as advisor to creditor or equity committees. Any such involvement, for which the Firm may be compensated and which compensation will not be passed through to the Portfolio, is expected to limit or preclude the flexibility that the Portfolio may otherwise have to participate in restructurings. Alternatively, the Portfolio may liquidate any existing positions of the applicable issuer. If that were to occur, the Portfolio may be foregoing returns the Portfolio would have realized had the investment not been sold. The inability to transact in any security, derivative or loan held by the Portfolio could result in significant losses to the Portfolio.

Allocation of Opportunities

Certain inherent conflicts of interest arise from the fact that the Firm provides investment advisory or sub-advisory services both to the Portfolio and other clients, including other investment funds, and any other investment vehicles that GSO or its affiliates may establish from time to time, as well as client accounts (including one or more managed accounts (or other similar arrangements, including those that may be structured as one or more entities) and proprietary accounts managed by the Firm in which the Portfolio will not have an interest (such other clients, funds and accounts, collectively the “Other GSO Accounts”). In addition, the Firm provides investment management services to other clients, including other investment funds, and any other investment vehicles that Blackstone or any of its affiliates may establish from time to time, client accounts, and proprietary accounts in which the Portfolio will not have an interest (such other clients, funds and accounts, collectively, the “Other Blackstone Accounts” and, together with the Other GSO Accounts, the “Other Accounts”). The respective investment programs of the Portfolio and the Other Accounts may or may not be substantially similar. The Firm may give advice and recommend investments or actions to Other Accounts, in accordance with the investment objectives and strategies of such Other Accounts, which may differ from advice given to, or the timing or nature of the action taken with respect to, the Portfolio although it is GSO’s policy, to the extent reasonably practicable, to recommend for allocation and/or allocate investment opportunities to the Portfolio on a fair and equitable basis over time relative to its Other Accounts, even though their investment mandates have elements in common with those of the Portfolio. GSO or its affiliates may enter into transactions for Other Accounts where they have investment discretion that GSO determines not invest on behalf of the Portfolio for regulatory, investment or other reasons. Affiliates of GSO engage in an investment advisory business separate from GSO, including with respect to accounts that compete with the Portfolio, and have no obligation to make investment opportunities available to the Portfolio.

While GSO will seek to manage potential conflicts of interest in good faith, the portfolio transactions effected by GSO and Blackstone in managing their respective Other Accounts could conflict with the transactions and strategies utilized by GSO in providing investment advisory services to the Portfolio and may affect the prices and availability of the securities and instruments in which the Portfolio invests. Conversely, participation in specific investment opportunities may be appropriate, at times, for both the Portfolio and Other Accounts.

GSO may have a conflict of interest in allocating investment opportunities between the Portfolio and Other Accounts, including where GSO may be incentivized to invest on behalf of GSO that may favor the interests of an affiliate or Other Accounts. This potential conflict may be exacerbated where GSO has more attractive incentive fees for such Other Accounts, or where individuals of GSO who are responsible for selecting investments for the Portfolio have large personal stakes in Other Accounts, or where personnel of GSO benefit directly or indirectly from compensation generated by Other Accounts. In each such case, such transactions will be governed by, and GSO will allocate or make allocation recommendations in accordance with, procedures designed and adopted by GSO to manage such conflicts of interest.

Certain distressed investment opportunities may offer high potential returns, but may not, in the judgment of GSO, be suitable for the Portfolio. As a result, such investment opportunities may be allocated to Other Accounts with similar investment strategies as the Portfolio and may not be allocated to the Portfolio. Such investments, while high risk, can at times offer exceptional returns, and the Portfolio may not be able to participate in these returns.

GSO is committed to transacting in securities and loans in a manner that is consistent with the Portfolio’s investment objectives and those of the Other Accounts, and to allocating investment opportunities (including purchase and sale opportunities) among the Portfolio and the Other Accounts on a fair and equitable basis. In allocating investment opportunities, GSO determines which clients’, including the Portfolio’s and the Other Accounts’, investment mandates are consistent with the investment opportunity taking into account the Portfolio’s and such Other Account’s risk/return profile, investment guidelines and objectives, and liquidity objectives. As a general matter, investment opportunities will be allocated pro rata among the Portfolio and the Other Accounts based on their respective targeted acquisition size (which may be based upon available capacity or, in some cases, a specified maximum target size of

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such client) or targeted sale size (which is generally based upon the position size held by selling clients), in a manner that takes into account the applicable factors listed below. In addition, GSO complies with specific allocation procedures set forth in the applicable Portfolio governing documents and those of Other Accounts and described during the marketing process. While no client will be favored over any other client, in allocating investment opportunities certain clients may have priority over other clients consistent with disclosures made to the applicable investors. Consistent with the foregoing, GSO will generally allocate investment opportunities pursuant to certain allocation methodologies as appropriate depending on the nature of the investment. Notwithstanding the foregoing, investment opportunities may be allocated in a manner that differs from such methodologies but is otherwise fair and equitable to the Portfolio and the Other Accounts taken as a whole (including, in certain circumstances, a complete opt-out for the Portfolio or an Other Account from an allocation). In instances where the Portfolio and Other Accounts target different strategies but overlap with respect to certain investment opportunities, GSO may determine that a particular investment most appropriately fits within the portfolio and strategy focus of the relevant Other Account and may allocate the investment to such Other Account but not to the Portfolio. Any such allocations must be documented in accordance with GSO’s procedures and be undertaken with reference to one or more of the following considerations: (a) the risk-return and target-return profile of the investment opportunity relative to the Portfolio’s and the Other Accounts’ current risk profile; (b) the Portfolio’s or the Other Accounts’ investment guidelines, restrictions, terms and objectives, including whether such objectives are considered solely in light of the specific investment under consideration or in the context of the respective portfolios’ overall holdings; (c) the need to re-size risk in the Portfolio’s or the Other Accounts’ portfolios (including the potential for the proposed investment to create an industry, sector or issuer imbalance in the Portfolio’s and the Other Accounts’ portfolios) and taking into account any existing non-pro rata investment positions in such portfolios; (d) the Portfolio’s and the Other Accounts’ liquidity considerations, including during a ramp-up or wind-down of the Portfolio or Other Accounts, proximity to the end of the Portfolio’s or the Other Accounts’ specified terms or investment period, any redemption/withdrawal requests, anticipated future contributions and available cash; (e) tax consequences; (f) regulatory or contractual restrictions or consequences; (g) avoiding de minimis or odd lot allocations; (h) availability and degree of leverage and any requirements or other terms of any existing leverage facilities; (i) the Portfolio’s or the Other Accounts’ investment focus on a classification attributable to an investment or issuer of an investment, including, without limitation, investment strategy, geography, industry or business sector; (j) the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals dedicated to the Portfolio or an Other Account; (k) managing any actual or potential conflict of interest; (l) with respect to investments that are made available to GSO by counterparties pursuant to negotiated trading platforms (e.g., ISDA contracts) which may not be available for the Portfolio or the Other Accounts, the absence of such relationships; and (m) any other considerations deemed relevant by GSO and its affiliates. Because of these and other factors, certain Other Accounts may effectively have priority in investment allocations over the Portfolio, notwithstanding GSO’s general policy of pro rata allocation. Individual conflicts will not necessarily be resolved in favor of the Portfolio’s interests, but the Portfolio will be treated fairly and equitably over time and in a manner consistent with GSO’s fiduciary duties.

Orders may be combined for all such accounts, and if any order is not filled at the same price, they may be allocated on an average price basis. Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis which GSO or its affiliates consider equitable.

From time to time, GSO expects the Portfolio and Other Accounts to make investments at different levels of a borrower’s or an issuer’s capital structure or otherwise in different classes of a borrower’s or an issuer’s securities, as may permitted by law and subject to compliance with appropriate procedures. When making such investments, GSO expects the Portfolio and such Other Accounts to have conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. To the extent that the Portfolio holds interests that are different (or more senior or junior) than those held by the Other Accounts, GSO is likely to be presented with decisions involving circumstances where the interests of such Other Accounts are in conflict with those of the Portfolio. Furthermore, it is possible that the Portfolio’s interest may be subordinated or otherwise adversely affected by virtue of such Other Accounts’ involvement and actions relating to their investment. In addition, when the Portfolio and Other Accounts hold investments in the same borrower or issuer (including in the same level of the capital structure), the Portfolio may be prohibited by applicable law from participating in restructuring, work-outs, renegotiations or other activities related to its investment in the borrower or issuer due to the fact that Other Accounts hold investments in the same borrower or issuer. As a result, the Portfolio may not be permitted by law to make the same investment decisions as Other Accounts in the same or similar situations even if GSO believes it would be in the Portfolio’s best economic interests to do so. Also, the Portfolio may be prohibited by applicable law from investing in a borrower or issuer (or an affiliate) that Other Accounts are also investing in or currently invest in even if GSO believes it would be in the best economic interests of the Portfolio to do so. In addition, entering into certain transactions that are not deemed prohibited by law when made may potentially lead to a condition that raises regulatory or legal concerns in the future. This may be the case, for example, with issuers who are near default and more likely to enter into restructuring or work-out transactions with their existing debt holders, which may include the Portfolio and their affiliates. In some cases, to avoid the potential of future prohibited transactions, GSO may avoid allocating an investment opportunity to the Portfoliothat it would otherwise allocate, subject to GSO’s then-current allocation policy and any applicable exemptive orders over time.

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Service Providers

The Portfolio’s service providers (including lenders, brokers, attorneys and investment banking firms) may be investors in the Portfolio and/or sources of investment opportunities and counterparties therein. This may influence GSO in deciding whether to select such a service provider. Notwithstanding the foregoing, investment transactions for the Portfolio that require the use of a service provider will generally be allocated to service providers on the basis of best execution (and possibly to a lesser extent in consideration of such service provider’s provision of certain investment-related services that GSO believes to be of benefit to the Portfolio or Other Accounts). Advisers and their service providers, or their affiliates, often charge different rates or have different arrangements for specific types of services. Therefore, based on the types of services used by the Portfolio and its portfolio companies as compared to GSO, Blackstone and their affiliates and the terms of such services, GSO, Blackstone or their affiliates may benefit to a greater degree from such vendor arrangements than the Portfolio or its portfolio companies.

Allocation of Personnel

GSO and its officers, managers, members and employees will devote as much of their time to the Portfolio’s activities as GSO deems necessary and appropriate. Subject to the terms of the applicable offering and/or governing documents, the Firm expects to form additional investment funds, enter into other investment advisory relationships and engage in other business activities, even though such activities may be in competition with the Portfolio and/or may involve substantial time and resources of GSO. These activities could be viewed as creating a conflict of interest in that the time and effort of GSO and its officers, managers, members and employees will not be devoted exclusively to the Portfolio’s business but will be allocated between the Portfolio’s business and the management of the assets of other clients of GSO.

Material Non-Public Information

GSO or certain of its affiliates may come into possession of material non-public information with respect to a borrower or an issuer (or an affiliate). Should this occur, GSO would be restricted from buying or selling securities, derivatives or loans of the borrower or the issuer on behalf of the Portfolio until such time as the information became public or was no longer deemed material to preclude the Portfolio from participating in an investment. Disclosure of such information to GSO’s personnel responsible for the Portfolio’s affairs will be limited. Therefore, the Portfolio may not have access to material nonpublic information in the possession of the Firm which might be relevant to an investment decision to be made on the Portfolio’s behalf, and GSO may initiate a transaction or sell an investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, GSO may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold. In addition, GSO, in an effort to avoid trading restrictions on behalf of the Portfolio or other clients of GSO or its affiliates, may choose to forego an opportunity to receive (or elect not to receive) information that other market participants or counterparties, including those with the same positions in the issuer as the Portfolio, are eligible to receive or have received, even if possession of such information would be advantageous to the Portfolio.

Trading by Firm Personnel

The officers, directors, members, managers and employees of GSO or Blackstone may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law and Firm policies, or otherwise determined from time to time by GSO or the Firm, as applicable.

Possible Future Activities

The Firm may expand the range of services that it provides over time. The Firm will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Firm has, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by the Portfolio. These clients may themselves represent appropriate investment opportunities for the Portfolio or may compete with the Portfolio for investment opportunities.

Portfolio Company Relationships

The entities in which the Portfolio invest are expected to be counterparties to or participants in agreements, transactions or other arrangements with portfolio companies of Other Accounts managed by the Firm that, although the Firm determines to be consistent with the requirements of such Other Accounts’ governing agreements, may not have otherwise been entered into but for the affiliation with the Firm, and/or that involve fees and/or servicing payments to Firm-affiliated entities from which the Portfolio will derive no benefit, subject to applicable law. For example, the Firm may offer the Portfolio’s portfolio companies and portfolio companies of its

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Other Accounts the opportunity to enter into agreements regarding group procurement (such as a group purchasing organization), benefits management, purchase of insurance policies (which may be pooled across portfolio companies and discounted due to scale) and other operational, administrative or management related matters from a third party or a Firm affiliate, and other similar operational initiatives that, subject to applicable law, may result in commissions or similar payments to the Firm, including related to a portion of the savings achieved by the portfolio company.

With respect to transactions or agreements with portfolio companies, at times if unrelated officers of a portfolio company have not yet been appointed, subject to applicable law, the Firm may be negotiating and executing agreements between the Firm and/or the Portfolio on the one hand, and the portfolio company or its affiliates on the other hand, including management services agreements or similar agreements, which could entail a conflict of interest in relation to efforts to enter into terms that are arm’s length. Among the measures the Firm may use to mitigate such conflicts is involving outside counsel to review and advise on such agreements and provide insights into commercially reasonable terms and regulatory restrictions.

From time to time employees of the Firm may serve as directors or advisory board members of certain portfolio companies or other entities. In connection with such services and subject to applicable law, the Firm receives directors’ fees or other similar compensation. Such amounts may, but are not expected to be, material, and will not be passed through to the Portfolio.

Transactions with Other Accounts

From time to time, the Portfolio may enter into purchase and sale transactions with Other Accounts. Such transactions will be conducted in accordance with, and subject to, GSO’s fiduciary obligations to the Portfolio, the 1940 Act and the rules thereunder and other applicable law.

Other Affiliate Transactions

The Portfolio may acquire a security from an issuer in which a separate security has been acquired by other GSO or Blackstone affiliates. When making such investments, the Portfolio and other GSO or Blackstone affiliates may have conflicting interests. For example, conflicts could arise where the Portfolio becomes a lender to a company when an affiliate of GSO owns equity securities of such a company. In this circumstance, for example, if such company goes into bankruptcy, becomes insolvent or is otherwise unable to meet its payment obligations or comply with its debt covenants, conflicts of interest could arise between the holders of different types of securities as to what actions the company should take. There can be no assurance that the return on the Portfolio’s investment will be equivalent to or better than the returns obtained by the other affiliates.

In addition, the 1940 Act limits the Portfolio’s ability to enter into certain transactions with certain of the Portfolio’s affiliates. As a result of these restrictions, the Portfolio may be prohibited from buying or selling any security directly from or to any portfolio company of a fund or account managed by the Firm. However, the Portfolio may under certain circumstances purchase any such portfolio company’s securities in the secondary market, which could create a conflict for GSO between its interests in the Portfolio and the portfolio company, in that the ability of GSO to act in the Portfolio’s best interest might be restricted by applicable law. The 1940 Act also prohibits certain “joint” transactions with certain of the Portfolio’s affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Portfolio.

Restrictions Arising under the Securities Laws

The Firm’s activities (including, without limitation, the holding of securities positions or having one of its employees on the board of directors of a company) could result in securities law restrictions on transactions in securities held by the Portfolio, affect the prices of such securities or the ability of such entities to purchase, retain or dispose of such investments, or otherwise create conflicts of interest, any of which could have an adverse impact on the Portfolio’s performance.

Senior and Other Advisors

GSO may engage and retain senior advisors, industry experts, consultants, and other similar professionals (“Senior and Other Advisors”) who are not employees or affiliates of GSO and who, from time to time, receive payments from, or allocations of a profits interest with respect to, portfolio companies (as well as from GSO or its clients). In such circumstances, such payments from, or allocations of a profits interest with respect to, portfolio companies and/or clients will not result in the offset of any management fees otherwise due. These Senior and Other Advisors often have the right to co-invest alongside clients, including in those investments in which they are involved, or otherwise participate in equity plans for management of any such portfolio company, and such co-

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investment and/or participation (which generally would reduce the amount invested by clients in any investment) generally would not be considered as part of GSO’s side-by-side co-investment rights. Additionally, and notwithstanding the foregoing, these Senior and Other Advisors may be (or have the preferred right to be) investors in other GSO clients and/or be permitted to participate in GSO’s side-by-side co-investment rights. The nature of the relationship with each of the Senior and Other Advisors and the amount of time devoted or required to be devoted by them varies considerably. In certain cases, they may provide GSO with industry-specific insights and feedback on investment themes, assist in transaction due diligence, make introductions to and provide reference checks on management teams. In other cases, they take on more extensive roles and serve as executives or directors on the boards of portfolio companies or contribute to the origination of new investment opportunities. In certain instances, GSO has formal arrangements with these Senior and Other Advisors (which may or may not be terminable upon notice by any party), and in other cases the relationships are more informal. They are either compensated (including pursuant to retainers and expense reimbursement) by GSO, the relevant clients, and/or portfolio companies or otherwise uncompensated unless and until an engagement with a portfolio company develops. In certain cases, the Senior and Other Advisors have certain attributes of GSO “employees” (e.g. they may have dedicated offices at GSO, participate in general meetings and events for GSO personnel, work on GSO matters as their primary or sole business activity) even though they are not considered GSO employees, affiliates or personnel for the purposes of certain agreements and provisions within such agreements. There can be no assurance that any of the Senior and Other Advisors will continue to serve in such roles and/or continue their arrangements with GSO, the clients and/or any portfolio companies throughout the term of the relevant clients.

GSO will be subject to certain conflicts of interest as the Portfolio’s investment sub-adviser. These conflicts will arise primarily from the involvement of GSO, Blackstone and their respective affiliates (collectively, the “Firm”) in other activities that may conflict with those of the Portfolio. Interestholders should be aware that individual conflicts will not necessarily be resolved in favor of the Portfolio’s interest.

Broad and Wide-Ranging Activities

The Firm engages in a broad spectrum of activities. In the ordinary course of its business activities, the Firm may engage in activities where the interests of certain divisions of the Firm or the interests of its clients may conflict with the interests of the Portfolio or the interestholders of the Portfolio. Other present and future activities of the Firm may give rise to additional conflicts of interest. In the event that a conflict of interest arises, GSO will attempt to resolve such conflicts in a fair and equitable manner, subject to applicable law.

The Firm’s Policies and Procedures

Specified policies and procedures implemented by the Firm to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the advantages across the Firm’s various businesses that the Portfolio expects to draw on for purposes of pursuing attractive investment opportunities. Because the Firm has various asset management, investment banking, advisory and other businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, the Firm has implemented certain policies and procedures (e.g., information walls) that may reduce the benefits that the Portfolio expects to utilize for purposes of finding and managing its investments. For example, the Firm may come into possession of material non-public information with respect to companies in which the Portfolio may be considering making an investment or companies that are the Firm’s advisory clients. As a consequence, that information, which could be of benefit to the Portfolio, might become restricted to those other businesses and otherwise be unavailable to the Portfolio, and could also restrict the Portfolio’s activities. Additionally, the terms of confidentiality or other agreements with or related to companies in which any fund or account of the Firm has or has considered making an investment or which is otherwise an advisory client of the Firm may restrict or otherwise limit the ability of the Portfolio and/or its portfolio companies and their affiliates to engage in businesses or activities competitive with such companies.

Investment Banking, Advisory and Other Relationships

As part of its regular business, the Firm provides a broad range of investment banking, advisory and other services. In the regular course of its investment banking and advisory businesses, the Firm represents potential purchasers, sellers and other involved parties, including corporations, financial buyers, management, shareholders and institutions, with respect to transactions that could give rise to investments that are suitable for the Portfolio. In such a case, a Firm client would typically require the Firm to act exclusively on its behalf, thereby precluding the Portfolio from participating in such transactions. The Firm will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Portfolio. In connection with its investment banking, advisory and other businesses, the Firm may come into possession of information that limits its ability to engage in potential transactions. The Portfolio’s activities may be constrained as a result of the inability of GSO to use such information. For example, employees of the Firm may be prohibited by law or contract from sharing information with the Adviser or the portfolio managers of the Portfolio. Additionally, there may be circumstances in which one or more of certain individuals associated with the Firm will be precluded from providing services related to the Portfolio’s activities because of certain confidential information available to those

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individuals or to other parts of the Firm. In certain sell-side and fundraising assignments, the seller may permit the Portfolio to act as a participant in such transaction, which would raise certain conflicts of interest inherent in such a situation (including as to the negotiation of the purchase price and certain other financial terms) and also would be subject to the limitations of the 1940 Act.

The Firm has long-term relationships with a significant number of corporations and their senior management. In determining whether to recommend or execute an investment in a particular transaction on behalf of the Portfolio, GSO will, as permitted by applicable law, consider those relationships, which may result in GSO not considering certain transactions on the Portfolio’s behalf in view of such relationships, as may be permitted by law. The Portfolio may also co-invest with clients of the Firm in particular investment opportunities, and the relationship with such clients could influence the decisions made by GSO with respect to such investments, as may be permitted by law and in accordance with GSO’s applicable procedures. GSO may also have additional conflicts of interest, including where GSO may be incentivized to recommend or execute investments for the Portfolio that may favor the interests of Other Accounts (as defined below). In each such case, such transactions will be governed by, and GSO will allocate or make allocation recommendations in accordance with, procedures designed and adopted by GSO to manage such conflicts of interest.

The Firm may represent creditors or debtors in proceedings under Chapter 11 of the U.S. Bankruptcy Code or prior to such filings. From time to time the Firm may serve as advisor to creditor or equity committees. This involvement may limit or preclude the flexibility that the Portfolio may otherwise have to participate in restructurings or the Portfolio may be required to liquidate any existing positions of the applicable issuer to avoid a subsequent conflict of interest. If the foregoing were followed, the Portfolio may be forgoing returns it would have realized had the investment not been sold. The inability to transact in any security, derivative or loan held by the Portfolio could result in significant losses to the Portfolio. The Firm may be compensated for these representations; however, such compensation will not be passed through to the Portfolio.

Allocation of Opportunities

Certain inherent conflicts of interest arise from the fact that the Firm provides investment advisory or sub-advisory services both to the Adviser, on the Portfolio’s behalf, and other clients, including other investment funds, and any other investment vehicles that GSO or its affiliates may establish from time to time, as well as client accounts (including one or more managed accounts (or other similar arrangements, including those that may be structured as one or more entities) and proprietary accounts managed by the Firm in which we will not have an interest (such other clients, funds and accounts, collectively the “Other GSO Accounts”). In addition, the Firm provides investment management services to other clients, including other investment funds, and any other investment vehicles that Blackstone or any of its affiliates may establish from time to time, client accounts, and proprietary accounts in which the Portfolio will not have an interest (such other clients, funds and accounts, collectively, the “Other Blackstone Accounts” and, together with the Other GSO Accounts, the “Other Accounts”). The respective investment programs of the Portfolio and the Other Accounts may or may not be substantially similar. The Firm may give advice and recommend investments or actions to Other Accounts, in accordance with the investment objectives and strategies of such Other Accounts, which may differ from advice given to, or the timing or nature of the action taken with respect to, the Portfolio although it is GSO’s policy, to the extent reasonably practicable, to recommend for allocation and/or allocate investment opportunities to the Portfolio on a fair and equitable basis over time relative to its Other Accounts, even though their investment mandates have elements in common with those of the Portfolio. GSO or its affiliates may enter into transactions for Other Accounts where they have investment discretion that the Portfolio does not determine to invest in for regulatory, investment or other reasons. Affiliates of GSO engage in an investment advisory business separate from GSO, including with respect to accounts that compete with the Portfolio, and have no obligation to make investment opportunities available to the Portfolio.

While GSO will seek to manage potential conflicts of interest in good faith, the transactions effected by GSO and Blackstone in managing their respective Other Accounts could conflict with the transactions and strategies recommended by GSO in providing sub-advisory services to the Portfolio and may affect the prices and availability of the securities and instruments in which the Portfolio invests. Conversely, participation in specific investment opportunities may be appropriate, at times, for both the Portfolio and Other Accounts.

GSO may have a conflict of interest in allocating investment opportunities between the Portfolio and Other Accounts, including where GSO may be incentivized to recommend investments for the Portfolio that may favor the interests of an affiliate or Other Accounts. This potential conflict may be exacerbated where GSO has more attractive incentive fees for such Other Accounts, or where individuals of GSO who are responsible for selecting investments for the Portfolio have large personal stakes in Other Accounts, or where personnel of GSO benefit directly or indirectly from compensation generated by Other Blackstone Accounts. In each such case, such transactions will be governed by, and GSO will allocate or make allocation recommendations in accordance with, procedures designed and adopted by GSO to manage such conflicts of interest.

Certain distressed investment opportunities may offer high potential returns, but may not, in the judgment of GSO, be suitable for the Portfolio. As a result, such investment opportunities may be allocated to Other Accounts with similar investment strategies as the Portfolio and may not be allocated to the Portfolio. Such investments, while high risk, can at times offer exceptional returns, and the Portfolio may not be able to participate in these returns.

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It is the general policy of GSO to share appropriate investment opportunities (and sale opportunities) with the Other Accounts as permitted by the 1940 Act and interpretive guidance from the staff of the SEC. In general and except as provided below, this means that such opportunities will be allocated pro rata among the Portfolio and the Other Accounts based on available capacity for such investment in each account (including with respect to guidelines as to concentration of holdings), based on targeted acquisition size (generally based on available capacity) or targeted sale size (or, in some sales cases, the aggregate positions), taking into account available cash and the relative capital of the respective entities. Nevertheless, investment opportunities may be allocated other than on a pro rata basis, if GSO deems in good faith that a different allocation among the Portfolio and the Other Accounts is appropriate, taking into account, among other considerations: (a) the risk-return profile of the proposed investment relative to the Portfolio’s or the Other Accounts’ current risk profile; (b) the Portfolio’s or the Other Accounts’ investment guidelines, restrictions and objectives, including whether such objectives are considered solely in light of the specific investment under consideration or in the context of the portfolio’s overall holdings; (c) the need to re-size risk in the Portfolio’s or the Other Accounts’ portfolios, including the potential for the proposed investment to create an industry, sector or issuer imbalance in the Portfolio’s and the Other Accounts’ portfolios; (d) the Portfolio’s and the Other Accounts’ liquidity requirements, including during a ramp-up or wind-down of the Portfolio or the Other Accounts, proximity to the end of the Portfolio’s or the Other Accounts’ specified term, any redemption/withdrawal requests, anticipated future contributions and available cash; (e) tax consequences; (f) regulatory restrictions or consequences; (g) when a pro rata allocation could result in a small or odd lot allocations; (h) degree of leverage availability and any requirements or other terms of any existing leverage facilities; (i) the Portfolio’s or the Other Accounts’ investment focus on a classification attributable to an investment or issuer of an investment, including, without limitation, geography, industry or business sector; (j) the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals dedicated to the Portfolio or an Other Account; and (k) any other considerations deemed relevant by GSO or the applicable investment adviser to an Other Account. Because of these and other factors, certain Other Accounts may effectively have priority in investment allocations over the Portfolio, notwithstanding GSO’s general policy of pro rata allocation.

Orders may be combined for all such accounts, and if any order is not filled at the same price, they may be allocated on an average price basis. Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis which GSO or its affiliates consider equitable.

From time to time, the Portfolio and Other Accounts may make investments at different levels of a borrower’s or an issuer’s capital structure or otherwise in different classes of a borrower’s or an issuer’s securities, as may be permitted by law and subject to compliance with appropriate procedures. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities.

In addition, when the Portfolio and Other Accounts hold investments in the same borrower or issuer (including in the same level of the capital structure), the Portfolio may be prohibited by applicable law from participating in restructuring, work-outs, renegotiations or other activities related to its investment in the borrower or issuer due to the fact that Other Accounts hold investments in the same borrower or issuer. As a result, the Portfolio may not be permitted by law to make the same investment decisions as Other Accounts in the same or similar situations even if GSO believes it would be in the best economic interests of the Portfolio to do so. Also, the Portfolio may be prohibited by applicable law from investing in a borrower or issuer (or an affiliate) that Other Accounts are also investing in or currently invest in even if GSO believes it would be in the best economic interests of the Portfolio to do so.

Service Providers

The Portfolio’s service providers (including lenders, brokers, attorneys, and investment banking firms) may be investors in the Portfolio and/or sources of investment opportunities and counterparties therein. This may influence GSO in deciding whether to select such a service provider. Notwithstanding the foregoing, investment transactions for the Portfolio that require the use of a service provider will generally be allocated to service providers on the basis of best execution (and possibly to a lesser extent in consideration of such service provider’s provision of certain investment-related services that GSO believes to be of benefit to the Portfolio or Other Accounts).

Allocation of Personnel

GSO and its members, partners, officers and employees will devote as much of their time to activities of the Portfolio as they deem necessary or appropriate. The Firm is not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Portfolio and/or may involve substantial time and resources of GSO. These activities could be viewed as creating a conflict of interest in that the time and effort of GSO and its officers and employees will not be devoted exclusively to the business of the Portfolio but will be allocated between the business of the Portfolio and the management of the assets of other clients of GSO.

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Material Non-Public Information

GSO or certain of its affiliates may come into possession of material non-public information with respect to a borrower or an issuer (or an affiliate). Should this occur, GSO would be restricted from buying or selling securities, derivatives or loans of the borrower or the issuer on behalf of the Portfolio until such time as the information became public or was no longer deemed material. Disclosure of such information to GSO’s personnel responsible for the affairs of the Portfolio will be limited, and the Portfolio may not be free to act upon any such information. Therefore, the Portfolio may not have access to material non-public information in the possession of the Firm which might be relevant to an investment decision to be made by the Portfolio, and the Portfolio may initiate a transaction or sell an investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, the Portfolio may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold.

Trading by Firm Personnel

The officers, directors, members, managers and employees of GSO or Blackstone may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law and Firm policies, or otherwise determined from time to time by GSO or the Firm, as applicable.

Possible Future Activities

The Firm may expand the range of services that it provides over time. The Firm will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Firm has, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by the Portfolio. These clients may themselves represent appropriate investment opportunities for the Portfolio or may compete with the Portfolio for investment opportunities.

Portfolio Company Relationships

The entities in which the Portfolio invests may be counterparties or participants in agreements, transactions or other arrangements with portfolio companies of other investment funds managed by the Firm that, although the Firm determines to be consistent with the requirements of such investment funds’ governing agreements, may not have otherwise been entered into but for the affiliation with the Firm, and which may involve fees and/or servicing payments to Firm-affiliated entities, subject to applicable law. For example, the Firm may offer portfolio companies of its investment funds the opportunity to enter into agreements regarding group procurement (such as a group purchasing organization), benefits management, purchase of insurance policies (which may be pooled across portfolio companies and discounted due to scale) and other operational, administrative or management related matters from a third party or a Firm affiliate, and other similar operational initiatives that, subject to applicable law, may result in commissions or similar payments, including related to a portion of the savings achieved by the portfolio company.

With respect to transactions or agreements with portfolio companies, at times if unrelated officers of a portfolio company have not yet been appointed, subject to applicable law, the Firm may be negotiating and executing agreements between the Firm and/or the Portfolio on the one hand, and the portfolio company or its affiliates on the other hand, including management services agreements or similar agreements, which could entail a conflict of interest in relation to efforts to enter into terms that are arm’s length. Among the measures the Firm may use to mitigate such conflicts is involving outside counsel to review and advise on such agreements and provide insights into commercially reasonable terms and regulatory restrictions.

From time to time employees of the Firm may serve as directors or advisory board members of certain portfolio companies or other entities. In connection with such services and subject to applicable law, the Firm may receive directors’ fees or other similar compensation. Such amounts, which have not been, and are not expected to be, material, will not be passed through to the Portfolio.

Transactions with Other Accounts

From time to time, the Portfolio may enter into purchase and sale transactions with Other Accounts. Such transactions will be conducted in accordance with, and subject to, GSO’s fiduciary obligations to the Portfolio and the 1940 Act.

Other Affiliate Transactions

The Portfolio may acquire a security from an issuer in which a separate security has been acquired by other GSO or Blackstone affiliates. When making such investments, the Portfolio and other GSO or Blackstone affiliates may have conflicting interests. For example, conflicts could arise where the Portfolio becomes a lender to a company when an affiliate of GSO owns equity securities of such a company. In this circumstance, for example, if such company goes into bankruptcy, becomes insolvent or is otherwise unable

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to meet its payment obligations or comply with its debt covenants, conflicts of interest could arise between the holders of different types of securities as to what actions the company should take. There can be no assurance that the return on the Portfolio’s investment will be equivalent to or better than the returns obtained by the other affiliates.

In addition, the 1940 Act limits the Portfolio’s ability to enter into certain transactions with certain of its affiliates. As a result of these restrictions, the Portfolio may be prohibited from buying or selling any security directly from or to any portfolio company of a fund or account managed by the Firm. However, the Portfolio may under certain circumstances purchase any such portfolio company’s securities in the secondary market, which could create a conflict for GSO between its interests in the Portfolio and the portfolio company, in that the ability of GSO to recommend actions in the best interest of the Portfolio might be restricted. Affiliates of GSO may also act as underwriters in certain transactions that the Portfolio may wish to invest in, but the Portfolio would be prevented by the 1940 Act from participating in such transactions. Affiliates of GSO may also act as broker-dealers to the Portfolio in portfolio transactions, but may only do so in compliance with the 1940 Act. Even despite compliance with the 1940 Act, potential conflicts of interest may arise in such transactions. The 1940 Act also prohibits certain “joint” transactions with certain of the Portfolio’s affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to the Portfolio.

Restrictions Arising under the Securities Laws

The Firm’s activities (including, without limitation, the holding of securities positions or having one of its employees on the board of directors of a company) could result in securities law restrictions on transactions in securities held by the Portfolio, affect the prices of such securities or the ability of such entities to purchase, retain or dispose of such investments, or otherwise create conflicts of interest, any of which could have an adverse impact on the performance of the Portfolio.

Additional Potential Conflicts. The officers, directors, members, managers, and employees of the Sub-Adviser may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law or otherwise determined from time to time by the Sub-Adviser.

MFS Portfolios. The following table lists the number and types of accounts managed by each of the key professionals involved in the day-to-day portfolio management for the MFS Portfolios and assets under management in those accounts as of June 30, 2015. The Portfolio Managers are primarily responsible for the day-to-day portfolio management of the Portfolios.

Portfolio Manager	Registered Investment Company Accounts	Assets Managed (billions)*	Pooled Investment Vehicle Accounts	Assets Managed (billions)*	Other Accounts	Assets Managed (billions)*	Total Assets Managed (billions)*
Matthew W. Krummell	11	$5	4	$0.41	18	$3.33	$8.74
Jonathan W. Sage	12	$18.47	10	$3.99	19	$7.48	$29.94

*	There are no performance fees associated with these portfolios.

The portfolio managers do not beneficially own any interests of any Portfolio as of June 30, 2015.

Compensation

Portfolio manager compensation is reviewed annually. As of December 31, 2014, portfolio manager total cash compensation is a combination of base salary and performance bonus:

Base Salary – Base salary represents a smaller percentage of portfolio manager total cash compensation than performance bonus.

Performance Bonus – Generally, the performance bonus represents more than a majority of portfolio manager total cash compensation.

The performance bonus is based on a combination of quantitative and qualitative factors, generally with more weight given to the former and less weight given to the latter.

The quantitative portion is based on the pre-tax performance of assets managed by the portfolio manager over one-, three-, and five-year periods relative to peer group universes and/or indices (“benchmarks”).

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As of the date of this Part B, MFS anticipates that the following benchmarks will be used to measure the portfolio managers’ performance for the following Portfolios:

Fund	Portfolio Manager	Benchmark(s)
SSGA MFS Systematic Core Equity Portfolio	Matthew W. Krummell	Standard & Poor’s 500 Stock Index
SSGA MFS Systematic Growth Equity Portfolio	Matthew W. Krummell	Russell 1000 Growth Index
SSGA MFS Systematic Value Equity Portfolio	Jonathan W. Sage	Russell 1000 Value Index

Additional or different benchmarks, including versions of indices, custom indices, and linked indices that combine performance of different indices for different portions of the time period, may also be used. Primary weight is given to portfolio performance over a three-year time period with lesser consideration given to portfolio performance over one and five-year periods (adjusted as appropriate if the portfolio manager has served for less than five years).

The qualitative portion is based on the results of an annual internal peer review process (conducted by other portfolio managers, analysts, and traders) and management’s assessment of overall portfolio manager contributions to investor relations and the investment process (distinct from fund and other account performance). This performance bonus may be in the form of cash and/or a deferred cash award, at the discretion of management. A deferred cash award is issued for a cash value and becomes payable over a three-year vesting period if the portfolio manager remains in the continuous employ of MFS or its affiliates. During the vesting period, the value of the unfunded deferred cash award will fluctuate as though the portfolio manager had invested the cash value of the award in an MFS Fund(s) selected by the portfolio manager. A selected fund may be, but is not required to be, a fund that is managed by the portfolio manager.

Portfolio managers also typically benefit from the opportunity to participate in the MFS Equity Plan. Equity interests and/or options to acquire equity interests in MFS or its parent company are awarded by management, on a discretionary basis, taking into account tenure at MFS, contribution to the investment process, and other factors.

Finally, portfolio managers also participate in benefit plans (including a defined contribution plan and health and other insurance plans) and programs available generally to other employees of MFS. The percentage such benefits represent of any portfolio manager’s compensation depends upon the length of the individual’s tenure at MFS and salary level, as well as other factors.

Potential Conflicts of Interest

The Sub-Adviser seeks to identify potential conflicts of interest resulting from a portfolio manager’s management of both the Portfolios and other accounts, and has adopted policies and procedures designed to address such potential conflicts.

The management of multiple funds and accounts (including proprietary accounts) gives rise to conflicts of interest if the funds and accounts have different objectives and strategies, benchmarks, time horizons and fees as a portfolio manager must allocate his or her time and investment ideas across multiple funds and accounts. In certain instances there are securities which are suitable for a Portfolio’s portfolio as well as for accounts of the Sub-Adviser or its subsidiaries with similar investment objectives. The Sub-Adviser’s trade allocation policies may give rise to conflicts of interest if the Portfolio’s orders do not get fully executed or are delayed in getting executed due to being aggregated with those of other accounts of the Sub-Adviser or its subsidiaries. A portfolio manager may execute transactions for another fund or account that may adversely affect the value of a Portfolio’s investments. Investments selected for funds or accounts other than the Portfolios may outperform investments selected for the Portfolios.

When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Sub-Adviser to be fair and equitable to each. Allocations may be based on many factors and may not always be pro rata based on assets managed. The allocation methodology could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned.

The Sub-Adviser and/or a portfolio manager may have a financial incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor accounts other than a Portfolio, for instance, those that pay a higher advisory fee and/or have a performance adjustment and/or include an investment by the portfolio manager.

DouobleLine Total Return Tactical Portfolios. The following table lists the number and types of accounts managed by each of the key professionals involved in the day-to-day portfolio management for the Portfolio and assets under management in those accounts as of June 30, 2015. The total number of accounts and assets have been allocated to each respective manager. Therefore, some accounts and assets have been counted twice.

Portfolio Manager	Registered Investment Company Accounts	Assets Managed (billions)*	Pooled Investment Vehicle Accounts	Assets Managed (billions)**	Other Accounts	Assets Managed (billions)*	Total Assets Managed (billions)**
Jeffrey E. Gundlach	22	$61.74	13	$5.34	45	$6.99	$74.07
Philip A. Barach	8	$53.25	5	$2.83	36	$4.71	$60.79
Jeffrey J. Sherman	3	$0.69	1	$0.08	1	$0.08	$0.85

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*	There are no performance fees associated with these accounts.
**	Includes two accounts with aggregate assets of $6.79 billion that are subject to a performance based fee.

The Portfolio had not commenced operations prior to the date of this Part B and therefore the portfolio managers did not beneficially own any Portfolio Interests.

Potential Conflicts of Interest

The Sub-Adviser seeks to identify potential conflicts of interest resulting from a portfolio manager’s management of both the Portfolio and other accounts, and has adopted policies and procedures designed to address such potential conflicts.

From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of the Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest also may result because of the Sub-Adviser’s other business activities. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolio, be managed (benchmarked) against the same index the Portfolio tracks, or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolio. The other accounts might also have different investment objectives or strategies than the Portfolio.

Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of the portfolio manager’s management of the Portfolio. Because of their positions with the Portfolio, the portfolio managers know the size, timing and possible market impact of the Portfolio’s trades. It is theoretically possible that a portfolio manager could use this information to the advantage of other accounts under management, and also theoretically possible that actions could be taken (or not taken) to the detriment of the Portfolio.

Investment Opportunities. A potential conflict of interest may arise as a result of the portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both the Portfolio and other accounts managed by the portfolio manager, but securities may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Portfolio and another account. The Sub-Adviser has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Under the Sub-Adviser’s allocation procedures, investment opportunities are allocated among various investment strategies based on individual account investment guidelines, the Sub-Adviser’s investment outlook, cash availability and a series of other factors. The Sub-Adviser has also adopted additional internal practices to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Portfolio and certain pooled investment vehicles, including investment opportunity allocation issues.

Conflicts potentially limiting the Portfolio’s investment opportunities may also arise when the Portfolio and other clients of the Sub-Adviser invest in, or even conduct research relating to, different parts of an issuer’s capital structure, such as when the Portfolio owns senior debt obligations of an issuer and other clients own junior tranches of the same issuer. In such circumstances, decisions over whether to trigger an event of default, over the terms of any workout, or how to exit an investment may result in conflicts of interest. In order to minimize such conflicts, a portfolio manager may avoid certain investment opportunities that would potentially give rise to conflicts with other clients of the Sub-Adviser or result in the Sub-Adviser receiving material, non-public information, or the Sub-Adviser may enact internal procedures designed to minimize such conflicts, which could have the effect of limiting the Portfolio’s investment opportunities. Additionally, if the Sub-Adviser acquires material non-public confidential information in connection with its business activities for other clients, a portfolio manager or other investment personnel may be restricted from purchasing securities or selling certain securities for the Portfolio or other clients. When making investment decisions where a conflict of interest may arise, the Sub-Adviser will endeavor to act in a fair and equitable manner between the Portfolio and other clients; however, in certain instances the resolution of the conflict may result in the Sub-Adviser acting on behalf of another client in a manner that may not be in the best interest, or may be opposed to the best interest, of the Portfolio.

Broad and Wide-Ranging Activities. The portfolio managers, the Sub-Adviser and its affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the portfolio managers, the Sub-Adviser and its affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser and its affiliates or the interests of their clients may conflict with the interests of the interestholders of the Portfolio.

Possible Future Activities. The Sub-Adviser and its affiliates may expand the range of services that it provides over time. Except as provided herein, the Sub-Adviser and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Sub-Adviser and its affiliates have, and will continue to develop, relationships with a

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significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by the Portfolio. These clients may themselves represent appropriate investment opportunities for the Portfolio or may compete with the Portfolio for investment opportunities.

Performance Fees and Personal Investments. A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance or in respect of which the portfolio manager may have made a significant personal investment. Such circumstances may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Portfolio. The Sub-Adviser has adopted policies and procedures reasonably designed to allocate investment opportunities between the Portfolio and performance fee based accounts on a fair and equitable basis over time.

Portfolio Manager Compensation

The overall objective of the compensation program for portfolio managers is for the Sub-Adviser to attract competent and expert investment professionals and to retain them over the long-term. Compensation is comprised of several components which, in the aggregate are designed to achieve these objectives and to reward the portfolio managers for their contribution to the success of their clients and the Sub-Adviser. Portfolio managers are generally compensated through a combination of base salary, discretionary bonus and equity participation in the Sub-Adviser. Bonuses and equity generally represent most of the portfolio managers’ compensation. However, in some cases, portfolio managers may have a profit sharing interest in the revenue or income related to the areas for which the portfolio managers are responsible. Such profit sharing arrangements can comprise a significant portion of a portfolio manager’s overall compensation.

Salary. Salary is agreed to with managers at time of employment and is reviewed from time to time. It does not change significantly and often does not constitute a significant part of a portfolio manager’s compensation.

Discretionary Bonus/Guaranteed Minimums. Portfolio managers receive discretionary bonuses. However, in some cases, pursuant to contractual arrangements, some portfolio managers may be entitled to a mandatory minimum bonus if the sum of their salary and profit sharing does not reach certain levels.

Equity Incentives. Portfolio managers participate in equity incentives based on overall firm performance of the Sub-Adviser, through direct ownership interests in the Sub-Adviser or participation in stock option or stock appreciation plans of Sub-Adviser. These ownership interests or participation interests provide eligible portfolio managers the opportunity to participate in the financial performance of the Sub-Adviser as a whole. Participation is generally determined in the discretion of the Sub-Adviser, taking into account factors relevant to the portfolio manager’s contribution to the success of the Sub-Adviser.

Other Plans and Compensation Vehicles. Portfolio managers may elect to participate in the Sub-Adviser’s 401(k) plan, to which they may contribute a portion of their pre- and post-tax compensation to the plan for investment on a tax-deferred basis. The Sub-Adviser may also choose, from time to time to offer certain other compensation plans and vehicles, such as a deferred compensation plan, to portfolio managers.

Summary. As described above, an investment professional’s total compensation is determined through a subjective process that evaluates numerous quantitative and qualitative factors, including the contribution made to the overall investment process. Not all factors apply to each investment professional and there is no particular weighting or formula for considering certain factors. Among the factors considered are: relative investment performance of portfolios (although there are no specific benchmarks or periods of time used in measuring performance); complexity of investment strategies; participation in the investment team’s dialogue; contribution to business results and overall business strategy; success of marketing/business development efforts and client servicing; seniority/length of service with the firm; management and supervisory responsibilities; and fulfillment of the Sub-Adviser’s leadership criteria.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES

The policy of the Trust regarding purchases and sales of securities for each Portfolio is that primary consideration will be given to obtaining the most favorable prices and efficient executions of transactions. Consistent with this policy, when securities transactions are effected on a stock exchange, the Trust’s policy is to pay commissions which are considered fair and reasonable without necessarily determining that the lowest possible commissions are paid in all circumstances. The Trust believes that a requirement always to seek the lowest possible commission cost could impede effective portfolio management and preclude a Portfolio, a fund investing in a Portfolio, Adviser and Sub-Adviser from obtaining a high quality of brokerage and research services. In seeking to determine the reasonableness of brokerage commissions paid in any transaction, the Adviser and/or Sub-Advisers rely upon its experience and knowledge regarding commissions generally charged by various brokers and on its judgment in evaluating the brokerage and research services received from the broker effecting the transaction. Such determinations are necessarily subjective and

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imprecise, as in most cases an exact dollar value for those services is not ascertainable. The Trust has adopted policies and procedures that prohibit the consideration of sales of a Portfolio’s Interests as a factor in the selection of a broker or dealer to execute its portfolio transactions.

Adviser. In selecting a broker/dealer for each specific transaction, the Adviser chooses the broker/dealer deemed most capable of providing the services necessary to obtain the most favorable execution and does not take the sale of Portfolio Interests into account. The Adviser considers the full range of brokerage services applicable to a particular transaction that may be considered when making this judgment, which may include, but is not limited to: liquidity, price, commission, timing, aggregated trades, capable floor brokers or traders, competent block trading coverage, ability to position, capital strength and stability, reliable and accurate communications and settlement processing, use of automation, knowledge of other buyers or sellers, arbitrage skills, administrative ability, underwriting and provision of information on a particular security or market in which the transaction is to occur. The specific criteria will vary depending upon the nature of the transaction, the market in which it is executed, and the extent to which it is possible to select from among multiple broker/dealers. The Adviser will also use electronic crossing networks (“ECNs”) when appropriate.

The Adviser does not currently use the Portfolios’ assets for, or participate in, third party soft dollar arrangements, although the Adviser may receive proprietary research from various full service brokers, the cost of which is bundled with the cost of the broker’s execution services. The Adviser does not “pay up” for the value of any such proprietary research. The Adviser may aggregate trades with clients of SSGA, whose commission dollars may be used to generate soft dollar credits for SSGA. Although the Adviser’s clients’ commissions are not used for third party soft dollars, the Adviser’s and SSGA’s clients may benefit from the soft dollar products/services received by SSGA.

The Adviser assumes general supervision over placing orders on behalf of the Trust for the purchase or sale of portfolio securities. If purchases or sales of portfolio securities of the Trust and one or more other investment companies or clients supervised by the Adviser are considered at or about the same time, transactions in such securities are allocated among the several investment companies and clients in a manner deemed equitable and consistent with its fiduciary obligations to all by the Adviser. In some cases, this procedure could have a detrimental effect on the price or volume of the security so far as the Trust is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Trust. The primary consideration is prompt execution of orders at the most favorable net price.

Sub-Advisers.

GSO. GSO is responsible for decisions to buy and sell securities for the Portfolio, the selection of brokers and dealers to effect the transactions and the negotiation of prices and any brokerage commissions. With respect to fixed income instruments and other types of securities, the Portfolio may (i) purchase securities in the over-the-counter market from an underwriter or dealer serving as market maker for the securities, in which case the price includes a fixed amount of compensation to the underwriter or dealer, and (ii) purchase and sell listed securities on an exchange, which are effected through brokers who charge a commission for their services. Affiliates of GSO may participate in the primary and secondary market for fixed income instruments. Because of certain limitations imposed by the 1940 Act, this may restrict the Portfolio’s ability to acquire some fixed income instruments. GSO does not believe that this will have a material effect on the Portfolio’s ability to acquire fixed income instruments consistent with its investment policies. Sales to dealers are effected at bid prices.

Payments of commissions to brokers who are affiliated persons of the Portfolio (or affiliated persons of such persons) will be made in accordance with Rule 17e-1 under the 1940 Act.

Commissions paid on such transactions would be commensurate with the rate of commissions paid on similar transactions to brokers that are not so affiliated.

GSO is responsible for placing portfolio transactions and will do so in a manner deemed fair and reasonable to the Portfolio and not according to any formula. The primary consideration in all portfolio transactions is prompt execution of orders in an effective manner at the most favorable price. In selecting broker-dealers and in negotiating prices and any brokerage commissions on such transactions, GSO considers the firm’s reliability, integrity and financial condition and the firm’s execution capability, the size and breadth of the market for the security, the size of and difficulty in executing the order, and the best net price. There may be instances when, in the judgment of GSO, more than one firm can offer comparable execution services.

A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that GSO determine in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of GSO to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long-term. The advisory fees that the Portfolio pays to GSO will not be reduced as a consequence of GSO’s receipt of brokerage and research services. To the extent that portfolio transactions are used to obtain such services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid by an amount that cannot be presently determined. Such services generally would be useful and of value to GSO in serving one or more of its other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to GSO in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of GSO, GSO would, through use of the services, avoid the additional expenses that would be incurred if it should attempt to develop comparable information through its own staff. Commission rates for brokerage transactions on foreign stock exchanges are generally fixed.

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One or more of the other accounts that GSO manages may own from time to time some of the same investments as the Portfolio. Investment decisions for the Portfolio are made independently from those of such other investment companies or accounts; however, from time to time, the same investment decision may be made for more than one company or account. When two or more companies or accounts seek to purchase or sell the same securities, the securities actually purchased or sold will be allocated among the companies and accounts on a good faith equitable basis, usually on a pro rata basis, by GSO in its discretion in accordance with the accounts’ various investment objectives. Such allocations are based upon the written procedures of GSO. In some cases, this system may adversely affect the price or size of the position obtainable for the Portfolio. In other cases, however, the ability of the Portfolio to participate in volume transactions may produce better execution for the Portfolio. It is the opinion of GSO that this advantage, when combined with the other benefits available due to GSO’s organization, outweighs any disadvantages that may exist from exposure to simultaneous transactions.

Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Portfolio. Because it is difficult to predict accurately portfolio turnover rates, actual turnover may be higher or lower than expected. Higher portfolio turnover results in increased Portfolio costs, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and on the reinvestment in other securities.

MFS. Specific decisions to purchase or sell securities for the Portfolio are made by persons affiliated with MFS. Any such person may serve other clients of MFS or any subsidiary of MFS in a similar capacity.

MFS places all Portfolio orders for the purchase or sale of securities with the primary objective of seeking to obtain the best execution from responsible broker/dealers at competitive rates. MFS seeks to deal with executing broker/dealers that can provide high quality execution services. In seeking best execution, MFS takes into account all factors it considers to be relevant, including by way of illustration: price; the size of the transaction; the nature of the market of the security; the amount of the commission; the timing and impact of the transaction taking into account market prices and trends; the reputation, experience, and financial stability of the broker/dealer involved; the willingness of the broker/dealer to commit capital; the need for anonymity in the market; and the quality of services rendered by the broker/dealer in other transactions, which may include the quality of the research and brokerage services provided by the broker/dealer.

In certain circumstances, such as a buy-in for failure to deliver, MFS is not able to select the broker/dealer who will transact to cover the failure. For example, if the Portfolio sells a security short and is unable to deliver the securities sold short, the broker/dealer through whom the Portfolio sold short must deliver securities purchased for cash, (i.e., effect a buy-in, unless it knows that the Portfolio either is in the process of forwarding the securities to the broker/dealer or will do so as soon as possible without undue inconvenience or expense). Similarly, there can also be a failure to deliver in a long transaction and a resulting buy-in by the broker/dealer through whom the securities were sold. If the broker/dealer effects a buy-in, MFS will be unable to control the trading techniques, methods, venues, or any other aspect of the trade used by the broker/dealer.

Commission rates for equity securities and some derivatives vary depending upon trading techniques, methods, venues, and broker/dealers selected as well as the market(s) in which the security is traded and its relative liquidity. MFS may utilize numerous broker/dealers and trading venues and strategies in order to seek the best execution for client transactions. MFS periodically and systematically reviews the performance of the broker/dealers that execute Portfolio transactions, including the commission rates paid to broker/dealers by considering the value and quality of brokerage and research services provided. The quality of a broker/dealer’s services is measured by analyzing various factors that could affect the execution of trades. These factors include the ability to execute trades with a minimum of market impact, the speed and efficiency of executions, electronic trading capabilities, adequacy of capital, commitment of capital when necessary or desirable, market color provided to MFS, and accommodation of MFS’ special needs. MFS may employ outside vendors to provide reports on the quality of broker/dealer executions.

In the case of securities traded in the over-the-counter market, portfolio transactions may be effected either on an agency basis, which involves the payment of negotiated brokerage commissions to the broker/dealer, including electronic communication networks, or on a principal basis at net prices without commissions, but which include compensation to the broker/dealer in the form of a mark-up or mark-down, depending on where MFS believes best execution is available. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to MFS on tender or exchange offers. Such soliciting or dealer fees are, in effect, recaptured by the Portfolio.

In allocating brokerage, MFS may take into consideration the receipt of research and brokerage services, consistent with its obligation to seek best execution for Portfolio transactions. As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (‘‘Section 28(e)’’), MFS may cause the Portfolio to pay a broker/dealer which provides “Brokerage and Research Services” (as defined by Section 28(e)) to MFS an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker/dealers would have charged for the transaction if MFS determines in good faith that the greater commission is reasonable in relation to the value of the Brokerage and Research Services provided by the executing broker/dealer viewed in terms of either a particular transaction or MFS’ overall responsibilities to the Portfolio and its other clients. ‘‘Commissions,’’ as currently interpreted by the SEC, includes fees paid to broker/dealers for trades conducted on an agency basis, and certain mark-ups, markdowns, commission equivalents, and other fees received by broker/dealers in riskless principal transactions. “Research Commissions” means that portion of Commissions (and other fees paid in non-U.S. transactions that are not considered Commissions) that is paid on transactions in excess of the portion that compensates the broker/dealer for executing, clearing, and/or settling the transaction.

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Brokerage and Research Services includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities; and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement) or required in connection therewith by applicable rules. Such services can include access to corporate management; industry conferences; research field trips to corporate management and/or to tour manufacturing, production, or distribution facilities; statistical, research, and other factual information or services such as: investment research reports; access to analysts; execution systems and trading analytics; reports or databases containing corporate, fundamental, and technical analyses; portfolio modeling strategies; and economic research services, such as publications, chart services, and advice from economists concerning macroeconomics information, and analytical investment information about particular corporations (collectively, “Research”).

MFS has entered into client commission agreements with broker/dealers that execute, clear, or settle securities transactions on behalf of MFS’ clients (“Executing Brokers”) which provide for the Executing Brokers to pool a portion of the Commissions paid by the Portfolio and other accounts for securities transactions (“Pooled Commissions”). Pooled Commissions also include a portion of the Commissions paid in connection with the transactions of affiliates of MFS. Executing Brokers pay a portion of Pooled Commissions to providers of Research to MFS (“Research Providers”).

To the extent a Research Provider plays no role in executing client securities transactions, any Research prepared by that Research Provider would constitute third party research. MFS may use brokerage commissions, including Pooled Commissions, from the Portfolio’s portfolio transactions to acquire Research, subject to the procedures and limitations described below.

MFS establishes a semi-annual budget for Research paid for with Research Commissions (“Global Budget”). MFS and its affiliates allocate Research Commissions through a research vote process (“Research Vote”) in which the investment professionals of MFS and its affiliates assess the value of Research provided to MFS and its affiliates by Research Providers (which may include Executing Brokers) (“Research Firms”) during the period. MFS ascribes a dollar amount to each vote which, in total, is intended to equal the Global Budget for the period. Investment professionals are not required to spend all of their votes. MFS uses the Research Vote as a guide for allocating Pooled Commissions to Research Firms subject to each semi-annual period’s Global Budget. Compensation for Research may also be made pursuant to commissions paid on trades (“Trade Commissions”) executed by a Research Provider who is registered as a broker/dealer (“Broker Provider”). To the extent that payments for Research to a Broker Provider are made pursuant to Trade Commissions, MFS and its affiliates will reduce the amount of Pooled Commissions to be paid to that Broker Provider for its Research by a portion of the Trade Commission. MFS reserves the right to pay cash to the Research Firm from its own resources in an amount MFS determines in its discretion.

If MFS determines that any service or product has a mixed use (i.e., it also serves functions that do not assist the investment decision-making or trading process), MFS may allocate the costs of such service or product accordingly in its reasonable discretion. MFS will allocate Research Commissions to Research Firms only for the portion of the service or product that MFS determines assists it in the investment decision-making or trading process and will pay for the remaining value of the product or service in cash. The Research is provided to MFS for no consideration other than Research Commissions. In determining whether a service or product qualifies as Brokerage or Research Services, MFS evaluates whether the service or products provides lawful and appropriate assistance to MFS in carrying out its investment decision-making responsibilities. It is often not possible to place a dollar value on the Brokerage and Research Services provided to MFS by broker/dealers. The determination and evaluation of the reasonableness of the Research Commissions paid is primarily based on the professional opinions of the investment professionals who utilize the Research provided by the broker/dealers.

The advisory fee paid to MFS is not reduced as a consequence of MFS’ receipt of Research. To the extent the Portfolio’s portfolio transactions are used to obtain Research, the brokerage commissions paid by the Portfolio might exceed those that might otherwise be paid for execution only.

Through the use of Research acquired with Research Commissions, MFS avoids the additional expenses that it would incur if it developed comparable information through its own staff or if it purchased such Research with its own resources. As a result, the Portfolio pays more for its portfolio transactions than if MFS caused the Portfolio to pay execution only rates. MFS may have an incentive to select or recommend a broker/dealer based on its interest in receiving Research rather than the Portfolio’s interest in receiving lower commission rates. The Research received may be useful and of value to MFS or its affiliates in serving the Portfolio and other clients of MFS or its affiliates. Accordingly, not all of the Research provided by broker/dealers through which the Portfolio effect securities transactions may be used by MFS in connection with the Portfolio.

DoubleLine. DoubleLine is responsible for the placement of the Portfolio’s and Fund’s portfolio transactions and, with respect thereto, the negotiation of prices, brokerage commissions, if any, and mark-ups and mark-downs or spreads on principal transactions. DoubleLine may also purchase securities on behalf of the Portfolio or Fund in underwritten offerings at fixed prices that include discounts to underwriters and/or concessions to dealers.

In placing a portfolio transaction, DoubleLine seeks to achieve best execution. This means that, in selecting broker-dealers to execute portfolio transactions for the Portfolio or Fund, DoubleLine seeks to select broker-dealers that will execute securities transactions in a manner such that the total cost or proceeds of each transaction is the most favorable under the circumstances. This does not mean, however, that portfolio transactions are always executed at the lowest available commission or spread, and DoubleLine may effect transactions that cause the Portfolio or Fund to pay a commission or spread in excess of a commission or spread that another broker-dealer would have charged if DoubleLine determines that, notwithstanding such commission or spread, such transaction is in the Portfolio’s or Fund’s best interest. In making this determination, DoubleLine may take a variety of factors into consideration, including, without limitation, (i) execution quality in light of order size, difficulty of execution and other relevant factors; (ii) associated expenses and costs; (iii) the quality, reliability, responsiveness and value of the provided services, (iv) the operational compatibility between the broker-dealer and DoubleLine; (v) the broker-dealer’s safety and soundness; and (vi) the provision of research and brokerage products and services. The provision of research and brokerage products and services is not typically considered in respect of transactions by the Portfolio or Fund when trading fixed income securities.

From time to time, DoubleLine receives unsolicited research from various brokers, which may or may not be counterparties to trades placed on behalf of clients. While DoubleLine may review and consider certain of the research received, the provision of unsolicited research does not factor into the DoubleLine’s broker selection process with respect to trading fixed-income securities. Research services include items such as reports on industries and companies, economic analyses, review of business conditions and portfolio strategy and various trading and quotation services. Such services also include advice from broker-dealers as to the value of securities, availability of securities, availability of buyers, and availability of sellers. These services also include recommendations as to purchase and sale of individual securities and timing of transactions.

Investment decisions for the Portfolio or Fund and for the other investment advisory clients of DoubleLine are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Portfolio or Fund). Some securities considered for investment by the Portfolio or Fund also may be appropriate for other clients served by DoubleLine. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which DoubleLine, its officers or employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of the Portfolio or Fund and one or more of these clients served by DoubleLine is considered at or about the same time, transactions in such securities will be allocated among the Portfolio or Fund and other clients pursuant to DoubleLine’s trade allocation policy that is designed to ensure that all accounts, including the Portfolio and Fund, are treated fairly and equitably over time.

As permitted by Section 28(e) of the Exchange Act , DoubleLine may, on behalf of a client, pay a broker or dealer, including those acting in the capacity of a futures commission merchant, that provides “brokerage and research services” (as defined in the Exchange Act) to DoubleLine an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction, if DoubleLine determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or DoubleLine’s overall responsibilities to the client and to other client accounts over which DoubleLine exercises investment discretion. Such research services include proprietary research created internally by a broker or by a third-party provider (and made available to DoubleLine by a broker) such as, for example, individual stock information and research, industry and sector analysis, trend analysis and forecasting, discussions with individual stock analysts, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, specific information about local markets and applicable regulations, economic trends, and other matters. In addition, a broker may accumulate credits for DoubleLine’s account and use them to purchase brokerage and research services at DoubleLine’s discretion and based on DoubleLine’s determination of the relative benefits of the various services available for purchase. These arrangements are commonly known as “commission sharing arrangements.” Accordingly, DoubleLine’s clients may be deemed to be paying for research and these other services with “soft” or commission dollars. Research furnished by brokers or dealers or pursuant to credits accumulated at brokers or dealers through commission sharing arrangements may be used in servicing any or all of DoubleLine’s clients and may be used for client accounts other than those that pay commissions to the broker or dealer providing the research. DoubleLine also may receive soft dollar credits based on certain “riskless” principal securities transactions with brokerage firms. With respect to certain products and services used for both research/brokerage and non-research/brokerage purposes, DoubleLine generally allocates the costs of such products and services between their research/brokerage and non-research/brokerage uses, and generally uses soft dollars to pay only for the portion allocated to research/brokerage uses. Examples of products and services used for non-research/brokerage purposes (and not paid for with soft dollars) include equipment and exchange data (e.g., quotes, volume). Some of these services may be of value to DoubleLine and its affiliates in advising various of their clients (including the Portfolio and Fund), although not all of these services are necessarily useful and of value in managing the Portfolio or Fund. The sub-advisory fee paid by the Portfolio or Fund is not reduced because DoubleLine or its affiliates receive these services even though DoubleLine might otherwise be required to purchase some of these services for cash. DoubleLine’s authority to cause the Portfolio or Fund to pay any such greater commissions is also subject to such policies as the Trustees may adopt from time to time.

DoubleLine’s relationships with brokerage firms that provide soft dollar services to DoubleLine (including brokerage firms that participate in commission sharing arrangements) may influence DoubleLine’s judgment and create conflicts of interest, both in allocating brokerage business between firms that provide soft dollar services and firms that do not, and in allocating the costs of mixed-use products between their research and non-research uses. When DoubleLine uses client brokerage commissions to obtain research or other products or services, DoubleLine receives a benefit because it does not have to produce or pay for such research, products, or services. As such, DoubleLine has an incentive to select or recommend a broker-dealer based on DoubleLine’s interest in receiving the research or other products or services, rather than on DoubleLine’s clients’ interest in receiving most favorable execution. Client trades executed through these brokers or any other brokerage firm may not be at the lowest price otherwise available. DoubleLine maintains policies and procedures designed to address such conflicts of interest.

In an effort to achieve efficiencies in execution and reduce trading costs, DoubleLine and its affiliates may, but will not necessarily, aggregate securities transactions on behalf of a number of accounts, including accounts of the Portfolio or Fund, at the same time. In addition, DoubleLine may execute securities transactions alongside or interspersed between aggregated orders when DoubleLine believes that such execution will not interfere with its ability to execute in a manner believed to be most favorable to its clients as a whole. DoubleLine may exclude trades for accounts that direct brokerage or that are managed in part for tax considerations from aggregate orders.

When executing aggregate orders, trades will be allocated among accounts using procedures that DoubleLine considers to be reasonably designed to be non-preferential and fair and equitable over time. This may include making the allocation on a random or pro rata basis or based on such considerations as diversification requirements, duration, investment objectives, client contractual or regulatory investment guidelines and restrictions, existing or targeted account weightings in particular securities or sectors, lot size, account size, cash availability, amount of existing holdings (or substitutes) of the security in the accounts, investment time horizons and directed brokerage instructions, if applicable.

DoubleLine shares allocations of public offerings and other desirable but limited opportunities to buy or sell securities in a manner that DoubleLine considers reasonably designed to be non-preferential and fair and equitable over time, such that no account or group of accounts receives consistently favorable or unfavorable treatment. Generally, such allocations will be made after taking into account cash availability and need, suitability, investment objectives and guidelines and other factors deemed appropriate in making investment allocation decisions for each client. Shares obtained in initial public offerings will be allocated using these criteria unless the number of shares made available to the Adviser is de minimis, in which case the shares will be allocated among the eligible accounts based on DoubleLine’s assessment of the circumstances.

In addition, and particularly with respect to fixed-income securities, if a small amount of an investment is allocated to DoubleLine, DoubleLine may allocate it disproportionately, taking into consideration lot size, existing or targeted account weightings in particular securities and/or sectors, account size, diversification requirements and investment objectives/restrictions.

The Portfolios will not deal with affiliates in principal transactions unless permitted by exemptive order or applicable rule or regulation.

The table below shows the aggregate dollar amount of brokerage commissions paid by the Portfolios for the fiscal years ended June 30. Brokerage commissions paid by a Portfolio may be substantially different from year to year for multiple reasons, including market volatility and the demand for a particular Portfolio.

PORTFOLIO(1)	FISCAL YEAR ENDED JUNE 30, 2015	FISCAL YEAR ENDED JUNE 30, 2014	FISCAL YEAR ENDED JUNE 30, 2013
SSGA Multi-Asset Real Return Portfolio	$36,683	$35,084		$13,131
SSGA Income Allocation Portfolio	$40,846	$43,464		$45,570
SSGA Global Allocation Portfolio	$54,299	$31,369		$18,641
Blackstone / GSO Senior Loan Portfolio (2)	$0	$0		$270
SSGA Ultra Short Term Bond Portfolio (3)	$0	$0	$	N/A
SSGA MFS Systematic Core Equity Portfolio (4)	$674	$459	$	N/A
SSGA MFS Systematic Growth Equity Portfolio (4)	$910	$290	$	N/A
SSGA MFS Systematic Value Equity Portfolio (4)	$818	$492	$	N/A
State Street Risk Aware Portfolio (5)	$1,975	N/A		N/A
State Street DoubleLine Total Return Tactical Portfolio (6)	$0	N/A		N/A

(1)	Portfolios not listed in the table above had not commenced operations as of June 30, 2015.
(2)	The Portfolio commenced operations on April 3, 2013.
(3)	The Portfolio commenced operations on October 9, 2013.
(4)	The Portfolio commenced operations on January 8, 2014.
(5)	The Portfolio commenced operations on September 9, 2014.
(6)	The Portfolio commenced operations on February 23, 2015.

Securities of “Regular Broker-Dealer.” Each Portfolio is required to identify any securities of its “regular brokers and dealers” (as such term is defined in the 1940 Act) which it may hold at the close of its most recent fiscal year. “Regular brokers or dealers” of the Trust are the ten brokers or dealers that, during the most recent fiscal year: (i) received the greatest dollar amounts of brokerage commissions from the Trust’s portfolio transactions; (ii) engaged as principal in the largest dollar amounts of portfolio transactions of the Trust; or (iii) sold the largest dollar amounts of the Trust’s interests.

Holdings in Securities of Regular Broker-Dealers as of June 30, 2015.

JPMorgan Chase & Co.	$759,687
Bank of America Corp.	$524,423
Wells Fargo & Co.	$356,385
Citigroup, Inc.	$325,403
Barclays Capital Inc.	$299,982
Goldman Sachs & Co.	$25,264

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Portfolio turnover may vary from year to year, as well as within a year. High turnover rates are likely to result in comparatively greater brokerage expenses or transaction costs. The overall reasonableness of brokerage commissions and transaction costs is evaluated by the Adviser based upon its knowledge of available information as to the general level of commissions and transaction costs paid by other institutional investors for comparable services.

ITEM 22. CAPITAL STOCK AND OTHER SECURITIES

Each Portfolio offers beneficial interest The Board may designate additional portfolios.

Each Interest issued by the Trust has a pro rata interest in the assets of the corresponding Portfolio. Interests have no preemptive, exchange, subscription or conversion rights and are non-transferable. Each Interest is entitled to participate equally in dividends and distributions declared by the Board with respect to the relevant Portfolio, and in the net distributable assets of such Portfolio on liquidation.

Each Interest has one vote with respect to matters upon which an interestholder vote is required consistent with the requirements of the 1940 Act and the rules promulgated thereunder. Interests of all Portfolios vote together as a single class except that if the matter being voted on affects only a particular Portfolio it will be voted on only by that Portfolio and if a matter affects a particular Portfolio differently from other Portfolios, that Portfolio will vote separately on such matter. Under Massachusetts law, the Trust is not required to hold an annual meeting of interestholders unless required to do so under the 1940 Act. The policy of the Trust is not to hold an annual meeting of interestholders unless required to do so under the 1940 Act. All Interests of the Trust (regardless of the Portfolio) have noncumulative voting rights for the election of Trustees. Under Massachusetts law, Trustees of the Trust may be removed by vote of the interestholders.

Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for obligations of the Trust. However, the Declaration of Trust contains an express disclaimer of interestholder liability for acts or obligations of the Trust, requires that Trust obligations include such disclaimer, and provides for indemnification and reimbursement of expenses out of the Trust’s property for any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss on account of interestholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations. Given the above limitations on interestholder personal liability, and the nature of each Portfolio’s assets and operations, the risk to interestholders of personal liability is believed to be remote.

ITEM 23. PRICING OF BENEFICIAL INTERESTS

Beneficial interests of the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. See “Purchasing Beneficial Interests” and “Redeeming Beneficial Interests” in Part A.

Pricing of Portfolio Interests does not occur on New York Stock Exchange (“NYSE”) holidays. Each Portfolio determines the NAV on each day on which the New York Stock Exchange (the “NYSE”) is open for trading (“Business Day”). This determination is made each Business Day at the close of regular trading on the NYSE (the “Valuation Time”) based on the market value of the securities held in each Portfolio. The NYSE is open for trading every weekday except for: (a) the following holidays: New Year’s Day, Martin Luther King, Jr.’s Birthday, Washington’s Birthday (the third Monday in February), Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas; and (b) the preceding Friday or the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively. Purchases and withdrawals will be effected at the time of determination of NAV next following the receipt of any purchase or withdrawal order which is determined to be in good order.

In calculating a Portfolio’s net asset value, the Portfolio’s investments are generally valued using market valuations. A market valuation generally means a valuation (i) obtained from an exchange, a pricing service, or a major market maker (or dealer), (ii) based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service, or a major market maker (or dealer) or (iii) based on amortized cost. A Portfolio relies on a third-party service provider for assistance with the daily calculation of the Portfolio’s NAV. The third-party service provider, in turn, relies on other parties for certain pricing data and other inputs used in the calculation of the Portfolio’s NAV. Therefore, a Portfolio is subject to certain operational risks associated with reliance on its service provider and that service provider’s sources of pricing and other data. NAV calculation may be adversely affected by operational risks arising from factors such as errors or failures in systems and technology. Such errors or failures may result in inaccurately calculated NAVs, delays in the calculation of NAVs and/or the inability to calculate NAV over extended time periods. A Portfolio may be unable to recover any losses associated with such failures. In the case of shares of other funds that are not traded on an exchange, a market valuation means such fund’s published net asset value per share. The Adviser may use various pricing services, or discontinue the use of any pricing service, as approved by the Board from time to time. A price obtained from a pricing service based on such pricing service’s valuation matrix may be considered a market valuation. Any assets or liabilities denominated in currencies other than the U.S. dollar are converted into U.S. dollars at market rates on the date of valuation (generally as of 4:00 p.m. London time) as quoted by one or more sources.

In the event that current market valuations are not readily available or such valuations do not reflect current market value, the Trust’s procedures require the Pricing and Investment Committee to determine a security’s fair value if a market price is not readily available. In determining such value the Pricing and Investment Committee may consider, among other things, (i) price comparisons among multiple sources, (ii) a review of corporate actions and news events, and (iii) a review of relevant financial indicators (e.g., movement

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in interest rates and market indices). In these cases, the Portfolio’s net asset value may reflect certain portfolio securities’ fair values rather than their market prices. Fair value pricing involves subjective judgments and it is possible that the fair value determination for a security is materially different than the value that could be realized upon the sale of the security. With respect to securities that are primarily listed on foreign exchanges, the value of a Portfolio’s portfolio securities may change on days when you will not be able to purchase or sell your Interests.

ITEM 24. TAXATION OF THE PORTFOLIOS

The following is a summary of certain federal income tax considerations generally affecting the Portfolios and their interestholders that supplements the discussion in Part A. No attempt is made to present a comprehensive explanation of the federal, state, local or foreign tax treatment of the Portfolios or their interestholders, and the discussion here and in Part A is not intended to be a substitute for careful tax planning.

This discussion is based on the Internal Revenue Code and the regulations issued thereunder as in effect on the date of this Part B. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transactions contemplated herein.

The following information should be read in conjunction with the section in Part A entitled “TAX CONSIDERATIONS.”

Each Portfolio is a “master fund” in a master-feeder investment structure under which one or more “feeder funds” invest substantially all of their assets in a master fund, which is a separate entity that has an identical investment objective.

The Trust is organized as a business trust under Massachusetts law. It is intended that each Portfolio operate and be treated as a separate partnership for U.S. federal income tax purposes and not as an “association taxable as a corporation” or a “publicly traded partnership” (as defined in Section 7704 of the Internal Revenue Code) taxable as a corporation. As a result, the Portfolios generally are not subject to U.S. federal income tax; instead, each investor in a Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the trust and Subchapter K of the Internal Revenue Code and the Treasury regulations promulgated thereunder) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio. Although the Trust is not subject to federal income tax, it will file appropriate income tax information returns.

A Portfolio may modify its allocations to investors to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 734, 743, 754, and 755 of the Internal Revenue Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

The amount of tax due, if any, with respect to gains and income of a Portfolio is determined separately for each investor. Each Portfolio will be required to file an information return on IRS Form 1065 and, following the close of the Portfolio’s taxable year, to provide each investor with a Schedule K-l indicating the investor’s allocable share of the Portfolio’s income, gains, losses, deductions, credits, and items of tax preference. Each investor, however, is responsible for keeping its own records for determining its tax basis in its Portfolio interests and calculating and reporting any gain or loss resulting from a Portfolio distribution or redemption or other disposition of Portfolio interests.

Investors who contribute assets in kind to a Portfolio in exchange for Portfolio interests (to the extent such investors do not recognize gains at the time of the contribution) generally will, at the time of disposition by the Portfolio of the investors’ contributed assets, be specially allocated gains or losses from such assets up to the amount of built-in gain or built-in loss, respectively, at the time of contribution. There are circumstances in which investors who contribute appreciated assets to a Portfolio in kind could recognize income up to the built-in gain in such assets at the time of contribution even in advance of a disposition of such assets. The IRS may successfully challenge any of a Portfolio’s allocations, elections or determinations, in which case an investor may be allocated more or less of any tax item.

The Portfolios expect to manage their assets and income in such a way that any “feeder” fund investing all of its assets in a Portfolio will meet the requirements with respect to sources of income and diversification of assets for qualification as a regulated investment company under Subchapter M of the Internal Revenue Code. Investors that intend to meet the 90% distribution requirement for treatment as a regulated investment company could be required to redeem a portion of their interests in a Portfolio in order to obtain sufficient cash to satisfy the annual 90% distribution requirement with respect to such income and to otherwise avoid entity-level U.S. federal income and excise taxes. The Portfolio, in turn, may be required to sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so, and may recognize additional income by reason of any such sales, further increasing “feeder” fund distribution requirements.

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In general, an investor’s adjusted basis in its interest in a Portfolio will initially equal the amount of cash and, if any, the adjusted basis in other property the investor has contributed for the interest and will be increased by the investor’s proportionate share of Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor’s distributive share of certain Portfolio expenses and losses. In addition, (1) an investor’s basis in a Portfolio interest includes the investor’s share of the Portfolio’s liabilities, and (2) decreases in the investor’s share of liabilities are treated as cash distributions.

In general, an investor that receives solely cash in connection with the investor’s complete withdrawal from a Portfolio will recognize gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Portfolio interest immediately before the withdrawal. Gain or loss recognized as a result of a complete withdrawal from a Portfolio generally will be short-term or long-term capital gain or loss depending on the investor’s holding period for its interests in the Portfolio, except that an investor will generally recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the investor receives a cash distribution for the investor’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Portfolio. An investor’s receipt of a non-liquidating cash distribution from a Portfolio generally will result in recognition of gain (but not loss) to the extent that the amount of the distribution exceeds such investor’s adjusted basis in its Portfolio interest before the distribution. If an investor acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the investor’s interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

An investor generally will not recognize gain or loss on an in-kind distribution of property from a Portfolio. If the distribution does not represent a complete liquidation of the investor’s Portfolio interest, the investor’s basis in the distributed property generally will equal the Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution. If the distribution is made in complete liquidation of the investor’s Portfolio interest, the investor generally will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to an investor who contributed other property to a Portfolio and to the distribution of such contributed property to another investor. A partner in a partnership generally will recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest. This rule does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Internal Revenue Code. It is intended that each Portfolio be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. Each investor is expected to qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid assets to that Portfolio.

An investor cannot deduct losses from a Portfolio in an amount greater than such investor’s adjusted tax basis in its Portfolio interest as of the end of that Portfolio’s tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor’s adjusted tax basis for its interest exceeds zero in such years.

There can be no assurance that Portfolio losses will produce a tax benefit in the year incurred or that such losses will be available to offset an investor’s share of income in subsequent years.

Taxation of Portfolio Income

For federal income tax purposes, investment income other than tax-exempt interest and the proceeds of the sale of investments is generally treated as ordinary income for U.S. federal income tax purposes. The treatment of capital gains, however, is generally determined by how long the Portfolio owned the investments that generated them (rather than by how long an investor has held its interest in the Portfolio). Net gains from the sale of investments that a Portfolio owned for one year or less are generally treated as short-term capital gains; net gains from the sale of investments that a Portfolio owned for more than one year are generally treated as long-term capital gains. Net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss) is generally taxable to noncorporate investors at rates of up to 20%. Dividends received from domestic corporations or certain foreign corporations will be “qualified dividend income,” taxable to noncorporate investors at the rates applicable to net capital gain, provided holding period and other requirements described below are met. Certain Portfolios do not expect to earn income that will qualify as “qualified dividend income” when allocated to investors.

In order for some portion of the dividends that a Portfolio allocates to its investors to qualify as “qualified dividend income,” the Portfolio must meet holding period and other requirements with respect to the underlying securities generating such dividend income.

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A dividend will not be treated as qualified dividend income (a) if the dividend is received with respect to any share of stock held by the Portfolio for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (b) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (c) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (d) if the dividend is received from a foreign corporation that is (i) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (ii) treated as a passive foreign investment company (a “PFIC”).

Net investment income will generally qualify for the 70% dividends- received deduction generally available to corporations to the extent of qualifying dividends received by a Portfolio from domestic corporations for the taxable year. A dividend will not be treated as a dividend eligible for the dividends-received deduction (a) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (b) to the extent that the recipient is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends-received deduction may otherwise be disallowed or reduced by application of various provisions of the Internal Revenue Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed stock (generally, stock acquired with borrowed funds)).

To the extent that a Portfolio receives income that is (i) in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income on securities the Portfolio temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Portfolio, such distribution may not be eligible for the corporate dividends-received deduction for corporate investors and will not constitute qualified dividend income.

Certain investments of a Portfolio can produce timing differences between income recognition for tax purposes and the receipt of actual cash with respect to the investments. Investors that intend to meet the 90% distribution requirement for treatment as a “regulated investment company” under Section 852 of the Internal Revenue Code could be required to redeem a portion of their interests in a Portfolio in order to obtain sufficient cash to satisfy the 90% distribution requirement with respect to such income. The Portfolio in turn may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so.

If eligible, a Portfolio may make the election described in Section 475(f) of the Internal Revenue Code (the “mark-to-market election”). If a Portfolio makes the mark-to-market election, many of the rules described in this section will generally not apply to the Portfolio’s transactions and the Portfolio instead will generally be required to recognize ordinary income or loss on many (or all) of its securities at the end of each taxable year as if it had sold such securities for their fair market value on the last business day of such taxable year. The Portfolios currently do not expect to make the mark-to-market election, but may determine to do so in the future.

Certain Complex Transactions

Certain of the Portfolios’ investments may be subject to complex provisions of the Internal Revenue Code (including provisions relating to hedging transactions, straddles, integrated transactions, foreign currency contracts, forward foreign currency contracts, and notional principal contracts) that, among other things, may affect the character of gains and losses realized by the Portfolios (e.g., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Portfolios and defer losses. These provisions also may require a Portfolio to mark-to-market certain types of positions in its portfolio (i.e., treat them as if they were closed out) which may cause the Portfolio to recognize income without receiving cash. The Portfolios intend to monitor their transactions, intend to make appropriate tax elections, and intend to make appropriate entries in their books and records in order to mitigate the effect of these rules and allow any investor investing all of its assets in a Portfolio to qualify as a regulated investment company under the Internal Revenue Code.

Investments in Regulated Investment Companies

In certain cases, the amount of income and gains realized by a Portfolio from any investments in shares of regulated investment companies may be greater (or less) than such amounts would have been had the Portfolio invested directly in securities held by the investment companies. For similar reasons, the tax attributes of such income and gains (e.g., long-term capital gain, eligibility for the dividends-received deduction, etc.) may not be the same as it would have been had the Portfolio invested directly in the securities held by the investment companies.

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Foreign Income

Income received by a Portfolio from sources within foreign countries may be subject to withholding and other foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is not feasible to determine the effective rate of foreign tax in advance since the amount of a Portfolio’s assets to be invested in various countries will vary.

If a Portfolio acquires any equity interest (under Treasury regulations that may be promulgated in the future, generally including not only stock but also an option to acquire stock such as is inherent in a convertible bond) in certain foreign corporations (i) that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or (ii) where at least 50% of the corporation’s assets (computed based on average fair market value) either produce or are held for the production of passive income (“passive foreign investment companies” or “PFICs”), its investors could be subject to U.S. federal income tax and nondeductible interest charges on “excess distributions” from such companies or on gain from the sale of stock in such companies. A “qualified electing fund” election or a “mark to market” election may generally be available that would ameliorate these adverse tax consequences, but such elections could require a Portfolio to recognize taxable income or gain without the concurrent receipt of cash. In order to mitigate the effect of these rules and allow any investor investing all of its assets in a Portfolio to qualify for treatment as a regulated investment company under the Internal Revenue Code, a Portfolio may be required to liquidate its interest in securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Portfolio. Gains from the sale of stock of PFICs may also be treated as ordinary income. In order for a Portfolio to make a qualified electing fund election with respect to a PFIC, the PFIC would have to agree to provide certain tax information to the Portfolio on an annual basis, which it might not agree to do. The Portfolios may limit and/or manage their holdings in PFICs to limit tax liability or maximize their returns from these investments.

Investments in Discount Securities

Investments by a Portfolio in zero coupon or other securities issued at a discount will result in income to the Portfolio equal to a portion of the excess face value of the securities over their issue price (the “original issue discount” or “OID”) each year that the securities are held, even though the Portfolio may receive no cash interest payments or may receive cash interest payments that are less than the income recognized for tax purposes. In other circumstances, whether pursuant to the terms of a security or as a result of other factors outside the control of a Portfolio, a Portfolio may recognize income without receiving a commensurate amount of cash. Any market discount recognized on a market discount bond is taxable as ordinary income. A market discount bond is a bond acquired in the secondary market at a price below redemption value, or below adjusted issue price if the bond was issued with original issue discount. Absent an election by a Portfolio to include the market discount in income as it accrues, gain on the Portfolio’s disposition of such an obligation will be treated as ordinary income rather than capital gain to the extent of the accrued market discount.

Investments in Mortgage-Backed and Mortgage-Related Securities

A Portfolio may invest directly or indirectly in residual interests in real estate mortgage investment conduits (“REMICs”), including by investing in residual interests in collateralized mortgage obligations (“CMOs”) with respect to which an election to be treated as a REMIC is in effect, or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued, but may apply retroactively, a portion of a Portfolio’s income (including income allocated to the Portfolio from certain pass-through entities) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Internal Revenue Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides that excess inclusion income of a partnership, such as a Portfolio, will be allocated to investors in the partnership consistent with the allocation of other items of income, with the same consequences as if the investors held the related interest directly.

In general, excess inclusion income allocated to investors (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, that invest in a regulated investment company to which the Portfolio allocates excess inclusion income, thereby potentially requiring an entity to file a tax return and pay tax on such income, and (iii) in the case of a foreign investor that invests in a regulated investment company to which the Portfolio allocates excess inclusion income, will not qualify for any reduction in U.S. federal withholding tax.

Tax Shelter Reporting

A Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by that Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality.

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Although no Portfolio expects to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that a Portfolio will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in a Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.

Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in a Portfolio and participation in a Portfolio’s income, gain, loss, deduction or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, a Portfolio may provide to its material advisors identifying information about the Portfolio’s investors and their participation in the Portfolio and the Portfolio’s income, gain, loss, deduction or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request. Significant penalties apply for failure to comply with these rules.

Investor Reporting Obligations With Respect to Foreign Bank and Financial Accounts

Investors that are U.S. persons and own, directly or indirectly, more than 50% of a Portfolio could be required to report annually their “financial interest” in the Portfolio’s “foreign financial accounts,” if any, on FinCEN Report 114, Report of Foreign Bank and Financial Accounts (“FBAR”).

Other Reporting and Withholding Requirements

Unless certain non-U.S. entities holding interests in a Portfolio comply with IRS requirements that will generally require them to report information regarding U.S. persons investing in, or holding accounts with, such entities, a 30% withholding tax may apply to such entities’ shares of certain Portfolio income after June 30, 2014 (or, in certain cases, after later dates) and to such entities’ shares of gross proceeds earned by the Portfolio or gross proceeds received in redemption of a Portfolio interest after December 31, 2018. A non-U.S. investor may be exempt from the withholding described in this paragraph under an applicable intergovernmental agreement between the U.S. and a foreign government, provided that the investor and the applicable foreign government comply with the terms of such agreement.

Investors are urged to consult a tax advisor regarding this new reporting and withholding regime, in light of their particular circumstances.

General Considerations

The foregoing discussion summarizes some of the consequences under the current federal tax law of an investment in the Portfolios. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Portfolio including in-kind transactions under all applicable tax laws.

Special tax considerations apply to investors in a Portfolio that intend to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code. The foregoing discussion does not attempt to address all special tax consequences to those investors or to their shareholders; shareholders of a regulated investment company that invests in a Portfolio should consult the prospectus and SAI for the regulated investment company in which they invest.

ITEM 25. UNDERWRITERS

Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 26. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 27. FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ended June 30, 2015 for the SSGA Multi-Asset Real Return Portfolio, SSGA Income Allocation Portfolio, SSGA Global Allocation Portfolio, Blackstone / GSO Senior Loan Portfolio, SSGA Ultra Short Term Bond Portfolio, SSGA MFS Systematic Core Equity Portfolio, SSGA MFS Systematic Growth Equity Portfolio, SSGA MFS

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Systematic Value Equity Portfolio, State Street Risk Aware Portfolio and DoubleLine Total Return Tactical Portfolio are included in the Annual Report of the Trust, which was filed with the SEC on September 8, 2015 as part of the Trust’s filing on Form N-CSR, are incorporated into this Part B by reference. The Annual Report is available by visiting the Trust’s website at http://www.spdrs.com or by calling 1-866-787-2257. The SSGA Conservative Global Allocation Portfolio and SSGA Aggressive Global Allocation Portfolio were not in operation during the fiscal year ending June 30, 2015 and therefore do not have financial statements.

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APPENDIX A

RATINGS OF DEBT INSTRUMENTS

MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”) – LONG TERM DEBT RATINGS. The following is a description of Moody’s debt instrument ratings.

Aaa – Bonds that are rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa – Bonds that are rated Aa are judged to be of high quality and are subject to very low credit risk.

A – Bonds that are rated A are considered upper-medium grade and are subject to low credit risk.

Baa – Baa rated bonds are considered medium-grade obligations, and as such may possess certain speculative characteristics and are subject to moderate credit risk.

Ba – Bonds which are rated Ba are judged to be speculative and are subject to substantial credit risk.

B and Lower – Bonds which are rated B are considered speculative and are subject to high credit risk. Bonds which are rated Caa are of poor standing and are subject to very high credit risk. Bonds which are rated Ca represent obligations which are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest. Bonds which are rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest .

Moody’s applies numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

P-1 – Moody’s short-term ratings are opinions of the ability of issuers (or supporting institutions) to honor short-term financial obligations. Such obligations generally have an original maturity not exceeding thirteen months. The designation “Prime-1” or “P-1” indicates a superior ability to repay short-term debt obligations.

P-2 – Issuers (or supporting institutions) have a strong ability to repay short-term debt obligations.

P-3 – Issuers (or supporting institutions) have an acceptable ability to repay short-term debt obligations.

STANDARD & POOR’S RATING GROUP (“S&P”). S&P’s ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default – capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA – Bonds rated AAA are highest grade debt obligations. This rating indicates an extremely strong capacity to pay principal and interest.

AA – Bonds rated AA also qualify as high-quality obligations. Their capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only by a small degree .

A – Bonds rated A have a strong capacity to pay principal and interest, although they are more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher-rated categories.

BBB – Bonds rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and principal.

BB and Lower – Bonds rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics with respect to the issuer’s capacity to pay interest and principal in accordance with the terms of the obligation. BB indicates the least degree of speculation and C the highest degree of speculation. While such bonds may have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

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The ratings AA to C may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

A-1- Standard & Poor’s short-term issue credit ratings are current assessments of the likelihood of timely payments of debt having original maturity of no more than 365 days. The A-1 designation indicates that the capacity for payment is strong.

A-2- The capacity for timely payment on issues with this designation is satisfactory. However, a short-term debt with this rating is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debts in higher rating categories.

Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

FITCH RATINGS (“FITCH”).

Fitch Ratings cover a global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue.

AAA – Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA – Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB – Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB Speculative – ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

Fitch Rating’s appends the modifiers “+” or “-” to denote relative status within the major rating categories.

A short-term rating has a time horizon of up to 13 months for most obligations, or up to 36 months for US public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

F1. Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2. Good short-term credit quality. A Good intrinsic capacity for timely payment of financial commitments.

F3. Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B. Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C. High short-term default risk. Default is a real possibility.

D. Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

RD. Restricted Default. Indicates an entity has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations.

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APPENDIX B

SPDR Series Trust

SPDR Index Shares Funds

SSgA Master Trust

SSgA Active ETF Trust

Proxy Voting Policy and Procedures

The Boards of Trustees of the SPDR Series Trust, SPDR Index Shares Funds, SSgA Master Trust and SSgA Active ETF Trust (each a “Trust”, and together the “Trusts”) have adopted the following policy and procedures with respect to voting proxies relating to portfolio securities held by the Trusts’ investment portfolios.

1. Proxy Voting Policy

The policy of each Trust is to delegate the responsibility for voting proxies relating to portfolio securities held by the Trusts to SSgA Funds Management, Inc., the Trusts’ investment adviser (the “Adviser”), subject to the Trustees’ continuing oversight.

2. Fiduciary Duty

The right to vote proxies with respect to portfolio securities held by each Trust is an asset of the Trusts. The Adviser acts as a fiduciary of the Trusts and must vote proxies in a manner consistent with the best interest of the Trusts and their shareholders.

3. Proxy Voting Procedures

A. At least annually, the Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies (“Policy”). In addition, the Adviser shall notify the Trustees of material changes to its Policy promptly and at least by at the next regular meeting of the Board of Trustees after such amendment is implemented.

B. With respect to any proxies that the Adviser has identified as involving a conflict of interest, the Adviser shall submit a report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy at the next regular meeting of the Board or Trustees. For this purpose, a “conflict of interest” shall be deemed to occur when the Adviser or an affiliated person of the Adviser has a financial interest in a matter presented by a proxy to be voted on behalf of a Trust, other than the obligation the Adviser incurs as investment adviser to that Trust, which may compromise the Adviser’s independence of judgment and action in voting the proxy.

C. At least annually, the Adviser shall inform the Trustees that a record is available with respect to each proxy voted with respect to portfolio securities of each Trust during the year. Also see Section 5 below.

4. Revocation of Authority to Vote

The delegation by the Trustees of the authority to vote proxies relating to portfolio securities of the Trusts may be revoked by the Trustees, in whole or in part, at any time.

5. Annual Filing of Proxy Voting Record

The Adviser shall provide the required data for each proxy voted with respect to portfolio securities of a Trust to that respective Trust or its designated service provider in a timely manner and in a format acceptable to be filed in the Trust’s annual proxy voting report on Form N-PX for the twelve-month period ended June 30. Form N-PX is required to be filed not later than August 31 of each year.

6. Disclosures

A.	The Trust shall include in its registration statement:

1. A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

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2. A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge, upon request, by calling the Trust’ toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission’s (the “SEC”) website.

B.	The Trust shall include in its annual and semi-annual reports to shareholders:

1. A statement disclosing that a description of the policies and procedures used by or on behalf of the Trust to determine how to vote proxies relating to portfolio securities of the Funds is available without charge, upon request, by calling the Trust’ toll-free telephone number; through a specified Internet address, if applicable; and on the SEC’s website; and

2. A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge, upon request, by calling the Trust’ toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

7. Review of Policy

The Trustees shall review this policy to determine its continued sufficiency as necessary from time to time.

Adopted (SPDR Series Trust/SPDR Index Shares Funds): May 31, 2006

Updated: August 1, 2007

Amended: May 29, 2009

Amended: November 19, 2010

Adopted (SSgA Master Trust/SSgA Active ETF Trust)/Amended: May 25, 2011

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APPENDIX C

March 2015

FM Global Proxy Voting and Engagement Principles

SSGA Funds Management, Inc. (“SSGA FM”), one of the industry’s largest institutional asset managers, is the investment management arm of State Street Bank and Trust Company, a wholly owned subsidiary of State Street Corporation, a leading provider of financial services to institutional investors. As an investment manager, SSGA FM has discretionary proxy voting authority over most of its client accounts, and SSGA FM votes these proxies in the manner that we believe will most likely protect and promote the long-term economic value of client investments as described in the SSGA FM Global Proxy Voting and Engagement Principles.

SSGA FM maintains Proxy Voting and Engagement Guidelines for select markets, including: the US, the EU, the UK, Australia, emerging markets and Japan. International markets that do not have specific guidelines are reviewed and voted consistent with our Global Proxy Voting and Engagement Principles; however, SSGA FM also endeavors to show sensitivity to local market practices when voting in these various markets.

SSGA FM’s Approach to Proxy Voting and Issuer Engagement

At SSGA FM, we take our fiduciary duties as an asset manager very seriously. We have a dedicated team of corporate governance professionals who help us carry out our duties as a responsible investor. These duties include engaging with companies, developing and enhancing in-house corporate governance policies, analyzing corporate governance issues on a case-by-case basis at the company level, and exercising our voting rights—all to maximize shareholder value.

SSGA FM’s Global Proxy Voting and Engagement Principles (the “Principles”) may take different perspectives on common governance issues that vary from one market to another and, likewise, engagement activity may take different forms in order to best achieve long-term engagement goals. We believe that proxy voting and engagement with portfolio companies is often the most direct and productive way shareholders can exercise their ownership rights, and taken together, we view these tools to be an integral part of the overall investment process.

We believe engagement and voting activity have a direct relationship. As a result, the integration of our engagement activities, while leveraging the exercise of our voting rights, provides a meaningful shareholder tool that we believe protects and enhances the long-term economic value of the holdings in our client accounts. SSGA FM maximizes its voting power and engagement by maintaining a centralized proxy voting and active ownership process covering all holdings, regardless of strategy. Despite the different investment views and objectives across SSGA FM, depending on the product or strategy, the fiduciary responsibilities of share ownership and voting for which SSGA FM has voting discretion are carried out with a single voice and objective.

The Principles support governance structures that we believe add to, or maximize shareholder value at the companies held in our clients’ portfolios. SSGA FM conducts issuer specific engagements with companies to discuss our principles, including sustainability related risks. In addition, we encourage issuers to find ways of increasing the amount of direct communication board members have with shareholders. We believe direct communication with executive board members and independent non-executive directors is critical to helping companies understand shareholder concerns. Conversely, where appropriate, we conduct collaborative engagement activities with multiple shareholders and communicate with company representatives about common concerns.

In conducting our engagements, SSGA FM also evaluates the various factors that play into the corporate governance framework of a country, including the macroeconomic conditions and broader political system, the quality of regulatory oversight, the enforcement of property and shareholder rights and the independence of the judiciary to name a few. SSGA FM understands that regulatory requirements and investor expectations relating to governance practices and engagement activities differ from country-to-country. As a result, SSGA FM engages with issuers, regulators, or both, depending on the market. SSGA FM also is a member of various investor associations that seek to address broader corporate governance related policy at the country level as well as issuer specific concerns at a company level.

To help mitigate company specific risk, the team may collaborate with members of the active investment teams to engage with companies on corporate governance issues and address any specific concerns, or to get more information regarding shareholder items that are to be voted on at upcoming shareholder meetings. Outside of proxy voting season, SSGA FM conducts issuer specific engagements with companies covering various corporate governance and sustainability related topics.

The SSGA FM Governance Team uses a blend of quantitative and qualitative research and data to support screens to help identify issuers where active engagement may be necessary to protect and promote shareholder value. Issuer engagement may also be event driven, focusing on issuer specific corporate governance, sustainability concerns or wider industry related trends. SSGA FM also gives consideration to the size of our total position of the issuer in question and/or the potential negative governance, performance profile, and circumstance at hand. As a result, SSGA FM believes issuer engagement can take many forms and be triggered under numerous circumstances. The following methods represent how SSGA FM defines engagement methods:

Active

SSGA FM uses screening tools designed to capture a mix of company specific data including governance and sustainability profiles to help us focus our voting and engagement activity.

SSGA FM will actively seek direct dialogue with the board and management of companies we have identified through our screening processes. Such engagements may lead to further monitoring to ensure the company improves its governance or sustainability practices. In these cases, the engagement process represents the most meaningful opportunity for SSGA FM to protect long-term shareholder value from excessive risk due to poor governance and sustainability practices.

Recurring

SSGA FM has ongoing dialogue with its largest holdings on corporate governance and sustainability issues. SSGA FM maintains regular face-to-face meetings with these issuers, allowing SSGA FM to reinforce key tenets of good corporate governance and actively advise these issuers around concerns that SSGA FM feels may negatively impact long-term shareholder value.

Reactive

Reactive engagement is initiated by the issuers. SSGA FM routinely discusses specific voting issues and items with the issuer community. Reactive engagement is an opportunity to address not only voting items, but also a wide range of governance and sustainability issues.

SSGA FM has established an engagement protocol that further describes our approach to issuer engagement.

Measurement

Assessing the effectiveness of our issuer engagement process is often difficult. To limit the subjectivity of measuring our success we actively seek issuer feedback and monitor the actions issuers take post-engagement to identify tangible changes. By doing so, we are able to establish indicators to gauge how issuers respond to our concerns and to what degree these responses satisfy our requests. It is also important to note that successful engagement activity can be measured over differing time periods depending on the facts and circumstances involved. Engagements can last as short as a single meeting or span multiple years.

Depending on the issue and whether the engagement activity is reactive, recurring, or active, engagement with issuers can take the form of written communication, conference calls, or face-to-face meetings.SSGA FM believes active engagement is best conducted directly with company management or board members. Collaborative engagement, where multiple shareholders communicate with company representatives, can serve as a potential forum for issues that are not identified by SSGA FM as requiring active engagement, such as shareholder conference calls.

Proxy Voting Procedure

Oversight

The SSGA FM Corporate Governance Team is responsible for developing and implementing the Proxy Voting and Engagement Guidelines (the “Guidelines”), case-by-case voting items, issuer engagement activities, and research and analysis of governance-related issues. The implementation of the Guidelines is overseen by the SSGA Global Proxy Review Committee (“SSGA PRC”), a committee of investment, compliance and legal professionals, who provide guidance on proxy issues as described in greater detail below. Oversight of the proxy voting process is ultimately the responsibility of the SSGA Investment Committee. The SSGA Investment Committee reviews and approves amendments to the Guidelines. The SSGA PRC reports to the SSGA Investment Committee, and may refer certain significant proxy items to that committee.

Proxy Voting Process

In order to facilitate SSGA FM’s proxy voting process, SSGA FM retains Institutional Shareholder Services Inc. (“ISS”), a firm with expertise in proxy voting and corporate governance. SSGA FM utilizes ISS’s services in three ways: (1) as SSGA FM’s proxy voting agent (providing SSGA FM with vote execution and administration services); (2) for applying the Guidelines; and (3) as providers of research and analysis relating to general corporate governance issues and specific proxy items.

The SSGA FM Corporate Governance Team reviews the Guidelines with ISS on an annual basis or on a case-by-case basis as needed. On most routine proxy voting items (e.g., ratification of auditors), ISS will affect the proxy votes in accordance with the Guidelines.

In other cases, the Corporate Governance Team will evaluate the proxy solicitation to determine how to vote based on facts and circumstances, consistent with the Principles, and the accompanying Guidelines, that seek to maximize the value of our client accounts.

In some instances, the Corporate Governance Team may refer significant issues to the SSGA PRC for a determination of the proxy vote. In addition, in determining whether to refer a proxy vote to the SSGA PRC, the Corporate Governance. Team will consider whether a material conflict of interest exists between the interests of our client and those of SSGA FM or its affiliates (as explained in greater detail in our “Conflict of Interest” Policy).

SSGA FM votes in all markets where it is feasible; however, SSGA FM may refrain from voting meetings when power of attorney documentation is required, where voting will have a material impact on our ability to trade the security, where issuer-specific special documentation is required or where various market or issuer certifications are required. SSGA FM is unable to vote proxies when certain custodians, used by our clients, do not offer proxy voting in a jurisdiction, or when they charge a meeting specific fee in excess of the typical custody service agreement.

Conflict of Interest

See SSGA’s standalone Conflicts of Interest Policy.

Proxy Voting and Engagement Principles

Directors and Boards

The election of directors is one of the most important fiduciary duties SSGA FM performs as a shareholder. SSGA FM believes that well-governed companies can protect and pursue shareholder interests better and withstand the challenges of an uncertain economic environment. As such, SSGA FM seeks to vote director elections in a way which we, as a fiduciary, believe will maximize the long-term value of each portfolio’s holdings.

Principally, a board acts on behalf of shareholders by protecting their interests and preserving their rights. This concept establishes the standard by which board and director performance is measured. To achieve this fundamental principle, the role of the board, in SSGA FM’s view, is to carry out its responsibilities in the best long-term interest of the company and its shareholders. An independent and effective board oversees management, provides guidance on strategic matters, selects the CEO and other senior executives, creates a succession plan for the board and management, provides risk oversight and assesses the performance of the CEO and management. In contrast, management implements the business and capital allocation strategies and runs the company’s day-to-day operations. As part of SSGA FM’s engagement process, SSGA FM routinely discusses the importance of these responsibilities with the boards of issuers.

SSGA FM believes the quality of a board is a measure of director independence, director succession planning, board evaluations and refreshment and company governance practices. In voting to elect nominees, SSGA FM considers many factors. SSGA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent board will effectively monitor management, maintain appropriate governance practices, and perform oversight functions necessary to protect shareholder interests. SSGA FM also believes the right mix of skills, independence and qualifications among directors provides boards with the knowledge and direct experience to deal with risks and operating structures that are often unique and complex from one industry to another.

Accounting and Audit Related Issues

SSGA FM believes audit committees are critical and necessary as part of the board’s risk oversight role. The audit committee is responsible for setting out an internal audit function to provide robust audit and internal control systems designed to effectively manage potential and emerging risks to the company’s operations and strategy. SSGA FM believes audit committees should have independent directors as members, and SSGA FM will hold the members of the audit committee responsible for overseeing the management of the audit function.

The disclosure and availability of reliable financial statements in a timely manner is imperative for the investment process. As a result, board oversight of the internal controls and the independence of the audit process are essential if investors are to rely on financial statements. Also, it is important for the audit committee to appoint external auditors who are independent from management as we expect auditors to provide assurance as of a company’s financial condition.

Capital Structure, Reorganization and Mergers

The ability to raise capital is critical for companies to carry out strategy, grow and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to a shareholder’s ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. Altering the capital structure of a company is a critical decision for boards and in making such a critical decision, SSGA FM believes the company should have a well explained business rationale that is consistent with corporate strategy and not overly dilute its shareholders.

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation.

Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In evaluating mergers and acquisitions, SSGA FM considers the adequacy of the consideration and the impact of the corporate governance provisions to shareholders. In all cases, SSGA FM uses its discretion in order to maximize shareholder value.

Occasionally, companies add anti-takeover provisions that reduce the chances of a potential acquirer making an offer, or reducing the likelihood of a successful offer. SSGA FM does not support proposals that reduce shareholders’ rights, entrench management or reduce the likelihood of shareholder’s right to vote on reasonable offers.

Compensation

SSGA FM considers the board’s responsibility to include setting the appropriate level of executive compensation. Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSGA FM’s analysis of executive compensation; SSGA FM believes that there should be a direct relationship between executive compensation and company performance over the long-term.

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSGA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests, as well as with corporate strategy and performance. SSGA FM may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSGA FM may also consider executive compensation practices when re-electing members of the remuneration committee.

SSGA FM recognizes that compensation policies and practices are unique from market to market; often with significant differences between the level of disclosures, the amount and forms of compensation paid, and the ability of shareholders to approve executive compensation practices. As a result, our ability to assess the appropriateness of executive compensation is often dependent on market practices and laws.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. Environmental and social factors may not only have an impact on the reputation of companies but may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could be the result of anything from regulation and litigation, physical threats (severe weather, climate change), economic trends to shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on a company, its industry, operations, and geographic footprint. SSGA FM may also take action against the re-election of board members if we have serious concerns over ESG practices and the company has not been responsive to shareholder requests to amend them.

General/Routine

Although SSGA FM does not seek involvement in the day-to-day operations of an organization, SSGA FM recognizes the need for conscientious oversight and input into management decisions that may affect a company’s value. SSGA FM supports proposals that encourage economically advantageous corporate practices and governance, while leaving decisions that are deemed to be routine or constitute ordinary business to management and the board of directors.

Securities on Loan

For funds where SSGA FM acts as trustee, SSGA FM may recall securities in instances where SSGA FM believes that a particular vote will have a material impact on the fund(s). Several factors shape this process. First, SSGA FM must receive notice of the vote in sufficient time to recall the shares on or before the record date. In many cases, SSGA FM does not receive timely notice, and is unable to recall the shares on or before the record date. Second, SSGA FM, exercising its discretion may recall shares if it believes the benefit of voting shares will outweigh the foregone lending income. This determination requires SSGA FM, with the information available at the time, to form judgments about events or outcomes that are difficult to quantify. Given past experience in this area, however, we believe that the recall of securities will rarely provide an economic benefit that outweighs the cost of the foregone lending income.

Reporting

Any client who wishes to receive information on how its proxies were voted should contact its SSGA FM relationship manager.

ssga.com

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy. T: +39 02 32066 100. F: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canay Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The views expressed in this material are the views of SSGA Corporate Governance Team through the period ended February 28, 2015 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

© 2015 State Street Corporation. All Rights Reserved.

ID3430-INST-5405 0315 Exp. Date: 02/29/2016

March 2015

FM Proxy Voting and Engagement Guidelines

United States

SSGA Funds Management, Inc.’s (“SSGA FM”) US Proxy Voting and Engagement Guidelines outline our expectations of companies listed on stock exchanges in the US. This policy complements and should be read in conjunction with SSGA FM’s Global Proxy Voting and Engagement Principles, which provide a detailed explanation of SSGA FM’s approach to voting and engaging with companies and SSGA’s Conflicts of Interest Policy.

SSGA FM’s US Proxy Voting and Engagement Guidelines address areas including board structure, director tenure, audit related issues, capital structure, executive compensation, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSGA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSGA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research into corporate governance issues in the US, SSGA FM expects all companies to act in a transparent manner and provide detailed disclosure on board profiles, related-party transactions, executive compensation and other governance issues that impact shareholders’ long-term interests.

SSGA FM’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSGA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagements to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value. The team works alongside members of SSGA FM’s active investment teams; collaborating on issuer engagements and providing input on company specific fundamentals. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in the US.

SSGA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practices, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSGA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests.

Director related proposals at US companies include issues submitted to shareholders that deal with the composition of the board or with members of a corporation’s board of directors. In deciding which director nominee to support, SSGA FM considers numerous factors.

Director Elections

SSGA FM’s director election policy focuses on companies’ governance profile to identify if a company demonstrates appropriate governance practices or if it exhibits negative governance practices. Factors SSGA FM considers when evaluating governance practices include, but are not limited to the following:

•	Shareholder rights;

•	Board independence; and

•	Board structure.

If a company demonstrates appropriate governance practices, SSGA FM believes a director should be classified as independent based on the relevant listing standards or local market practice standards. In such cases, the composition of the key oversight committees of a board should meet the minimum standards of independence. Accordingly, SSGA FM will vote against a nominee at a company with appropriate governance practices if the director is classified as non-independent under relevant listing standards or local market practice AND serves on a key committee of the board (compensation, audit, nominating or committees required to be fully independent by local market standards).

Conversely, if a company demonstrates negative governance practices, SSGA FM believes the classification standards for director independence should be elevated. In such circumstances, we will evaluate all director nominees based on the following classification standards:

•	Is the nominee an employee of or related to an employee of the issuer or its auditor;

•	Does the nominee provide professional services to the issuer;

•	Has the nominee attended an appropriate number of board meetings; or

•	Has the nominee received non-board related compensation from the issuer.

Where companies demonstrate negative governance practices, these stricter standards will apply not only to directors who are a member of a key committee but to all directors on the board as market practice permits. Accordingly, SSGA FM will vote against a nominee (with the exception of the CEO) where the board has inappropriate governance practices and is considered not independent based on the above independence criteria.

Additionally, SSGA FM may withhold votes from directors based on the following:

•	When overall average board tenure is excessive and/or individual director tenure is excessive. In assessing excessive tenure, SSGA FM gives consideration to factors such as the preponderance of long tenured directors, board refreshment practices, and classified board structures;

•	When directors attend less than 75% of board meetings without appropriate explanation or providing reason for their failure to meet the attendance threshold;

•	CEOs of a public company who sit on more than three public company boards;

•	Director nominees who sit on more than six public company boards;

•	Directors of companies that have ignored a shareholder proposal which received a majority of the shares outstanding at the last annual or special meeting, unless management submits the proposal(s) on the ballot as a binding management proposal, recommending shareholders vote for the particular proposal(s);

•	Directors of companies have unilaterally adopted/ amended company by-laws that negatively impact SSGA FM’s shareholder rights (such as fee-shifting, forum selection and exclusion service by-laws) without putting such amendments to a shareholder vote;

•	Compensation committee members where there is a weak relationship between executive pay and performance over a five-year period;

•	Audit committee members if non-audit fees exceed 50% of total fees paid to the auditors; and

•	Directors who appear to have been remiss in their duties.

Director Related Proposals

SSGA FM generally votes for the following director related proposals:

•	Discharge of board members’ duties, in the absence of pending litigation, regulatory investigation, charges of fraud or other indications of significant concern;

•	Proposals to restore shareholders’ ability to remove directors with or without cause;

•	Proposals that permit shareholders to elect directors to fill board vacancies; and

•	Shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

SSGA FM generally votes against the following director related proposals:

•	Requirements that candidates for directorships own large amounts of stock before being eligible to be elected;

•	Proposals that relate to the “transaction of other business as properly comes before the meeting”, which extend “blank check” powers to those acting as proxy; and

•	Proposals requiring two candidates per board seat.

Majority Voting

SSGA FM will generally support a majority vote standard based on votes cast for the election of directors.

SSGA FM will generally vote to support amendments to bylaws that would require simple majority of voting shares (i.e. shares cast) to pass or repeal certain provisions.

Annual Elections

SSGA FM generally supports the establishment of annual elections of the board of directors. Consideration is given to the overall level of board independence and the independence of the key committees as well as whether there is a shareholders rights plan.

Cumulative Voting

SSGA FM does not support cumulative voting structures for the election of directors.

Separation Chair/CEO

SSGA FM analyzes proposals for the separation of Chair/CEO on a case-by-case basis taking into consideration numerous factors, including but not limited to, the appointment of and role played by a lead director, a company’s performance and the overall governance structure of the company.

Proxy Access

SSGA FM will consider proposals relating to Proxy Access on a case-by-case basis.

SSGA FM will evaluate the company’s specific circumstances, the impact of the proposal on the target company and its potential effect on shareholder value.

Considerations include but are not limited to the following:

•	The ownership thresholds and holding duration proposed in the resolution;

•	The binding nature of the proposal;

•	The number of directors that shareholders may be able to nominate each year;

•	Company performance;

•	Company governance structure;

•	Shareholder rights; and

•	Board performance.

Age/Term Limits

Generally, SSGA FM will vote against age and term limits unless the company is found to have poor board refreshment and director succession practices and has a preponderance of non-executive directors with excessively long-tenures serving on the board.

Approve Remuneration of Directors

Generally, SSGA FM will support directors’ compensation, provided the amounts are not excessive relative to other issuers in the market or industry. In making our determination, we review whether the compensation is overly dilutive to existing shareholders.

Indemnification

Generally, SSGA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Classified Boards

SSGA FM generally supports annual elections for the board of directors.

Confidential Voting

SSGA FM will support confidential voting.

Board Size

SSGA FM will support proposals seeking to fix the board size or designate a range for the board size and will vote against proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

Audit Related Issues

Ratifying Auditors and Approving Auditor Compensation

SSGA FM supports the approval of auditors and auditor compensation provided that the issuer has properly disclosed audit and non-audit fees relative to market practice and the audit fees are not deemed excessive. SSGA FM deems audit fees to be excessive if the non-audit fees for the prior year constituted 50% or more of the total fees paid to the auditor. SSGA FM will support the disclosure of auditor and consulting relationships when the same or related entities are conducting both activities and will support the establishment of a selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function. In circumstances where “other” fees include fees related to initial public offerings, bankruptcy emergence, and spin-offs, and the company makes public disclosure of the amount and nature of those fees which are determined to be an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/tax compliance and preparation for purposes of determining whether non-audit fees are excessive.

SSGA FM will support the discharge of auditors and requirements that auditors attend the annual meeting of shareholders.1

Capital Related Issues

Capital structure proposals include requests by management for approval of amendments to the certificate of incorporation that will alter the capital structure of the company.

The most common request is for an increase in the number of authorized shares of common stock, usually in conjunction with a stock split or dividend. Typically, requests that are not unreasonably dilutive or enhance the rights of common shareholders are supported. In considering authorized share proposals, the typical threshold for approval is 100% over current authorized shares. However, the threshold may be increased if the company offers a specific need or purpose (merger, stock splits, growth purposes, etc.). All proposals are evaluated on a case-by-case basis taking into account the company’s specific financial situation.

Increase in Authorized Common Shares

In general, SSGA FM supports share increases for general corporate purposes up to 100% of current authorized stock.

SSGA FM supports increases for specific corporate purposes up to 100% of the specific need plus 50% of current authorized common stock for US firms.

When applying the thresholds, SSGA FM will also consider the nature of the specific need, such as mergers and acquisitions and stock splits.

Increase in Authorized Preferred Shares

SSGA FM votes on a case-by-case basis on proposals to increase the number of preferred shares.

Generally, SSGA FM will vote for the authorization of preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

SSGA FM will support proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense). However, SSGA FM will vote against proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Unequal Voting Rights

SSGA FM will not support proposals authorizing the creation of new classes of common stock with superior voting rights and will vote against new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSGA FM will not support capitalization changes that add “blank check” classes of stock (i.e. classes of stock with undefined voting rights) or classes that dilute the voting interests of existing shareholders.

However, SSGA FM will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation.

Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported.

In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti–Takeover Issues

Typically, these are proposals relating to requests by management to amend the certificate of incorporation or bylaws to add or delete a provision that is deemed to have an antitakeover effect. The majority of these proposals deal with management’s attempt to add some provision that makes a hostile takeover more difficult or will protect incumbent management in the event of a change in control of the company.

Proposals that reduce shareholders’ rights or have the effect of entrenching incumbent management will not be supported.

Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

SSGA FM will support mandates requiring shareholder approval of a shareholder rights plans (“poison pill”) and repeals of various anti-takeover related provisions.

In general, SSGA FM will vote against the adoption or renewal of a US issuer’s shareholder rights plan (“poison pill”).

SSGA FM will vote for an amendment to a shareholder rights plan (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

Special Meetings

SSGA FM will vote for shareholder proposals related to special meetings at companies that do not provide shareholders the right to call for a special meeting in their bylaws if:

•	The company also does not allow shareholders to act by written consent; or

•	The company allows shareholders to act by written consent but the ownership threshold for acting by written consent is set above 25% of outstanding shares.

SSGA FM will vote for shareholder proposals related to special meetings at companies that give shareholders (with a minimum 10% ownership threshold) the right to call for a special meeting in their bylaws if:

•	The current ownership threshold to call for a special meeting is above 25% of outstanding shares.

SSGA FM will vote for management proposals related to special meetings.

Written Consent

SSGA FM will vote for shareholder proposals on written consent at companies if:

•	The company does not have provisions in their bylaws giving shareholders the right to call for a special meeting; or

•	The company allows shareholders the right to call for a special meeting but the current ownership threshold to call for a special meeting is above 25% of outstanding shares; and

•	The company has a poor governance profile.

SSGA FM will vote management proposals on written consent on a case-by-case basis.

Super–Majority

SSGA FM will generally vote against amendments to bylaws requiring super-majority shareholder votes to pass or repeal certain provisions. SSGA FM will vote for the reduction or elimination of super-majority vote requirements, unless management of the issuer was concurrently seeking to or had previously made such a reduction or elimination.

Remuneration Issues

Despite the differences among the types of plans and the awards possible there is a simple underlying philosophy that guides the analysis of all compensation plans; namely, are the terms of the plan designed to provide an incentive for executives and/or employees to align their interests with those of the shareholders and thus work toward enhancing shareholder value. Plans which benefit participants only when the shareholders also benefit are those most likely to be supported.

Advisory Vote on Executive Compensation and Frequency

SSGA FM believes executive compensation plays a critical role in aligning executives interest with shareholder’s, attracting, retaining and incentivizing key talent, and ensuring positive correlation between the performance achieved by management and the benefits derived by shareholders. SSGA FM supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period. SSGA FM seeks adequate disclosure of different compensation elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long term and short term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. Further, shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance on an annual basis.

Employee Equity Award Plans

SSGA FM considers numerous criteria when examining equity award proposals. Generally, SSGA FM does not vote against plans for lack of performance or vesting criteria. Rather, the main criteria that will result in a vote against an equity award plan are:

Excessive voting power dilution To assess the dilutive effect, we divide the number of shares required to fully fund the proposed plan, the number of authorized but unissued shares and the issued but unexercised shares by the fully diluted share count. SSGA FM reviews that number in light of certain factors, including the industry of the issuer.

Historical option grants Excessive historical option grants over the past three years. Plans that provide for historical grant patterns of greater than eight to twelve percent are generally not supported.

Repricing SSGA FM will vote against any plan where repricing is expressly permitted. If a company has a history of repricing underwater options, the plan will not be supported.

Other criteria include the following:

•	Number of participants or eligible employees;

•	The variety of awards possible; and

•	The period of time covered by the plan.

There are numerous factors that we view as negative, and together, may result in a vote against a proposal:

•	Grants to individuals or very small groups of participants;

•	“Gun-jumping” grants which anticipate shareholder approval of a plan or amendment;

•	The power of the board to exchange “underwater” options without shareholder approval; this pertains to the ability of a company to reprice options, not the actual act of repricing described above;

•	Below market rate loans to officers to exercise their options;

•	The ability to grant options at less than fair market value;

•	Acceleration of vesting automatically upon a change in control; and

•	Excessive compensation (i.e. compensation plans which are deemed by SSGA FM to be overly dilutive).

Share Repurchases If a company makes a clear connection between a share repurchase program and its intent to offset dilution created from option plans and the company fully discloses the amount of shares being repurchased, the voting dilution calculation may be adjusted to account for the impact of the buy back.

Companies who do not (i) clearly state the intentions of any proposed share buy-back plan or (ii) disclose a definitive number of the shares to be bought back, (iii) specify the range of premium/discount to market price at which a company can repurchase shares and, (iv) disclose the time frame during which the shares will be bought back, will not have any such repurchase plan factored into the dilution calculation.

162(m) Plan Amendments If a plan would not normally meet the SSGA FM criteria described above, but is primarily being amended to add specific performance criteria to be used with awards designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code, then SSGA FM will support the proposal to amend the plan.

Employee Stock Option Plans

SSGA FM generally votes for stock purchase plans with an exercise price of not less than 85% of fair market value. However, SSGA FM takes market practice into consideration.

Compensation Related Items

SSGA FM will generally support the following proposals:

•	Expansions to reporting of financial or compensation-related information, within reason; and

•	Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee.

SSGA FM will generally vote against the following proposals:

•	Retirement bonuses for non-executive directors and auditors.

Miscellaneous/Routine Items

SSGA FM generally supports the following miscellaneous/routine governance items:

•	Reimbursement of all appropriate proxy solicitation expenses associated with the election when voting in conjunction with support of a dissident slate;

•	Opting out of business combination provision;

•	Proposals that remove restrictions on the right of shareholders to act independently of management;

•	Liquidation of the company if the company will file for bankruptcy if the proposal is not approved;

•	Shareholder proposals to put option repricings to a shareholder vote;

•	General updating of or corrective amendments to charter and bylaws not otherwise specifically addressed herein, unless such amendments would reasonably be expected to diminish shareholder rights (e.g. extension of directors’ term limits, amending shareholder vote requirement to amend the charter documents, insufficient information provided as to the reason behind the amendment);

•	Change in corporation name;

•	Mandates that amendments to bylaws or charters have shareholder approval;

•	Management proposals to change the date, time, and/or location of the annual meeting unless the proposed change is unreasonable;

•	Repeals, prohibitions or adoption of anti-greenmail provisions;

•	Management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced and proposals to implement a reverse stock split to avoid delisting; and

•	Exclusive forum provisions.

SSGA FM generally does not support the following miscellaneous/ routine governance items:

•	Proposals asking companies to adopt full tenure holding periods for their executives;

•	Reincorporation to a location that we believe has more negative attributes than its current location of incorporation;

•	Shareholder proposals to change the date, time, and/or location of the annual meeting unless the current scheduling or location is unreasonable;

•	Proposals to approve other business when it appears as voting item;

•	Proposals giving the board exclusive authority to amend the bylaws; and

•	Proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

Environmental and Social Issues

As a fiduciary, we consider the financial and economic implications of environmental and social issues first and foremost. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business.

Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks on an issuer-by-issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint.

[1]	Common for non-US issuers; request from the issuer to discharge from liability the directors or auditors with respect to actions taken by them during the previous year.

ssga.com

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy. T: +39 02 32066 100. F: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The views expressed in this material are the views of SSGA Corporate Governance Team through the period ended March 31, 2015 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected. Past performance is no guarantee of future results.

SSGA generally delegates commodities management for separately managed accounts to SSGA FM, a wholly owned subsidiary of State Street and an affiliate of SSGA. SSGA FM is registered as a commodity trading advisor (“CTA”) with the Commodity Futures Trading Commission and National Futures Association.

This communication is not specifically directed to investors of separately managed accounts (SMA) utilizing futures, options on futures or swaps. SSGA FM CTA clients should contact SSGA Relationship Management for important CTA materials.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

© 2015 State Street Corporation. All Rights Reserved.

ID3439-INST-5436 0315 Exp. Date: 03/31/2016

March 2015

FM Proxy Voting and Engagement Guidelines

Europe

SSGA Funds Management, Inc.’s, (“SSGA FM”) European Proxy Voting and Engagement Guidelines cover different corporate governance frameworks and practices in European markets excluding the United Kingdom and Ireland. This policy complements and should be read in conjunction with SSGA FM’s overarching Global Proxy Voting and Engagement Principles and SSGA’s Conflicts of Interest Policy which provide a detailed explanation of SSGA FM’s approach to voting and engaging with companies.

SSGA FM’s Proxy Voting and Engagement Guidelines in European markets address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management and monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in European markets, SSGA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSGA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research in to corporate governance issues in European companies, SSGA FM also considers guidance issued by the European Commission. Companies should provide detailed explanations under diverse ‘comply or explain’ approaches, especially where they fail to meet requirements and why any such non-compliance would serve shareholders’ long-term interests.

SSGA FM’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSGA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA FM’s active fundamental and EMEA investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in European markets.

SSGA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA FM votes for the election/re–election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSGA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices.

A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests.

SSGA FM’s broad criteria for director independence in European companies include factors such as:

•	Participation in related–party transactions and other business relations with the company;

•	Employment history with company;

•	Relations with controlling shareholders;

•	Family ties with any of the company’s advisers, directors or senior employees;

•	Employee and government representatives; and

•	Overall average board tenure and individual director tenure at issuers with classified and de-classified boards, respectively.

While, overall board independence requirements and board structures differ from market to market, SSGA FM considers voting against directors it deems non–independent if overall board independence is below one third. SSGA FM also assesses the division of responsibilities between chairman and CEO on a case–by–case basis, giving consideration to factors such as overall level of independence on the board and general corporate governance standards in the company. SSGA FM may also not support a proposal to discharge the board, if a company fails to meet adequate governance standards or board level independence.

When considering the election or re-election of a non-executive director, SSGA FM also considers the number of outside board directorships a non-executive can undertake and attendance at board meetings. In addition, SSGA FM may vote against the election of a director whose biographical disclosures are insufficient to assess his or her role on the board and/or independence.

Although we generally are in favour of the annual election of directors, we recognise that director terms vary considerably in different European markets. SSGA FM may vote against article/ bylaw changes that seek to extend director terms. In addition, in certain markets, SSGA FM may vote against directors if their director terms extend beyond four years.

SSGA FM believes companies should have relevant board level committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. Similarly, executive pay is an important aspect of corporate governance, and it should be determined by the board of directors and SSGA FM expects companies to have in place remuneration committees to provide independent oversight over executive pay. SSGA FM may vote against nominees who are executive members of audit or remuneration committees.

In its analysis of boards, SSGA FM considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint.

In certain European markets it is not uncommon for the election of directors to be presented in a single slate. In these cases, where executives serve on the audit or the remuneration committees, SSGA FM may vote against the entire slate.

SSGA FM may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities. (e.g. fraud, criminal wrongdoing, breach of fiduciary responsibilities)

Indemnification and Limitations on Liability

Generally, SSGA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Audit Related Issues

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

Appointment of External Auditors

SSGA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appoint at the annual meeting. When appointing external auditors and approving audit fees, SSGA FM will take into consideration the level of detail in company disclosures and will generally not support such resolutions if adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSGA FM may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSGA FM may consider auditor tenure when evaluating the audit process.

Limit Legal Liability of External Auditors

SSGA FM generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

Shareholder Rights and Capital Related Issues

In some European markets, differential voting rights continue to exist. SSGA FM supports the “one share one vote” policy and favours a share structure where all shares have equal voting rights. SSGA FM believes pre-emption rights should be introduced for shareholders in order to provide adequate protection from being overly diluted from the issuance of new shares or convertible securities to third parties or a small number of select shareholders.

Unequal Voting Rights

SSGA FM generally opposes proposals authorizing the creation of new classes of common stock with superior voting rights and will generally oppose new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSGA FM will not support capitalization changes that add classes of stock with undefined voting rights or classes that may dilute the voting interests of existing shareholders. SSGA FM supports proposals to abolish voting caps and capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Increase in Authorized Capital

The ability raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholder’s ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSGA FM supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seek to issue new shares whilst dis-applying pre-emption rights, SSGA FM may vote against if such authorities are greater than 20% of the issued share capital. SSGA FM may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for a specific purpose.

Share Repurchase Programs

SSGA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, specify the range of premium/discount to market price at which a company can repurchase shares, and the time frame for the repurchase. SSGA FM may vote against share re-purchase requests that allow share re-purchases during a takeover period.

Dividends

SSGA FM generally supports dividend payouts that constitute 30% or more of net income. SSGA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long-term financial health.

Related Party Transactions

Certain companies in European markets have a controlled ownership structure and have complex cross-shareholdings between subsidiaries and parent companies (related companies). Such structures may result in the prevalence of related-party transactions between the company and its various stakeholders such as directors and management, subsidiaries and shareholders. In markets where shareholders are required to approve such transactions, SSGA FM expects companies to provide details of the transaction, such as the nature, value and purpose of such a transaction. It also encourages independent directors to ratify such transactions. Further, SSGA FM encourages companies to describe the level of independent board oversight and the approval process, including details of any independent valuations provided by financial advisors on related-party transactions.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price

Anti–Takeover Measures

European markets have diverse regulations concerning the use of share issuances as takeover defenses with legal restrictions lacking in some markets. SSGA FM supports a one-share, one-vote policy, for example, given that dual-class capital structures entrench certain shareholders and management, insulating them from possible takeovers. SSGA FM opposes unlimited share issuance authorizations as they may be used as antitakeover devices, and they have the potential for substantial voting and earnings dilution. SSGA FM also monitors the duration of authorities to issue shares and whether there are restrictions and caps on multiple issuance authorities during the specified time periods. SSGA FM opposes antitakeover defenses such as authorities for the board, when subject to a hostile takeover, to issue warrants convertible into shares to existing shareholders.

Remuneration

Executive Pay

Despite the differences among the types of plans and awards possible, there is a simple underlying philosophy that guides SSGA FM’s analysis of executive pay—there should be a direct relationship between remuneration and company performance over the long-term.

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSGA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSGA FM may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSGA FM may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure to review its approach.

Equity Incentives Plans

SSGA FM may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSGA FM does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

Non–Executive Director Pay

In European markets, authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSGA FM generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSGA FM will evaluate on a company-by-company basis any non-cash or performance related pay to non-executive directors.

Risk Management

SSGA FM believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSGA FM allows boards discretion over how they provide oversight in this area. However, SSGA FM expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, Companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSGA FM may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder pressure.

ssga.com

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy. T: +39 02 32066 100. F: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The views expressed in this material are the views of SSGA Corporate Governance Team through the period ended February 28, 2015 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

© 2015 State Street Corporation. All Rights Reserved.

ID3449-INST-5416 0315 Exp. Date: 03/31/2016

March 2015

FM Proxy Voting and Engagement Guidelines United Kingdom

SSGA Funds Management, Inc.’s, (“SSGA FM”), UK Proxy Voting and Engagement Guidelines outline our expectations of companies listed on stock exchanges in the United Kingdom and Ireland. This policy complements and should be read in conjunction with SSGA FM’s Global Proxy Voting and Engagement Principles, which provide a detailed explanation of SSGA FM’s approach to voting and engaging with companies and SSGA’s Conflicts of Interest Policy.

SSGA FM’s UK Proxy Voting and Engagement Guidelines address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSGA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSGA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research into corporate governance issues in the UK and Ireland, SSGA FM expects all companies, regardless of domicile, that obtain a primary listing on the London Stock Exchange or the Irish Stock Exchange to comply with the UK Corporate Governance Code. Companies should provide detailed explanations under the Code’s ‘comply or explain’ approach, especially where they fail to meet requirements and why any such non-compliance would serve shareholders’ long-term interests.

SSGA FM’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSGA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA FM’s active fundamental and EMEA investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in the UK and European markets.

SSGA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSGA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices.

A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests.

SSGA FM’s broad criteria for director independence in UK companies include factors such as:

•	Participation in related-party transactions and other business relations with the company;

•	Employment history with company;

•	Excessive tenure and a preponderance of long-tenured directors:

•	Relations with controlling shareholders; and

•	Family ties with any of the company’s advisers, directors or senior employees.

When considering the election or re-election of a director, SSGA FM also considers the number of outside board directorships a non-executive and an executive may undertake as well as attendance at board meetings. In addition, SSGA FM monitors other factors that may influence the independence of a non-executive director, such as performance related pay, cross-directorships, significant shareholdings and tenure. SSGA FM supports the annual election of directors.

While SSGA FM is generally supportive of having the roles of chairman and CEO separated in the UK market, SSGA FM assesses the division of responsibilities between chairman and CEO on a case-by-case basis, giving consideration to factors such as the company’s specific circumstances, overall level of independence on the board and general corporate governance standards in the company. Similarly, SSGA FM will monitor for circumstances where a combined chairman/CEO is appointed or where a former CEO becomes chairman.

SSGA FM may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities when considering their suitability for reappointment. (e.g. fraud, criminal wrongdoing, breach of fiduciary responsibilities).

SSGA FM believes companies should have committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. Similarly, executive pay is an important aspect of corporate governance, and it should be determined by the board of directors and SSGA FM expects companies to have in place remuneration committees to provide independent oversight over executive pay. SSGA FM will vote against nominees who are executive members of audit or remuneration committees.

In its analysis of boards, SSGA FM considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint. The nomination committee is responsible for evaluating and keeping under review the balance of skills, knowledge and experience of the board and ensuring that adequate succession plans are in place for directors and the CEO. SSGA FM may vote against the re-election of members of the nomination committee if, over time, the board has failed to address concerns over board structure or succession.

Indemnification and Limitations on Liability

Generally, SSGA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in.

Audit Related Issues

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

Appointment of External Auditors

SSGA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appoint at the annual meeting. When appointing external auditors and approving audit fees, SSGA FM will take into consideration the level of detail in company disclosures and will generally not support such resolutions if an adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSGA FM may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSGA FM may consider auditor tenure when evaluating the audit process.

Limit Legal Liability of External Auditors

SSGA FM generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

Shareholder Rights and Capital Related Issues

Share Issuances

The ability to raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholder’s ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSGA FM supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seeks to issue new shares whilst dis-applying pre-emption rights, SSGA FM may vote against if such authorities are greater than 20% of the issued share capital. SSGA FM may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for a specific purpose.

Share Repurchase Programs

SSGA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, specify the range of premium/discount to market price at which a company can repurchase shares, and the time frame for the repurchase. SSGA FM may vote against share re-purchase requests that allow share re-purchases during a takeover period.

Dividends

SSGA FM generally supports dividend payouts that constitute 30% or more of net income. SSGA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long term financial health.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA FM will generally support transactions that maximize share-holder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti-Takeover Measures

SSGA FM opposes antitakeover defenses such as authorities for the board when subject to a hostile takeover to issue warrants convertible into shares to existing shareholders.

Remuneration

Executive Pay

Despite the differences among the types of plans and awards possible, there is a simple underlying philosophy that guides SSGA FM’s analysis of executive pay—there should be a direct relationship between remuneration and company performance over the long-term.

Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration policies and reports, SSGA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long-term and short-term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSGA FM may oppose remuneration reports where pay seems misaligned with shareholders’ interests. SSGA FM may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure.

Equity Incentives Plans

SSGA FM may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSGA FM does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

Non-Executive Director Pay

Authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSGA FM generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSGA FM will evaluate on a company- by-company basis any non-cash or performance related pay to non-executive directors.

Risk Management

SSGA FM believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSGA FM allows boards discretion over how they provide oversight in this area. However, SSGA FM expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSGA FM may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder pressure.

ssga.com

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy. T: +39 02 32066 100. F: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The views expressed in this material are the views of SSGA Corporate Governance Team through the period ended February 19, 2015 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

© 2015 State Street Corporation. All Rights Reserved.

ID3445-INST-5412 0315 Exp. Date: 03/31/2016

March 2015

FM Proxy Voting and Engagement Guidelines

Emerging Markets

SSGA Funds Management, Inc.’s (“SSGA FM”) Emerging Market Proxy Voting and Engagement Guidelines cover different corporate governance frameworks and practices in emerging markets. This policy complements and should be read in conjunction with SSGA FM’s overarching Global Proxy Voting and Engagement Principles which provides a detailed explanation of SSGA FM’s approach to voting and engaging with companies, and SSGA’s Conflicts of Interest Policy.

At SSGA FM, we recognize that countries in emerging markets are disparate in their corporate governance frameworks and practices. Concurrent with developing a company specific voting and engagement program, SSGA FM also evaluates the various factors that play into the corporate governance framework of a country. These factors include: (i) the macroeconomic conditions and broader political system in a country; (ii) quality of regulatory oversight, enforcement of property and shareholder rights; and (iii) the independence of judiciary—to name a few. While emerging market countries tend to pose broad common governance issues across all markets, such as concentrated ownership, poor disclosure of financial and related-party transactions, and weak enforcement of rules and regulation, SSGA FM’s emerging market proxy voting policy is designed to identify and address specific governance concerns in each market.

SSGA FM’s Proxy Voting and Engagement Philosophy in Emerging Markets

SSGA FM’s approach to proxy voting and issuer engagement in emerging markets is designed to increase the value of our investments through the mitigation of governance risks. Since the overall quality of the corporate governance framework in an emerging market country drives the level of governance risks investors assign to a country, improving the macro governance framework in a country may help reduce governance risks, in turn, increasing the overall value of SSGA FM’s holdings over time. Therefore, in order to improve the overall governance framework and practices in a country, members of our proxy voting and engagement team endeavor to visit emerging market countries and meet with representatives from regulatory agencies and stock markets to highlight potential concerns with the macro governance framework of a country. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in emerging markets. To help mitigate company specific risk, the team works alongside members of the active fundamental and emerging market teams to engage with emerging market companies on governance issues and address any specific concerns or to get more information regarding shareholder items that are to be voted on at upcoming shareholder meetings. This integrated approach to engagement drives SSGA FM’s proxy voting and engagement philosophy in emerging markets.

SSGA FM’s proxy voting guidelines in emerging markets addresses six broad areas:

•	Directors and Boards;

•	Accounting and Audit Related Issues;

•	Shareholder Rights and Capital Related Issues;

•	Remuneration;

•	Environmental and Social Issues; and

•	General/Routine Issues.

Directors and Boards

SGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. However, several factors such as low overall independence level requirements by market regulators, poor biographical disclosure of director profiles, prevalence of related-party transactions and the general resistance from controlling shareholders to increase board independence renders the election of directors as one of the most important fiduciary duties SSGA FM performs in emerging market companies.

SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise.

SSGA FM’s broad criteria for director independence in emerging market companies include factors such as:

•	Participation in related-party transactions;

•	Employment history with company;

•	Relations with controlling shareholders and other

•	employees; and

•	Attendance levels.

Audit Related Issues

The disclosure and availability of reliable financial statements in a timely manner is imperative for the investment process. As a result, board oversight of internal controls and the independence of the audit process are essential if investors are to rely on financial statements. SSGA FM believes that audit committees provide the necessary oversight on the selection and appointment of auditors, a company’s internal controls and accounting policies, and the overall audit process. In emerging markets, SSGA FM encourages boards to appoint an audit committee composed of a majority of independent auditors.

Appointment of External Auditors

SSGA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appoint at the annual meeting. SSGA FM believes that it is imperative for audit committees to select outside auditors who are independent from management.

Shareholder Rights and Capital Related Issues

SSGA FM believes that changes to a company’s capital structure such as changes in authorized share capital, share repurchase and debt issuances are critical decisions made by the board. SSGA FM believes the company should have a well explained business rationale that is consistent with corporate strategy and should not overly dilute its shareholders.

Related Party Transactions

Most companies in emerging markets have a controlled ownership structure that often include complex cross-shareholding between subsidiaries and parent companies (“related companies”). As a result, there is a high prevalence of related-party transactions between the company and its various stakeholders such as directors and management. In addition, inter-group loan and loan guarantees provided to related companies are some of the other related-party transactions that increase the risk profile of companies. In markets where shareholders are required to approve such transactions, SSGA FM expects companies to provide details of the transaction, such as the nature, value and purpose of such a transaction. It also encourages independent directors to ratify such transactions. Further, SSGA FM encourages companies to describe the level of independent board oversight and the approval process, including details of any independent valuations provided by financial advisors on related-party transactions.

Share Repurchase Programs

With regard to share repurchase programs, SSGA FM expects companies to clearly state the business purpose for the program, a definitive number of shares to be repurchase.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA FM evaluates mergers and structural reorganizations on a case-by-case basis. SSGA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

SSGA will actively seek direct dialogue with the board and management of companies we have identified through our screening processes. Such engagements may lead to further monitoring to ensure the company improves its governance or sustainability practices. In these cases, the engagement process represents the most meaningful opportunity for SSGA to protect long-term shareholder value from excessive risk due to poor governance and sustainability practices.

Remuneration

SSGA FM considers it to be the board’s responsibility to set appropriate level of executive compensation. Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSGA FM’s analysis of executive compensation; there should be a direct relationship between executive compensation and company performance over the long term. In emerging markets we encourage companies to disclose information on senior executive remuneration.

With regard to director remuneration, SSGA FM supports director pay provided the amounts are not excessive relative to other issuers in the market or industry and are not overly dilutive to existing shareholders.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors can not only have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. Companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change. In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. In emerging markets, shareholders seldom vote on environmental and social issues. Therefore, SSGA FM addresses a company’s approach to identifying and managing environmental and social risks stemming for various aspects of its operations in its one-on-one engagement with companies.

General/Routine Issues

Some of the other issues that are routinely voted on in emerging markets include approving the allocation of income and accepting financial statements and statutory reports. For these voting items, SSGA FM’s policies consider several factors including historical dividend payouts, pending litigation, governmental investigation, charges of fraud or other indication of significant concerns.

ssga.com

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy. T: +39 02 32066 100. F: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The views expressed in this material are the views of SSGA Corporate Governance Team through the period ended February 28, 2015 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’ express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

© 2015 State Street Corporation. All Rights Reserved.

ID3510-INST-5434 0315 Exp. Date: 03/31/2016

March 2015

FM Proxy Voting and Engagement Guidelines

Japan

SSGA Funds Management, Inc.’s, (“SSGA FM”) Japan Proxy Voting and Engagement Guidelines complement and should be read in conjunction with SSGA FM’s overarching Global Proxy Voting and Engagement Principles, which provide a detailed explanation of SSGA FM’s approach to voting and engaging with companies, and SSGA’s Conflicts of Interest Policy.

SSGA FM’s Proxy Voting and Engagement Guidelines in Japan address areas including; board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in Japan, SSGA FM takes into consideration the unique aspects of Japanese corporate governance structures. We recognize that under Japanese corporate law, companies may choose between two structures of corporate governance: the statutory auditor system or the committee structure. Most Japanese boards predominantly consist of executives and non-independent outsiders affiliated through commercial relationships or cross-shareholdings. Nonetheless, when evaluating companies, SSGA FM expects Japanese companies to address conflicts of interest, risk management and demonstrate an effective process for monitoring management. In its analysis and research into corporate governance issues in Japanese companies, SSGA FM also considers guidance issued by the Corporate Law Subcommittee of the Legislative Council within the Ministry of Justice as well as private study groups.

SSGA FM’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, and environmental and social issues. SSGA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA FM’s active investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in Japan.

SSGA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice.

Japanese companies have the option of having a traditional board of directors with statutory auditors, or a board with a committee structure. Most Japanese issuers prefer the traditional statutory auditor structure. Statutory auditors act in a quasi-compliance role as they are not involved in strategic decision-making nor are they part of the formal management decision process. Statutory auditors attend board meetings but do not have voting rights at the board; however, they have the right to seek an injunction and conduct broad investigations of unlawful behavior in the company’s operations.

SSGA FM will support the election of statutory auditors, unless the outside statutory auditor nominee is regarded as non-independent based on SSGA FM criteria, the outside statutory auditor has attended less than 75 percent of meetings of the board of directors or board of statutory auditors during the year under review, or the statutory auditor has been remiss in the performance of their oversight responsibilities (fraud, criminal wrong doing, breach of fiduciary responsibilities).

For companies with a statutory auditor structure there is no legal requirement that boards have outside directors, however, SSGA FM believes there should be a transparent process of independent and external monitoring of management on behalf of shareholders.

•	SSGA FM believes that non-controlled Japanese companies should appoint at least one outside director, otherwise, SSGA FM will oppose the top executive who is responsible for the director nomination process; and

•	For controlled companies with a statutory auditor structure, SSGA FM will oppose the top executive, if the board does not have at least two outside directors.

For companies with a committee structure, SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering general market practice, as well as the independence of the nominee. SSGA FM also takes into consideration the overall independence level of the committees. In determining director independence, SSGA FM considers the following factors:

•	Participation in related-party transactions and other business relations with the company;

•	Past employment with the company;

•	Provides professional services to the company; and

•	Family ties with the company.

Regardless of board structure, SSGA FM may oppose the election of a director for the following reasons:

•	Failure to attend board meetings; or

•	In instances of egregious actions related to a director’s service on the board.

Indemnification and Limitations on Liability

Generally, SSGA FM supports proposals to limit directors’ and statutory auditors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. SSGA FM believes limitations and indemnification are necessary to attract and retain qualified directors.

Audit Related Items

SSGA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should have the opportunity to vote on their appointment at the annual meeting.

Ratifying External Auditors

SSGA FM will generally support the appointment of external auditors unless the external auditor is perceived as being non-independent and there are concerns about the accounts presented and the audit procedures followed.

Limit Legal Liability of External Auditors

SSGA FM generally opposes limiting the legal liability of audit firms as we believe this could create a negative impact on the quality of the audit function.

Capital Structure, Reorganization and Mergers

SSGA FM supports the “one share one vote” policy and favors a share structure where all shares have equal voting rights. SSGA FM supports proposals to abolish voting caps or multiple voting rights and will oppose measures to introduce these types of restrictions on shareholder rights. SSGA FM believes pre-emption rights should be introduced for shareholders in order to provide adequate protection from being overly diluted from the issuance of new shares or convertible securities to third parties or a small number of select shareholders.

Unequal Voting Rights

SSGA FM generally opposes proposals authorizing the creation of new classes of common stock with superior voting rights and will generally oppose new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSGA FM will not support capitalization changes that add classes of stock with undefined voting rights or classes that may dilute the voting interests of existing shareholders.

However, SSGA FM will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Increase in Authorized Capital

SSGA FM generally supports increases in authorized capital where the company provides an adequate explanation for the use of shares. In the absence of an adequate explanation, SSGA FM may oppose the request if the increase in authorized capital exceeds 100 percent of the currently authorized capital. Where share issuance requests exceed our standard threshold, SSGA FM will consider the nature of the specific need, such as mergers and acquisitions and stock splits.

Dividends

SSGA FM generally supports dividend payouts that constitute 30% or more of net income. SSGA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long term financial health.

Share Repurchase Programs

Companies are allowed under Japan Corporate Law to amend their articles to authorize the repurchase of shares at the board’s discretion. SSGA FM will oppose an amendment to articles allowing the repurchase of shares at the board’s discretion. SSGA FM believes the company should seek shareholder approval for a share repurchase program at each year’s AGM, providing shareholders the right to evaluate the purpose of the repurchase.

SSGA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase. SSGA FM may vote against share repurchase requests that allow share repurchases during a takeover period.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSGA FM evaluates mergers and structural reorganizations on a case-by-case basis. SSGA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti-Takeover Measures

In general, SSGA FM believes that adoption of poison pills that have been structured to protect management and to prevent takeover bids from succeeding is not in shareholders’ interest. A shareholder rights plan may lead to management entrenchment and discourage legitimate tender offers and acquisitions. Even if the premium paid to companies with a shareholder rights plan is higher than that offered to unprotected firms, a company’s chances of receiving a takeover offer in the first place may be reduced by the presence of a shareholder rights plan.

Proposals that reduce shareholders’ rights or have the effect of entrenching incumbent management will not be supported.

Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

In evaluating poison pills, the following conditions must be met before SSGA FM will recommend a vote in favor.

SSGA FM will support the adoption or renewal of a Japanese issuer’s shareholder rights plans (“poison pill”) if the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced.

SSGA FM will vote for an amendment to a shareholder rights plan (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, or (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

Compensation

In Japan, excessive compensation is rarely an issue. Rather, the problem is the lack of connection between pay and performance. Fixed salaries and cash retirement bonuses tend to comprise a significant portion of the compensation structure while performance-based pay is generally a small portion of the total pay. SSGA FM, where possible, seeks to encourage the use of performance based compensation in Japan as an incentive for executives and as a way to align interests with shareholders.

Approve Adjustment to Aggregate Compensation Ceiling for Directors

Remuneration for directors is generally reasonable. Typically, each company sets the director compensation parameters as an aggregate thereby limiting the total pay to all directors. When requesting a change, a company must disclose the last time the ceiling was adjusted and management provides the rationale for the ceiling increase. SSGA FM will generally support proposed increases to the ceiling if the company discloses the rationale for the increase. SSGA FM may oppose proposals to increase the ceiling if there has been corporate malfeasance or sustained poor performance.

Approve Annual Bonuses for Directors/Statutory Auditors

In Japan, since there are no legal requirements that mandate companies to seek shareholder approval before awarding a bonus, SSGA FM believes that existing shareholder approval of the bonus should be considered best practice. As a result, SSGA FM supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period.

Approve Retirement Bonuses for Directors/ Statutory Auditors

Retirement bonuses make up a sizeable portion of directors’ and auditors’ lifetime compensation and are based on board tenure. While many companies in Japan have abolished this practice, there remain many proposals seeking shareholder approval for the total amounts paid to directors and statutory auditors as a whole. In general, SSGA FM supports these payments unless the recipient is an outsider or in instances where the amount is not disclosed.

Approve Stock Plan

Most option plans in Japan are conservative, particularly at large companies. Japan corporate law requires companies to disclose the monetary value of the stock options for directors and/or statutory auditors. Some companies do not disclose the maximum number of options that can be issued per year and shareholders are unable to evaluate the dilution impact. In this case, SSGA FM cannot calculate the dilution level and, therefore, SSGA FM may oppose such plans for poor disclosure. SSGA FM also opposes plans that allow for the repricing of the exercise price.

Deep Discount Options

As Japanese companies move away from the retirement bonus system, deep discount options plans have become more popular. Typically, the exercise price is set at JPY 1 per share. SSGA FM evaluates deep discount options using the same criteria used to evaluate stock options as well as considering the vesting period.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors can not only have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. Companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint.

Miscellaneous/Routine Items

Expansion of Business Activities

Japanese companies’ articles of incorporation strictly define the types of businesses in which a company is permitted to engage. In general, SSGA FM views proposals to expand and diversify the company’s business activities as routine and non-contentious. SSGA FM will monitor instances where there has been an inappropriate acquisition and diversification away from the company’s main area of competence, which resulted in a decrease of shareholder value.

More Information

Any client who wishes to receive information on how its proxies were voted should contact its SSGA FM relationship manager.

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State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy. T: +39 02 32066 100. F: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The views expressed in this material are the views of SSGA Corporate Governance Team through the period ended February 28, 2015 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

© 2015 State Street Corporation. All Rights Reserved.

ID3454-INST-5418 0315 Exp. Date: 03/31/2016

March 2015

FM Proxy Voting and Engagement Guidelines

Australia

SSGA Funds Management, Inc.’s (“SSGA FM”) Australia Proxy Voting and Engagement Guidelines outline our expectations of companies listed on stock exchanges in Australia. This policy complements and should be read in conjunction with SSGA FM’s Global Proxy Voting and Engagement Principles which provide a detailed explanation of SSGA FM’s approach to voting and engaging with companies, and SSGA’s Conflict of Interest Policy.

SSGA FM’s Australia Proxy Voting and Engagement Guidelines address areas including board structure, audit related issues, capital structure, remuneration, environmental, social and other governance related issues. Principally, we believe the primary responsibility of the board of directors is to preserve and enhance shareholder value and protect shareholder interests. In order to carry out their primary responsibilities, directors have to undertake activities that range from setting strategy, overseeing executive management to monitoring the risks that arise from a company’s business, including risks related to sustainability issues. Further, good corporate governance necessitates the existence of effective internal controls and risk management systems, which should be governed by the board.

When voting and engaging with companies in global markets, SSGA FM considers market specific nuances in the manner that we believe will most likely protect and promote the long-term economic value of client investments. SSGA FM expects companies to observe the relevant laws and regulations of their respective markets as well as country specific best practice guidelines and corporate governance codes. When we feel that a country’s regulatory requirements do not address some of the key philosophical principles that SSGA FM believes are fundamental to its global voting guidelines, we may hold companies in such markets to our global standards.

In its analysis and research in to corporate governance issues in Australia, SSGA FM expects all companies at a minimum to comply with the ASX Corporate Governance Principles. Companies should provide detailed explanations under the Principles’ ‘comply or explain’ approach, especially where they fail to meet requirements and why any such non-compliance would serve shareholders’ long-term interests. On some governance matters, such as composition of audit committees, we hold Australian companies to our global standards requiring all directors on the committee to be independent of management.

SSGA FM’s Proxy Voting and Engagement Philosophy

In our view, corporate governance and sustainability issues are an integral part of the investment process. The Corporate Governance Team consists of investment professionals with expertise in corporate governance and company law, remuneration, accounting as well as environmental and social issues. SSGA FM has established robust corporate governance principles and practices that are backed with extensive analytical expertise to understand the complexities of the corporate governance landscape. SSGA FM engages with companies to provide insight on the principles and practices that drive our voting decisions. We also conduct proactive engagement to address significant shareholder concerns and environmental, social and governance (“ESG”) issues in a manner consistent with maximizing shareholder value.

The team works alongside members of SSGA FM’s active fundamental and the Asia-Pacific (“APAC”) investment teams; collaborating on issuer engagement and providing input on company specific fundamentals. SSGA FM is also a member of various investor associations that seek to address broader corporate governance related policy issues in the region.

SSGA FM is a signatory to the United Nations Principles of Responsible Investment (“UNPRI”) and is compliant with the UK Stewardship Code. We are committed to sustainable investing and are working to further integrate ESG principles into investment and corporate governance practice, where applicable and consistent with our fiduciary duty.

Directors and Boards

SSGA FM believes that a well constituted board of directors, with a good balance of skills, expertise and independence, provides the foundations for a well governed company. SSGA FM votes for the election/re-election of directors on a case-by-case basis after considering various factors including general market practice and availability of information on director skills and expertise. In principle, SSGA FM believes independent directors are crucial to good corporate governance and help management establish sound ESG policies and practices. A sufficiently independent board will most effectively monitor management and perform oversight functions necessary to protect shareholder interests.

SSGA FM’s broad criteria for director independence in Australian companies include factors such as:

•	Participation in related-party transactions and other business relations with the company;

•	Employment history with company;

•	Relations with controlling shareholders; and

•	Family ties with any of the company’s advisers, directors or senior employees.

When considering the election or re-election of a director, SSGA FM also considers the number of outside board director-ships a non-executive and an executive may undertake as well as attendance at board meetings. In addition, SSGA FM monitors other factors that may influence the independence of a non-executive director, such as performance related pay, cross-directorships, significant shareholdings and tenure. SSGA FM supports the annual election of directors and encourages Australian companies to adopt this practice.

While SSGA FM is generally supportive of having the roles of chairman and CEO separated in the Australia market, SSGA FM assesses the division of responsibilities between chairman and CEO on a case-by-case basis, giving consideration to factors such as the company’s specific circumstances, overall level of independence on the board and general corporate governance standards in the company. Similarly, SSGA FM will monitor for circumstances where a combined chairman/CEO is appointed or where a former CEO becomes chairman.

SSGA FM may also consider factors such as board performance and directors who appear to be remiss in the performance of their oversight responsibilities when considering their suitability for reappointment. (e.g. fraud, criminal wrongdoing, breach of fiduciary responsibilities)

SSGA FM believes companies should have committees for audit, remuneration and nomination oversight. The audit committee is responsible for monitoring the integrity of the financial statements of the company, appointing external auditors, monitoring their qualifications and independence as well their effectiveness and resource levels. Australian Corporate Governance Principles requires ASX listed companies to have an audit committee of at least three members all of whom are non-executive directors and a majority of whom are independent directors. It also requires that the committee be chaired by an independent director who is not the chair of the board. SSGA FM holds Australian companies to its global standards for developed financial markets, by requiring that all members of the audit committee be independent directors.

In its analysis of boards, SSGA FM considers whether board members have adequate skills to provide effective oversight of corporate strategy, operations and risks, including environmental and social issues. Boards should also have a regular evaluation process in place to assess the effectiveness of the board and the skills of board members to address issues such as emerging risks, changes to corporate strategy and diversification of operations and geographic footprint. The nomination committee is responsible for evaluating and keeping under review the balance of skills, knowledge and experience of the board and ensuring that adequate succession plans are in place for directors and the CEO. SSGA FM may vote against the re-election of members of the nomination committee if, over time, the board has failed to address concerns over board structure or succession.

Executive pay is another important aspect of corporate governance. SSGA FM believes that executive pay should be determined by the board of directors and SSGA FM expects companies to have in place remuneration committees to provide independent oversight over executive pay. Australian Corporate Governance Principles requires ASX listed companies to have a remuneration committee of at least three members all of whom are non-executive directors and a majority of whom are independent directors. Since Australia has a non-binding vote on pay with a two-strike rule requiring a board spill in the event of a second strike, SSGA FM believes that the vote provides investors a mechanism to address concerns it may have on the quality of oversight provided by the board on remuneration issues. Accordingly SSGA FM voting guidelines accommodate local market practice.

Indemnification and limitations on liability

Generally, SSGA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection up to the limit provided by law, if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Audit Related Issues

Companies should have robust internal audit and internal control systems designed for effective management of any potential and emerging risks to company operations and strategy. The responsibility of setting out an internal audit function lies with the audit committee, which should have as members independent non-executive directors.

Appointment of External Auditors

SSGA FM believes that a company’s auditor is an essential feature of an effective and transparent system of external supervision and shareholders should be given the opportunity to vote on their appointment or re-appoint at the annual meeting. When appointing external auditors and approving audit fees, SSGA FM will take into consideration the level of detail in company disclosures and will generally not support such resolutions if adequate breakdown is not provided and if non-audit fees are more than 50% of audit fees. In addition, SSGA FM may vote against members of the audit committee if we have concerns with audit related issues or if the level of non-audit fees to audit fees is significant. In certain circumstances, SSGA FM may consider auditor tenure when evaluating the audit process.

Shareholder Rights and Capital Related Issues

Share Issuances

The ability to raise capital is critical for companies to carry out strategy, grow, and achieve returns above their cost of capital. The approval of capital raising activities is fundamental to shareholders’ ability to monitor the amounts of proceeds and to ensure capital is deployed efficiently. SSGA FM supports capital increases that have sound business reasons and are not excessive relative to a company’s existing capital base.

Pre-emption rights are a fundamental right for shareholders to protect their investment in a company. Where companies seeks to issue new shares whilst dis-applying pre-emption rights, SSGA FM may vote against if such authorities are greater than 20% of the issued share capital. SSGA FM may also vote against resolutions seeking authority to issue capital with pre-emption rights if the aggregate amount allowed seems excessive and is not justified by the board. Generally, we are against capital issuance proposals greater than 100% of the issued share capital when the proceeds are not intended for specific purpose.

Share Repurchase Programs

SSGA FM generally supports a proposal to repurchase shares, other than if the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase. SSGA FM may vote against share re-purchase requests that allow share re-purchases during a takeover period.

Dividends

SSGA FM generally supports dividend payouts that constitute 30% or more of net income. SSGA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position. Particular attention will be paid where the payment may damage the company’s long-term financial health.

Mergers and Acquisitions

Mergers or reorganizing the structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported. SSGA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium;

•	Strategic rationale;

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest;

•	Offers made at a premium and where there are no other higher bidders; and

•	Offers in which the secondary market price is substantially lower than the net asset value.

SSGA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock;

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders; and

•	At the time of voting, the current market price of the security exceeds the bid price.

Anti-Takeover Measures

SSGA FM opposes antitakeover defenses, such as authorities for the board, when subject to a hostile takeover, to issue warrants convertible into shares to existing shareholders.

Remuneration

Executive Pay

There is a simple underlying philosophy that guides SSGA FM’s analysis of executive pay—there should be a direct relationship between remuneration and company performance over the long-term. Shareholders should have the opportunity to assess whether pay structures and levels are aligned with business performance. When assessing remuneration reports, SSGA FM considers factors such as adequate disclosure of different remuneration elements, absolute and relative pay levels, peer selection and benchmarking, the mix of long term and short term incentives, alignment of pay structures with shareholder interests as well as with corporate strategy and performance. SSGA FM may oppose remuneration reports where there seems to be a misalignment between pay and shareholders’

interests and where incentive policies and schemes have a re-test option or feature. SSGA FM may also vote against the re-election of members of the remuneration committee if we have serious concerns over remuneration practices and the company has not been responsive to shareholder pressure to review its approach.

Equity Incentives Plans

SSGA FM may not support proposals on equity-based incentive plans where insufficient information is provided on matters such as grant limits, performance metrics, performance and vesting periods and overall dilution. SSGA FM does not generally support options under such plans being issued at a discount to market price or plans that allow for re-testing of performance metrics.

Non-Executive Director Pay

Authorities seeking shareholder approval for non-executive directors’ fees are generally not controversial. SSGA FM generally supports resolutions regarding directors’ fees unless disclosure is poor and we are unable to determine whether they are excessive relative to fees paid by other companies in the same country or industry. SSGA FM will evaluate on a company-by-company basis any non-cash or performance related pay to non-executive directors.

Risk Management

SSGA FM believes that risk management is a key function of the board, which is responsible for setting the overall risk appetite of a company and for providing oversight on the risk management process established by senior executives at a company. SSGA FM allows boards discretion over how they provide oversight in this area. However, SSGA FM expects companies to disclose how the board provides oversight on its risk management system and to identify key risks facing the company. Boards should also review existing and emerging risks as they can change with a changing political and economic landscape, or as companies diversify or expand their operations into new areas.

Environmental and Social Issues

As a fiduciary, SSGA FM considers the financial and economic implications of environmental and social issues first and foremost. In this regard, SSGA FM supports environmental and social related items that we believe would protect or enhance shareholder value. Environmental and social factors not only can have an impact on the reputation of companies; they may also represent significant operational risks and costs to business. Well-developed environmental and social management systems can also generate efficiencies and enhance productivity, both of which impact shareholder value in the long-term.

SSGA FM encourages companies to be transparent about the environmental and social risks and opportunities they face and adopt robust policies and processes to manage such issues. In our view, companies that manage all risks and consider opportunities related to environmental and social issues are able to adapt faster to changes and appear to be better placed to achieve sustainable competitive advantage in the long-term. Similarly, companies with good risk management systems, which include environmental and social policies, have a stronger position relative to their peers to manage risk and change, which could result in anything from regulation and litigation, physical threats (severe weather, climate change), economic trends as well as shifts in consumer behavior.

In their public reporting, we expect companies to disclose information on relevant management tools and material environmental and social performance metrics. We support efforts by companies to try to demonstrate how sustainability fits into operations and business activities. SSGA FM’s team of analysts evaluates these risks and shareholder proposals relating to them on an issuer by issuer basis; understanding that environmental and social risks can vary widely depending on company industry, its operations, and geographic footprint. SSGA FM may also take action against the re-election of members of the board if we have serious concerns over ESG practices and the company has not been responsive to shareholder pressure.

ssga.com

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy. T: +39 02 32066 100. F: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich. T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The views expressed in this material are the views of SSGA Corporate Governance Team through the period ended February 28, 2015 and are subject to change based on market and other conditions. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected.

Investing involves risk including the risk of loss of principal.

The whole or any part of this work may not be reproduced, copied or transmitted or any of its contents disclosed to third parties without SSGA’s express written consent.

The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.

© 2015 State Street Corporation. All Rights Reserved.

ID3503-INST-5431 0315 Exp. Date: 03/31/2016

February 2015

Managing Conflicts of Interest arising from SSGA’s Proxy Voting and Engagement Activities

State Street Corporation has a comprehensive standalone Conflicts of Interest Policy and other policies that address a range of conflicts of interests identified by our parent company. In addition, SSGA maintains a conflicts register that identifies key conflicts and describes systems in place to mitigate the conflicts. This policy is designed to act in conjunction with related policies and practices employed by other groups within the organization. Further, they complement those policies and practices by providing specific guidance on managing the conflicts of interests that may arise through SSGA’s proxy voting activities.

Managing Conflicts of Interest Related to Proxy Voting

SSGA has policies and procedures designed to prevent undue influence on SSGA’s voting activities that may arise from relationships between proxy issuers or companies and State Street Corporation (“STT”) SSGA, SSGA affiliates, SSGA Funds or SSGA Fund affiliates.

Protocols designed to help mitigate potential conflicts of interest include:

•	Providing sole voting discretion to members of SSGA’s Corporate Governance Team. Members of the corporate governance team may from time to time discuss views on proxy voting matters, company performance, strategy etc. with other STT or SSGA employees including portfolio managers, senior executives and relationship managers. However, final voting decisions are made solely by the corporate governance team, in a manner that is consistent with the best interests of all clients, taking into account various perspectives on risks and opportunities with a view of maximizing the value of client assets;

•	Exercising a singular vote decision for each ballot item regardless of SSGA’s investment strategy;

•	Prohibiting members of SSGA’s corporate governance team from disclosing SSGA’s voting decision to any individual not affiliated with the proxy voting process prior to the meeting or date of written consent, as the case may be;

•	Mandatory disclosure by members of the SSGA’s Corporate Governance Team, Global Proxy Review Committee (“PRC”) and Investment Committee (“IC”) of any personal conflict of interest (e.g., familial relationship with company management) to the Head of the Corporate Governance Team. Members are required to recuse themselves from any engagement or proxy voting activities related to the conflict;

•	In certain instances, client accounts and/or SSGA pooled funds, where SSGA acts as trustee, may hold shares in STT or other SSGA affiliated entities, such as mutual funds affiliated with SSGA Funds Management, Inc. In general, SSGA will outsource any voting decision relating to a shareholder meeting of STT or other SSGA affiliated entities to independent outside third parties. Delegated third parties exercise vote decisions based upon SSGA’s in-house policies; and

•	Reporting of voting policy overrides, if any, to the PRC on a quarterly basis.

In general, we do not believe matters that fall within the Guidelines and are voted consistently with the Guidelines present any potential conflicts, since the vote on the matter has effectively been determined without reference to the soliciting entity. However, where matters do not fall within the Guidelines or where we believe that voting in accordance with the Guidelines is unwarranted, we conduct an additional review to determine whether there is a conflict of interest. In circumstances where a conflict has been identified and either: (i) the matter does not fall clearly within the Guidelines; or (ii) SSGA determines that voting in accordance with such policies or guidance is not in the best interests of its clients, the Head of SSGA’s Corporate Governance Team will determine whether a Material Relationship exists. If so, the matter is referred to the SSGA PRC. The SSGA PRC then reviews the matter and determines whether a conflict of interest exists, and if so, how to best resolve such conflict. For example, the SSGA PRC may (i) determine that the proxy vote does not give rise to a conflict due to the issues presented, (ii) refer the matter to the SSGA Investment Committee for further evaluation or (iii) retain an independent fiduciary to determine the appropriate vote.

ssga.com

State Street Global Advisors Worldwide Entities

Australia: State Street Global Advisors, Australia, Limited (ABN 42 003 914 225) is the holder of an Australian Financial Services Licence (AFSL Number 238276). Registered Office: Level 17, 420 George Street, Sydney, NSW 2000, Australia. T: +612 9240 7600. F: +612 9240 7611. Belgium: State Street Global Advisors Belgium, Chausse de La Hulpe 120, 1000 Brussels, Belgium. T: +32 2 663 2036, F: +32 2 672 2077. SSGA Belgium is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Canada: State Street Global Advisors, Ltd., 770 Sherbrooke Street West, Suite 1200 Montreal, Quebec, H3A 1G1, T: +514 282 2400 and 30 Adelaide Street East Suite 500, Toronto, Ontario M5C 3G6. T: +647 775 5900. Dubai: State Street Bank and Trust Company (Representative Office), Boulevard Plaza 1, 17th Floor, Office 1703 Near Dubai Mall & Burj Khalifa, P.O Box 26838, Dubai, United Arab Emirates. T: +971 (0)4 4372800. F: +971 (0)4 4372818. France: State Street Global Advisors France. Authorised and regulated by the Autorité des Marchés Financiers. Registered with the Register of Commerce and Companies of Nanterre under the number: 412 052 680. Registered Office: Immeuble Défense Plaza, 23-25 rue Delarivière-Lefoullon, 92064 Paris La Défense Cedex, France. T: +33 1 44 45 40 00. F: +33 1 44 45 41 92. Germany: State Street Global Advisors GmbH, Brienner Strasse 59, D-80333 Munich. T: +49 (0)89 55878 100. F: +49 (0)89 55878 440. Hong Kong: State Street Global Advisors Asia Limited, 68/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong. T: +852 2103 0288. F: +852 2103 0200. Ireland: State Street Global Advisors Ireland Limited is regulated by the Central Bank of Ireland. Incorporated and registered in Ireland at Two Park Place, Upper Hatch Street, Dublin 2. Registered Number: 145221. Member of the Irish Association of Investment Managers. T: +353 (0)1 776 3000. F: +353 (0)1 776 3300. Italy: State Street Global Advisors Italy, Sede Secondaria di Milano, Via dei Bossi, 4 20121 Milan, Italy. T: +39 02 32066 100. F: +39 02 32066 155. State Street Global Advisors Italy is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Japan: State Street Global Advisors (Japan) Co., Ltd., 9-7-1 Akasaka, Minato-ku, Tokyo 107-6239. T: +813 4530 7380. Financial Instruments Business Operator, Kanto Local Financial Bureau (Kinsho #345). Japan Investment Advisers Association, Investment Trusts Association Japan, Japan Securities Dealers Association. Netherlands: State Street Global Advisors Netherlands, Adam Smith Building, Thomas Malthusstraat 1-3, 1066 JR Amsterdam, Netherlands. T: +31 (0)20 7181701. State Street Global Advisors Netherlands is a branch office of State Street Global Advisors Limited. State Street Global Advisors Limited is authorised and regulated by the Financial Conduct Authority in the United Kingdom. Singapore: State Street Global Advisors Singapore Limited, 168, Robinson Road, #33-01 Capital Tower, Singapore 068912 (Company Registered Number: 200002719D). T: +65 6826 7500. F: +65 6826 7501. Switzerland: State Street Global Advisors AG, Beethovenstr. 19, CH-8027 Zurich.
T: +41 (0)44 245 70 00. F: +41 (0)44 245 70 16. United Kingdom: State Street Global Advisors Limited. Authorised and regulated by the Financial Conduct Authority. Registered in England. Registered Number: 2509928. VAT Number: 5776591 81. Registered Office: 20 Churchill Place, Canary Wharf, London, E14 5HJ. T: +020 3395 6000. F: +020 3395 6350. United States: State Street Global Advisors, One Lincoln Street, Boston, MA 02111-2900. T: +617 664 7727.

The views expressed in this material are the views of Feely, John S through the period ended February 28, 2015 and are subject to change based on market and other conditions. The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information. This document contains certain statements that may be deemed forward-looking statements. Please note that any such statements are not guarantees of any future performance and actual results or developments may differ materially from those projected. Past performance is not a guarantee of future results.

Investing involves risk including the risk of loss of principal.

Risk associated with equity investing include stock values which may fluctuate in response to the activities of individual companies and general market and economic conditions.

Standard & Poor’s (S&P) S&P Indices are a registered trademark of Standard & Poor’s Financial Services LLC.

© 2015 State Street Corporation. All Rights Reserved.

ID3455-INST-5419 0315 Exp. Date: 03/31/2016

APPENDIX D

GSO / BLACKSTONE DEBT FUNDS MANAGEMENT LLC

PROXY VOTING POLICIES AND PROCEDURES

Introduction

As an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), GSO / Blackstone Debt Funds Management LLC (the “Sub-Adviser”) has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of clients and not subrogate client interests to its own interests. Rule 206(4)-6 under the Advisers Act places specific requirements on registered investment advisers with proxy voting authority.

Proxy Policies

Due to the nature of the SPDR Blackstone / GSO Senior Loan ETF’s (the “Fund”) investment strategy, equity securities will generally not be a large portion of the investments of the Fund. Nevertheless, the Sub-Adviser’s policies and procedures are reasonably designed to ensure that the Sub-Adviser votes proxies in the best interest of the Fund and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments made by the Fund, taking into consideration the Fund’s investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Sub-Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Sub-Adviser. The investment committee and the members of the investment team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the Sub-Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the Sub-Adviser will require the members of the investment committee to disclose any personal conflicts of interest they may have with respect to overseeing a Fund’s investment in a particular company.

Proxy Voting Records

You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, GSO / Blackstone Debt Funds Management LLC, 345 Park Avenue, 31st Floor, New York, NY 10154.

D-1

APPENDIX E

MASSACHUSETTS FINANCIAL SERVICES COMPANY

PROXY VOTING POLICIES AND PROCEDURES

February 1, 2015

Massachusetts Financial Services Company, MFS Institutional Advisors, Inc., MFS International (UK) Limited, MFS Heritage Trust Company, MFS Investment Management (Canada) Limited, MFS Investment Management Company (Lux) S.à r.l., MFS International Singapore Pte. Ltd., MFS Investment Management K.K., and MFS’ other subsidiaries that perform discretionary investment management activities (collectively, “MFS”) have adopted proxy voting policies and procedures, as set forth below (“MFS Proxy Voting Policies and Procedures”), with respect to securities owned by the clients for which MFS serves as investment adviser and has the power to vote proxies, including the pooled investment vehicles sponsored by MFS (the “MFS Funds”). References to “clients” in these policies and procedures include the MFS Funds and other clients of MFS, such as funds organized offshore, sub-advised funds and separate account clients, to the extent these clients have delegated to MFS the responsibility to vote proxies on their behalf under the MFS Proxy Voting Policies and Procedures.

The MFS Proxy Voting Policies and Procedures include:

A.	Voting Guidelines;

B.	Administrative Procedures;

C	Records Retention; and

D.	Reports.

A.	VOTING GUIDELINES

1.	General Policy; Potential Conflicts of Interest

MFS’ policy is that proxy voting decisions are made in what MFS believes to be the best long-term economic interests of MFS’ clients, and not in the interests of any other party or in MFS’ corporate interests, including interests such as the distribution of MFS Fund shares and institutional client relationships.

MFS reviews corporate governance issues and proxy voting matters that are presented for shareholder vote by either management or shareholders of public companies. Based on the overall principle that all votes cast by MFS on behalf of its clients must be in what MFS believes to be the best long-term economic interests of such clients, MFS has adopted proxy voting guidelines, set forth below, that govern how MFS generally will vote on specific matters presented for shareholder vote.

E-1

As a general matter, MFS votes consistently on similar proxy proposals across all shareholder meetings. However, some proxy proposals, such as certain excessive executive compensation, environmental, social and governance matters, are analyzed on a case-by-case basis in light of all the relevant facts and circumstances of the proposal. Therefore, MFS may vote similar proposals differently at different shareholder meetings based on the specific facts and circumstances of the issuer or the terms of the proposal. In addition, MFS also reserves the right to override the guidelines with respect to a particular proxy proposal when such an override is, in MFS’ best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS’ clients.

MFS also generally votes consistently on the same matter when securities of an issuer are held by multiple client accounts, unless MFS has received explicit voting instructions to vote differently from a client for its own account. From time to time, MFS may also receive comments on the MFS Proxy Voting Policies and Procedures from its clients. These comments are carefully considered by MFS when it reviews these guidelines and revises them as appropriate.

These policies and procedures are intended to address any potential material conflicts of interest on the part of MFS or its subsidiaries that are likely to arise in connection with the voting of proxies on behalf of MFS’ clients. If such potential material conflicts of interest do arise, MFS will analyze, document and report on such potential material conflicts of interest (see Sections B.2 and D below), and shall ultimately vote the relevant proxies in what MFS believes to be the best long-term economic interests of its clients. The MFS Proxy Voting Committee is responsible for monitoring and reporting with respect to such potential material conflicts of interest.

MFS is also a signatory to the United Nations Principles for Responsible Investment. In developing these guidelines, MFS considered environmental, social and corporate governance issues in light of MFS’ fiduciary obligation to vote proxies in the best long-term economic interest of its clients.

B.	ADMINISTRATIVE PROCEDURES

1.	MFS Proxy Voting Committee

The administration of these MFS Proxy Voting Policies and Procedures is overseen by the MFS Proxy Voting Committee, which includes senior personnel from the MFS Legal and Global Investment Support Departments. The Proxy Voting Committee does not include individuals whose primary duties relate to client relationship management, marketing, or sales. The MFS Proxy Voting Committee:

a.	Reviews these MFS Proxy Voting Policies and Procedures at least annually and recommends any amendments considered to be necessary or advisable;

b.	Determines whether any potential material conflict of interest exists with respect to instances in which MFS (i) seeks to override these MFS Proxy Voting Policies and Procedures; (ii) votes on ballot items not governed by these MFS Proxy Voting Policies and Procedures; (iii) evaluates an excessive executive compensation issue in relation to the election of directors; or (iv) requests a vote recommendation from an MFS portfolio manager or investment analyst (e.g. mergers and acquisitions); and

c.	Considers special proxy issues as they may arise from time to time.

2.	Potential Conflicts of Interest

The MFS Proxy Voting Committee is responsible for monitoring potential material conflicts of interest on the part of MFS or its subsidiaries that could arise in connection with the voting of proxies on behalf of MFS’ clients. Due to the client focus of our investment management business, we believe that the potential for actual material conflict of interest issues is small. Nonetheless, we have developed precautions to assure that all proxy votes are cast in the best long-term economic interest of shareholders.1 Other MFS internal policies require all MFS employees to avoid actual and potential conflicts of interests between personal activities and MFS’ client activities. If an employee (including investment professionals) identifies an actual or potential conflict of interest with respect to any voting decision (including the ownership of securities in their individual portfolio), then that employee must recuse himself/herself from participating in the voting process. Any significant attempt by an employee of MFS or its subsidiaries to unduly influence MFS’ voting on a particular proxy matter should also be reported to the MFS Proxy Voting Committee.

In cases where proxies are voted in accordance with these MFS Proxy Voting Policies and Procedures, no material conflict of interest will be deemed to exist. In cases where (i) MFS is considering overriding these MFS Proxy Voting Policies and Procedures, (ii) matters presented for vote are not governed by these MFS Proxy Voting Policies and Procedures, (iii) MFS evaluates a potentially excessive executive compensation issue in relation to the election of directors or advisory pay or severance package vote, (iv) a vote recommendation is requested from an MFS portfolio manager or investment analyst (e.g. mergers and acquisitions); or (v) MFS evaluates a director nominee who also serves as a director of the MFS Funds (collectively, “Non-Standard Votes”); the MFS Proxy Voting Committee will follow these procedures:

a.	Compare the name of the issuer of such proxy against a list of significant current (i) distributors of MFS Fund shares, and (ii) MFS institutional clients (the “MFS Significant Distributor and Client List”);

[1]	For clarification purposes, note that MFS votes in what we believe to be the best, long-term economic interest of our clients entitled to vote at the shareholder meeting, regardless of whether other MFS clients hold “short” positions in the same issuer.

b.	If the name of the issuer does not appear on the MFS Significant Distributor and Client List, then no material conflict of interest will be deemed to exist, and the proxy will be voted as otherwise determined by the MFS Proxy Voting Committee;

c.	If the name of the issuer appears on the MFS Significant Distributor and Client List, then the MFS Proxy Voting Committee will be apprised of that fact and each member of the MFS Proxy Voting Committee will carefully evaluate the proposed vote in order to ensure that the proxy ultimately is voted in what MFS believes to be the best long-term economic interests of MFS’ clients, and not in MFS’ corporate interests; and

d.	For all potential material conflicts of interest identified under clause (c) above, the MFS Proxy Voting Committee will document: the name of the issuer, the issuer’s relationship to MFS, the analysis of the matters submitted for proxy vote, the votes as to be cast and the reasons why the MFS Proxy Voting Committee determined that the votes were cast in the best long-term economic interests of MFS’ clients, and not in MFS’ corporate interests. A copy of the foregoing documentation will be provided to MFS’ Conflicts Officer.

The members of the MFS Proxy Voting Committee are responsible for creating and maintaining the MFS Significant Distributor and Client List, in consultation with MFS’ distribution and institutional business units. The MFS Significant Distributor and Client List will be reviewed and updated periodically, as appropriate.

If an MFS client has the right to vote on a matter submitted to shareholders by Sun Life Financial, Inc. or any of its affiliates (collectively “Sun Life”), MFS will cast a vote on behalf of such MFS client pursuant to the recommendations of Institutional Shareholder Services, Inc.’s (“ISS”) benchmark policy, or as required by law.

Except as described in the MFS Fund’s prospectus, from time to time, certain MFS Funds (the “top tier fund”) may own shares of other MFS Funds (the “underlying fund”). If an underlying fund submits a matter to a shareholder vote, the top tier fund will generally vote its shares in the same proportion as the other shareholders of the underlying fund. If there are no other shareholders in the underlying fund, the top tier fund will vote in what MFS believes to be in the top tier fund’s best long-term economic interest. If an MFS client has the right to vote on a matter submitted to shareholders by a pooled investment vehicle advised by MFS, MFS will cast a vote on behalf of such MFS client in the same proportion as the other shareholders of the pooled investment vehicle.

3.	Gathering Proxies

Most proxies received by MFS and its clients originate at Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge and other service providers, on behalf of custodians, send proxy related material to the record holders of the shares beneficially owned by MFS’ clients, usually to the client’s proxy voting administrator or, less commonly, to the client itself. This material will include proxy ballots reflecting the shareholdings of Funds and of clients on the record dates for such shareholder meetings, as well as proxy materials with the issuer’s explanation of the items to be voted upon.

MFS, on behalf of itself and certain of its clients (including the MFS Funds) has entered into an agreement with an independent proxy administration firm pursuant to which the proxy administration firm performs various proxy vote related administrative services such as vote processing and recordkeeping functions. Except as noted below, the proxy administration firm for MFS and its clients, including the MFS Funds, is ISS. The proxy administration firm for MFS Development Funds, LLC is Glass, Lewis & Co., Inc. (“Glass Lewis”; Glass Lewis and ISS are each hereinafter referred to as the “Proxy Administrator”).

The Proxy Administrator receives proxy statements and proxy ballots directly or indirectly from various custodians, logs these materials into its database and matches upcoming meetings with MFS Fund and client portfolio holdings, which are input into the Proxy Administrator’s system by an MFS holdings data-feed. Through the use of the Proxy Administrator system, ballots and proxy material summaries for all upcoming shareholders’ meetings are available on-line to certain MFS employees and members of the MFS Proxy Voting Committee.

It is the responsibility of the Proxy Administrator and MFS to monitor the receipt of ballots. When proxy ballots and materials for clients are received by the Proxy Administrator, they are input into the Proxy Administrator’s on-line system. The Proxy Administrator then reconciles a list of all MFS accounts that hold shares of a company’s stock and the number of shares held on the record date by these accounts with the Proxy Administrator’s list of any upcoming shareholder’s meeting of that company. If a proxy ballot has not been received, the Proxy Administrator contacts the custodian requesting the reason as to why a ballot has not been received.

4.	Analyzing Proxies

Proxies are voted in accordance with these MFS Proxy Voting Policies and Procedures. The Proxy Administrator, at the prior direction of MFS, automatically votes all proxy matters that do not require the particular exercise of discretion or judgment with respect to these MFS Proxy Voting Policies and Procedures as determined by MFS. With respect to proxy matters that require the particular exercise of discretion or judgment, the MFS Proxy Voting Committee considers and votes on those proxy matters. MFS also receives research and recommendations from the Proxy Administrator which it may take into account in deciding how to vote. MFS uses the research of ISS to identify (i)

circumstances in which a board may have approved excessive executive compensation, (ii) environmental and social proposals that warrant further consideration or (iii) circumstances in which a non-U.S. company is not in compliance with local governance or compensation best practices. In those situations where the only MFS fund that is eligible to vote at a shareholder meeting has Glass Lewis as its Proxy Administrator, then we will utilize research from Glass Lewis to identify such issues. MFS analyzes such issues independently and does not necessarily vote with the ISS or Glass Lewis recommendations on these issues. MFS may also use other research tools in order to identify the circumstances described above. Representatives of the MFS Proxy Voting Committee review, as appropriate, votes cast to ensure conformity with these MFS Proxy Voting Policies and Procedures.

As a general matter, portfolio managers and investment analysts have little involvement in most votes taken by MFS. This is designed to promote consistency in the application of MFS’ voting guidelines, to promote consistency in voting on the same or similar issues (for the same or for multiple issuers) across all client accounts, and to minimize the potential that proxy solicitors, issuers, or third parties might attempt to exert inappropriate influence on the vote. In limited types of votes (e.g. mergers and acquisitions, capitalization matters, potentially excessive executive compensation issues, or shareholder proposals relating to environmental and social issues), a representative of MFS Proxy Voting Committee may consult with or seek recommendations from MFS portfolio managers or investment analysts.2 However, the MFS Proxy Voting Committee would ultimately determine the manner in which all proxies are voted.

As noted above, MFS reserves the right to override the guidelines when such an override is, in MFS’ best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS’ clients. Any such override of the guidelines shall be analyzed, documented and reported in accordance with the procedures set forth in these policies.

5.	Voting Proxies

In accordance with its contract with MFS, the Proxy Administrator also generates a variety of reports for the MFS Proxy Voting Committee, and makes available on-line various other types of information so that the MFS Proxy Voting Committee or proxy team may review and monitor the votes cast by the Proxy Administrator on behalf of MFS’ clients.

For those markets that utilize a “record date” to determine which shareholders are eligible to vote, MFS generally will vote all eligible shares pursuant to these guidelines regardless of whether all (or a portion of) the shares held by our clients have been sold prior to the meeting date.

[2]	From time to time, due to travel schedules and other commitments, an appropriate portfolio manager or research analyst may not be available to provide a vote recommendation. If such a recommendation cannot be obtained within a reasonable time prior to the cut-off date of the shareholder meeting, the MFS Proxy Voting Committee may determine to abstain from voting.

6.	Securities Lending

From time to time, the MFS Funds or other pooled investment vehicles sponsored by MFS may participate in a securities lending program. In the event MFS or its agent receives timely notice of a shareholder meeting for a U.S. security, MFS and its agent will attempt to recall any securities on loan before the meeting’s record date so that MFS will be entitled to vote these shares. However, there may be instances in which MFS is unable to timely recall securities on loan for a U.S. security, in which cases MFS will not be able to vote these shares. MFS will report to the appropriate board of the MFS Funds those instances in which MFS is not able to timely recall the loaned securities. MFS generally does not recall non-U.S. securities on loan because there may be insufficient advance notice of proxy materials, record dates, or vote cut-off dates to allow MFS to timely recall the shares in certain markets on an automated basis. As a result, non-U.S. securities that are on loan will not generally be voted. If MFS receives timely notice of what MFS determines to be an unusual, significant vote for a non-U.S. security whereas MFS shares are on loan, and determines that voting is in the best long-term economic interest of shareholders, then MFS will attempt to timely recall the loaned shares.

7.	Engagement

The MFS Proxy Voting Policies and Procedures are available on www.mfs.com and may be accessed by both MFS’ clients and the companies in which MFS’ clients invest. From time to time, MFS may determine that it is appropriate and beneficial for representatives from the MFS Proxy Voting Committee to engage in a dialogue or written communication with a company or other shareholders regarding certain matters on the company’s proxy statement that are of concern to shareholders, including environmental, social and governance matters. A company or shareholder may also seek to engage with representatives of the MFS Proxy Voting Committee in advance of the company’s formal proxy solicitation to review issues more generally or gauge support for certain contemplated proposals.

C.	RECORDS RETENTION

MFS will retain copies of these MFS Proxy Voting Policies and Procedures in effect from time to time and will retain all proxy voting reports submitted to the Board of Trustees of the MFS Funds for the period required by applicable law. Proxy solicitation materials, including electronic versions of the proxy ballots completed by representatives of the MFS Proxy Voting Committee, together with their respective notes and comments, are maintained in an electronic format by the Proxy Administrator and are accessible on-line by the MFS Proxy Voting Committee. All proxy voting materials and supporting documentation, including records generated by the Proxy Administrator’s system as to proxies processed, including the dates when proxy ballots were received and submitted, and the votes on each company’s proxy issues, are retained as required by applicable law.

D.	REPORTS

U.S. Registered MFS Funds

MFS publicly discloses the proxy voting records of the U.S. registered MFS Funds on a quarterly basis. MFS will also report the results of its voting to the Board of Trustees of the U.S. registered MFS Funds. These reports will include: (i) a summary of how votes were cast (including advisory votes on pay and “golden parachutes”) ; (ii) a summary of votes against management’s recommendation; (iii) a review of situations where MFS did not vote in accordance with the guidelines and the rationale therefore; (iv) a review of the procedures used by MFS to identify material conflicts of interest and any matters identified as a material conflict of interest; (v) a review of these policies and the guidelines; (vi) a review of our proxy engagement activity; (vii) a report and impact assessment of instances in which the recall of loaned securities of a U.S. issuer was unsuccessful; and (viii) as necessary or appropriate, any proposed modifications thereto to reflect new developments in corporate governance and other issues. Based on these reviews, the Trustees of the U.S. registered MFS Funds will consider possible modifications to these policies to the extent necessary or advisable.

Other MFS Clients

MFS may publicly disclose the proxy voting records of certain other clients (including certain MFS Funds) or the votes it casts with respect to certain matters as required by law. A report can also be printed by MFS for each client who has requested that MFS furnish a record of votes cast. The report specifies the proxy issues which have been voted for the client during the year and the position taken with respect to each issue and, upon request, may identify situations where MFS did not vote in accordance with the MFS Proxy Voting Policies and Procedures.

Except as described above, MFS generally will not divulge actual voting practices to any party other than the client or its representatives because we consider that information to be confidential and proprietary to the client. However, as noted above, MFS may determine that it is appropriate and beneficial to engage in a dialogue with a company regarding certain matters. During such dialogue with the company, MFS may disclose the vote it intends to cast in order to potentially effect positive change at a company in regards to environmental, social or governance issues.

APPENDIX F

DoubleLine Funds Trust

DoubleLine Equity Funds

DoubleLine Capital LP

DoubleLine Equity LP

DoubleLine Private Funds

DoubleLine Opportunistic Credit Fund

DoubleLine Income Solutions Fund

Proxy Voting, Corporate Actions and Class Actions

August 2014

I.	Background

This Proxy Voting, Corporate Actions and Class Actions Policy (“Policy”) is adopted by DoubleLine Capital LP and DoubleLine Equity LP (each, as applicable, “DoubleLine”, the “Adviser” or the “Firm”), DoubleLine Funds Trust and DoubleLine Equity Funds (each, as applicable, the “Trust”) and each series of the Trusts (each an “Open-End Fund”), the DoubleLine Opportunistic Credit Fund (“DBL”) and DoubleLine Income Solutions Fund (“DSL” and, together with DBL and all of the Open-End Funds collectively, the “Funds”) to govern the voting of proxies related to securities held by the Funds and actions taken with respect to corporate actions and class actions affecting such securities, and to provide a method of reporting the actions taken and overseeing compliance with regulatory requirements.

Each private investment fund (such as, but not limited to, the DoubleLine Opportunistic Income Master Fund LP (and its related entities) and the DoubleLine Leverage Fund LP (and its related entities), each of which is a “Private Fund” and, collectively, the “Private Funds”) managed by DoubleLine also adopts this policy.

DoubleLine generally will exercise voting authority on behalf of its separate account clients (“Separate Account Clients” and together with the Funds and Private Funds, the “Clients”) only where a Client has expressly delegated authority in writing to DoubleLine and DoubleLine has accepted that responsibility. Separate Account Clients that do not provide written authorization for DoubleLine to exercise voting authority are responsible for their own proxy voting, corporate actions and class actions and this Policy does not apply to them.

To the extent that voting a proxy or taking action with respect to a class action or corporate action (in each case, a “proposal”) is desirable, DoubleLine (or its designee) will seek to take action on such proposal in a manner that it believes is most likely to enhance the economic value of the underlying securities held in Client accounts and, with respect to proposals not otherwise covered by the guidelines herein, DoubleLine (or its designee) will seek to consider each proposal on a case-by-case basis taking into consideration any relevant contractual obligations as well as other relevant facts and circumstances at the time of the vote. DoubleLine will not respond to proxy solicitor requests unless DoubleLine determines that it is in the best interest of a Client to do so.

II.	Issue

Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the “Rule”), requires every investment adviser who exercises voting authority with respect to client securities to adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interest of its clients. The procedures must address material conflicts that may arise between DoubleLine and a Client in connection with proxy voting. The Rule further requires the adviser to provide a concise summary of the adviser’s proxy voting policies and procedures and to provide copies of the complete proxy voting policy and procedures to clients upon request. Lastly, the Rule requires that the adviser disclose to clients how they may obtain information on how the adviser voted their proxies.

III.	Policy – Proxies and Corporate Actions; Role of Third-Party Proxy Agent

To assist DoubleLine in carrying out its proxy voting obligations, DoubleLine has retained a third-party proxy voting service provider, currently Glass, Lewis & Co. (“Glass Lewis”), as its proxy voting agent. Pursuant to an agreement with DoubleLine, Glass Lewis obtains proxy ballots with respect to securities held by one or more Client accounts advised by DoubleLine, evaluates the individual facts and circumstances relating to any proposal, and, except as otherwise provided below, votes on any such proposal in accordance with the Guidelines set forth in Attachment A hereto (the “Guidelines”).

In the event that a proposal is not adequately addressed by the Guidelines, Glass Lewis will make a recommendation to DoubleLine as to how to vote on such proposal. The portfolio manager or other authorized person of the relevant Client will review the recommendation made by Glass Lewis and will instruct Glass Lewis to vote the Client’s securities against Glass Lewis’ recommendation when DoubleLine believes doing so is in the best interests of the Client. The portfolio manager or authorized person shall record the reasons for any such instruction and shall provide that written record to the Chief Compliance Officer or his designee. In the absence of a timely instruction from DoubleLine to the contrary, Glass Lewis will vote in accordance with its recommendation. In the event that Glass Lewis does not provide a recommendation with respect to a proposal, DoubleLine may vote on any such proposal in its discretion and in a manner consistent with this Policy.

In the event that DoubleLine determines that a recommendation of Glass Lewis (or of any other third-party proxy voting service retained by DoubleLine) was based on a material factual error, DoubleLine will investigate the error, taking into account, among other things, the nature of the error and the related recommendation, and seek to determine whether Glass Lewis (or any other third-party proxy voting service retained by DoubleLine) is taking reasonable steps to reduce similar errors in the future.

The Guidelines provide a basis for making decisions in the voting of proxies and taking action with respect to class actions or corporate actions for Clients. When voting proxies or taking action with respect to class actions or corporate actions, DoubleLine’s utmost concern in exercising its duties of loyalty and care is that all decisions be made in the best interests of the Client and with the goal of maximizing the value of the Client’s investments. With this goal in mind, the Guidelines cover various categories of voting decisions and generally specify whether DoubleLine (or its designee) will vote (assuming it votes at all) for or against a particular type of proposal. The applicable portfolio managers who are primarily responsible for evaluating the individual holdings of the relevant Client are responsible in the first instance for overseeing the voting of proxies and taking action with respect to class actions or corporate actions for such Client (though they are not expected to review each such vote or action). Such portfolio managers may, in their discretion, vote proxies or take action with respect to class actions or corporate actions in a manner that is inconsistent with the Guidelines (or instruct Glass Lewis to do so) when they determine that doing so is in the best interests of the Client. In making any such determination, the portfolio managers may, in their discretion, take into account the recommendations of appropriate members of DoubleLine’s, executive and senior management, other investment personnel and, if desired, an outside service.

Limitations of this Policy. This Policy applies to voting and/or consent rights of securities held by Clients. DoubleLine (or its designee) will, on behalf of each Client (including the Funds or the Private Funds) vote in circumstances such as, but not limited to, plans of reorganization, and waivers and consents under applicable indentures. This Policy does not apply, however, to consent rights that primarily represent decisions to buy or sell investments, such as tender or exchange offers, conversions, put options, redemption and Dutch auctions. Such decisions, while considered not to be covered within this Policy, shall be made with the Client’s best interests in mind. In certain limited circumstances, particularly in the area of structured finance, DoubleLine may, on behalf of clients, enter into voting agreements or other contractual obligations that govern the voting of shares. In the event of a conflict between any such contractual requirements and the Guidelines, DoubleLine (or its designee) will vote in accordance with its contractual obligations.

In addition, where DoubleLine determines that there are unusual costs and/or difficulties associated with voting on a proposal, which more typically might be the case with respect to proposals relating to non-U.S. issuers, DoubleLine reserves the right to not vote on a proposal unless DoubleLine determines that the expected benefits of voting on such proposal exceed the expected cost to the Client, such as in situations where a jurisdiction imposes share blocking restrictions which may affect the ability of the portfolio managers to effect trades in the related security. DoubleLine will seek to consult with its Clients in such circumstances unless the investment management agreement or other written arrangement with the applicable Client gives DoubleLine authority to act in its discretion.

All proxies, class actions or corporate actions received shall be retained by the Chief Risk Officer or designee. Such records shall include whether DoubleLine voted such proxy or corporate actions and, if so, how the proxy was voted. The records also shall be transcribed into a format such that any Client’s overall proxy and corporate actions voting record can be provided upon request.

DoubleLine provides no assurance to former clients that applicable proxy, class actions or corporate actions information will be delivered to them.

IV.	Proofs of Claim

DoubleLine does not complete proofs-of-claim on behalf of Clients for current or historical holdings other than for the Funds; however, DoubleLine will provide reasonable assistance to Clients with collecting information relevant to filing proofs-of-claim when such information is in the possession of DoubleLine. DoubleLine does not undertake to complete or provide proofs-of-claim for securities that had been held by any former client. DoubleLine will complete proofs-of-claim for the Funds and Private Funds, or provide reasonable access to the applicable Fund’s or Private Fund’s Administrator to file such proofs-of-claim when appropriate.

V.	Class Actions Policy

In the event that Client securities become the subject of a Class Action lawsuit, the applicable portfolio manager(s) will assess the value to Clients in participating in such legal action. If the portfolio manager decides that participating in the Class Action is in the Client’s best interest, DoubleLine will recommend that the Client or its Custodian submit appropriate documentation on the Client’s behalf, subject to contractual or other authority. DoubleLine may consider any relevant information in determining whether participation in a Class Action lawsuit is in a Client’s best interest, including the costs that would be incurred by the Client and the resources that would be expended in participating in the Class Action, including in comparison to the Client pursuing other legal recourse against the issuer. DoubleLine also may choose to notify Clients (other than the Funds and the Private Funds) of the Class Action without making a recommendation as to participation, which would allow Clients to decide how or if to proceed.

DoubleLine provides no assurance to former clients that applicable class action information will be delivered to them.

VI.	Procedures for Lent Securities and Issuers in Share-blocking Countries

At times, DoubleLine may not be able to take action in respect of a proposal on behalf of a Client when the Client’s relevant securities are on loan in accordance with the Client’s securities lending program and/or are controlled by a securities lending agent or custodian acting independently of DoubleLine. Notwithstanding this fact, in the event that DoubleLine becomes aware of a proposal on which a Client’s securities may be voted and with respect to which the outcome of such proposal could reasonably be expected to enhance the economic value of the Client’s position and some or a portion of that position is lent out, DoubleLine will make reasonable efforts to inform the Client that DoubleLine is not able to take action with respect to such proposal until and unless the Client recalls the lent security. When such situations relate to the Funds or the Private Funds, DoubleLine will take reasonable measures to recall the lent security in order to take action timely. There can be no assurance that any lent security will be returned timely.

In certain markets where share blocking occurs, shares must be frozen for trading purposes at the custodian or sub-custodian in order to vote. During the time that shares are blocked, any pending trades will not settle. Depending on the market, this period can last from one day to three weeks. Any sales that must be executed will settle late and potentially be subject to interest charges or other punitive fees. For this reason, in blocking markets, DoubleLine retains the right to vote or not, based on the determination of DoubleLine’s investment personnel as to whether voting would be in the Client’s best interest.

VII.	Proxy Voting Committee; Oversight

DoubleLine has established a proxy voting committee (the “Committee”) with a primary responsibility of overseeing compliance with the Policy. The Committee, made up of non-investment executive officers, the Chief Risk Officer, and the Chief Compliance Officer (or his designee), meets on an as needed basis. The Committee will (1) monitor compliance with the Policy, including by periodically sampling proxy votes for review, (2) review, no less frequently than annually, the adequacy of this Policy to ensure that such Policy has been effectively implemented and that the Policy continues to be designed to ensure that proxies are voted in the best interests of Clients, and (3) review potential conflicts of interest that may arise under this Policy, including changes to the businesses of DoubleLine, Glass Lewis or other third-party proxy voting services retained by DoubleLine to determine whether those changes present new or additional conflicts of interest that should be addressed by this Policy.

The Committee shall have primary responsibility for managing DoubleLine’s relationship with Glass Lewis and/or any other third-party proxy voting service provider, including overseeing their compliance with this Policy generally as well as reviewing periodically instances in which (i) DoubleLine overrides a recommendation made by Glass Lewis or (ii) Glass Lewis does not provide a recommendation with respect to a proposal. The Committee shall also periodically review DoubleLine’s relationships with such entities more generally, including for potential conflicts of interest relevant to such entities and whether DoubleLine’s relationships with such entities should continue.

VIII.	Procedures for Material Conflicts of Interest

The portfolio managers will seek to monitor for conflicts of interest arising between DoubleLine and a Client and shall report any such conflict identified by the portfolio managers to the Committee. Should material conflicts of interest arise between DoubleLine and a Client as to a proposal, the proposal shall be brought to the attention of the Committee, who shall involve other executive managers, legal counsel (which may be DoubleLine’s in-house counsel or outside counsel) or the Chief Compliance Officer as may be deemed necessary or appropriate by the Committee to attempt to resolve such conflicts. The Committee shall determine the materiality of such conflict if the conflict cannot be resolved. (An example of a specific conflict of interest that should be brought to the Committee is a situation where a proxy contest involves securities issued by a DoubleLine Client. When in doubt as to a potential conflict, portfolio managers shall bring the proxy to the attention of the Committee. )

If, after appropriate review, a material conflict between DoubleLine and a Client is deemed to exist, DoubleLine will seek to resolve any such conflict in the best interest of the Client whose assets it is voting by pursuing any one of the following courses of action: (i) voting (or not voting) in accordance with the Guidelines; (ii) convening a Committee meeting to assess available measures to address the conflict and implementing those measures; (iii) voting in accordance with the recommendation of an independent third-party service provider chosen by the Committee; (iv) voting (or not voting) in accordance with the instructions of such Client; (v) or not voting with respect to the proposal if consistent with DoubleLine’s fiduciary obligations.

Investments in the DoubleLine Funds. In the event that DoubleLine has discretionary authority to vote shares of a Fund owned by all Clients (including the Funds), DoubleLine will vote the shares of such Fund in the same proportion as the votes of the other beneficial shareholders of such Fund. Under this “echo voting” approach, DoubleLine’s voting of a Fund’s shares would merely amplify the votes already received from such Fund’s other shareholders. DoubleLine’s potential conflict is therefore mitigated by replicating the voting preferences expressed by the Fund’s other shareholders.

IX.	Procedures for Proxy Solicitation

In the event that any Employee of DoubleLine receives a request to reveal or disclose DoubleLine’s voting intention on a specific proxy event to a third party, the Employee must forward the solicitation request to the Chief Compliance Officer or designee. Such requests shall be reviewed with the Committee or appropriate executive and senior management. Any written requests shall be retained with the proxy files maintained by the Chief Operating Officer or designee.

X.	Additional Procedures for the Funds

A. Filing Form N-PX

Rule 30b1-4 under the Investment Company Act of 1940 requires mutual funds to file an annual record of proxies voted by a Fund on Form N-PX. Form N-PX must be filed each year no later than August 31 and must contain the Funds’ proxy voting record for the most recent twelve-month period ending June 30.

The Funds rely upon their respective fund administrator to prepare and make their filings on Form N-PX. DoubleLine shall assist the fund administrator by providing information (including by causing such information to be provided by any third party proxy voting service for record comparison purposes as deemed necessary) regarding any proxy votes made for the Funds within the most recent twelve-month period ending June 30. DoubleLine shall retain records of any such votes with sufficient information to make accurate annual Form N-PX filings.

B. Providing Policies and Procedures

Mutual funds (including the Funds) that invest in voting securities are required to describe in their statements of additional information (“SAIs”) the policies and procedures that they use to determine how to vote proxies relating to securities held in their portfolios. The Funds also may chose to include these policies and procedures as part of their registration statement. Closed-end funds (such as DBL and DSL) must disclose their proxy voting policies and procedures annually on Form N-CSR.

Funds are required to disclose in shareholder reports that a description of the fund’s proxy voting policies and procedures is available (i) without charge, upon request, by calling a specified toll-free (or collect) telephone number; (ii) on the fund’s website, if applicable; and (iii) on the Commission’s website at http://www.sec.gov. The fund administrator shall ensure that such disclosures are included when preparing shareholder reports on the Funds’ behalf. The DoubleLine Funds currently do not provide the proxy policies and procedures on their website.

A Fund is required to send the description of the fund’s proxy voting policies and procedures within three business days of receipt of the request, by first-class mail or other means designed to ensure equally prompt delivery. The Funds rely upon the fund administrator to provide this service.

XI.	Recordkeeping

A.	DoubleLine must maintain the documentation described in this policy for a period of not less than five (5) years from the end of the fiscal year during which the last entry was made on such record, the first two (2) years at its principal place of business. DoubleLine will be responsible for the following procedures and for ensuring that the required documentation is retained, including with respect to class action claims or corporate actions other than proxy voting. DoubleLine has engaged Glass Lewis to retain the aforementioned proxy voting records on behalf of DoubleLine (and its Clients).

B.	Client request to review proxy votes:

Any written request from a Client related to actions taken with respect to a proposal received by any Employee of DoubleLine must be retained. Only written responses to oral requests need to be maintained.

The Client Service group will record the identity of the Client, the date of the request, and the disposition (e.g., provided a written or oral response to Client’s request, referred to third party, not a proxy voting client, other dispositions, etc.).

In order to facilitate the management of proxy voting record keeping process, and to facilitate dissemination of such proxy voting records to clients, the Client Service group will distribute to any Client requesting proxy voting information DoubleLine’s complete proxy voting record for the Client for the period requested. If deemed operationally more efficient, DoubleLine may choose to release its entire proxy voting record for the requested period, with any information identifying a particular client redacted. The Client Service group shall furnish the information requested, free of charge, to the Client within a reasonable time period (within 10 business days) and maintain a copy of the written record provided in response to Client’s written (including e-mail) or oral request. A copy of the written response should be attached and maintained with the Client’s written request, if applicable, and stored in an appropriate file.

Clients can require the delivery of the proxy voting record relevant to their accounts for the five year period prior to their request.

C.	Examples of proxy voting records:

Documents prepared or created by DoubleLine that were material to making a decision on how to vote, or that memorialized the basis for the decision.

Documentation or notes or any communications received from third parties, other industry analysts, third party service providers, company’s management discussions, etc. that were material in the basis for the decision.

XII.	Disclosure

The CCO or designee will ensure that Form ADV Part 2A is updated as necessary to reflect: (i) all material changes to this policy; and (ii) regulatory requirements related to proxy voting disclosure.

Attachment A to DoubleLine Capital LP, DoubleLine Equity LP, DoubleLine Funds Trust, DoubleLine Equity Funds, DoubleLine Private Funds, DoubleLine Opportunistic Credit Fund and DoubleLine Income Solutions Fund Proxy Voting, Corporate Action and Class Action Policy

Guidelines

The proxy voting decisions set forth below refer to proposals by company management except for the categories of “Shareholder Proposals” and “Social Issue Proposals.” The voting decisions in these latter two categories refer to proposals by outside shareholders.

Governance

•	For trustee nominees in uncontested elections

•	For management nominees in contested elections

•	For ratifying auditors, except against if the previous auditor was dismissed because of a disagreement with the company or if the fees for non-audit services exceed 51% of total fees

•	For changing the company name

•	For approving other business

•	For adjourning the meeting

•	For technical amendments to the charter and/or bylaws

•	For approving financial statements

Capital Structure

•	For increasing authorized common stock

•	For decreasing authorized common stock

•	For amending authorized common stock

•	For the issuance of common stock, except against if the issued common stock has superior voting rights

•	For approving the issuance or exercise of stock warrants

•	For authorizing preferred stock, except against if the board has unlimited rights to set the terms and conditions of the shares

•	For increasing authorized preferred stock, except against if the board has unlimited rights to set the terms and conditions of the shares

•	For decreasing authorized preferred stock

•	For canceling a class or series of preferred stock

•	For amending preferred stock

•	For issuing or converting preferred stock, except against if the shares have voting rights superior to those of other shareholders

•	For eliminating preemptive rights

•	For creating or restoring preemptive rights

•	Against authorizing dual or multiple classes of common stock

•	For eliminating authorized dual or multiple classes of common stock

•	For amending authorized dual or multiple classes of common stock

•	For increasing authorized shares of one or more classes of dual or multiple classes of common stock, except against if it will allow the company to issue additional shares with superior voting rights

•	For a stock repurchase program

•	For a stock split

•	For a reverse stock split, except against if the company does not intend to proportionally reduce the number of authorized shares

Mergers and Restructuring

•	For merging with or acquiring another company

•	For recapitalization

•	For restructuring the company

•	For bankruptcy restructurings

•	For liquidations

•	For reincorporating in a different state

•	For spinning off certain company operations or divisions

•	For the sale of assets

•	Against eliminating cumulative voting

•	For adopting cumulative voting

Board of Trustees

•	For limiting the liability of trustees

•	For setting the board size

•	For allowing the trustees to fill vacancies on the board without shareholder approval

•	Against giving the board the authority to set the size of the board as needed without shareholder approval

•	For a proposal regarding the removal of trustees, except against if the proposal limits the removal of trustees to cases where there is legal cause

•	For non-technical amendments to the company’s certificate of incorporation, except against if an amendment would have the effect of reducing shareholders’ rights

•	For non-technical amendments to the company’s bylaws, except against if an amendment would have the effect of reducing shareholder’s rights

Anti-Takeover Provisions

•	Against a classified board

•	Against amending a classified board

•	For repealing a classified board

•	Against ratifying or adopting a shareholder rights plan (poison pill)

•	Against redeeming a shareholder rights plan (poison pill)

•	Against eliminating shareholders’ right to call a special meeting

•	Against limiting shareholders’ right to call a special meeting

•	For restoring shareholders’ right to call a special meeting

•	Against eliminating shareholders’ right to act by written consent

•	Against limiting shareholders’ right to act by written consent

•	For restoring shareholders’ right to act by written consent

•	Against establishing a supermajority vote provision to approve a merger or other business combination

•	For amending a supermajority vote provision to approve a merger or other business combination, except against if the amendment would increase the vote required to approve the transaction

•	For eliminating a supermajority vote provision to approve a merger or other business combination

•	Against adopting supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions

•	Against amending supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions

•	For eliminating supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions

•	Against expanding or clarifying the authority of the board of trustees to consider factors other than the interests of shareholders in assessing a takeover bid

•	Against establishing a fair price provision

•	Against amending a fair price provision

•	For repealing a fair price provision

•	For limiting the payment of greenmail

•	Against adopting advance notice requirements

•	For opting out of a state takeover statutory provision

•	Against opt into a state takeover statutory provision

Compensation

•	For adopting a stock incentive plan for employees, except decide on a case-by-case basis if the plan dilution is more than 5% of outstanding common stock or if the potential dilution from all company plans, including the one proposed, is more than 10% of outstanding common stock

•	For amending a stock incentive plan for employees, except decide on a case-by-case basis if the minimum potential dilution from all company plans, including the one proposed, is more than 10% of outstanding common stock

•	For adding shares to a stock incentive plan for employees, except decide on a case-by-case basis if the plan dilution is more than 5% of outstanding common stock or if the potential dilution from all company plans, including the one proposed, is more than 10% of outstanding common stock

•	For limiting per-employee option awards

•	For extending the term of a stock incentive plan for employees

•	Case-by-case on assuming stock incentive plans

•	For adopting a stock incentive plan for non-employee trustees, except decide on a case-by-case basis if the plan dilution is more than 5% of outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of outstanding common equity

•	For amending a stock incentive plan for non-employee trustees, except decide on a case-by-case basis if the minimum potential dilution from all plans, including the one proposed, is more than 10% of outstanding common equity

•	For adding shares to a stock incentive plan for non-employee trustees, except decide on a case-by-case basis if the plan dilution is more than 5% of outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

•	For adopting an employee stock purchase plan, except against if the proposed plan allows employees to purchase stock at prices of less than 85% of the stock’s fair market value

•	For amending an employee stock purchase plan, except against if the proposal allows employees to purchase stock at prices of less than 85% of the stock’s fair market value

•	For adding shares to an employee stock purchase plan, except against if the proposed plan allows employees to purchase stock at prices of less than 85% of the stock’s fair market value

•	For adopting a stock award plan, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

•	For amending a stock award plan, except against if the amendment shortens the vesting requirements or lessens the performance requirements

•	For adding shares to a stock award plan, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

•	For adopting a stock award plan for non-employee trustees, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

•	For amending a stock award plan for non-employee trustees, except decide on a case-by-case basis if the minimum potential dilution from all plans is more than 10% of the outstanding common equity.

•	For adding shares to a stock award plan for non-employee trustees, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity or if the minimum potential dilution from all plans, including the one proposed, is more than 10% of the outstanding common equity

•	For approving an annual bonus plan

•	For adopting a savings plan

•	For granting a one-time stock option or stock award, except decide on a case-by-case basis if the plan dilution is more than 5% of the outstanding common equity

•	For adopting a deferred compensation plan

•	For approving a long-term bonus plan

•	For approving an employment agreement or contract

•	For amending a deferred compensation plan

•	For amending an annual bonus plan

•	For reapproving a stock option plan or bonus plan for purposes of OBRA

•	For amending a long-term bonus plan

Shareholder Proposals

•	For requiring shareholder ratification of auditors

•	Against requiring the auditors to attend the annual meeting

•	Against limiting consulting by auditors

•	Against requiring the rotation of auditors

•	Against restoring preemptive rights

•	For asking the company to study sales, spin-offs, or other strategic alternatives

•	For asking the board to adopt confidential voting and independent tabulation of the proxy ballots

•	Against asking the company to refrain from counting abstentions and broker non-votes in vote tabulations

•	Against eliminating the company’s discretion to vote unmarked proxy ballots.

•	For providing equal access to the proxy materials for shareholders

•	Against requiring a majority vote to elect trustees

•	Against requiring the improvement of annual meeting reports

•	Against changing the annual meeting location

•	Against changing the annual meeting date

•	Against asking the board to include more women and minorities as trustees.

•	Against seeking to increase board independence

•	Against limiting the period of time a trustee can serve by establishing a retirement or tenure policy

•	Against requiring minimum stock ownership by trustees

•	Against providing for union or employee representatives on the board of trustees

•	For increasing disclosure regarding the board’s role in the development and monitoring of the company’s long-term strategic plan

•	For creating a nominating committee of the board

•	Against urging the creation of a shareholder committee

•	Against asking that the chairman of the board of trustees be chosen from among the ranks of the non-employee trustees

•	Against asking that a lead trustee be chosen from among the ranks of the non-employee trustees

•	For adopting cumulative voting

•	Against requiring trustees to place a statement of candidacy in the proxy statement

•	Against requiring the nomination of two trustee candidates for each open board seat

•	Against making trustees liable for acts or omissions that constitute a breach of fiduciary care resulting from a trustee’s gross negligence and/or reckless or willful neglect

•	For repealing a classified board

•	Against asking the board to redeem or to allow shareholders to vote on a poison pill shareholder rights plan

•	Against repealing fair price provisions

•	For restoring shareholders’ right to call a special meeting

•	For restoring shareholders’ right to act by written consent

•	For limiting the board’s discretion to issue targeted share placements or requiring shareholder approval before such block placements can be made

•	For seeking to force the company to opt out of a state takeover statutory provision

•	Against reincorporating the company in another state

•	For limiting greenmail payments

•	Against advisory vote on compensation

•	Against restricting executive compensation

•	For enhance the disclosure of executive compensation

•	Against restricting trustee compensation

•	Against capping executive pay

•	Against calling for trustees to be paid with company stock

•	Against calling for shareholder votes on executive pay

•	Against calling for the termination of trustee retirement plans

•	Against asking management to review, report on, and/or link executive compensation to non-financial criteria, particularly social criteria

•	Against seeking shareholder approval to reprice or replace underwater stock options

•	For banning or calling for a shareholder vote on future golden parachutes

•	Against seeking to award performance-based stock options

•	Against establishing a policy of expensing the costs of all future stock options issued by the company in the company’s annual income statement

•	Against requesting that future executive compensation be determined without regard to any pension fund income

•	Against approving extra benefits under Supplemental Executive Retirement Plans (SERPs)

•	Against requiring option shares to be held

•	For creating a compensation committee

•	Against requiring that the compensation committee hire its own independent compensation consultants-separate from the compensation consultants working with corporate management-to assist with executive compensation issues

•	For increasing the independence of the compensation committee

•	For increasing the independence of the audit committee

•	For increasing the independence of key committees

Social Issue Proposals

•	Against asking the company to develop or report on human rights policies

•	Against asking the company to limit or end operations in Burma

•	For asking management to review operations in Burma

•	For asking management to certify that company operations are free of forced labor

•	Against asking management to implement and/or increase activity on each of the principles of the U.S. Business Principles for Human Rights of Workers in China.

•	Against asking management to develop social, economic, and ethical criteria that the company could use to determine the acceptability of military contracts and to govern the execution of the contracts

•	Against asking management to create a plan of converting the company’s facilities that are dependent on defense contracts toward production for commercial markets

•	Against asking management to report on the company’s government contracts for the development of ballistic missile defense technologies and related space systems

•	Against asking management to report on the company’s foreign military sales or foreign offset activities

•	Against asking management to limit or end nuclear weapons production

•	Against asking management to review nuclear weapons production

•	Against asking the company to establish shareholder-designated contribution programs

•	Against asking the company to limit or end charitable giving

•	For asking the company to increase disclosure of political spending and activities

•	Against asking the company to limit or end political spending

•	For requesting disclosure of company executives’ prior government service

•	Against requesting affirmation of political nonpartisanship

•	For asking management to report on or change tobacco product marketing practices, except against if the proposal calls for action beyond reporting

•	Against severing links with the tobacco industry

•	Against asking the company to review or reduce tobacco harm to health

•	For asking management to review or promote animal welfare, except against if the proposal calls for action beyond reporting

•	For asking the company to report or take action on pharmaceutical drug pricing or distribution, except against if the proposal asks for more than a report

•	Against asking the company to take action on embryo or fetal destruction

•	For asking the company to review or report on nuclear facilities or nuclear waste, except against if the proposal asks for cessation of nuclear-related activities or other action beyond reporting

•	For asking the company to review its reliance on nuclear and fossil fuels, its development or use of solar and wind power, or its energy efficiency, except vote against if the proposal asks for more than a report.

•	Against asking management to endorse the Ceres principles

•	For asking the company to control generation of pollutants, except against if the proposal asks for action beyond reporting or if the company reports its omissions and plans to limit their future growth or if the company reports its omissions and plans to reduce them from established levels

•	For asking the company to report on its environmental impact or plans, except against if management has issued a written statement beyond the legal minimum

•	For asking management to report or take action on climate change, except against if management acknowledges a global warming threat and has issued company policy or if management has issued a statement and committed to targets and timetables or if the company is not a major emitter of greenhouse gases

•	For asking management to report on, label, or restrict sales of bioengineered products, except against if the proposal asks for action beyond reporting or calls for a moratorium on sales of bioengineered products

•	Against asking the company to preserve natural habitat

•	Against asking the company to review its developing country debt and lending criteria and to report to shareholders on its findings

•	Against requesting the company to assess the environmental, public health, human rights, labor rights, or other socioeconomic impacts of its credit decisions

•	For requesting reports and/or reviews of plans and/or policies on fair lending practices, except against if the proposal calls for action beyond reporting

•	Against asking the company to establish committees to consider issues related to facilities closure and relocation of work

•	For asking management to report on the company’s affirmative action policies and programs, including releasing its EEO-1 forms and providing statistical data on specific positions within the company, except against if the company releases its EEO-1 reports

•	Against asking management to drop sexual orientation from EEO policy

•	Against asking management to adopt a sexual orientation non-discrimination policy

•	For asking management to report on or review Mexican operations

•	Against asking management to adopt standards for Mexican operations

•	Against asking management to review or implement the MacBride principles

•	Against asking the company to encourage its contractors and franchisees to implement the MacBride principles

•	For asking management to report on or review its global labor practices or those of its contractors, except against if the company already reports publicly using a recognized standard or if the resolution asks for more than a report

•	Against asking management to adopt, implement, or enforce a global workplace code of conduct based on the International Labor Organization’s core labor conventions

•	For requesting reports on sustainability, except against if the company has already issued a report in GRI format

Adopted by the DoubleLine Funds Trust Board: March 25, 2010

Renewed, reviewed and approved by the DoubleLine Funds Trust Board: March 1, 2011

Renewed, reviewed and approved by the DoubleLine Funds Trust Board: August 25, 2011

Renewed and approved by the DoubleLine Funds Trust Board of Trustees: March 19, 2013

Renewed, reviewed and approved by the DoubleLine Funds Trust Board: May 22, 2013

Renewed, reviewed and approved by the DoubleLine Funds Trust Board: November 20, 2013

Renewed, reviewed and approved by the DoubleLine Funds Trust Board: August 21, 2014

Adopted by the DoubleLine Opportunistic Credit Fund Board of Trustees: August 24, 2011

Renewed and approved by the DoubleLine Opportunistic Credit Fund Board of Trustees: March 19, 2013

Renewed, reviewed and approved by the DoubleLine Opportunistic Credit Fund Board of Trustees: May 22, 2013

Renewed, reviewed and approved by the DoubleLine Opportunistic Credit Fund Board of Trustees: November 20, 2013

Renewed, reviewed and approved by the DoubleLine Opportunistic Credit Fund Board of Trustees: August 21, 2014

Adopted by the DoubleLine Equity Funds Board of Trustees: March 19, 2013

Renewed, reviewed and approved by the DoubleLine Equity Funds Board: May 22, 2013

Renewed, reviewed and approved by the DoubleLine Equity Funds Board: November 20, 2013

Renewed, reviewed and approved by the DoubleLine Equity Funds Board: August 21, 2014

Adopted by the DoubleLine Income Solutions Board of Trustees: March 19, 2013

Renewed, reviewed and approved by the DoubleLine Income Solutions Board of Trustees: May 22, 2013 Renewed, reviewed and approved by the DoubleLine Income Solutions Board of Trustees: November 20, 2013

Renewed, reviewed and approved by the DoubleLine Income Solutions Board of Trustees: August 21, 2014

PART C

OTHER INFORMATION

We have omitted responses to Items 28(e) and (i)-(k) pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

Item 28.	Exhibits

(a)	Registrant’s Declaration of Trust is incorporated herein by reference to Exhibit (a) to the Trust’s initial registration statement on Form N-1A as filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 20, 2012.

(b)	Registrant’s Amended and Restated By-Laws, dated August 26, 2015, are filed herewith.

(c)	Not applicable.

(d)(i)(1)	Advisory Agreement between the Trust and SSGA Funds Management, Inc. (“SSGA FM”), dated April 25, 2012, is incorporated herein by reference to Exhibit (d)(i) of Amendment 3 to the Trust’s registration statement on Form N-1A as filed with the SEC on October 9, 2013.

(d)(i)(2)	Revised Exhibit A (Schedule of Series) to the Advisory Agreement between the Trust and SSGA FM, adding State Street DoubleLine Total Return Tactical Portfolio, is incorporated herein by reference to Exhibit (d)(ii) of Amendment 8 to the Trust’s registration statement on Form N-1A, as filed with the SEC on February 20, 2015.

(d)(ii)	Sub-Advisory Agreement between SSGA FM and Massachusetts Financial Services Company (“MFS”), dated January 8, 2014, is incorporated herein by reference to Exhibit (d)(iii) of Amendment 7 to the Trust’s registration statement on Form N-1A, as filed with the SEC on October 28, 2014.

(d)(iii)	Sub-Advisory Agreement between SSGA FM and GSO / Blackstone Debt Funds Management, LLC (“GSO / Blackstone”), dated March 27, 2013, to be filed by amendment.

(d)(iv)	Sub-Advisory Agreement between SSGA FM and DoubleLine Capital LP (“DoubleLine”), dated February 23, 2015, to be filed by amendment.

(e)	Not applicable.

(f)	Not applicable.

(g)(i)(1)	Custodian Agreement between the Trust and State Street Bank and Trust Company dated April 18, 2012 is incorporated herein by reference to Exhibit (g)(i) to Amendment 3 to the Trust’s registration statement on Form N-1A as filed with the SEC on October 9, 2013.

(g)(i)(2)	Amended Schedule of Series to the Custodian Agreement between the Trust and State Street Bank and Trust Company, adding State Street DoubleLine Total Return Tactical Portfolio, is incorporated herein by reference to Exhibit (g)(ii) of Amendment 8 to the Trust’s registration statement on Form N-1A, as filed with the SEC on February 20, 2015.

(h)(i)	Administration Agreement between the Trust and SSGA FM, dated June 1, 2015, is filed herewith.

(h)(ii)	Sub-Administration Agreement between SSGA FM and State Street Bank and Trust Company, dated June 1, 2015, is filed herewith.

(h)(iii)(1)	Transfer Agency and Services Agreement between the Trust and State Street Bank and Trust Company dated April 18, 2012 is incorporated herein by reference to Exhibit (h)(ii) to Amendment 3 to the Trust’s registration statement on Form N-1A as filed with the SEC on October 9, 2013.

(h)(iii)(2)	Amended Annex A (Schedule of Series) to the Transfer Agency Services Agreement between the Trust and State Street Bank and Trust Company, adding State Street DoubleLine Total Return Tactical Portfolio, is incorporated herein by reference to Exhibit (h)(v) of Amendment 8 to the Trust’s registration statement on Form N-1A, as filed with the SEC on February 20, 2015.

(h)(iv)	Form of Master-Feeder Participation Agreement is incorporated herein by reference to Exhibit (h)(iii) to the Trust’s initial registration statement on Form N-1A as filed with the SEC on April 20, 2012.

(i)	Not applicable.

(j)	Consent of Independent Registered Public Accounting Firm is filed herewith.

(k)	Not applicable.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)(i)	Joint Code of Ethics of the Trust, SSGA Active Trust, SPDR Index Shares Funds and SPDR Series Trust is incorporated herein by reference to Exhibit (p)(i) to the SSGA Active Trust’s initial registration statement on Form N-1A as filed with the SEC on April 1, 2011.

(p)(ii)	Code of Ethics of SSGA FM, dated April 16, 2013, is incorporated herein by reference to Exhibit (p)(ii) of Amendment 8 to the Trust’s registration statement on Form N-1A, as filed with the SEC on February 20, 2015.

(p)(iii)	Code of Ethics of GSO / Blackstone, in its capacity as investment sub-adviser to Blackstone / GSO Senior Loan Portfolio, dated January 2015, is filed herewith.

(p)(iv)	Code of Ethics of MFS, in its capacity as investment sub-adviser to SSGA MFS Systematic Core Equity Portfolio, SSGA MFS Systematic Growth Equity Portfolio and SSGA MFS Systematic Value Equity Portfolio, dated September 19, 2014, is filed herewith.

(p)(v)	Code of Ethics of DoubleLine, in its capacity as investment sub-adviser to State Street DoubleLine Total Return Tactical Portfolio, dated March 30, 2015, is filed herewith.

(q)	Power of Attorney for Ms. Boatman, Ms. Needham, Messrs. Churchill, Kelly, Nesvet, Ross, Verboncoeur and Hallett, dated May 27, 2015, is filed herewith.

(r)	Secretary’s Certificate is incorporated herein by reference to Exhibit (r) to the Trust’s initial registration statement on Form N-1A as filed with the SEC on April 20, 2012.

Item 29.	Persons Controlled By or Under Common Control With Registrant

The Board of Trustees of the Trust is the same as the boards of the SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust. In addition, the officers of the Trust are substantially identical to the officers of the SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust. Additionally, the Trust’s investment adviser, SSGA Funds Management, Inc., also serves as investment adviser to each series of SPDR Series Trust, SPDR Index Shares Funds and SSGA Active Trust. Nonetheless, the Trust takes the position that it is not under common control with other trusts because the power residing in the respective boards and officers arises as the result of an official position with the respective trusts.

Additionally, see the “Control Persons and Principal Holders of Securities” section of the Part B for a list of interestholders who own more than 5% of the specific fund’s outstanding shares and such information is incorporated by reference to this Item.

Item 30.	Indemnification

Pursuant to Section V.3 of the Registrant’s Declaration of Trust, the Trust will indemnify any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all expenses reasonably incurred or paid by him/her in connection with any claim, action, suit or proceeding in which he/she becomes involved as a party or otherwise by virtue of his/her being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him/her in the settlement thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In addition, indemnification is permitted only if it is determined that the actions in question did not render him/her liable by reason of willful misfeasance, bad faith or gross negligence in the performance of his/her duties or by reason of reckless disregard of his/her obligations and duties to the Registrant. The Registrant may also advance money for litigation expenses provided that Trustees, officers, employees and/or agents give their undertakings to repay the Registrant unless their conduct is later determined to permit indemnification.

Pursuant to Section V.2 of the Registrant’s Declaration of Trust, no Trustee, officer, employee or agent of the Registrant shall be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Registrant. Pursuant to paragraph 9 of the Registrant’s Investment Advisory Agreement, the Adviser shall not be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Registrant.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Rule 484 under the Act, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that it will apply the indemnification provision of its By-Laws in a manner consistent with Release 11330 of the SEC under the Investment Company Act of 1940, so long as the interpretation of Sections 17(h) and 17(i) of such Act remains in effect.

The Registrant maintains insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of another trust or corporation, against any liability asserted against him/her and incurred by him/her or arising out of his/her position. However, in no event will the Registrant maintain insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify him/her.

Item 31.	Business And Other Connections of Investment Adviser

Any other business, profession, vocation or employment of a substantial nature in which each director or principal officer of each investment adviser is or has been, at any time during the last two fiscal years, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee are as follows:

SSGA Funds Management, Inc. (“SSGA FM” or the “Adviser”) serves as the investment adviser for each series of the Trust. SSGA FM is a wholly-owned subsidiary of State Street Corporation, a publicly held bank holding company. SSGA FM and other advisory affiliates of State Street Corporation make up State Street Global Advisors (“SSGA”), the investment arm of State Street Corporation. The principal address of the Adviser is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. SSGA FM is an investment adviser registered under the Investment Advisers Act of 1940.

Name	Capacity With Adviser	Business Name and Address of Other Position

Keith Crawford	Treasurer	Chief Financial Officer and Global Head of Strategy, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

Alyssa Albertelli	Chief Compliance Officer	Chief Compliance Officer, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

James E. Ross	Chairman & Director	Executive Vice President, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

Ellen Needham	President & Director	Senior Managing Director, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

Phillip Gillespie	Chief Legal Officer	General Counsel, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

Name	Capacity With Adviser	Business Name and Address of Other Position

Kristi Mitchem	CTA – Chief Marketing Officer	Executive Vice President, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

Barry Smith	Director	Senior Managing Director, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

Ann Carpenter	Chief Operating Officer	Vice President, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

GSO / Blackstone serves as the investment sub-adviser for Blackstone / GSO Senior Loan Portfolio. MFS serves as the investment sub-adviser for SSGA MFS Systematic Core Equity Portfolio, SSGA MFS Systematic Growth Equity Portfolio and SSGA MFS Systematic Value Equity Portfolio. DoubleLine serves as the investment sub-adviser for State Street DoubleLine Total Return Tactical Portfolio.

See “Management” in the applicable Part A and “Management of the Trust” in the applicable Part B for information regarding the business of SSGA FM, GSO / Blackstone, MFS and DoubleLine. For information regarding broker dealers and investment advisers affiliated with the SSGA FM, GSO / Blackstone, MFS and DoubleLine, reference is made to SSGA FM’s, GSO / Blackstone’s, MFS’s and DoubleLine’s respective Form ADV, as amended, filed with the SEC and incorporated herein by reference.

Item 32.	Principal Underwriters

Not applicable.

Item 33.	Location Of Accounts and Records

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are maintained at the offices of SSGA Funds Management, Inc. and/or State Street Bank and Trust Company, each with offices located at One Lincoln Street, Boston, Massachusetts 02111.

Item 34.	Management Services

Not applicable.

Item 35.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, SSGA Master Trust, the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 28th day of October, 2015.

SSGA MASTER TRUST

By:	/s/ Ellen M. Needham
Ellen M. Needham
President
(Principal Executive Officer)

By:	/s/ Chad C. Hallett
Chad C. Hallett
Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT LIST

Item 28

(b)	Registrant’s Amended and Restated By-Laws

(h)(i)	Administration Agreement between the Trust and SSGA FM

(h)(ii)	Sub-Administration Agreement between SSGA FM and State Street Bank and Trust Company

(j)	Consent of Independent Registered Public Accounting Firm

(p)(iii)	Code of Ethics of GSO / Blackstone Debt Funds Management LLC

(p)(iv)	Code of Ethics of Massachusetts Financial Services Company

(p)(v)	Code of Ethics of DoubleLine Capital LP

(q)	Power of Attorney